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APPENDIX A—FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on April 1, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Oglethorpe Power Corporation
(An Electric Membership Corporation)
(Exact name of registrant as specified in its charter)

Georgia (State of incorporation)	4911 (Primary Standard Industrial Classification Code Number)	58-1211925 (I.R.S. Employer Identification Number)

2100 East Exchange Place
Tucker, Georgia 30084-5336
(770) 270-7600
(Address and telephone number of registrant's principal executive offices)

Elizabeth B. Higgins
Executive Vice President and Chief Financial Officer
Oglethorpe Power Corporation
2100 East Exchange Place
Tucker, Georgia 30084-5336
(770) 270-7600
(Name, address and telephone number of agent for service)

Copies to:
Herbert J. Short, Jr. Eversheds Sutherland (US) LLP 999 Peachtree St., NE, Suite 2300 Atlanta, Georgia 30309-3996 (404) 853-8000	Darryl F. Smith Eversheds Sutherland (US) LLP 999 Peachtree St., NE, Suite 2300 Atlanta, Georgia 30309-3996 (404) 853-8000

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the registration statement becomes effective.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☐

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

          Exchange Act Rule 13e-4(i) (Cross-Border Tender Offer)    ☐

          Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

5.05% First Mortgage Bonds, Series 2018A due 2048	$500,000,000	100%	$500,000,000	$60,600

(1)
In accordance with Rule 457(f)(2) under the Securities Act, the registration fee is based on the book value of the outstanding 5.05% First Mortgage Bonds, Series 2018A due 2048 of Oglethorpe Power Corporation to be cancelled in the exchange transaction described in this registration statement.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED                , 2019

PRELIMINARY PROSPECTUS

Offer To Exchange
$500,000,000
Registered 5.05% First Mortgage Bonds, Series 2018A due 2048
for any and all
Unregistered 5.05% First Mortgage Bonds, Series 2018A due 2048

         We are offering to exchange up to $500,000,000 aggregate principal amount of our registered 5.05% First Mortgage Bonds, Series 2018A due 2048, which we refer to as the exchange bonds, for $500,000,000 aggregate principal amount of our outstanding unregistered 5.05% First Mortgage Bonds, Series 2018A due 2048, which we refer to as the original bonds.

         The exchange offer is subject to customary closing conditions and will expire at 5:00 p.m., New York City time, on                , 2019, unless we extend the exchange offer in our sole discretion.

The Exchange Offer

  •
  All original bonds that are validly tendered, and not validly withdrawn, will be exchanged for an equal principal amount of exchange bonds. You should carefully review the procedures for tendering the original bonds beginning on page 115.

  •
  You may validly withdraw tenders of original bonds at any time before the expiration of the exchange offer.

  •
  The terms of the exchange bonds to be issued in the exchange offer are substantially identical to the original bonds, except that the exchange bonds will be registered under the Securities Act, and will not have any transfer restrictions, registration rights or additional interest provisions.

  •
  We issued the original bonds in a transaction not requiring registration under the Securities Act and, as a result, their transfer is restricted. We are making the exchange offer to satisfy your registration rights as a holder of the original bonds.

  •
  The exchange of the original bonds for the exchange bonds will not be a taxable transaction for United States federal income tax purposes, but you should see the discussion under "SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES" for more information.

  •
  We will not receive any proceeds from the exchange offer.

  •
  No public market currently exists for the exchange bonds. We do not intend to apply for listing of the exchange bonds on any national securities exchange or to arrange for the exchange bonds to be quoted on any automated quotation system, and, therefore, an active public market for the exchange bonds is not anticipated.

         The exchange bonds will be secured by a first mortgage lien on substantially all of our owned tangible and certain of our intangible property equally and ratably with all our other obligations issued under the first mortgage indenture described in this prospectus, subject to certain exceptions and exclusions as described or referred to in this prospectus. See "SUMMARY OF THE FIRST MORTGAGE INDENTURE—Security for Payment."

         All untendered original bonds will remain outstanding and continue to be subject to the transfer restrictions set forth in the original bonds and in the indenture governing the original bonds. In general, the original bonds may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the original bonds under the Securities Act.

         Each broker-dealer that receives exchange bonds for its own account in the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange bonds. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange bonds received in exchange for original bonds the broker-dealer acquired as a result of market-making activities or trading activities. We have agreed that we will make this prospectus available to any broker-dealer for use in connection with any such resale for a period of 180 days following the expiration date of the exchange offer or such time as such broker-dealers no longer own any original bonds. See "PLAN OF DISTRIBUTION."

         See "RISK FACTORS" beginning on page 15 for a discussion of factors that you should consider before participating in the exchange offer.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2019.

        We have not authorized any person to provide any information or to make any representation other than the information contained in this prospectus. If any person provides you any other information or makes any other representation, that information or representation must not be relied upon as having been authorized by us. If you receive any other information, you should not rely on it. We are not making the exchange offer to, nor will we accept surrenders for exchange from, holders of outstanding original bonds in any jurisdiction in which the exchange offer would not be in compliance with the securities or blue sky laws of such jurisdiction or where it is otherwise unlawful. This prospectus may only be used where it is legal to sell these securities. You should assume that the information contained in this prospectus is accurate only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

        This prospectus contains "forward-looking statements." All statements, other than statements of historical facts, that are included in this prospectus, that address activities, events or developments that we expect or anticipate to occur in the future, including matters such as future capital expenditures, business strategy, regulatory actions, and development, construction or operation of facilities (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "projection," "target" and "outlook"), are forward-looking statements.

        Although we believe that in making these forward-looking statements our expectations are based on reasonable assumptions, any forward-looking statement involves uncertainties and there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements are described under the heading "RISK FACTORS" and in other sections of this prospectus. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur.

        Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of them; nor can we assess the impact of each factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to:

  •
  cost increases and schedule delays with respect to our capital improvement and construction projects, in particular, the construction of two additional nuclear units at Plant Vogtle;

  •
  a decision by Georgia Power Company to cancel the additional Vogtle units or a decision by more than 10% of the co-owners of the additional Vogtle units not to proceed with the construction of the additional Vogtle units upon the occurrence of certain material adverse events;

  •
  decisions made by the Georgia Public Service Commission in the regulatory process related to the two additional units at Plant Vogtle;

  •
  our access to capital, the cost to access capital, and the results of our financing and refinancing efforts, including availability of funds in the capital markets;

  •
  our ability to receive advances under the U.S. Department of Energy loan guarantee agreement for construction of two additional nuclear units at Plant Vogtle;

  •
  the occurrence of certain events that give the Department of Energy the option to require that we repay all amounts outstanding under the loan guarantee agreement with the Department of Energy over a five-year period and the Department of Energy's decision to require such repayment;

  •
  the continued availability of funding from the Rural Utilities Service;

  •
  increasing debt caused by significant capital expenditures;

  •
  unanticipated changes in capital expenditures, operating expenses and liquidity needs;

  •
  actions by credit rating agencies;

  •
  commercial banking and financial market conditions;

ii

  •
  the impact of regulatory or legislative responses to climate change initiatives or efforts to reduce greenhouse gas emissions, including carbon dioxide;

  •
  costs associated with achieving and maintaining compliance with applicable environmental laws and regulations, including those related to air emissions, water and coal combustion byproducts;

  •
  legislative and regulatory compliance standards and our ability to comply with any applicable standards, including mandatory reliability standards, and potential penalties for non-compliance;

  •
  risks and regulatory requirements related to the ownership and construction of nuclear facilities;

  •
  adequate funding of our nuclear decommissioning trust funds including investment performance and projected decommissioning costs;

  •
  continued efficient operation of our generation facilities by us and third-parties;

  •
  the availability of an adequate and economical supply of fuel, water and other materials;

  •
  reliance on third-parties to efficiently manage, distribute and deliver generated electricity;

  •
  acts of sabotage, wars or terrorist activities, including cyber attacks;

  •
  changes in technology available to and utilized by us, our competitors, or residential or commercial consumers in our members' service territories, including from the development and deployment of distributed generation and energy storage technologies;

  •
  the inability of counterparties to meet their obligations to us, including failure to perform under agreements;

  •
  litigation or legal and administrative proceedings and settlements;

  •
  our members' ability to perform their obligations to us;

  •
  our members' ability to offer their retail, commercial and industrial customers competitive rates;

  •
  changes to protections granted by the Georgia Territorial Act that subject our members to increased competition;

  •
  unanticipated variation in demand for electricity or load forecasts resulting from changes in population and business growth (and declines), consumer consumption, energy conservation and efficiency efforts and the general economy;

  •
  general economic conditions;

  •
  weather conditions and other natural phenomena;

  •
  unanticipated changes in interest rates or rates of inflation;

  •
  significant changes in our relationship with our employees, including the availability of qualified personnel;

  •
  significant changes in critical accounting policies material to us;

  •
  hazards customary to the electric industry and the possibility that we may not have adequate insurance to cover losses resulting from these hazards; and

  •
  other factors discussed elsewhere in this prospectus.

iii

PROSPECTUS SUMMARY

        This summary highlights selected information about us and the exchange offer appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information that may be important to you and that you should consider before participating in the exchange offer. For a more complete understanding of us and the exchange offer, you should carefully read this prospectus in its entirety.

 OUR COMPANY

        We are a Georgia electric membership corporation (an EMC) incorporated in 1974 and headquartered in metropolitan Atlanta. We are owned by our 38 retail electric distribution cooperative members. Our principal business is providing wholesale electric power to our members. As with cooperatives generally, we operate on a not-for-profit basis. We are one of the largest electric cooperatives in the United States in terms of revenues, assets, kilowatt-hour sales to members and, through our members, consumers served. We are also the second largest power supplier in the state of Georgia.

        Our members are local consumer-owned distribution cooperatives providing retail electric service on a not-for-profit basis. In general, our members' customer base consists of residential, commercial and industrial consumers within specific geographic areas. Our members serve approximately 1.9 million electric consumers (meters) representing approximately 4.1 million people.

        Our principal executive offices are located at 2100 East Exchange Place, Tucker, Georgia 30084-5336. Our telephone number is (770) 270-7600. We maintain a website at www.opc.com. Information contained on this website is not incorporated by reference into this prospectus and information contained on this website should not be considered to be part of this prospectus.

Cooperative Principles

        We are organized and operate as a cooperative. A cooperative is a business organization owned by its members, which also are its customers. Cooperatives are created to provide goods or services to their members on a not-for-profit basis.

Power Supply Business

        We provide wholesale electric service to our members for more than half of their aggregate requirements primarily from our fleet of generation assets but also with power purchased from other power suppliers. We provide this service pursuant to long-term, take-or-pay wholesale power contracts with each member. The wholesale power contracts, which extend beyond the maturity date of the exchange bonds, obligate our members jointly and severally to pay rates sufficient to recover all the costs of owning and operating our power supply business, including the payment of principal and interest on our indebtedness and to yield a minimum 1.10 margins for interest ratio under our first mortgage indenture. See "OUR BUSINESS—Business Overview—Wholesale Power Contracts."

        Our fleet of generating units total 7,791 megawatts of summer planning reserve capacity, which includes 731 megawatts of Smarr EMC assets that we manage but do not own. Our generation portfolio includes units powered by nuclear, gas, coal, oil and water.

        In 2018, two of our members, Jackson EMC and Cobb EMC, accounted for 14.1% and 13.9% of our total revenues, respectively. Each of our other members accounted for less than 10% of our total revenues in 2018.

Agreements with Members

        The wholesale power contracts we have with each member are substantially similar and extend through December 31, 2050 and continue thereafter until terminated by three years' written notice by us or the respective member. Under the wholesale power contracts, each member is unconditionally obligated, on an express "take-or-pay" basis, for a fixed percentage of the capacity costs of each of our generation resources and purchased power resources with a term greater than one year. Each wholesale power contract specifically provides that the member must make payments whether or not power is delivered and whether or not a resource is completed, delayed, terminated, operable, operating, retired, sold, leased, transferred or is otherwise unavailable. We are obligated to use our reasonable best efforts to operate, maintain and manage our resources in accordance with prudent utility practices.

        We have assigned fixed percentage capacity cost responsibilities to our members for all of our generation and purchased power resources, although not all members participate in all resources. For any future resource, we will assign fixed percentage capacity cost responsibilities only to members choosing to participate in that resource. The wholesale power contracts provide that each member is jointly and severally responsible for all costs and expenses of all existing generation and purchased power resources, as well as for approved future resources that are approved by 75% of the members of our board of directors, 75% of our members and members representing 75% of our patronage capital, whether or not that member has elected to participate in the resource. In the event a member defaults on all or a portion of its payment obligation, the default amount is shared first among the participating members in each resource in which the defaulting member participates. If all these participating members default, each non-participating member is expressly obligated to pay a proportionate share of the default.

        Under the wholesale power contracts, we are not obligated to provide all of our members' capacity and energy requirements. Individual members must satisfy all of their requirements above their purchase obligations from us from other suppliers, unless we and our members agree that we will supply additional capacity and associated energy, subject to the approval requirements described above. In 2018, we supplied energy that accounted for approximately 57% of the retail energy requirements of our members.

        Under the wholesale power contracts, each member must establish rates and conduct its business in a manner that will enable the member to pay (i) to us when due, all amounts payable by the member under its wholesale power contract and (ii) any and all other amounts payable from, or which might constitute a charge or a lien upon, the revenues and receipts derived from the member's electric system, including all operation and maintenance expenses and the principal of, premium, if any, and interest on all indebtedness related to the member's electric system.

        We have an agreement with our members that requires member approval for us to undertake certain activities. It does not limit our ability to own, manage, control and operate our resources or perform our functions under the wholesale power contracts.

        In this regard, we may not provide services unrelated to our resources or our functions under the wholesale power contracts if such services would require us to incur indebtedness, provide a guarantee or make any loan or investment, unless approved by 75% of the members of our board of directors, 75% of our members, and members representing 75% of our patronage capital. We may provide any other service to a member so long as: (i) doing so would not create a conflict of interest with respect to other members, (ii) such service is being provided to all members, or (iii) such service has received the three-part 75% approvals described above.

Electric Rates

        Each member is required to pay us for capacity and energy we furnish under its wholesale power contract in accordance with rates we establish. We review our rates periodically but are required to do so at least once every year. We are required to revise our rates as necessary so that the revenues derived from our rates, together with our revenues from all other sources, will be sufficient to pay all of the costs of our system, including the payment of principal and interest on our indebtedness, to provide for reasonable reserves and to meet all financial requirements.

        The formulary rate we established in the rate schedule to the wholesale power contracts employs a rate methodology under which all categories of costs are specifically separated as components of the formula to determine our revenue requirements. The rate schedule also implements the responsibility for fixed costs assigned to each member based on each member's fixed percentage capacity cost responsibilities for all of our generation and purchased power resources. The monthly charges for capacity and other non-energy charges are based on our annual budget. These capacity and other non-energy charges may be adjusted by our board of directors, if necessary, during the year through an adjustment to the annual budget. Energy charges reflect the pass-through of actual energy costs, including fuel costs, variable operations and maintenance costs and purchased energy costs.

        Under the first mortgage indenture, we are required, subject to any necessary regulatory approval, to establish and collect rates which are reasonably expected, together with our other revenues, to yield a margins for interest ratio (as defined herein) for each fiscal year equal to at least 1.10. The formulary rate is intended to provide for the collection of revenues which, together with revenues from all other sources, are equal to all costs and expenses we recorded, plus amounts necessary to achieve at least the minimum 1.10 margins for interest ratio. In the event we were to fall short of the minimum 1.10 margins for interest ratio at year end, the formulary rate is designed to recover the shortfall from our members in the following year without any additional action by our board of directors.

        Under our loan agreements with each of the Rural Utilities Service and Department of Energy, changes to our rates resulting from adjustments in our annual budget are generally not subject to their approval. We must provide the Rural Utilities Service and Department of Energy with a notice of and opportunity to object to most changes to the formulary rate under the wholesale power contracts. Currently, our rates are not subject to the approval of any other federal or state agency or authority, including the Georgia Public Service Commission.

Our Members

        Our members, listed on page 45 of this prospectus, include 38 of the 41 electric distribution cooperatives in the State of Georgia.

        Our members serve approximately 1.9 million electric consumers (meters) representing approximately 4.1 million people. Our members serve a region covering approximately 38,000 square miles, which is approximately 65% of the land area in the State of Georgia, encompassing 151 of the State's 159 counties. Sales by our members in 2018 amounted to over 40 million megawatt hours ("MWh"). Historically, our member's sales by customer class have been approximately two-thirds to residential consumers and slightly less than one-third to commercial and industrial consumers. Our members are the principal suppliers for the power needs of rural Georgia. While our members do not serve any major cities, portions of their service territories are in close proximity to urban areas and have experienced substantial growth over the years due to the expansion of urban areas, including metropolitan Atlanta, into suburban areas and the growth of suburban areas into neighboring rural areas.

SUMMARY OF THE EXCHANGE OFFER

        On October 30, 2018, we completed a private offering of $500,000,000 aggregate principal amount of 5.05% First Mortgage Bonds, Series 2018A due 2048, which we refer to as the original bonds. As part of that offering, we entered into a registration rights agreement with the initial purchasers of those original bonds in which we agreed to use our commercially reasonable efforts to complete an exchange offer for such original bonds in compliance with applicable securities laws. See "THE EXCHANGE OFFER—General; Purpose of the Exchange Offer."

        The following is a brief summary of certain terms of the exchange offer and the principal terms of the exchange bonds. It may not contain all the information that is important to you. For additional information regarding the exchange offer and the exchange bonds, see "THE EXCHANGE OFFER" and "DESCRIPTION OF THE EXCHANGE BONDS."

Original Bonds	$500,000,000 aggregate principal amount of 5.05% First Mortgage Bonds, Series 2018A due 2048.
Exchange Bonds	$500,000,000 aggregate principal amount of 5.05% First Mortgage Bonds, Series 2018A due 2048.
The exchange bonds have been registered under the Securities Act.

The form and terms of the exchange bonds are identical in all material respects to those of the original bonds, except that the transfer restrictions, registration rights and additional interest provisions relating to the original bonds do not apply to the exchange bonds.

In addition, the exchange bonds will bear a different CUSIP number than the original bonds.
The Exchange Offer

We are offering to exchange up to $500,000,000 aggregate principal amount of original bonds for a like aggregate principal amount of the exchange bonds to satisfy certain of our obligations under the registration rights agreement that we entered into when we issued the original bonds in reliance upon exemptions from registration under the Securities Act.

The original bonds may only be tendered in minimum denominations of $2,000 or in integral multiples of $1,000 in excess thereof. See "THE EXCHANGE OFFER—Terms of the Exchange Offer."

In order to exchange the original bonds, you must follow the required procedures and we must accept the original bonds for exchange. We will exchange all original bonds validly tendered and not validly withdrawn prior to the expiration date of the exchange offer. See "THE EXCHANGE OFFER."

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2019, unless extended by us in our sole discretion.
Tenders	By tendering your original bonds, you represent to us that:
• you are acquiring the exchange bonds in the ordinary course of your business;

• you are not participating and have no arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the exchange bonds;
• you are not our "affiliate," as defined in Rule 405 under the Securities Act; and

•

if you are a broker-dealer that will receive exchange bonds for your own account in exchange for original bonds that were acquired as a result of market-making or other trading activities, you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such exchange bonds. For further information regarding resales of the exchange bonds by participating broker-dealers, see the discussion under the caption "PLAN OF DISTRIBUTION."

Conditions to the Exchange Offer

The exchange offer is subject to customary conditions, which we may waive. The exchange offer is not conditioned upon the tender of any minimum principal amount of outstanding original bonds. See "THE EXCHANGE OFFER—Conditions to the Exchange Offer."

Procedures for Tendering	You must do one of the following on or prior to the expiration or termination of the exchange offer to participate in the exchange offer:

•

tender your original bonds by sending the certificates for your original bonds, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to U.S. Bank National Association, as exchange agent, at one of the addresses listed below under the caption "THE EXCHANGE OFFER—Exchange Agent;" or

•

tender your original bonds using the book-entry transfer procedures described below and sending a properly completed and duly executed letter of transmittal, with any required signature guarantees, or causing to be delivered an agent's message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your original bonds in the exchange offer, U.S. Bank, as exchange agent, must receive a confirmation of book-entry transfer of your original bonds into the exchange agent's account at The Depository Trust Company ("DTC") prior to the expiration or termination of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent's message, see the discussion below under "THE EXCHANGE OFFER—Book-Entry Transfers."

For more information on the procedures for tendering the original bonds, see the discussion under the caption "THE EXCHANGE OFFER—Procedures for Tendering Original Bonds."

Special Procedures for Beneficial Owners

If you are a beneficial owner whose original bonds are registered in the name of the broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your original bonds in the exchange offer, you should promptly contact the person in whose name the original bonds are registered and instruct that person to tender on your behalf. Any registered holder that is a participant in DTC's book-entry transfer facility system may make book-entry delivery of the original bonds by causing DTC to transfer the original bonds into the exchange agent's account. If you wish to tender your original bonds in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your original bonds, you must either make appropriate arrangements to register ownership of the original bonds in your name with DTC or obtain a properly completed note power from the person in whose name the original bonds are registered.

Guaranteed Delivery Procedures

If you wish to tender your original bonds and your original bonds are not immediately available, or you cannot deliver your original bonds, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC's automated tender offer program for transfer of book-entry interests prior to the expiration date, you must tender your original bonds according to the guaranteed delivery procedures set forth in this prospectus under "THE EXCHANGE OFFER—Guaranteed Delivery Procedures."

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.
Exchange Agent

U.S. Bank National Association is the exchange agent for the exchange offer. You can find the exchange agent's address, telephone number and e-mail address under the caption "THE EXCHANGE OFFER—Exchange Agent." U.S. Bank is also the trustee under the first mortgage indenture governing the original bonds and exchange bonds.

Resales

Based on interpretations by the SEC staff, as detailed in a series of no-action letters issued to third parties, we believe that the exchange bonds issued in the exchange offer pursuant to this prospectus may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

• any exchange bonds you receive will be acquired in the ordinary course of your business;
• you are not participating and have no arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act of the exchange bonds; and
• you are not our "affiliate," as defined in Rule 405 under the Securities Act.

We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers making exchange offers similar to ours. We cannot guarantee the SEC would make a similar decision about our exchange offer. If our belief is wrong, you could incur liability under the Securities Act. We will not indemnify or otherwise protect you against any loss incurred as a result of this liability under the Securities Act.

If you are an "affiliate" of ours or are participating or have an arrangement or understanding with any person to participate in the distribution of the exchange bonds:
• you cannot rely on the applicable interpretations of the SEC staff;
• you will not be entitled to participate in the exchange offer; and
• you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction of the exchange bonds.
See "THE EXCHANGE OFFER—Consequences of Failure to Exchange" for more information.
Broker-Dealer

Each broker or dealer that receives exchange bonds for its own account in exchange for original bonds that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell or other transfer of the exchange bonds issued in the exchange offer, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the exchange bonds.

Furthermore, any broker-dealer that acquired any of its original bonds directly from us:

•

may not rely on the applicable interpretation of the SEC staff's position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

• must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the exchange bonds received in exchange for the original bonds where such original bonds were acquired by such broker-dealer as a result of market-making activities or other trading activities. Under the registration rights agreement, we have agreed to make available a prospectus in conformity in all material respects with the requirements of the Securities Act, to any participating broker-dealer for use in connection with any resale of any exchange bonds acquired in the exchange offer for the period beginning when the exchange bonds are first issued in the exchange offer and ending upon the earlier of the expiration of the 180th day after the exchange offer has been completed or such time as such broker-dealers no longer own any original bonds. See "PLAN OF DISTRIBUTION."

Registration Rights Agreement

When we issued the original bonds on October 30, 2018, we entered into a registration rights agreement with Goldman Sachs & Co. LLC, as representative of the initial purchasers, pursuant to which we agreed, for the benefit of the holders of the original bonds, at our cost, to:

• file, not later than 180 days after the issue date of the original bonds, a registration statement with respect to a registered offer to exchange the original bonds for the exchange bonds;

•

use commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 270 days after the issue date of the original bonds; and

• complete the exchange offer within 60 business days from the date the exchange offer registration statement is declared effective.

If we do not meet the deadlines in the preceding sentence, or if we fail to meet certain other conditions described in the registration rights agreement, each, a "registration default," the interest rate borne by the original bonds will increase at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of the Registration Default, increasing by an additional 0.25% per annum with respect to each subsequent 90-day period up to a maximum of additional interest of 0.50% per annum in the aggregate, from and including the date on which such registration default occurred to, but excluding, the date on which all registration defaults have been cured.

Under some circumstances set forth in the registration rights agreement, holders of the original bonds, including holders who are not permitted to participate in the exchange offer, may require us to file, and cause to become effective, a shelf registration statement covering resales of the original bonds by these holders.

A copy of the registration rights agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. See "THE EXCHANGE OFFER—Purpose of the Exchange Offer."

Consequences of Failure to Exchange

Original bonds that are not tendered or that are tendered but not accepted will, following the completion of the exchange offer, be returned to the tendering holder, remain outstanding and continue to be subject to their existing terms. See "RISK FACTORS" and "THE EXCHANGE OFFER—Terms of the Exchange Offer." Following the completion of the exchange offer, we will have no obligation to exchange original bonds for exchange bonds.

The trading market for original bonds not exchanged in the exchange offer may be more limited than it is at present. Therefore, if your original bonds are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your unexchanged original bonds.

Material Tax Considerations

The exchange of original bonds for exchange bonds pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes. You should consult your own tax advisor to determine the U.S. federal, state and other tax consequences of the exchange of the original bonds for the exchange bonds. See "SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES."

Risk Factors	See "RISK FACTORS" for a discussion of factors that should be considered before exchanging the original bonds in the exchange offer.

SUMMARY OF THE EXCHANGE BONDS

Issuer	Oglethorpe Power Corporation (An Electric Membership Corporation)
Securities Offered	$500,000,000 aggregate principal amount of 5.05% First Mortgage Bonds, Series 2018A due 2048.
Maturity Date	October 1, 2048
Denominations	$2,000 minimum denominations and integral multiples of $1,000 in excess thereof.
Interest Payment Dates

Interest on the exchange bonds will accrue from the last date on which interest was paid on the original bonds surrendered in the exchange offer. We will pay interest on the exchange bonds semi-annually in arrears on April 1 and October 1.

Optional Redemption

At any time or from time to time before April 1, 2048 (the date that is six months prior to the maturity of the exchange bonds), we may redeem the exchange bonds, in whole or in part at a "make whole" redemption price equal to the greater of:

• 100% of the principal amount of the exchange bonds being redeemed; and

•

the sum of the present values of the remaining principal and interest payments on the exchange bonds being redeemed that would be due if such exchange bonds matured on April 1, 2048 (excluding interest accrued and unpaid through the redemption date), discounted at a rate equal to the sum of (i) the yield to maturity of the U.S. Treasury security having a life (assuming for this purpose that the exchange bonds matured on April 1, 2048) equal to, or the average yield to maturity of two U.S. Treasury securities closely corresponding to, the remaining average life of the exchange bonds being redeemed and trading in the secondary market at the price closest to par, and (ii) 30 basis points.

plus, in each case, accrued and unpaid interest through the redemption date.

At any time or from time to time on or after April 1, 2048, we may redeem the exchange bonds, in whole or in part at a redemption price equal to 100% of the principal amount of the exchange bonds being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date. See "DESCRIPTION OF THE EXCHANGE BONDS—Redemption Provisions."

First Mortgage Indenture

We will issue the exchange bonds under our Indenture dated March 1, 1997, made by Oglethorpe, formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), to U.S. Bank National Association, successor to SunTrust Bank, Atlanta, as trustee (the "Trustee"), as supplemented (the "first mortgage indenture"). The first mortgage indenture constitutes a first priority lien on substantially all of our owned tangible and certain of our intangible property equally and ratably with all other obligations issued under the first mortgage indenture. As of December 31, 2018, we had approximately $8.9 billion of indebtedness outstanding under the first mortgage indenture. See "SUMMARY OF THE FIRST MORTGAGE INDENTURE."

DTC Eligibility

The exchange bonds will be issued in fully registered form and will be represented by one or more global bonds, without coupons, deposited with DTC and registered in the name of Cede & Co., as its nominee. Beneficial interests in the global bonds will trade in DTC's Same Day Funds Settlement System and secondary market trading activity in these beneficial interests will therefore settle in immediately available funds. Subject to some exceptions, beneficial interests in the exchange bonds will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants.

Market for Exchange Bonds

We do not intend to list the exchange bonds on any securities exchange or have them quoted on any automated quotation system. If issued, the exchange bonds generally will be freely transferable but will also be new securities for which there will not initially be a market. We cannot assure you that any trading market for the exchange bonds will develop upon completion of the exchange offer or, if such market does develop, that such market will be maintained or as to the liquidity of any market for the exchange bonds. As a result, there may not be a secondary market for the exchange bonds. See "PLAN OF DISTRIBUTION."

Trustee	U.S. Bank National Association.
Governing Law	The first mortgage indenture and the exchange bonds will be governed by and construed in accordance with the laws of the State of Georgia.

Risk Factors

Certain risks could affect the payments to be made with respect to the exchange bonds or the market value of the exchange bonds. See "RISK FACTORS" beginning on page 15 of this prospectus for a discussion of such risks. Such discussion is not exhaustive, should be read in conjunction with all other parts of this prospectus and should not be considered as a complete description of all risks that could affect such payments or the market value of the exchange bonds. You should analyze carefully the information contained in this prospectus and additional information in the form of the complete documents summarized herein, copies of which are available as described in prospectus. See "ADDITIONAL INFORMATION."

 SUMMARY OF THE FIRST MORTGAGE INDENTURE

Security for the Exchange Bonds	The exchange bonds will be secured equally and ratably with all other obligations issued under the first mortgage indenture by a lien on substantially all of our owned tangible and certain of our intangible property, including property we acquire in the future. The mortgaged property includes our owned electric generating plants, the wholesale power contracts with our members and some of our contracts that relate to the ownership, operation or maintenance of electric generation facilities owned by us, but excluding excepted property and excludable property as set forth in the first mortgage indenture. See "SUMMARY OF THE FIRST MORTGAGE INDENTURE."
Rate Covenant

The first mortgage indenture obligates us to establish and collect rates for the use or the sale of the output, capacity or service of our properties that produce money sufficient, together with other money available to us, to enable us to comply with all covenants under the first mortgage indenture and, subject to any necessary regulatory approvals, which are reasonably expected, together with our other revenues, to yield a margins for interest ratio (as defined herein) equal to at least 1.10 for each fiscal year. See "SUMMARY OF THE FIRST MORTGAGE INDENTURE—Covenants—Rate Covenant." For 2019, our board of directors approved a budget to achieve a 1.14 margins for interest ratio, above the minimum 1.10 ratio required by the first mortgage indenture. As our capital requirements continue to evolve, our board of directors will continue to evaluate the level of margin coverage and may choose to change the targeted margins for interest ratio in the future.

Additional Obligations

As long as we are in compliance with the minimum margins for interest ratio required by the first mortgage indenture, we may issue additional obligations under the first mortgage indenture. The amount of obligations we may issue is based on the bondable value of specified property additions and retirements we have made, the aggregate principal amount of first mortgage indenture obligations we have retired or defeased, and deposits of cash and certain securities we have made with the trustee, among other things. See "SUMMARY OF THE FIRST MORTGAGE INDENTURE—Additional Obligations."

Limitation on Distributions to Members	The first mortgage indenture prohibits us from making any distribution, payment or retirement of patronage capital to our members if, at the time thereof or after giving effect thereto:
• an event of default exists under the first mortgage indenture;
• our aggregate margins and equities as of the end of the most recent fiscal quarter would be less than 20% of our total long-term debt and equities at such time; or

•

the aggregate amount expended for the distribution, payment or retirement on or after the date on which our aggregate margins and equities first reach 20% of our total long-term debt and equities would exceed 35% of our aggregate net margins earned after that date.

The restrictions set forth in the second and third bullet points above, however, would not apply if, after giving effect to the distribution, payment or retirement, our aggregate margins and equities as of the end of the most recent fiscal quarter would not be less than 30% of our total long-term debt and equities. See "SUMMARY OF THE FIRST MORTGAGE INDENTURE—Covenants—Limitation on Distributions, Payments or Retirement of Patronage Capital."

RISK FACTORS

        You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus before deciding to tender your original bonds in the exchange offer. Any of the following risks could materially and adversely affect our business, financial condition, operating results or cash flow; however, the following risks are not our only risks. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition, results of operations or cash flow. If any known or unknown risk materially affects our business, financial condition, results of operations or cash flow, the trading price of the exchange bonds could decline or we may not be able to make payments of interest and principal on the exchange bonds, and you may lose all or part of your original investment.

Risks Related to Our Business

         Our participation in the development and construction of Vogtle Units No. 3 and No. 4 could have a material impact on our financial condition and results of operations.

        As described under "OUR BUSINESS—Business Overview—Future Power Resources—Vogtle Units No. 3 and No. 4," we are participating in the construction of two additional nuclear units at Plant Vogtle and have committed significant capital expenditures to this endeavor. The construction of large, complex generating plants involves significant financial risk. We rely on Georgia Power Company and Southern Nuclear Operating Company, Inc. as our agents for the oversight of the construction of the additional units at Plant Vogtle and do not exercise direct control over the construction process. As of December 31, 2018, our total investment in the additional Vogtle units was approximately $3.9 billion.

        In mid-2018, Georgia Power advised us that it became aware that the estimated future Vogtle project costs were projected to exceed the corresponding budgeted amounts included in its seventeenth Vogtle construction monitoring (VCM) report. Upon discovery of these variances, the Co-owners requested Southern Nuclear perform a full cost analysis and reforecast the cost to complete the project and engaged a third party to independently assess this analysis, forecast and existing project controls for identifying budget variances. Following this analysis, Georgia Power proposed an increased construction budget and included a revised estimate to complete in its nineteenth VCM report filed with the Georgia Public Service Commission in August 2018. This revised estimate included an approximate $1.5 billion increase in capital costs (our 30% share is approximately $450 million) and a project-level contingency of $800 million (our 30% share is $240 million). The increase in the revised budget was primarily attributable to Bechtel and subcontractor construction costs, including craft labor incentives, as well as expenses for project management, oversight and support. The scheduled in-service dates of November 2021 and November 2022 for Vogtle Units No. 3 and No. 4, respectively, did not change in connection with these budget revisions.

        Further, Georgia Power informed the Public Service Commission in its nineteenth VCM report that it did not intend to seek rate recovery for its proportionate share of the additional capital costs identified in that report. As a result of Georgia Power's decision not to seek rate recovery of its allocation of these costs and the increased construction budget, the holders of at least 90% of the ownership interests in Vogtle Units No. 3 and No. 4 were required to vote to continue construction.

        In September 2018, the Co-owners voted to continue construction of Vogtle Units No. 3 and No. 4. In connection with this vote, the Co-owners entered into the Term Sheet which was later memorialized by the Global Amendments in February 2019. We also approved a revised budget of $7.5 billion for our 30% ownership interest. The impact of the additional project costs on our budget was substantially mitigated by nearly $500 million of contingency included in our prior budget. As with our prior budgets and consistent with our conservative budget practices, our revised budget includes a separate Oglethorpe-level contingency amount in addition to capital costs, allowance for funds used during construction, and our allocation of the project-level contingency.

        We and the other Co-owners are responsible for construction costs based on our ownership percentages. Factors that could lead to further cost increases and schedule delays or even the inability to complete this project include:

  •
  performance by Georgia Power as agent for the Co-owners and performance by Southern Nuclear as construction manager;

  •
  performance by Bechtel under the Bechtel Agreement as well as subcontractor and supplier performance, including compliance with the design specifications approved and quality standards set forth by the Nuclear Regulatory Commission;

  •
  shortages, increased costs or inconsistent quality of labor, equipment and materials;

  •
  changes in labor costs, availability and productivity;

  •
  performance by Westinghouse under the Services Agreement;

  •
  loss of access to intellectual property rights necessary to construct or operate the project;

  •
  increases in our cost of debt financing as a result of changes in market interest rates or as a result of construction schedule delays;

  •
  engineering or design problems;

  •
  delays in start-up activities (including major equipment failure and system integration) and/or operational performance;

  •
  operational readiness, including specialized operator training;

  •
  erosion of public and policymaker support;

  •
  liens on the project;

  •
  contract disputes;

  •
  permits, approvals and other regulatory matters;

  •
  changes in project design or scope;

  •
  impacts of new and existing laws and regulations, including environmental laws and regulations;

  •
  adverse weather conditions; and

  •
  work stoppages.

        However, pursuant to the Global Amendments, Georgia Power agreed to mitigate certain financial exposure for the other Co-owners. In the event that construction costs exceed the estimated cost at completion (EAC) in the nineteenth VCM report by more than $800 million up to $2.1 billion, Georgia Power will be responsible for an increasing percentage of construction costs, subject to exceptions, up to a maximum of an additional $180 million, and each Co-owner would maintain its existing ownership interest. In the event that the EAC exceeds the EAC in the nineteenth VCM report by more than $2.1 billion, each of the Co-owners, other than Georgia Power, will have a one-time option to tender a portion of its ownership interest to Georgia Power in exchange for Georgia Power's agreement to pay 100% of such Co-owner's remaining share of construction costs in excess of the EAC in the nineteenth VCM report plus $2.1 billion. This option to tender a portion of our interest to Georgia Power upon such a budget increase would allow us to freeze our construction budget associated with the Vogtle project in exchange for a portion of our 30% ownership interest.

        Georgia Power and Southern Nuclear are in the process of validating recent construction progress in comparison to the projected schedule and verifying and updating quantities of commodities remaining to install, labor productivity, and forecasted staffing needs. This verification process, led by

Southern Nuclear, is expected to be completed during the second quarter of 2019. Although the verification is not complete, we currently do not anticipate any material changes to our project budget of $7.5 billion or the Public Service Commission approved in-service dates of November 2021 and November 2022 as a result of this verification process. However, the current schedule being utilized to manage construction at the Vogtle site, which targets in-service dates in advance of November 2021 and November 2022, may be adjusted to reflect updated information provided by the verification process. The ultimate impact on cost and schedule, if any, will not be known until the verification process is completed. Georgia Power has stated that it is required to report the results and any project impacts to the Public Service Commission by May 15, 2019.

        As construction continues, risks remain that construction-related challenges, including management of contractors, subcontractors, and vendors; labor productivity, availability, and/or cost escalation; procurement, fabrication, delivery, assembly and/or installation and testing, including any required engineering changes, of plant systems, structures and components; or other issues could further impact the projected schedule and cost. Monthly construction production targets required to maintain the current project schedule will continue to increase significantly throughout 2019. To meet these increasing monthly targets, existing craft construction productivity must improve and additional craft laborers must be retained and deployed.

        There have been technical and procedural challenges to the construction and licensing of Vogtle Units No. 3 and No. 4 at the federal and state level and additional challenges may arise. Processes are in place that are designed to assure compliance with the requirements specified in the Westinghouse Design Control Document and the combined construction and operating licenses, including inspections by Southern Nuclear and the Nuclear Regulatory Commission that occur throughout construction. As a result of such compliance processes, certain license amendment requests have been filed and approved or are pending before the Nuclear Regulatory Commission. Various design and other licensing-based compliance matters, including the timely resolution of inspections, tests, analyses, and acceptance criteria and the related approvals by the Nuclear Regulatory Commission, may arise, which may result in additional license amendments or require other resolution. If any license amendment requests or other licensing-based compliance issues are not resolved in a timely manner, there may be further delays in the project schedule that could result in increased costs to the Co-owners.

        In late 2018, the first four nuclear units to utilize Westinghouse's AP1000 technology began commercial operation in China. Recently, one of these units reportedly experienced a failure of one of its four reactor coolant pumps and is not operating pending determination of the cause of the failure and replacement of the pump. The other three nuclear units remain in operation.

        Pursuant to the Joint Ownership Agreements, the holders of at least 90% of the ownership interests in Vogtle Units No. 3 and No. 4 must vote to continue construction, or can vote to suspend construction, if certain adverse events occur, including: (i) the bankruptcy of Toshiba Corporation; (ii) termination or rejection in bankruptcy of certain agreements, including the Services Agreement, the Bechtel Agreement or the agency agreement with Southern Nuclear; (iii) Georgia Power publicly announces its intention not to submit for rate recovery any portion of its investment in Vogtle Units No. 3 and No. 4 (or associated financing costs) or the Georgia Public Service Commission determines that any of Georgia Power's costs relating to the construction of Vogtle Units No. 3 and No. 4 will not be recovered in retail rates, excluding any additional amounts paid by Georgia Power on behalf of the other Co-owners pursuant to the Global Amendment provisions described above and the first 6% of costs during any six-month VCM reporting period that are disallowed by the Public Service Commission for recovery, or for which Georgia Power elects not to seek cost recovery, through retail rates or (iv) an incremental extension of one year or more over the most recently approved schedule.

        The Global Amendments provide that Georgia Power may cancel the project at any time in its sole discretion. In the event that Georgia Power determines to cancel the project or fewer than 90% of the

Co-owners vote to continue construction upon the occurrence of a subsequent project adverse event, we and the other Co-owners would assess our options for the Vogtle project. If the investment were to be written off, we would seek regulatory accounting treatment to amortize the investment over a long-term period, which requires the approval of our board of directors, and we would submit the regulatory accounting treatment details to the Rural Utilities Service for its approval. Further, if Georgia Power or the Co-owners decided to cancel the project, the Department of Energy would have the discretion to require that we repay all amount outstanding under the loan guarantee agreement over a five-year period.

        MEAG is currently involved in litigation with JEA regarding a power purchase agreement for approximately 9% of the total output of Vogtle Units No. 3 and No. 4 for the first 20 years of operation. This litigation could impact MEAG's ability to finance the MEAG Power SPVJ portion of its interest in Vogtle Units No. 3 and No. 4; however, there are provisions in the Joint Ownership Agreements that permit the other Co-owners to fund construction in the event that one Co-owner fails to fund its proportionate costs. MEAG and Georgia Power have entered into a funding agreement for Georgia Power to provide MEAG up to an additional $300 million of financing. JEA has publicly stated that it intends to honor its obligations under the power purchase agreement unless relieved of its obligations by a court. MEAG has stated that it believes JEA's claims are without merit and that it will prevail in these proceedings.

        The ultimate outcome of these matters cannot be determined at this time; however, these risks could continue to impact the in-service dates and cost of the additional units at Plant Vogtle which would increase the cost of electric service we provide to our members and, as a result, could affect their ability to perform their contractual obligations to us.

         Our access to, and cost of, capital could be adversely affected by various factors, including market conditions, limitations on the availability of federally-guaranteed loans and our credit ratings. Significant constraints on our access to, or increases in our cost of, capital may limit our ability to execute our business plan by impacting our ability to fund capital investments and could adversely affect our financial condition and results of operations.

        We rely on access to external funding sources as a significant source of liquidity for capital expenditures not satisfied by cash flow generated from operations. Unlike most investor-owned utilities, electric cooperatives cannot issue equity securities and therefore rely almost entirely on debt financing.

        In connection with our share of the cost to construct the additional units at Plant Vogtle, in 2014 we obtained a loan from the Federal Financing Bank and a related loan guarantee from the Department of Energy to fund up to $3.1 billion of eligible project costs. Following Westinghouse's bankruptcy in 2017, our ability to request further advances under this loan had been restricted pending satisfaction of certain conditions. On March 7, 2019, we and the Department of Energy entered into an amendment and waiver to the loan guarantee agreement, which allowed us to receive an advance of $585 million, increasing our total borrowings under the original loan to $2.4 billion. On March 22, 2019, we obtained an additional $1.6 billion loan from the Federal Financing Bank and amended and restated the loan guarantee agreement with the Department of Energy to increase the aggregate funding amount available to us to $4.7 billion of eligible project costs and permit us to advance the remaining amount available under the original loan.

        Access to the committed funds under these loans requires us to meet certain conditions related to our business and the Vogtle project and also requires certain third parties related to the Vogtle project to comply with certain laws. In addition, the occurrence of certain adverse events would give the Department of Energy discretion to require that we repay all amounts outstanding under the loan guarantee agreement over a five-year period. In the event that we are unable to draw the full amount of these loans or are required to repay amounts outstanding over a five year period, we expect that we would finance those project expenditures in the capital markets which would likely be at a higher cost. See Note 7a of Notes to Consolidated Financial Statements for additional information about the terms of the loan guarantee agreement and related conditions.

        Historically, we relied on federal loan programs guaranteed by the Rural Utilities Service, a branch of the U.S. Department of Agriculture, in order to meet a significant portion of our long-term financing needs, typically at a cost that was lower than traditional capital markets financing. However, the availability and magnitude of Rural Utilities Service funding levels are subject to the annual federal budget appropriations process, and therefore are subject to uncertainty because of budgetary and political pressures faced by Congress. If the amount of this funding available to us in the future is decreased or eliminated, we would seek alternative sources of debt financing in the traditional capital markets which would likely be at a higher cost.

        Our access to both short-term and long-term capital market funding remains an important factor in our financing plans, particularly in light of the significant amount of projected capital investment. We have entered into multiple credit agreements that provide significant short-term and medium-term liquidity and have successfully accessed the capital markets in the past to satisfy our long-term borrowing needs. We believe that we will be able to maintain sufficient access to the short-term and long-term capital markets based on our current credit ratings. However, our credit ratings reflect the views of the rating agencies, which could change at any point in the future. If one or more rating agencies downgrade us and potential investors take a similar view, our borrowing costs would likely increase and our potential pool of investors, funding sources and liquidity could decrease. In addition, if our credit ratings are lowered below investment grade, collateral calls may be triggered under certain agreements and contracts which would decrease our available liquidity.

        Our borrowing costs are also affected by prevailing interest rates. If interest rates have increased at the time we issue fixed rate debt or reset the interest rates on our variable rate debt, our interest costs will increase and our financial condition and future results of operations could be adversely affected.

        In addition, market disruptions could constrain, at least temporarily, lenders' willingness or ability to perform their obligations under existing credit agreements and our ability to access additional sources of capital on favorable terms or at all. These disruptions include:

  •
  instability in domestic or foreign financial markets;

  •
  a tightening of lending and lending standards by banks and other credit providers;

  •
  the overall health of the energy and financial industries;

  •
  economic downturns or recessions;

  •
  negative events in the energy industry, such as the bankruptcy of an unrelated energy company or the occurrence of a significant natural disaster;

  •
  war or threat of war; and

  •
  terrorist attacks or threatened attacks on our facilities or the facilities of unrelated energy companies.

        Further, an increasing number of lenders and investors are taking into account environmental, social and corporate governance criteria when making lending and investment decisions. Although we are not aware of any instances where our access to capital was limited due to these criteria, such considerations could potentially limit the number of lenders or investors who are willing to lend capital to us or other utility companies in the future.

        If our ability to access capital becomes significantly constrained or more expensive for any of the reasons stated above or for any other reason, our ability to finance ongoing capital expenditures could be limited and our financial condition and future results of operations could be adversely affected.

         Our capital expenditures, particularly in relation to the additional units under construction at Plant Vogtle, are projected to be significant and will continue to increase our debt, which is constraining certain of our financial metrics and may also adversely affect our credit ratings which would likely increase our borrowing costs and could decrease our access to capital.

        In order to meet the energy needs of our members, we are in the midst of a multi-year capital spending plan to fund our participation in the construction of Vogtle Units No. 3 and No. 4. Our current project budget for the additional Vogtle units is $7.5 billion, and our investment as of December 31, 2018 was $3.9 billion. As we have financed generation assets in the past, we are relying on external funding to finance this project. As of December 31, 2018, we had $9.3 billion of long-term debt outstanding, an increase of $5.0 billion since 2009, when construction of the new Vogtle units commenced. At the completion of the Vogtle expansion, we expect that the amount of our outstanding debt will be approximately $12.0 billion. In addition to the increase in absolute dollars, our debt has been increasing as a percentage of our total capitalization, which has constrained our equity ratio. Furthermore, our debt service payment obligations have increased, which has affected certain other financial metrics. Increased debt and the related impacts on our financial metrics could negatively impact our credit ratings. Any downgrade in our credit ratings would likely increase our borrowing costs and could decrease our access to the credit and capital markets.

        Beginning in 2009, in order to increase financial coverage during a period of generation expansion, our board of directors approved budgets to achieve margins for interest ratios greater than the minimum 1.10 margins for interest ratio required under our first mortgage indenture. We have achieved the board-approved margins for interest ratio each year, and for 2019 our board of directors again approved a margins for interest ratio of 1.14.

         Our costs of compliance with environmental laws and regulations are significant and have increased in recent years. Potential future environmental laws and regulations, including those designed to address air and water quality, greenhouse gas emissions, including carbon dioxide, and other matters, may result in significant increases in compliance costs or operational restrictions.

        As with most electric utilities, we are subject to extensive federal, state and local environmental requirements which regulate, among other things, air pollutant emissions, wastewater discharges and the management of hazardous and solid wastes. Compliance with these requirements requires significant expenditures for the installation, maintenance and operation of pollution control equipment, monitoring systems and other equipment or facilities. Through 2018, we have spent approximately $1.1 billion on capital expenditures at our facilities to achieve and maintain compliance with Georgia's "multi-pollutant rule" and the Environmental Protection Agency's Mercury and Air Toxics Standards, two air quality control regulations that have had a significant impact on our business to date. In addition, as of December 31, 2018, we have spent approximately $185 million on capital expenditures related to the coal ash handling and effluent limitation guidelines described below, and expect to spend approximately $150 million more in the near future.

        Although the current administration has relaxed certain federal regulations, potential future legislation or regulations, including those relating to greenhouse gas emissions, including carbon dioxide, or renewable or clean energy may create new requirements and operational hurdles. More stringent or new standards may require us to modify the design or operation of existing facilities and could result in significant increases in the cost of electricity or decreases in the amount of energy (due to operational constraints) provided to our members. Two examples of current and potential regulations are discussed below.

        The EPA has determined that carbon dioxide and other greenhouse gases are regulated pollutants under the Clean Air Act. As a result of this determination, in October 2015 the EPA published final rules regarding emissions of carbon dioxide from certain fossil fuel-fired electric generating units. One of the rules, referred to as the "Clean Power Plan," established guidelines for states to develop plans to limit emissions of carbon dioxide from certain existing fossil fuel-fired electric generating units. The guidelines and standards set forth in the Clean Power Plan could impose future operational restrictions and substantial costs on our coal-fired units. In February 2016, the U.S. Supreme Court stayed the implementation of the Clean Power Plan pending the resolution of litigation challenging the rule. In October 2017, the EPA proposed a rule to rescind the Clean Power Plan and in August 2018, the EPA issued a proposed Affordable Clean Energy (ACE) rule to replace the Clean Power Plan. The final ACE rule is expected in spring of 2019. It is likely that the EPA's actions to replace the Clean Power Plan will be challenged. If the Clean Power Plan is not ultimately replaced and survives litigation challenging the rule, we anticipate that some of the policy approaches it sets forth could have significant negative consequences for the economy and electric system in Georgia and the nation.

        Even if the Clean Power Plan is replaced by the ACE rule, we expect that additional efforts to limit the emissions of greenhouse gases, including carbon dioxide, will continue. For example, the U.S. House of Representatives has introduced legislation aimed at reducing greenhouse gas or other emissions from power plants; although such legislation is currently unlikely to be adopted. The timing, cost and effect of any future laws or regulations attempting to reduce greenhouse gas emissions are uncertain; however, certain laws or regulations could impose substantial costs on our business and operational restrictions on certain of our generating facilities, particularly our coal-fired units.

        In April 2015, the EPA published a final rule to regulate coal combustion residuals from electric utilities as solid wastes. Georgia Power has announced that ash ponds at each of its Georgia coal-fired facilities, including our co-owned facilities, will cease receiving new coal ash in early 2019 and that closure activities for the ash ponds at Plants Wansley and Scherer are initially estimated to be completed in 2026 and 2031, respectively. Currently, we and Georgia Power anticipate utilizing advanced engineering methods to close the existing ash ponds in place and continue to review the ultimate cost of this rule on our co-owned coal facilities. In September 2015, the EPA also finalized a rule to revise the effluent limitations guidelines that apply to certain wastewater discharges from nuclear and fossil fuel-fired steam electric power plants. We have already begun investing in facility upgrades to meet the coal combustion residuals rule and effluent limitations guidelines and estimate our total capital cost for compliance to be $325 million to $350 million. Expenditures for the settlement of related asset retirement obligations are approximately $400 million to $550 million (in year of expenditure dollars).

        Litigation relating to environmental issues, including claims of property damage, personal injury or common law nuisance caused by plant emissions, including greenhouse gases, wastewater discharges or solid waste disposal, including coal combustion residuals, is generally increasing throughout the U.S. Likewise, actions by private citizen groups to enforce environmental laws and regulations are also becoming increasingly prevalent.

        While we will continue to exercise our best efforts to comply with all applicable regulations, there can be no assurance that we will always be in compliance with all current and future environmental requirements. Failure to comply with existing and future requirements, even if this failure is caused by factors beyond our control, could result in civil and criminal penalties and could cause the complete shutdown of individual generating units not in compliance with these regulations. Any additional federal or state environmental restrictions imposed on our operations could result in significant additional compliance costs, including capital expenditures. Such costs could affect future unit retirement and replacement decisions and may result in significant increases in the cost of electric service. The cost impact of future legislation, regulation, judicial interpretations of existing laws or regulations, or international obligations will depend upon the specific requirements thereof and cannot be determined at this time. For additional information regarding certain environmental regulations to which our business is subject, see "OUR BUSINESS—Regulation—Environmental."

         We own and are participating in the construction of nuclear facilities which give rise to environmental, regulatory, financial and other risks.

        We own a 30% undivided interest in Plant Hatch and Plant Vogtle, each of which is a two-unit nuclear generating facility, and which collectively account for approximately 18% of our generating capacity and 44% of our energy generated during 2018. Our ownership interests in these facilities expose us to various risks, including:

  •
  potential liabilities relating to harmful effects on the environment and human health and safety resulting from the operation of these facilities and the on-site storage, handling and disposal of radioactive materials, including spent nuclear fuel;

  •
  uncertainties with respect to the technological and financial aspects of and the ability to maintain and anticipate adequate capital reserves for decommissioning these facilities at the end of their operational lives;

  •
  significant capital expenditures relating to maintenance, operation, security and repair of these facilities, including repairs or modifications required by the Nuclear Regulatory Commission;

  •
  potential liabilities arising out of nuclear incidents caused by natural disasters, terrorist attacks, cyber security attacks or otherwise, including the payment of retrospective insurance premiums, whether at our own plants or the plants of other nuclear owners; and

  •
  uncertainties with respect to the off-site storage and disposal of spent nuclear fuel in the event that on-site storage is not sufficient.

        The Nuclear Regulatory Commission has broad authority under federal law to impose licensing and safety-related requirements for the operation of nuclear generating facilities. If our nuclear facilities were found to be out of compliance with applicable requirements, the Nuclear Regulatory Commission may impose fines or shut down one or more units of these facilities until compliance is achieved. Revised safety requirements issued by the Nuclear Regulatory Commission have, in the past, necessitated substantial capital expenditures at other nuclear generating facilities.

        Further, a major incident at a nuclear facility anywhere in the world could cause the Nuclear Regulatory Commission to limit or prohibit the operation or licensing of any domestic nuclear unit. While we have no reason to expect a serious incident at either of our nuclear plants, if an incident did occur, it could result in substantial cost to us.

        We are collecting for and maintain an internal fund and an external trust fund to pay for the estimated cost of decommissioning our existing nuclear facilities. If the values of the investments in the funds significantly decrease or the anticipated decommissioning costs significantly increase, it is possible that decommissioning costs and liabilities could exceed the amount of these funds and we would have to collect additional revenue from our members to pay the excess costs.

        In addition to our ownership of existing nuclear units, we are participating with the other Co-owners of Plant Vogtle in the construction of two additional nuclear units at the Plant Vogtle site. See "OUR BUSINESS—Our Power Supply Resources—Future Power Resources—Plant Vogtle Units No. 3 and No. 4."

         We could be adversely affected if we or third parties operating certain of our co-owned facilities are unable to continue to operate our facilities in a successful manner.

        The operation of our generating facilities may be adversely impacted by various factors, including:

  •
  the risk of equipment and information technology failure or operator error;

  •
  operating limitations that may be imposed by environmental or other regulatory requirements;

  •
  physical or cyber attacks against us or key suppliers or service providers;

  •
  interruptions or shortages in fuel, water or material supplies;

  •
  transmission constraints or disruptions;

  •
  compliance with electric reliability organizations' mandatory reliability and record keeping standards, including mandatory cyber security standards;

  •
  the ability to maintain a qualified workforce;

  •
  an environmental event, such as a spill or release;

  •
  labor disputes; or

  •
  catastrophic events such as fires, earthquakes, floods, droughts, hurricanes, explosions, pandemic health events such as influenzas or similar occurrences.

        We operate in a highly regulated industry that requires the continued operation of advanced information technology systems and network infrastructure. Our generation assets and information technology systems, or those of our co-owned plants, could be directly or indirectly affected by deliberate or unintentional cyber incidents. If our technology systems were to be breached or otherwise fail, we may be unable to fulfill critical business functions, including the operation of our generation assets and our ability to effectively maintain certain internal controls over financial reporting. Further, our generation assets rely on an integrated transmission system to deliver power to our members, and a disruption of this transmission system could negatively impact our ability to do so. In order to reduce the likelihood and severity of any cyber intrusion, we have comprehensive cyber security programs designed to protect and preserve the confidentiality, integrity and availability of data and systems. Despite these protections, a major cyber incident could result in significant business disruption and expenses to repair security breaches or system damage and could lead to litigation, regulatory action, including fines, and an adverse effect on our reputation.

        A severe drought could reduce the availability of water and restrict or prevent the operation of certain generating facilities. Other negative events such as those discussed above could also interrupt or limit electric generation or increase the cost of operating our facilities, which could have the effect of increasing the cost of electric service we provide to our members and affect their ability to perform their contractual obligations to us.

        Further, a significant percentage of our energy is generated at co-owned facilities that are operated by Georgia Power and Southern Nuclear. We rely on these third parties for the continued operation of these facilities to avoid potential interruptions in service from these facilities. If these third parties are unable to operate these facilities, the cost of electric service we provide to our members, or the cost of replacement electric service, may increase. See "OUR BUSINESS—Business Overview—Relationship with Georgia Power Company" and "OUR BUSINESS—Properties—Co-Owners of Plants" and "—Plant Agreements" for discussions of our relationship with Georgia Power and our co-owned facilities.

         Changes in fuel prices could have an adverse effect on our cost of electric service.

        We are exposed to the risk of changing prices for fuels, including natural gas, coal and uranium. For 2018, our primary fuel price exposure was to natural gas, as natural gas expenses constituted 59% of our fuel costs for the year. We have taken steps to manage this exposure by entering into natural gas swap arrangements designed to manage potential fluctuations in our power rates due to changes in the price of natural gas. We have also entered into fixed or capped price contracts for some of our coal requirements. The operator of our nuclear plants manages price and supply risk through use of long-term fixed or capped price contracts with multiple vendors of uranium ore mining, conversion and enrichment services. However, these arrangements do not cover all of our and our members' risk exposure to increases in the prices of fuels. Further, changes in the utilization of different generation resources may subject us to greater fuel price volatility. Despite the recent depression in domestic natural gas prices, natural gas prices have historically been more volatile than other fuel sources and stable pricing cannot be assured. Further, the availability of shale gas and potential regulations affecting its accessibility may have a material impact on the cost and supply of natural gas. Increases in fuel prices could significantly increase the cost of electric service we provide to our members and affect their ability to perform their contractual obligations to us.

         If we were unable to obtain an adequate supply of fuel, our ability to operate our facilities could be limited.

        We obtain our fuel supplies, including natural gas, coal and uranium, from a number of different suppliers. Any disruptions in our fuel supplies, including disruptions due to weather, environmental regulations, inadequate infrastructure, labor relations or other factors affecting our fuel suppliers, could result in us having insufficient levels of fuel supplies. For example, there are only a few facilities that fabricate fuel for our nuclear units and if there was an interruption in production at one of those facilities, it could impact our ability to obtain fuel for our nuclear generating facilities on a timely basis. Natural gas supplies are also subject to disruption due to natural disasters and similar events, infrastructure failure or may be unavailable due to significantly increased demand caused by exceptionally cold weather. Any failure to maintain an adequate inventory of fuel supplies could require us to operate other generating plants at a higher cost or require our members to purchase higher-cost energy from other sources and, as a result, affect our members' ability to perform their contractual obligations to us.

         Changes in power generation and energy storage technologies, including the broad adoption of distributed generation technologies in our members' service territories, could result in the cost of our electric service being less competitive.

        Our business model is to provide our members with wholesale electric power at the lowest possible cost. A key element of this model is that generating power at central station power plants achieves economies of scale and produces power at a competitive cost. Distributed generation or energy storage technologies currently exist or are in development, such as large-scale batteries, fuel cells, micro turbines, windmills and solar cells, that may be capable of producing or storing electric power at costs that are comparable with, or lower than, our cost of generating power. If these technologies were to develop sufficient economies of scale and be broadly adopted in our members' service territories, it could adversely affect our ability to recover the fixed costs related to and the value of our generating facilities and significantly increase the cost of electric service we provide to our members and affect their ability to perform their contractual obligations to us.

         The operational life of some of our generating facilities exposes us to potential costs to continue to meet efficiency, reliability and environmental compliance standards.

        Many of our generating facilities were constructed more than 30 years ago and, even if maintained in accordance with good engineering practices, will require significant capital expenditures in order to maintain efficient and reliable operation. Potential operational issues associated with the age of the plants may lead to unscheduled outages, a generating facility being out of service for an extended period of time, or other service-related interruptions. Further, maintaining facility availability and compliance with applicable efficiency, reliability and environmental standards may require significant capital expenditures or operating reductions at certain of our facilities and we may determine to reduce or cease operations at those facilities in order to avoid such capital expenditures or to meet such standards. These expenditures and service interruptions could have the effect of increasing the cost of electric service we provide to our members and, as a result, could affect our members' ability to perform their contractual obligations to us.

         We are subject to the risk that counterparties may fail to perform their contractual obligations which could adversely affect us.

        We routinely execute transactions with counterparties in the energy and financial services industries. These transactions include credit facilities, facility construction, co-owner agreements, contracts related to the market price and supply of natural gas and coal, and power sales and purchases. Many of these transactions expose us to the risk that our counterparty may fail to perform its contractual obligations. If a defaulting counterparty is in poor financial condition, we may not be able to recover damages for any breach of contract.

        In the context of facility construction, a counterparty's failure to perform its contractual obligations under the applicable agreement could impact the project cost and schedule and potentially project completion.

         We cannot predict the outcome of any current or future legal proceedings related to our business activities.

        From time to time we are subject to litigation from various parties. Our business, financial condition, and results of operations may be materially affected by adverse results of certain litigation. Unfavorable resolution of legal proceedings in which we are involved or other future legal proceedings could require significant expenditures that may increase the cost of electric service we provide to our members and, as a result, affect our members' ability to perform their contractual obligations to us.

         Our ability to meet our financial obligations could be adversely affected if our members fail to perform their contractual obligations to us.

        We depend primarily on revenue from our members under the wholesale power contracts to meet our financial obligations. Our members are our owners, and we do not control their operations or financial performance.

        Under current Georgia law, our members generally have the exclusive right to provide retail electric service in their respective territories, subject to limited exceptions. Parties have unsuccessfully sought and will likely continue to seek to advance legislative proposals that will directly or indirectly affect the Georgia Territorial Act in order to allow increased retail competition in our members' service territories which could affect our members' financial performance. Further, our members must forecast their load growth and power supply needs. If our members acquire more power supply resources than needed, whether from us or other suppliers, or fail to acquire sufficient resources, our members' rates could increase excessively and affect their financial performance. Also, in times of weak economic conditions, sales by our members may not be sufficient to cover costs without rate increases, and our members may not collect all amounts billed to their consumers. Although each member has financial covenants to set rates to maintain certain margin levels and our members' rates are not regulated by the Georgia Public Service Commission, pressure from their consumer members not to raise rates excessively could affect financial performance. Thus, we are exposed to the risk that one or more members could default in the performance of their obligations to us under the wholesale power contracts. Our ability to satisfy our financial obligations could be adversely affected if one or more of our members, particularly one of the larger members, defaulted on their payment obligations to us. Although the wholesale power contracts obligate non-defaulting members to pay the amount of any payment default pursuant to a pro rata step-up formula, there can be no guarantee that the non-defaulting members would be able to fulfill this obligation.

Risks Related to the Exchange Offer and the Exchange Bonds

         Any original bonds that are not exchanged will continue to be restricted securities and, following completion of the exchange offer, will have a less liquid trading market.

        Original bonds that you do not tender or we do not accept will, following the exchange offer, continue to be subject to the restrictions on transfer applicable to the original bonds. The restrictions on transfer of your original bonds arise because we issued the original bonds under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the original bonds if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the original bonds under the Securities Act. For further information regarding the consequences of tendering your original bonds in the exchange offer, see the discussion below under the caption "THE EXCHANGE OFFER—Consequences of Failure to Exchange."

        Because we anticipate that most holders of original bonds will elect to exchange their original bonds, we expect that the liquidity of the market for any original bonds remaining after the completion of the exchange offer will be substantially limited. Any original bonds tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the original bonds outstanding. Following the exchange offer, if you do not tender your original bonds, you generally will not have any further registration rights, and your original bonds will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the original bonds could be adversely affected by the exchange offer.

         If an active trading market does not develop for the exchange bonds, you may be unable to sell the exchange bonds or to sell them at a price you deem sufficient.

        The exchange bonds will be new securities for which there is no established trading market. We do not intend to apply for listing of the exchange bonds on any national securities exchange or to arrange for the exchange bonds to be quoted on any automated quotation system. As a result, we cannot provide any assurance as to:

  •
  the liquidity of any trading market that may develop for the exchange bonds;

  •
  the ability of holders to sell their exchange bonds; or

  •
  the price at which holders would be able to sell their exchange bonds.

        Even if a trading market develops, the exchange bonds may trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including:

  •
  prevailing interest rates;

  •
  the number of holders of the exchange bonds;

  •
  the interest of securities dealers in making a market for the exchange bonds; and

  •
  our operating results.

        If a market for the exchange bonds does not develop, purchasers may be unable to resell the exchange bonds for an extended period of time. Consequently, a holder of exchange bonds may not be able to liquidate its investment readily, and the exchange bonds may not be readily accepted as collateral for loans. In addition, market-making activities will be subject to restrictions of the Securities Act and the Securities Exchange Act of 1934.

        In addition, if a large number of the holders of original bonds do not tender original bonds or tender original bonds improperly, the limited amount of exchange bonds that would be issued or outstanding after we complete this exchange offer would adversely affect the development of a market for the exchange bonds.

         You must comply with the exchange offer procedures in order to receive new, freely tradable exchange bonds.

        Delivery of the exchange bonds in exchange for the original bonds tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

  •
  certificates for original bonds or a book-entry confirmation of a book-entry transfer of original bonds into the exchange agent's account at DTC, New York, New York as depository, including an agent's message (as defined herein) if the tendering holder does not deliver a letter of transmittal;

  •
  a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or an agent's message in lieu of the letter of transmittal; and

  •
  any other documents required by the letter of transmittal.

        Therefore, holders of original bonds who would like to tender original bonds in exchange for exchange bonds should allow enough time for the original bonds to be delivered on time. We are not required to notify you of defects or irregularities in tenders of the original bonds for exchange. The original bonds that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange Offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange Offer, certain registration and other rights under the registration rights agreement will terminate. See "THE EXCHANGE OFFER—Procedures for Tendering Original Bonds" and "THE EXCHANGE OFFER—Consequences of Failure to Exchange."

         Certain persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange bonds.

        Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (available April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (available June 5, 1991) and Shearman & Sterling, SEC no-action letter (available July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the exchange bonds without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "PLAN OF DISTRIBUTION," certain holders of exchange bonds will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the exchange bonds. If a holder subject to the registration and prospectus delivery requirements of the Securities Act transfers any exchange bonds without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, that holder may incur liability under the Securities Act. We do not and will not assume or indemnify such a holder against this liability.

         The market price of the exchange bonds will fluctuate.

        Any material differences between our actual results and the historical results contained in our annual, quarterly and current reports filed with the SEC could have a significant adverse impact on the market price of the exchange bonds, assuming a market for the exchange bonds develops. In the event that a market develops, prevailing interest rates may cause the exchange bonds to trade at higher or lower prices than their principal amount or purchase price. In addition, any downgrade of our credit ratings could have a significant adverse impact on the market price of the exchange bonds, assuming a market develops.

 USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the exchange bonds pursuant to the exchange offer. In consideration for issuing the exchange bonds as contemplated in this prospectus, we will receive in exchange a like principal amount of original bonds. The original bonds surrendered in exchange for the exchange bonds will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange bonds will not result in any change in our capitalization.

SELECTED FINANCIAL DATA

        The summary financial data below present selected historical information relating to our financial condition and results of operations as of and for each of the years ended December 31, 2018, 2017, 2016, 2015 and 2014. Summary financial data for the years ended December 31, 2018, 2017, 2016, 2015 and 2014 that are presented below were derived from our audited consolidated financial statements. You should read the information contained in this table together with our financial statements, the related notes to the financial statements and the discussion of this information in this prospectus.

	As of December 31,
	2018	2017	2016	2015	2014
	(in thousands)
Balance Sheet Data:
Assets:
Total electric plant	$8,963,965	$7,878,505	$8,277,367	$7,912,124	$7,326,472
Total assets	$12,183,268	$10,928,139	$10,701,113	$10,059,783	$9,448,820
Capitalization:
Patronage capital and membership fees	$962,286	$911,087	$859,810	$809,465	$761,124
Accumulated other comprehensive deficit (margin)	$—	$—	$(370)	$58	$468

Subtotal	$962,286	$911,087	$859,440	$809,523	$761,592
Long-term debt and obligations under capital leases	$9,434,498	$8,327,061	$8,403,054	$7,675,483	$7,378,726
Other	$21,428	$20,051	$18,765	$17,561	$16,434

Total long-term debt and equities	$10,418,212	$9,258,199	$9,281,259	$8,502,567	$8,156,752

Less: Unamortized debt issuance costs and bond discounts	$103,331	$95,613	$101,261	$97,988	$101,939
Less: Long-term debt and capital leases due within one year	$522,289	$216,694	$316,861	$189,840	$160,754

Total Capitalization	$9,792,592	$8,945,892	$8,863,137	$8,214,739	$7,894,059

	Years Ended December 31,
	2018	2017	2016	2015	2014
	(in thousands, except other financial data)
Statement of Revenues and Expenses:
Operating revenues:
Sales to members	$1,479,379	$1,433,830	$1,506,807	$1,219,052	$1,314,869
Sales to non-members	$734	$366	$424	$130,773	$93,294
Operating expenses	$1,255,137	$1,195,326	$1,251,567	$1,092,367	$1,148,766
Other income, net	$68,262	$64,985	$56,903	$52,030	$46,371
Net interest charges	$(242,039)	$(252,578)	$(262,222)	$(261,147)	$(259,133)
Net margin	$51,199	$51,277	$50,345	$48,341	$46,635

Other Selected Data:
Kilowatt hours sold to members (in thousands)	23,011,079	23,813,679	25,522,852	18,371,558	20,154,108
Member Revenues per Kilowatt hour	6.43¢	6.02¢	5.90¢	6.64¢	6.52¢
Equity Ratio(1)	9.2%	9.8%	9.3%	9.5%	9.3%
Margins for Interest Ratio(2)	1.14	1.14	1.14	1.14	1.14

(1)
Our equity ratio is calculated, pursuant to our first mortgage indenture, by dividing patronage capital and membership fees by total capitalization plus unamortized debt issuance costs and bond discounts and long-term debt due within one year ("Total long-term debt and equities" in the table above). We have no financial covenant that requires us to maintain a minimum equity ratio; however, a covenant in the first mortgage indenture restricts distributions of equity (patronage capital) to our members if our equity ratio is below 20%. We also have covenants in certain of our line of credit agreements that currently require us to maintain minimum total patronage capital of $750 million. See Exhibit 12.1 to the registration statement of which this prospectus forms a part for the computation of our equity ratios.

(2)
Our margins for interest ratio is calculated on an annual basis by dividing our margins for interest by interest charges, both as defined in our first mortgage indenture. The first mortgage indenture obligates us to establish and collect rates that, subject to any necessary regulatory approvals, are reasonably expected to yield a margins for interest ratio equal to at least 1.10 for each fiscal year. In addition, the first mortgage indenture requires us to demonstrate that we have met this requirement for certain historical periods as a condition to issuing additional obligations under the first mortgage indenture. See "SUMMARY OF THE FIRST MORTGAGE INDENTURE—Covenants." For 2019, our board of directors approved a budget to achieve a 1.14 margins for interest ratio, above the minimum 1.10 ratio required by the first mortgage indenture. As our capital requirements continue to evolve, our board of directors will continue to evaluate the level of margin coverage and may choose to change the targeted margins for interest ratio in the future, although not below 1.10. See Exhibit 12.1 to the registration statement of which this prospectus forms a part for the computation of our margins for interest ratios.

OUR BUSINESS

Business Overview

  General

        We are a Georgia electric membership corporation incorporated in 1974 and headquartered in metropolitan Atlanta. We are owned by our 38 retail electric distribution cooperative members. Our principal business is providing wholesale electric power to our members. As with cooperatives generally, we operate on a not-for-profit basis. We are one of the largest electric cooperative in the United States in terms of revenues, assets, kilowatt-hour sales to members and, through our members, consumers served. We are also the second largest power supplier in the state of Georgia.

        Our members are local consumer-owned distribution cooperatives providing retail electric service on a not-for-profit basis. In general, our members' customer base consists of residential, commercial and industrial consumers within specific geographic areas. Our members serve approximately 1.9 million electric consumers (meters) representing approximately 4.1 million people. See "—Our Members and Their Power Supply Resources."

  Cooperative Principles

        Cooperatives like us are business organizations owned by their members, which are also either their wholesale or retail customers. As not-for-profit organizations, cooperatives are intended to provide services to their members at the lowest possible cost, in part by eliminating the need to produce profits or a return on equity. Cooperatives may make sales to non-members, the effect of which is generally to reduce costs to members. Today, cooperatives operate throughout the United States in such diverse areas as utilities, agriculture, irrigation, insurance and banking.

        All cooperatives are based on similar business principles and legal foundations. Generally, an electric cooperative designs its rates to recover its cost-of-service and to collect a reasonable amount of revenues in excess of expenses, which constitutes margins. The margins increase patronage capital, which is the equity component of a cooperative's capitalization. These margins are considered capital contributions (that is, equity) from the members and are held for the accounts of the members and returned to them when the board of directors of the cooperative deems it prudent to do so. The timing and amount of any actual return of capital to the members depends on the financial goals of the cooperative and the cooperative's loan and security agreements. See "—First Mortgage Indenture."

  Power Supply Business

        We provide wholesale electric service to our members for more than half of their aggregate power requirements primarily from our fleet of generation assets but also with power purchased from other power suppliers. We provide this service pursuant to long-term, take-or-pay wholesale power contracts. The wholesale power contracts obligate our members jointly and severally to pay rates sufficient for us to recover all the costs of owning and operating our power supply business, including the payment of principal and interest on our indebtedness and to yield a minimum 1.10 margins for interest ratio under our first mortgage indenture. Our members satisfy all of their power requirements above their purchase obligations to us with purchases from other suppliers. See "—Our Members and Their Power Supply Resources—Member Power Supply Resources."

        Our fleet of generating units total 7,791 megawatts of summer planning reserve capacity, which includes 731 megawatts of Smarr EMC assets that we manage but do not own. Our generation portfolio includes units powered by nuclear, gas, coal, oil and water. See "Our Power Supply Resources," "—Our Members And Their Power Supply Resources—Member Power Supply Resources—Smarr EMC" and "Properties—Generating Facilities."

        In 2018, two of our members, Jackson EMC and Cobb EMC, accounted for 14.1% and 13.9% of our total revenues, respectively. Each of our other members accounted for less than 10% of our total revenues in 2018.

  Wholesale Power Contracts

        The wholesale power contracts we have with each member are substantially similar and extend through December 31, 2050 and continue thereafter until terminated by three years' written notice by us or the respective member. Under the wholesale power contracts, each member is unconditionally obligated, on an express "take-or-pay" basis, for a fixed percentage of the capacity costs of each of our generation resources and purchased power resources with a term greater than one year. Each wholesale power contract specifically provides that the member must make payments whether or not power is delivered and whether or not a resource is completed, delayed, terminated, operable, operating, retired, sold, leased, transferred or is otherwise unavailable. We are obligated to use our reasonable best efforts to operate, maintain and manage our resources in accordance with prudent utility practices.

        We have assigned fixed percentage capacity cost responsibilities to our members for all of our generation and purchased power resources, although not all members participate in all resources. For any future resource, we will assign fixed percentage capacity cost responsibilities only to members choosing to participate in that resource. The wholesale power contracts provide that each member is jointly and severally responsible for all costs and expenses of all existing generation and purchased power resources, as well as for approved future resources, whether or not that member has elected to participate in the resource, that are approved by 75% of the members of our board of directors, 75% of our members and members representing 75% of our patronage capital. In the event a member defaults on all or a portion of its payment obligation, the default amount is shared first among the participating members in each resource in which the defaulting member participates. If all these participating members default, each non-participating member is expressly obligated to pay a proportionate share of the default.

        Under the wholesale power contracts, we are not obligated to provide all of our members' capacity and energy requirements. Individual members must satisfy all of their requirements above their purchase obligations from us from other suppliers, unless we and our members agree that we will supply additional capacity and associated energy, subject to the approval requirements described above. In 2018, we supplied energy that accounted for approximately 57% of the retail energy requirements of our members. See "—Our Members and Their Power Supply Resources—Member Power Supply Resources."

        Under the wholesale power contracts, each member must establish rates and conduct its business in a manner that will enable the member to pay (i) to us when due, all amounts payable by the member under its wholesale power contract and (ii) any and all other amounts payable from, or which might constitute a charge or a lien upon, the revenues and receipts derived from the member's electric system, including all operation and maintenance expenses and the principal of, premium, if any, and interest on all indebtedness related to the member's electric system.

  New Business Model Member Agreement

        The New Business Model Member Agreement that we have with our members requires member approval for us to undertake certain activities. The agreement does not limit our ability to own, manage, control and operate our resources or perform our functions under the wholesale power contracts.

        We may not provide services unrelated to our resources or our functions under the wholesale power contracts if these services would require us to incur indebtedness, provide a guarantee or make any loan or investment, unless approved by 75% of the members of our board of directors, 75% of our members, and members representing 75% of our patronage capital. We may provide any other unrelated service to a member so long as (i) doing so would not create a conflict of interest with respect to other members, (ii) the service is being provided to all members or (iii) the service has received the three 75% approvals described above.

  Electric Rates

        Each member is required to pay us for capacity and energy we furnish under its wholesale power contract in accordance with rates we establish. We review our rates periodically but are required to do so at least once every year. We are required to revise our rates as necessary so that the revenues derived from our rates, together with our revenues from all other sources, will be sufficient to pay all of the costs of our system, including the payment of principal and interest on our indebtedness, to provide for reasonable reserves and to meet all financial requirements.

        The formulary rate we established in the rate schedule to the wholesale power contracts employs a rate methodology under which all categories of costs are specifically separated as components of the formula to determine our revenue requirements. The rate schedule also implements the responsibility for fixed costs assigned to each member based on each member's fixed percentage capacity cost responsibilities for all of our generation and purchased power resources. The monthly charges for capacity and other non-energy charges are based on our annual budget. These capacity and other non-energy charges may be adjusted by our board of directors, if necessary, during the year through an adjustment to the annual budget. Energy charges reflect the pass through of actual energy costs, including fuel costs, variable operations and maintenance costs and purchased energy costs. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS—Summary of Cooperative Operations—Rate Regulation."

        Under the first mortgage indenture, we are required, subject to any necessary regulatory approval, to establish and collect rates which are reasonably expected, together with our other revenues, to yield a margins for interest ratio for each fiscal year equal to at least 1.10. The formulary rate is intended to provide for the collection of revenues which, together with revenues from all other sources, are equal to all costs and expenses we recorded, plus amounts necessary to achieve at least the minimum 1.10 margins for interest ratio. In the event we were to fall short of the minimum 1.10 margins for interest ratio at year end, the formulary rate is designed to recover the shortfall from our members in the following year without any additional action by our board of directors.

        Under our loan agreements with each of the Rural Utilities Service and Department of Energy, changes to our rates resulting from adjustments in our annual budget are generally not subject to their approval. We must provide the Rural Utilities Service and Department of Energy with a notice of and opportunity to object to most changes to the formulary rate under the wholesale power contracts. See "—Relationship with Federal Lenders." Currently, our rates are not subject to the approval of any other federal or state agency or authority, including the Georgia Public Service Commission.

First Mortgage Indenture

        Our principal financial requirements are contained in the Indenture, dated as of March 1, 1997, from us to U.S. Bank National Association, as trustee (successor to SunTrust Bank), as amended and supplemented, referred to herein as the first mortgage indenture. The first mortgage indenture constitutes a lien on substantially all of our owned tangible and certain of our intangible property, including property we acquire in the future. The mortgaged property includes our owned electric generating plants, the wholesale power contracts with our members and some of our contracts relating to the ownership, operation or maintenance of electric generation facilities owned by us.

        Under our first mortgage indenture, we are required, subject to any necessary regulatory approval, to establish and collect rates which are reasonably expected, together with our other revenues, to yield a margins for interest ratio for each fiscal year equal to at least 1.10. The margins for interest ratio is determined by dividing margins for interest by total interest charges on debt secured under our first mortgage indenture. Margins for interest is the sum of:

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  our net margins (after certain defined adjustments), plus

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  interest charges on all indebtedness secured under our first mortgage indenture, plus

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  any amount included in net margins for accruals for federal or state income taxes.

        Margins for interest takes into account any item of net margin, loss, gain or expenditure of any of our affiliates or subsidiaries only if we have received the net margins or gains as a dividend or other distribution from such affiliate or subsidiary or if we have made a payment with respect to the losses or expenditures. In addition, our margins include certain items that are excluded from the margins for interest ratio, such as non-cash capital credits allocation from Georgia Transmission Corporation.

        Under our first mortgage indenture, we are prohibited from making any distribution of patronage capital to our members if, at the time of or after giving effect to the distribution, (i) an event of default exists under the first mortgage indenture, (ii) our equity as of the end of the immediately preceding fiscal quarter is less than 20% of our total long-term debt and equities, or (iii) the aggregate amount expended for distributions on or after the date on which our equity first reaches 20% of our total long-term debt and equities exceeds 35% of our aggregate net margins earned after such date. This last restriction, however, will not apply if, after giving effect to such distribution, our equity as of the end of the immediately preceding fiscal quarter is at least 30% of our total long-term debt and equities. As of December 31, 2018, our equity ratio was 9.2%.

        As of December 31, 2018, we had approximately $8.9 billion of secured indebtedness outstanding under the first mortgage indenture. From time to time, we may issue additional first mortgage obligations ranking equally and ratably with the existing first mortgage indenture obligations. The aggregate principal amount of obligations that may be issued under the first mortgage indenture is not limited; however, our ability to issue additional obligations under the first mortgage indenture is subject to certain requirements related to the certified value of certain of our tangible property, repayment of obligations outstanding under the first mortgage indenture and payments made under certain pledged contracts relating to property to be acquired.

  Relationship with Federal Lenders

  Rural Utilities Service

        Historically, federal loan programs administered by the Rural Utilities Service, an agency of the United States Department of Agriculture, have provided the principal source of financing for electric cooperatives. Loans guaranteed by the Rural Utilities Service and made by the Federal Financing Bank have been a major source of funding for us. However, Rural Utilities Service loan funds are subject to annual federal budget appropriations, and, due to budgetary and political pressures faced by Congress, the availability and magnitude of these loan funds cannot be assured. Congress has authorized the Rural Utilities Service to charge a fee to cover the cost of loan guarantees for baseload generation, if requested by a borrower. The Rural Utilities Service must establish a process to implement this authorization prior to making it available to borrowers. The President's budget for fiscal year 2020, which begins October 2019, proposes a loan program of $5.5 billion, the same as the current program level. However, we cannot predict the amount or cost of Rural Utilities Service loans that may be available to us in the future.

        We have a loan contract with the Rural Utilities Service. Under the loan contract, we may have to obtain approval from the Rural Utilities Service or provide the Rural Utilities Service with a notice and an opportunity to object before we take certain actions, including, without limitation,

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  significant additions to or dispositions of system assets,

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  significant power purchase and sale contracts,

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  changes to the wholesale power contracts and the formulary rate contained in the wholesale power contracts, and

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  changes to plant ownership and operating agreements.

        As of December 31, 2018, we had $2.6 billion of outstanding loans guaranteed by the Rural Utilities Service and secured under our first mortgage indenture.

  Department of Energy

        Pursuant to the loan guarantee program established under Title XVII of the Energy Policy Act of 2005, we entered into a $3.1 billion loan guarantee agreement with the Department of Energy in 2014, pursuant to which the Department of Energy agreed to guarantee our obligations under a multi-advance term loan facility with the Federal Financing Bank.

        Proceeds of advances made under the facility will be used to reimburse us for a portion of certain costs of construction relating to two additional nuclear units at Plant Vogtle that are eligible for financing under the Title XVII loan guarantee program.

        Following the bankruptcy of the primary contractor for the nuclear units in 2017, our ability to request further advances under the facility was restricted pending satisfaction of certain conditions, including an amendment to the loan guarantee agreement. In September 2017, the Department of Energy issued a conditional commitment to us for $1.6 billion of additional guaranteed funding under the loan guarantee agreement.

        On March 7, 2019, we and the Department of Energy entered into an amendment and waiver to the loan guarantee agreement, which allowed us to receive an advance of $585 million which increased our total borrowings under the loan to $2.4 billion. On March 22, 2019, we and the Department of Energy executed an amended and restated loan guarantee agreement that both permits us to draw the approximately $670 million remaining under the original $3.1 billion loan and adds an additional $1.6 billion commitment to the loan guarantee. In connection with the increase of the loan guarantee, we also entered into additional loan documents with the Federal Financing Bank to increase the aggregate amount available under the term loan facility.

        In total, the Department of Energy-guaranteed loans will provide up to $4.7 billion of long-term financing at lower interest rates than our alternative sources of financings. All advances received under this facility are secured under our first mortgage indenture.

        Under the loan guarantee agreement, we may have to obtain approval from the Department of Energy or provide the Department of Energy with a notice and opportunity to object before we take certain actions, including, without limitation,

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  including the transfer of our undivided ownership interest in Vogtle Units No. 3 and No. 4 prior to commercial operation of both units,

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  significant dispositions of assets pledged under our first mortgage indenture,

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  changes to the wholesale power contracts and the formulary rate contained in the wholesale power contracts,

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  certain changes to plant ownership and operating agreements relating to Vogtle Units No. 3 and No. 4, and

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  agreeing to the removal or replacement of Georgia Power Company or Southern Nuclear Operating Company, Inc. in their respective roles as agents for the Co-owners in connection with the additional Vogtle units.

        For additional information regarding the terms of the loan guarantee agreement, including conditions to future advances and potential repayment over a five-year period, see Note 7a of Notes to Consolidated Financial Statements. For additional information on Vogtle Units No. 3 and No. 4, see "—Our Power Supply Resources—Future Power Resources—Vogtle Units No. 3 and No. 4."

  Relationship with Georgia Transmission Corporation

        We and our 38 members are members of Georgia Transmission Corporation (An Electric Membership Corporation), which was formed in 1997 to own and operate the transmission business we previously owned. Georgia Transmission provides transmission services to its members for delivery of its members' power purchases from us and other power suppliers. Georgia Transmission also provides transmission services to third parties. We have entered into an agreement with Georgia Transmission to provide transmission services for third party transactions and for service to our own facilities.

        Georgia Transmission has rights in the integrated transmission system, which consists of transmission facilities owned by Georgia Transmission, Georgia Power Company, the Municipal Electric Authority of Georgia and the City of Dalton, Georgia. Through agreements, common access to the combined facilities that compose the integrated transmission system enables the owners to use their combined resources to make deliveries to or for their respective consumers, to provide transmission service to third parties and to make off-system purchases and sales. The integrated transmission system was established in order to obtain the benefits of a coordinated development of the parties' transmission facilities and to make it unnecessary for any party to construct duplicative facilities.

  Relationship with Georgia System Operations Corporation

        We, Georgia Transmission and our 38 members are members of Georgia System Operations Corporation, which was formed in 1997 to own and operate the system operations business we previously owned. Georgia System Operations operates the system control center and currently provides Georgia Transmission and us with system operations services and administrative support services. We have contracted with Georgia System Operations to schedule and dispatch our resources. We have also purchased from Georgia System Operations services that it purchases from Georgia Power under the control area compact, which we co-signed with Georgia System Operations. See "—Our Members and Their Power Supply Resources—Members' Relationship with Georgia Transmission and Georgia System Operations." Georgia System Operations provides support services to us in the areas of accounts payable, payroll, auditing, human resources, campus services, telecommunications and information technology at cost.

        We currently have approximately $14.0 million of loans outstanding to Georgia System Operations, primarily for the purpose of financing capital expenditures. Georgia System Operations has an additional $7.0 million that can be drawn under one of its loans with us.

        Georgia Transmission has contracted with Georgia System Operations to provide certain transmission system operation services including reliability monitoring, switching operations, and the real-time management of the transmission system.

  Relationship with Georgia Power Company

        Our relationship with Georgia Power is a significant factor in several aspects of our business. Except for the Rocky Mountain Pumped Storage Hydroelectric Facility, Georgia Power, on behalf of itself as a co-owner and as agent for the other co-owners, is responsible for the construction and operation of all our co-owned generating facilities, including the construction of Vogtle Units No. 3 and No. 4. For further information regarding the agreements between Georgia Power and us, see "—Properties—Fuel Supply," "—Properties—Co-Owners of Plants—Georgia Power Company" and "—The Plant Agreements." Georgia Power supplies services to us and Georgia System Operations to support the scheduling and dispatch of our resources, including off-system transactions. Georgia Power and our members are competitors in the State of Georgia for electric service to any new customer that has a choice of supplier under the Georgia Territorial Electric Service Act, which was enacted in 1973, commonly known as the Georgia Territorial Act (see "—Competition"). For further information regarding our members' relationships with Georgia Power, see "—Our Members and Their Power Supply Resources—Service Area and Competition.

  Relationship with Smarr EMC

        Smarr EMC is a Georgia electric membership corporation owned by 36 of our 38 members. Smarr EMC owns two combustion turbine facilities with aggregate capacity of 731 megawatts. We provide operations, financial and management services for Smarr EMC. (See "—Our Members and Their Power Supply Resources—Member Power Supply Resources.")

  Relationship to Green Power EMC

        Green Power Electric Membership Corporation, owned by our 38 members, is a power supply cooperative specializing in the purchase of renewable energy for its members. Green Power EMC currently manages 120 megawatts of renewable energy resources. By 2022, the capacity is expected to increase by at least 460 megawatts, bringing the total capacity to more than 580 megawatts. We supply financial and management services to Green Power EMC. See "—Our Members and Their Power Supply Resources—Member Power Supply Resources—Green Power EMC."

  Competition

        Under current Georgia law, our members generally have the exclusive right to provide retail electric service in their respective territories. However, the Georgia Territorial Act permits limited competition among electric utilities located in Georgia for sales of electricity to certain large commercial or industrial customers. The owner of any new facility may receive electric service from the power supplier of its choice if the facility is located outside of municipal limits and has a connected load upon initial full operation of 900 kilowatts or more. Our members are actively engaged in competition with other retail electric suppliers for these new commercial and industrial loads. This limited competition has given our members the opportunity to develop resources and strategies to operate in a more competitive market.

        Some states have implemented varying forms of retail competition among power suppliers. No legislation related to retail competition has yet been enacted in Georgia which would amend the Georgia Territorial Act or otherwise affect the exclusive right of our members to supply power to their current service territories. However, parties have unsuccessfully sought and will likely continue to seek to advance legislative proposals that will directly or indirectly affect the Georgia Territorial Act in order to allow increased retail competition in our members' service territories. The Georgia Public Service Commission does not have the authority under Georgia law to order retail competition or amend the Georgia Territorial Act.

        We routinely consider, along with our members, a wide array of potential actions to meet future power supply needs, maintain competitive rates, adapt to technological innovations, including distributed generation and energy storage technologies, and respond to the evolving competitive and regulatory landscape. We cannot predict at this time the outcome of various developments that may lead to increased competition in the electric utility industry or the effect of any developments on us or our members.

        Regulation of greenhouse gas emissions has the potential to affect energy suppliers, including us and our competitors, differently, depending on the relative greenhouse gas emissions from a supplier's sources and the nature of the regulation. Some of our generation sources emit greenhouse gases while others emit none. Comparatively, our competitors may rely on sources that emit proportionately more or less greenhouse gases than we do. Further, many of our members' third-party suppliers also rely on generation sources that emit greenhouse gases. The terms and conditions in the contracts with these third-party suppliers would determine the extent to which any greenhouse gas regulation of these suppliers affects our members. We believe our and our members' diverse portfolios of generation facilities, including the diversity of third-party suppliers, would mitigate impacts on our and our members' competitiveness resulting from any regulation. See "—Regulation—Environmental—Carbon Dioxide Emissions and Climate Change" and "RISK FACTORS."

        Many members are also providing or considering proposals to provide non-traditional products and services such as natural gas, telecommunications (including broadband) and other services. The Georgia Public Service Commission can authorize member affiliates to market natural gas but is required to condition any authorization on terms designed to ensure that cross-subsidizations do not occur between the electricity services of a member and the gas activities of its gas affiliates.

        Further, a member's power supply planning may include consideration of assignment of its rights and obligations under its wholesale power contract to another member or a third party. We have existing provisions for wholesale power contract assignment, as well as provisions for a member to withdraw and concurrently to assign its rights and obligations under its wholesale power contract. Assignments upon withdrawal require the assignee to have certain published credit ratings and to assume all of the withdrawing member's obligations under its wholesale power contract with us, and must be approved by our board of directors. Assignments without withdrawal are governed by the wholesale power contract and must be approved by both our board of directors and the Rural Utilities Service.

        From time to time, individual members may be approached by parties indicating an interest in purchasing their systems. A member generally must obtain our approval before it may consolidate or merge with any person or reorganize or change the form of its business organization from an electric membership corporation or sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any person, whether in a single transaction or series of transactions. A member may enter into such a transaction without our approval if specified conditions are satisfied, including, but not limited to, an agreement by the transferee, satisfactory to us, to assume the obligations of the member under the wholesale power contract, and certifications of accountants as to certain specified financial requirements of the transferee. The wholesale power contracts also provide that a member may not dissolve, liquidate or otherwise wind up its affairs without our approval.

  Seasonal Variations

        Our members' demand for energy is influenced by seasonal weather conditions. Historically, higher demand has occurred during summer and winter months than in spring and fall months. Even so, summer and winter demand historically has been lower when weather conditions are milder and higher when weather conditions are more extreme. A variety of factors affect our members' decisions whether to purchase their increased seasonal demand from us. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION—Results of Operations—Factors Affecting Results." While changing weather patterns, whether resulting from greenhouse gas emissions or otherwise, could, under certain circumstances, alter seasonal weather patterns, predictions of future changes in weather patterns are inherently speculative, and we cannot make accurate conclusions about seasonality related to changes in weather patterns. Our energy revenues recover energy costs as they are incurred and also fluctuate month to month. Capacity revenues are based upon budgeted expenditures and are generally recognized and billed to our members in substantially equal monthly installments over the course of the year. We may recognize capacity revenues that exceed our actual fixed costs and targeted margins in any given interim reporting period. At each interim reporting period, we assess our projected revenue requirements through year end and if required, we reduce our capacity revenues and recognize a refund liability to our members. See Note 1e of Notes to Consolidated Financial Statements for information regarding revenue recognition.

  Our Power Supply Resources

        We supply capacity and energy to our members for a portion of their requirements from a combination of our fleet of generating assets and power purchased from other suppliers. In 2018, we supplied approximately 57% of the retail energy requirements of our members.

  Generating Plants

        Our fleet of generating units total 7,791 megawatts of summer planning reserve capacity, including 731 megawatts of Smarr EMC assets, which we manage. Our generation portfolio includes interests in nuclear, coal, natural gas, oil and hydro units. Georgia Power, MEAG and the City of Dalton also have interests in nine of these units at Plants Hatch, Vogtle, Wansley and Scherer. Georgia Power serves as operating agent for these nine units. Georgia Power also has an interest in the three units at Rocky Mountain, which we operate. In addition to our 31 generating units, we operate and manage six gas-fired generating units on behalf of Smarr EMC.

        See "—Properties" for a description of our generating facilities, fuel supply and the co-ownership arrangements. For a description of Smarr EMC's assets, see "—Our Members and Their Power Supply Resources—Member Power Supply Resources—Smarr EMC."

  Power Purchase and Sale Arrangements

        We currently have no material power purchase or sale agreements.

        We purchase small amounts of energy from a "qualifying facility" under the Public Utility Regulatory Policies Act of 1978 under a contract that will terminate on March 31, 2019. Under a waiver order from the Federal Energy Regulatory Commission, we historically made all purchases the members would have otherwise been required to make under the Public Utility Regulatory Policies Act and we were relieved of our obligation to sell certain services to "qualifying facilities" so long as the members make those sales. In 2018, our purchases from this qualifying facility provided less than 0.1% of the energy we supplied to our members. Under their wholesale power contracts, the members may now make such purchases instead of us.

        We manage Green Power EMC's purchase of energy from 120 megawatts of renewable resources. See "—Our Members and Their Power Supply Resources—Member Power Supply Resources—Green Power EMC."

        We have interchange, transmission and/or short term capacity and energy purchase or sale agreements with a number of power marketers and other power suppliers. The agreements provide variously for the purchase and/or sale of capacity and energy and/or for the purchase of transmission service.

  Future Power Resources

  Plant Vogtle Units No. 3 and No. 4

        We, Georgia Power, the Municipal Electric Authority of Georgia, and the City of Dalton, Georgia, acting by and through its Board of Water, Light and Sinking Fund Commissioners, doing business as Dalton Utilities (collectively, the Co-owners) are parties to an Ownership Participation Agreement that, along with other agreements, governs our participation in two additional nuclear units under construction at Plant Vogtle, Units No. 3 and No. 4. The Co-owners appointed Georgia Power to act as agent under this agreement. Our ownership interest and proportionate share of the cost to construct these units is 30%. Pursuant to this agreement, Georgia Power has designated Southern Nuclear Operating Company, Inc. as its agent for licensing, engineering, procurement, contract management, construction and pre-operation services.

        In 2008, Georgia Power, acting for itself and as agent for the Co-owners, entered into an Engineering, Procurement and Construction Agreement (the EPC Agreement) with Westinghouse Electric Company LLC and Stone & Webster, Inc., which was subsequently acquired by Westinghouse and changed its name to WECTEC Global Project Services Inc. (collectively, Westinghouse). Pursuant to the EPC Agreement, Westinghouse agreed to design, engineer, procure, construct and test two 1,100 megawatt nuclear units using the Westinghouse AP1000 technology and related facilities at Plant Vogtle.

        Until March 2017, construction on Units No. 3 and No. 4 continued under the substantially fixed price EPC Agreement. In March 2017, Westinghouse filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code. Effective in July 2017, Georgia Power, acting for itself and as agent for the other Co-owners, and Westinghouse entered into a services agreement (the Services Agreement), pursuant to which Westinghouse is providing facility design and engineering services, procurement and technical support and staff augmentation on a time and materials cost basis. The Services Agreement provides that it will continue until the start-up and testing of Vogtle Units No. 3 and No. 4 is complete and electricity is generated and sold from both units. The Services Agreement is terminable by the Co-owners upon 30 days' written notice.

        In October 2017, Georgia Power, acting for itself and as agent for the other Co-owners, entered into a construction completion agreement with Bechtel Power Corporation, pursuant to which Bechtel serves as the primary contractor for the remaining construction activities for Vogtle Units No. 3 and No. 4 (the Bechtel Agreement). The Bechtel Agreement is a cost reimbursable plus fee arrangement, whereby Bechtel is reimbursed for actual costs plus a base fee and an at-risk fee, which is subject to adjustment based on Bechtel's performance against cost and schedule targets. Each Co-owner is severally, and not jointly, liable for its proportionate share, based on its ownership interest, of all amounts owed to Bechtel under the Bechtel Agreement. The Co-owners may terminate the Bechtel Agreement at any time for their convenience, provided that the Co-owners will be required to pay amounts related to work performed prior to the termination (including the applicable portion of the base fee), certain termination-related costs and, at certain stages of the work, the applicable portion of the at-risk fee. Bechtel may terminate the Bechtel Agreement under certain circumstances, including certain Co-owner suspensions of work, certain breaches of the Bechtel Agreement by the Co-owners, Co-owner insolvency and certain other events.

        In November 2017, the Co-owners entered into an amendment to their joint ownership agreements for Vogtle Units No. 3 and No. 4 to provide for, among other conditions, additional Co-owner approval requirements. These joint ownership agreements, including the Co-owner approval requirements, were subsequently amended, effective August 31, 2018. As described below, certain provisions of the Joint Ownership Agreements were modified further on September 26, 2018 by the Term Sheet that was memorialized on February 18, 2019 when the Co-owners entered into certain amendments (the Global Amendments) to the Joint Ownership Agreements (as amended, the Joint Ownership Agreements).

        On December 21, 2017, the Georgia Public Service Commission took a series of actions related to the construction of Vogtle Units No. 3 and No. 4 and issued its related order on January 11, 2018. Among other actions, the Public Service Commission (i) accepted Georgia Power's recommendation to continue construction of Vogtle Units No. 3 and No. 4, with Southern Nuclear serving as construction manager and Bechtel as primary contractor and (ii) approved the revised schedule placing Unit No. 3 in service in November 2021 and Unit No. 4 in service in November 2022. In its January 11, 2018 order, the Public Service Commission stated if certain conditions change and assumptions upon which Georgia Power's seventeenth Vogtle construction monitoring (VCM) report are based do not materialize, the Public Service Commission reserved the right to reconsider the decision to continue construction. Third parties have filed two petitions with the Fulton County Superior Court appealing the Georgia Public Service Commission's January 11, 2018 order. On December 21, 2018, the Superior Court granted Georgia Power's motion to dismiss the two appeals. On January 9, 2019, those parties appealed that decision to the Georgia Court of Appeals. Georgia Power has stated that it believes the appeal has no merit; however, an adverse outcome in the appeal combined with subsequent adverse action by the Public Service Commission could have a material impact on our financial condition and results of operations.

        In 2018, Georgia Power advised us that it became aware that the estimated future Vogtle project costs were projected to exceed the corresponding budgeted amounts included in its seventeenth VCM report. Upon discovery of these variances, the Co-owners requested Southern Nuclear perform a full cost analysis and reforecast the cost to complete the project and engaged a third party to independently assess this analysis, forecast, and existing project controls for identifying budget variances. Following this analysis, Georgia Power proposed an increased construction budget and included a revised estimate to complete in its nineteenth VCM report filed with the Georgia Public Service Commission in August 2018. This revised estimate included an approximate $1.5 billion increase in capital costs (our 30% share is approximately $450 million) and a project-level contingency in an amount of $800 million (our 30% share is $240 million). The increase in the revised budget is primarily attributable to Bechtel and subcontractor construction costs, including craft labor incentives, as well as expenses for project management, oversight and support. The scheduled in-service dates of November 2021 and November 2022 for Vogtle Units No. 3 and No. 4, respectively, did not change in connection with these budget revisions.

        Further, Georgia Power informed the Public Service Commission in its nineteenth VCM report that it did not intend to seek rate recovery for its proportionate share of the additional capital costs identified in that report. As a result of Georgia Power's decision not to seek rate recovery of its allocation of these costs and the increased construction budget, the holders of at least 90% of the ownership interests in Vogtle Units No. 3 and No. 4 were required to vote to continue construction.

        In September 2018, the Co-owners voted to continue construction of Vogtle Units No. 3 and No. 4. In connection with our vote to continue construction, we approved a revised budget of $7.5 billion for our 30% ownership interest. The impact of the additional project costs on our budget was substantially mitigated by nearly $500 million of contingency included in our prior budget. As with our prior budgets and consistent with our conservative budget practices, our revised budget includes a separate Oglethorpe-level contingency amount in addition to capital costs, allowance for funds used during construction, and our allocation of the project-level contingency. We and some of our members have implemented various rate management programs to lessen the impact on rates when Vogtle Units No. 3 and No. 4 reach commercial operation. As of December 31, 2018, our total investment in the additional Vogtle units was approximately $3.9 billion.

        As construction continues, risks remain that construction-related challenges, including management of contractors, subcontractors, and vendors; labor productivity, availability, and/or cost escalation; procurement, fabrication, delivery, assembly and/or installation and testing, including any required engineering changes, of plant systems, structures and components; or other issues could further impact the projected schedule and cost. Monthly construction production targets required to maintain the current project schedule will continue to increase significantly throughout 2019. To meet these increasing monthly targets, existing craft construction productivity must improve and additional craft laborers must be retained and deployed.

        Georgia Power and Southern Nuclear are in the process of validating recent construction progress in comparison to the projected schedule and verifying and updating quantities of commodities remaining to install, labor productivity, and forecasted staffing needs. This verification process, led by Southern Nuclear, is expected to be completed during the second quarter of 2019. Although the verification is not complete, we currently do not anticipate any material changes to our project budget of $7.5 billion or the Public Service Commission approved in-service dates of November 2021 and November 2022 as a result of this verification process. However, the current schedule being utilized to manage construction at the Vogtle site, which targets in-service dates in advance of November 2021 and November 2022, may be adjusted to reflect updated information provided by the verification process. The ultimate impact on cost and schedule, if any, will not be known until the verification process is completed. Georgia Power has stated that it is required to report the results and any project impacts to the Public Service Commission by May 15, 2019.

        There have been technical and procedural challenges to the construction and licensing of Vogtle Units No. 3 and No. 4 at the federal and state level and additional challenges may arise. Processes are in place that are designed to assure compliance with the requirements specified in the Westinghouse Design Control Document and the combined construction and operating licenses, including inspections by Southern Nuclear and the Nuclear Regulatory Commission that occur throughout construction. As a result of such compliance processes, certain license amendment requests have been filed and approved or are pending before the Nuclear Regulatory Commission. Various design and other licensing-based compliance matters, including the timely resolution of inspections, tests, analyses, and acceptance criteria and the related approvals by the Nuclear Regulatory Commission, may arise, which may result in additional license amendments or require other resolution. If any license amendment requests or other licensing-based compliance issues are not resolved in a timely manner, there may be further delays in the project schedule that could result in increased costs to the Co-owners.

        In late 2018, the first four nuclear units to utilize Westinghouse's AP1000 technology began commercial operation in China. Recently, one of these units reportedly experienced a failure of one of its four reactor coolant pumps and is not operating pending determination of the cause of the failure and replacement of the pump. The other three nuclear units remain in operation.

        In connection with the September 2018 vote to continue construction, Georgia Power entered into a binding term sheet with the other Co-owners and MEAG's wholly-owned subsidiaries MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, and MEAG Power SPVP, LLC that mitigated certain financial exposure for the other Co-owners and offered to purchase production tax credits from each of the other Co-Owners, at that Co-owner's option (the Term Sheet). On February 18, 2019, the Co-owners entered into the Global Amendments to memorialize the provisions of the Term Sheet. Pursuant to the Global Amendments and consistent with the Term Sheet, the Joint Ownership Agreements provide that:

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  each Co-owner is obligated to pay its proportionate share of construction costs for Vogtle Units No. 3 and No. 4 based on its ownership interest up to (i) the estimated cost at completion (EAC) for Vogtle Units No. 3 and No. 4 which formed the basis of Georgia Power's forecast of $8.4 billion in Georgia Power's nineteenth VCM report filed with the Georgia Public Service Commission plus (ii) $800 million of additional construction costs;

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  Georgia Power will be responsible for 55.7% of construction costs, subject to exceptions, that exceed the EAC in the nineteenth VCM report by $800 million to $1.6 billion (resulting in up to $80 million of potential additional costs to Georgia Power which would save Oglethorpe up to

    $44 million), with the remaining Co-owners responsible for 44.3% of such costs pro rata in accordance with their respective ownership interests (equal to 24.5% for our 30% ownership interest); and

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  Georgia Power will be responsible for 65.7% of construction costs, subject to exceptions, that exceed the EAC in the nineteenth VCM report by $1.6 billion to $2.1 billion (resulting in up to a further $100 million of potential additional costs to Georgia Power which would save Oglethorpe up to an additional $55 million), with the remaining Co-owners responsible for 34.3% of such costs pro rata in accordance with their respective ownership interests (equal to 19.0% for our 30% ownership interest).

        If the EAC is revised and exceeds the EAC in the nineteenth VCM report by more than $2.1 billion, each of the Co-owners, other than Georgia Power, will have a one-time option at the time the project budget forecast is so revised to tender a portion of its ownership interest to Georgia Power in exchange for Georgia Power's agreement to pay 100% of such Co-owner's remaining share of construction costs in excess of the EAC in the nineteenth VCM report plus $2.1 billion. In this event, Georgia Power would have the option of cancelling the project in lieu of purchasing a portion of the ownership interest of any other Co-owner. If Georgia Power accepts the offer to purchase a portion of another Co-owner's ownership interest in Vogtle Units No. 3 and No. 4, the ownership interest to be conveyed from the tendering Co-owner to Georgia Power will be calculated based on the proportion of the cumulative amount of construction costs paid by each such tendering Co-owner and by Georgia Power as of the commercial operation date of Vogtle Unit No. 4. For purposes of this calculation, payments made by Georgia Power on behalf of another Co-owner in accordance with the second and third bullets above will be treated as payments made by the applicable Co-owner. This option to tender a portion of our interest to Georgia Power upon such a budget increase would allow us to freeze our construction budget associated with the Vogtle project in exchange for a portion of our 30% ownership interest.

        In the event the actual costs of construction at completion of a unit are less than the EAC reflected in the nineteenth VCM report and (i) Vogtle Unit No. 3 is placed in service by the currently scheduled date of November 2021 or (ii) Vogtle Unit No. 4 is placed in service by the currently scheduled date of November 2022, Georgia Power will be entitled to 60.7% of the cost savings with respect to the relevant unit and the remaining Co-owners will be entitled to 39.3% of such savings on a pro rata basis in accordance with their respective ownership interests.

        Pursuant to the Global Amendments, the Co-owners will continue to retain a third party to independently consult, advise and report to the Co-owners on issues pertaining to (i) project management and controls, (ii) organizational controls, (iii) commercial management plans and (iv) interim project reports until released by 67% of the Co-owners.

        Pursuant to the Joint Ownership Agreements, as amended by the Global Amendments, the holders of at least 90% of the ownership interests in Vogtle Units No. 3 and No. 4 must vote to continue construction, or can vote to suspend construction, if certain adverse events occur, including: (i) the bankruptcy of Toshiba Corporation; (ii) termination or rejection in bankruptcy of certain agreements, including the Services Agreement, the Bechtel Agreement or the agency agreement with Southern Nuclear; (iii) Georgia Power publicly announces its intention not to submit for rate recovery any portion of its investment in Vogtle Units No. 3 and No. 4 (or associated financing costs) or the Georgia Public Service Commission determines that any of Georgia Power's costs relating to the construction of Vogtle Units No. 3 and No. 4 will not be recovered in retail rates, excluding any additional amounts paid by Georgia Power on behalf of the other Co-owners pursuant to the Global Amendment provisions described above and the first 6% of costs during any six-month VCM reporting period that are disallowed by the Public Service Commission for recovery, or for which Georgia Power elects not to seek cost recovery, through retail rates or (iv) an incremental extension of one year or more over the most recently approved schedule. In addition, pursuant to the Joint Ownership Agreements, the required approval of holders of ownership interests in Vogtle Units No. 3 and No. 4 is at least (i) 90% for a change of the primary construction contractor and (ii) 67% for material amendments to the Services Agreement or agreements with Southern Nuclear or the primary construction contractor, including the Bechtel Agreement.

        The Global Amendments provide that Georgia Power may cancel the project at any time at its sole discretion. In the event that Georgia Power determines to cancel the project or fewer than 90% of the Co-owners vote to continue construction upon the occurrence of a subsequent project adverse event, we and the other Co-owners would assess our options for the Vogtle project. If the investment were to be written off, we would seek regulatory accounting treatment to amortize the investment over a long-term period, which requires the approval of our board of directors, and we would submit the regulatory accounting treatment details to the Rural Utilities Service for its approval. Further, if Georgia Power or the Co-owners decided to cancel the project, the Department of Energy would have the discretion to require that we repay all amounts outstanding under our loan guarantee agreement with the Department of Energy over a five-year period as discussed in Note 7 of Notes to Consolidated Financial Statements.

        In March 2019, we entered into an amended and restated loan guarantee agreement with the Department of Energy to increase our existing loan guarantee agreement from $3.1 billion to nearly $4.7 billion and amend other terms of the agreement. As of March 15, 2019, we have borrowed $2.4 billion under the loan guarantee agreement. For additional information regarding terms of the loan guarantee agreement with the Department of Energy, including conditions for future advances, potential repayment over a five-year period, covenants and events of default, see Note 7a of Notes to Consolidated Financial Statements.

        We have also financed $1.9 billion of the capital costs of the Vogtle units through capital market debt issuances. We anticipate financing any project costs not guaranteed by the Department of Energy in the capital markets. For additional information regarding the financing of Vogtle Units No. 3 and No. 4, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS—Financial Condition—Financing Activities—Department of Energy-Guaranteed Loans."

        Under the Bipartisan Budget Act of 2018, we qualify for nuclear production tax credits related to Vogtle Units No. 3 and No. 4. We expect to receive these tax credits in accordance with our 30% ownership interest in the Vogtle Units. We estimate that the nominal value of our allocation of production tax credits will be approximately $700 million and will be earned for eight years post commercial operation. Pursuant to the Global Amendments, Georgia Power agreed to purchase our allocation of production tax credits at varying purchase prices dependent upon the actual cost to complete construction of Vogtle Units No. 3 and No. 4 as compared to the EAC included in the nineteenth VCM report. Any purchases will be at our option. The purchases would occur during the month after such production tax credits are earned and would be at the following purchase prices: (i) 88% of face value if the actual cost remains at or below the EAC reflected in the nineteenth VCM report; (ii) 91% of face value if the actual cost increases by no more than $299 million over the EAC reflected in the nineteenth VCM report; (iii) 95% of face value if the actual cost increases $300 million but less than $600 million over the EAC reflected in the nineteenth VCM report; and (iv) 98% of face value if the actual cost increases by $600 million or more over the EAC reflected in the nineteenth VCM report. We will continue to analyze various options to monetize these credits with one or more third parties, including Georgia Power. In order to maximize the value of these production tax credits, we do not anticipate entering into any agreement to sell these production tax credits until one or both of the Vogtle Units reach commercial operation. We expect to use the proceeds received from the sale of production tax credits to offset operating costs following commercial operation of the Vogtle Units. Any amounts received from these sales will not affect our project budget.

        MEAG is currently involved in litigation with JEA regarding a power purchase agreement for approximately 9% of the total output of Vogtle Units No. 3 and No. 4 for the first 20 years of operation. This litigation could impact MEAG's ability to finance the MEAG Power SPVJ portion of its interest in Vogtle Units No. 3 and No. 4; however, there are provisions in the Joint Ownership Agreements that permit the other Co-owners to fund construction in the event that one Co-owner fails to fund its proportionate costs. MEAG and Georgia Power have entered into a financing agreement for Georgia Power to provide MEAG up to an additional $300 million of financing. JEA has publicly stated that it intends to honor its obligations under the power purchase agreement unless relieved of its obligations by a court. MEAG has stated that it believes JEA's claims are without merit and that it will prevail in these proceedings.

        The ultimate outcome of these matters cannot be determined at this time.

        See "RISK FACTORS" for a discussion of certain risks associated with the licensing, construction, financing and operation of nuclear generating units.

  Other Future Power Resources

        From time to time, we may assist our members in investigating potential new power supply resources, after compliance with the terms of the New Business Model Member Agreement. See "—New Business Model Member Agreement."

Our Members and Their Power Supply Resources

  Member Demand and Energy Requirements

        Our members are listed below and include 38 of the 41 electric distribution cooperatives in the State of Georgia.

Altamaha EMC	Colquitt EMC	GreyStone Power Corporation, an EMC
Amicalola EMC	Coweta-Fayette EMC	Hart EMC
Canoochee EMC	Diverse Power Incorporated, an EMC	Irwin EMC
Carroll EMC	Excelsior EMC	Habersham EMC
Central Georgia EMC	Flint EMC (d/b/a Flint Energies)	Jackson EMC
Coastal EMC (d/b/a Coastal Electric	Grady EMC	Jefferson Energy Cooperative, an EMC
Cooperative)	Rayle EMC
Cobb EMC	Satilla Rural EMC
Little Ocmulgee EMC	Sawnee EMC
Middle Georgia EMC	Slash Pine EMC
Mitchell EMC	Snapping Shoals EMC
Ocmulgee EMC	Southern Rivers Energy, Inc., an EMC
Oconee EMC	Sumter EMC
Okefenoke Rural EMC	Three Notch EMC
Planters EMC	Tri-County EMC
Upson EMC
Walton EMC
Washington EMC

        Our members serve approximately 1.9 million electric consumers (meters) representing approximately 4.1 million people. Our members serve a region covering approximately 38,000 square miles, which is approximately 65% of the land area in the State of Georgia, encompassing 151 of the State's 159 counties. Historically, our members' sales by customer class have been approximately two-thirds to residential consumers and slightly less than one-third to commercial and industrial consumers. Our members are the principal suppliers for the power needs of rural Georgia. While our members do not serve any major cities, portions of their service territories are in close proximity to urban areas and have experienced substantial growth over the years due to the expansion of urban areas, including metropolitan Atlanta, into suburban areas and the growth of suburban areas into neighboring rural areas. Each year we file an exhibit containing financial and statistical information for our 38 members for the most recent three year period with one of our quarterly reports on Form 10-Q. The most recent exhibit is attached to this prospectus as Appendix B.

        The following table shows the aggregate peak demand and energy requirements of our members for the years 2016 through 2018, and also shows the amount of their energy requirements that we supplied. From 2016 through 2018, peak demand of the members and their energy requirements have fluctuated based on various factors, including milder weather in 2017.

		Member Energy Requirements (Megawatt-hours)
	Member Demand (Megawatts)
			Supplied by Oglethorpe(3)
	Total(1)	Total(2)
2018	8,858	40,179,743	23,011,079
2017	8,716	37,880,696	23,813,679
2016	9,194	39,668,000	25,522,852

(1)
System peak hour demand of the members measured at the members' delivery points (net of system losses), adjusted to include requirements served by us and member resources, to the extent known by us, behind the delivery points.

(2)
Retail requirements served by us and member resources, adjusted to include requirements served by resources, to the extent known by us, behind the delivery points. (See "—Member Power Supply Resources.")

(3)
Includes energy supplied to members for resale at wholesale.

  Service Area and Competition

        The Georgia Territorial Act regulates the service rights of all retail electric suppliers in the State of Georgia. Pursuant to the Georgia Territorial Act, the Georgia Public Service Commission assigned substantially all areas in the State to specified retail suppliers. With limited exceptions, our members have the exclusive right to provide retail electric service in their respective territories, which are predominately outside of the municipal limits existing at the time the Georgia Territorial Act was enacted in 1973. The principal exception to this rule of exclusivity is that electric suppliers may compete for most new retail loads of 900 kilowatts or greater. Parties have unsuccessfully sought and will likely continue to seek to advance legislative proposals that will directly or indirectly affect the Georgia Territorial Act in order to allow increased retail competition in our members' service territories.

        The Georgia Public Service Commission may reassign territory only if it determines that an electric supplier has breached the tenets of public convenience and necessity. The Georgia Public Service Commission may transfer service for specific premises only if: (i) it determines, after joint application of electric suppliers and proper notice and hearing, that the public convenience and necessity require a transfer of service from one electric supplier to another; or (ii) it finds, after proper notice and hearing, that an electric supplier's service to the premises is not adequate or dependable or that its rates, charges, service rules and regulations unreasonably discriminate in favor of or against the consumer utilizing the premises and the electric utility is unwilling or unable to comply with an order from the Georgia Public Service Commission regarding the service.

        The Georgia Territorial Act allows limited competition among electric utilities in Georgia by allowing the owner of any new facility located outside of municipal limits and having a connected load upon initial full operation of 900 kilowatts or greater to receive electric service from the retail supplier of its choice. Our members, with our support, are actively engaged in competition with other retail electric suppliers for these new commercial and industrial loads. The number of commercial and industrial loads served by our members continues to increase annually. This limited competition has given our members and us the opportunity to develop resources and strategies to operate in an increasingly competitive market.

        For further information regarding members' competitive activities, see "—Business Overview—Competition."

  Cooperative Structure

        Our members are cooperatives that operate their systems on a not-for-profit basis. Accumulated margins derived after payment of operating expenses and provision for depreciation constitute patronage capital of the consumers of our members. Refunds of accumulated patronage capital to the individual consumers may be made from time to time subject to limitations contained in mortgages between the members and the Rural Utilities Service or loan documents with other lenders. The Rural Utilities Service mortgages generally prohibit these distributions unless (i) after any of these distributions, the member's total equity will equal at least 30% of its total assets or (ii) distributions do not exceed 25% of the margins and patronage capital received by the member in the preceding year and equity is at least 20% of total assets. See "—Members' Relationship with the Rural Utilities Service."

        We are a membership corporation, and our members are not our subsidiaries. Except with respect to the obligations of our members under each member's wholesale power contract with us and our rights under these contracts to receive payment for power and energy supplied, we have no legal interest in (including through a pledge or otherwise), or obligations in respect of, any of the assets, liabilities, equity, revenues or margins of our members. See "—Business Overview—Wholesale Power Contracts." The assets and revenues of our members are, however, pledged under their respective mortgages with the Rural Utilities Service or loan documents with other lenders.

        We depend on the revenue we receive from our members pursuant to the wholesale power contracts to cover the costs of operation of our power supply business and satisfy our debt service obligations.

  Rate Regulation of Members

        Through provisions in the loan documents securing loans to the members, the Rural Utilities Service exercises control and supervision over the rates for the sale of power of our members that borrow from it. The Rural Utilities Service mortgage indentures of these members require them to design rates with a view to maintaining an average times interest earned ratio and an average debt service coverage ratio of not less than 1.25 and an operating times interest earned ratio and an operating debt service coverage ratio of not less than 1.10, in each case for the two highest out of every three successive years.

        The Georgia Electric Membership Corporation Act, under which each of the members was formed, requires the members to operate on a not-for-profit basis and to set rates at levels that are sufficient to recover their costs and to provide for reasonable reserves. The setting of rates by the members is not subject to approval by any federal or state agency or authority other than the Rural Utilities Service, but the Georgia Territorial Act prohibits the members from unreasonable discrimination in the setting of rates, charges, service rules or regulations and requires the members to obtain Georgia Public Service Commission approval of long term borrowings.

        Cobb EMC, Diverse Power Incorporated, an EMC, Mitchell EMC, Oconee EMC, Snapping Shoals EMC and Walton EMC have repaid all of their Rural Utilities Service indebtedness and are no longer Rural Utilities Service borrowers. Each of these members now has a rate covenant with its current lender. Other members may also pursue this option. To the extent a member that is not a Rural Utilities Service borrower engages in wholesale sales or sales of transmission service in interstate commerce, it would, in certain circumstances, be subject to regulation by the Federal Energy Regulatory Commission under the Federal Power Act.

  Members' Relationship with the Rural Utilities Service

        Through provisions in the loan documents securing loans to the members, the Rural Utilities Service also exercises control and supervision over the members that borrow from it in such areas as accounting, other borrowings, construction and acquisition of facilities, and the purchase and sale of power.

        Historically, federal loan programs providing direct and guaranteed loans from the Rural Utilities Service to electric cooperatives have been a major source of funding for the members. Under the current Rural Utilities Service loan programs, electric distribution borrowers are eligible for loans made by the Federal Financing Bank or other lenders and guaranteed by the Rural Utilities Service. Certain borrowers with either low consumer density or higher than average rates and lower than average consumer income are eligible for special loans that bear interest at an annual rate of 5%. However, Rural Utilities Service loan funds are subject to annual federal budget appropriations, and, due to budgetary and political pressures faced by Congress, the availability and magnitude of these loan funds cannot be assured.

        The President's budget for fiscal year 2020, which begins October 2019, proposes a loan program level of $5.5 billion, the same as the current program level. However, we cannot predict the amount or cost of Rural Utilities Service loans that may be available to the members in the future. For additional information regarding the Rural Utilities Service, see "—Business Overview—Relationship with Federal Lenders—Rural Utilities Service."

  Members' Relationships with Georgia Transmission and Georgia System Operations

        Georgia Transmission provides transmission services to our members for delivery of our members' power purchases from us and other power suppliers. Georgia Transmission and the members have entered into member transmission service agreements under which Georgia Transmission provides transmission service to the members pursuant to a transmission tariff. The member transmission service agreements have a minimum term for network service until December 31, 2060. The members' transmission service agreements include certain elections for load growth above 1995 requirements, with notice to Georgia Transmission, to be served by others. These agreements also provide that if a member elects to purchase a part of its network service elsewhere, it must pay appropriate stranded costs to protect the other members from any rate increase that they would otherwise incur. Under the member transmission service agreements, members have the right to design, construct and own new distribution substations.

        Georgia System Operations has contracts with each of its members, including Georgia Transmission and us, to provide to them the services that it in turn purchases from Georgia Power under the Control Area Compact, which we co-signed with Georgia System Operations. Georgia System Operations also provides operation services for the benefit of our members through agreements with us, including dispatch of our resources and other power supply resources owned by the members.

        For information about our relationship with Georgia System Operations, see "—Business Overview—Relationship with Georgia System Operations Corporation."

  Member Power Supply Resources

  Oglethorpe Power Corporation

        In 2018, we supplied approximately 57% of the retail energy requirements of our members. Pursuant to the wholesale power contracts, we supply each member energy from our generation resources based on its fixed percentage capacity cost responsibility, which are take-or-pay obligations. See "—Business Overview—Wholesale Power Contracts." Our members satisfy all of their requirements above their purchase obligations to us with purchases from other suppliers as described below.

  Contracts with Southeastern Power Administration

        Our members purchase hydroelectric power from the Southeastern Power Administration, or SEPA, under contracts that will continue until terminated by two years' written notice by SEPA or the respective member. Four of our members gave notice to terminate their contracts with SEPA, with negotiated termination dates of March 31, 2019 (34 megawatts) and December 31, 2019 (13 megawatts). A fifth member has agreed to purchase an additional 5 megawatts beginning August 1, 2020. In 2018, the aggregate SEPA allocation to the members was 618 megawatts plus associated energy. The availability of energy under these contracts is significantly affected by hydrologic conditions, including lengthy droughts. Each member must schedule its energy allocation, and each member, other than Flint, has designated us to perform this function. Pursuant to a separate agreement, we schedule, through Georgia System Operations, 37 of our members' SEPA power deliveries. Further, each member may be required, if certain conditions are met, to contribute funds for capital improvements for U.S. Army Corps of Engineers projects from which its allocation is derived in order to retain the allocation.

  Smarr EMC

        Smarr EMC is a Georgia electric membership corporation owned by 35 of our 38 members. Smarr EMC owns two combustion turbine facilities with aggregate capacity of 731 megawatts. The 35 members participating in these two facilities purchase the output of those facilities pursuant to separate take-or-pay power purchase agreements that will continue until terminated by one year's written notice by Smarr EMC or the respective member.

  Green Power EMC

        Each of our members is also a member of Green Power Electric Membership Corporation, a power supply cooperative specializing in the purchase of renewable energy for its members. Green Power EMC currently purchases energy from 120 megawatts of low-impact hydroelectric, landfill gas, wood-waste biomass and solar facilities, with an additional 464 megawatts under contract and under construction, with plans to purchase more in the future. Included in this total is energy purchased from Green Power Solar, a for-profit subsidiary of Green Power EMC, which has leased, with an option to purchase, nine solar facilities with a total of 9 megawatts.

  Georgia Energy Cooperative

        Fifteen of our members are members of Georgia Energy Cooperative, An Electric Membership Corporation, which owns a 100 megawatt gas turbine facility and also provides other services to its members.

  Other Member Resources

        Our members obtain their remaining power supply requirements from various sources. Thirty-one members are parties to requirements contracts with third parties for some or all of their incremental power needs. The other members use a portfolio of short-term and long-term power purchase contracts to meet their incremental requirements. These requirements contracts and long-term power purchase contracts have remaining terms ranging from 4 to 23 years.

        These other purchases include 158 megawatts from solar facilities under long-term contracts, with an additional 203 megawatts under construction.

        We have not undertaken to obtain a comprehensive list of member power supply resources. Any of our members may have committed or may commit to additional power supply obligations not described above.

        For information about members' activities relating to their power supply planning, see "—Business Overview—Competition" and "—Business Overview—Our Power Supply Resources—Future Power Resources." In addition to future power supply resources that we may construct or acquire for our members, the members will likely also continue to acquire future resources from other suppliers, including suppliers that may be owned by members.

Regulation

  Environmental

  General

        As an electric utility, we are subject to various federal, state and local environmental laws. Air emissions, water discharges and water usage are extensively controlled, closely monitored and periodically reported. The manner in which various types of wastes can be stored, transported and disposed is also broadly regulated.

        In general, environmental requirements are becoming increasingly stringent. Although we have installed environmental control systems at our plants to ensure continued compliance with existing requirements, including systems to reduce emissions of sulfur dioxide, nitrogen oxides, mercury and other pollutants at Plants Scherer and Wansley, new requirements could be imposed. Such requirements may substantially increase the cost of electric service, by requiring modifications in the design or operation of existing facilities. Failure to comply with these requirements could result in civil and criminal penalties and could include the complete shutdown of individual generating units not in compliance. Certain of our debt instruments require us to comply in all material respects with laws, rules, regulations and orders imposed by applicable governmental authorities, which include current and future environmental laws or regulations. Should we fail to comply with these requirements, it would constitute a default under those debt instruments. Although it is our intent to comply with current and future regulations we cannot provide assurance that we will always be in compliance.

        Our capital expenditures and operating costs continue to reflect expenses necessary to comply with environmental standards. For further discussion of expected future capital expenditures to comply with environmental requirements and regulations, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS—Financial Condition—Capital Requirements—Capital Expenditures."

  Air Quality

        Environmental concerns of the public, the scientific community and government officials have resulted in legislation and regulation that has had and will continue to have a significant impact on the electric utility industry. The most significant environmental legislation for us continues to be the Clean Air Act, which regulates emissions of sulfur dioxide, nitrogen oxides, particulate matter, greenhouse gases and other pollutants from affected electric utility units, including the coal-fired units at Plants Scherer and Wansley. The Environmental Protection Agency, or EPA, has actively regulated emissions under the Clean Air Act and the following are the most significant ongoing Clean Air Act-related actions that affect or may affect our business.

        National Ambient Air Quality Standards and Nonattainment Updates.    Pursuant to the Clean Air Act, EPA sets National Ambient Air Quality Standards (NAAQS) for six common air pollutants: particulate matter, ground-level ozone, carbon monoxide, sulfur dioxide, nitrogen dioxide and lead. EPA will periodically review the various NAAQS to determine whether any standards should be made more stringent. In 2015, EPA lowered NAAQS for ground-level ozone and Georgia submitted its proposed designations, recommending that only eight counties be designated nonattainment, with the remainder classified as attainment or unclassifiable. Nonattainment is defined as having air quality worse than the NAAQS as defined in the Clean Air Act and amendments of 1990. Late in 2017, EPA concurred with Georgia's recommendations and formally proposed such designations for Georgia which became effective in 2018. In December 2018, EPA published a final rule implementing the 2015 NAAQS standards for ozone regulation and updating requirements that states must meet when creating a State Implementation Plans (SIP). The SIP addresses the eight counties identified by Georgia and accepted by EPA as nonattainment. Georgia now must revise its SIP to demonstrate processes to bring these eight counties into attainment. Measures taken could affect sources located within the designated eight counties or sources in surrounding counties if those emissions are deemed to contribute to the nonattainment status of this new Atlanta ozone nonattainment area.

        In 2017, EPA redesignated to attainment all of the counties that were part of the 2008 eight-hour Atlanta ozone nonattainment area. EPA also took action in 2017 to designate nonattainment areas for other NAAQS, such as the 2010 one-hour sulfur dioxide NAAQS, where all counties in Georgia except Floyd County were designated as attainment/unclassifiable, and the nitrogen dioxide NAAQS, where EPA proposed no further changes to the standards. While our coal-fired plants have installed control systems for the current suite of NAAQS, the implementation of new or revised NAAQS could lead to additional compliance requirements. The costs of any additional pollution control equipment that could be required because of new or revised NAAQS cannot be determined at this time.

        Cross State Air Pollution Rule.    To address the interstate transport of ozone and fine particulate matter, EPA finalized the Cross State Air Pollution Rule (CSAPR) in 2011, imposing cap and trade programs for sulfur dioxide and nitrogen oxides emissions on fossil fuel-fired electric generating units located in twenty-eight states, including Georgia. EPA has adopted specific trading programs to address these emissions and Georgia is subject to three distinct CSAPR trading programs. Currently, we believe that sufficient controls have been installed on our units, including the co-owned units at Plants Scherer and Wansley, such that compliance with the current CSAPR, including all allowance programs, can be maintained.

        Mercury and Air Toxics Standards and State Mercury Rule.    In December 2011, EPA finalized its Mercury and Air Toxics Standards (MATS), which established maximum achievable control technology limits for certain hazardous air pollutants at coal and oil-fired electric generating units. For coal units, the rule sets stringent emission limits to control various hazardous air pollutants such as mercury, non-mercury metals and acid gases and work practice standards to control organics and dioxins. Our affected generating units, which include our co-owned units at Plants Wansley and Scherer, must comply with MATS. In 2015, the U.S. Supreme Court ruled that EPA must consider costs before finalizing MATS and remanded the rule back to EPA for further rulemaking consistent with its opinion. In 2016, EPA released a supplemental finding that it is appropriate and necessary to regulate hazardous air pollutants from coal and oil-fired electric generating units, and that MATS is reasonable. Cases challenging this determination are pending in the U.S. Circuit Court of Appeals for the District of Columbia Circuit, and have been delayed pending EPA reconsideration of the supplemental finding. EPA published a proposed rule in 2018 reconsidering the 2016 supplemental finding. We cannot predict the outcome of this proposed rule or any related litigation concerning MATS, but even if MATS is ultimately overturned, we would still need to comply with Georgia's "multi-pollutant" rule which requires operation of existing controls at Plants Wansley and Scherer.

        Startup, Shut-down or Malfunction.    In 2015, EPA published a rule requiring 36 states, including Georgia, to revise their SIPs relating to excess emissions at industrial facilities, including fossil fuel-fired generating facilities, during periods of startup, shut-down, or malfunction (SSM). Georgia finalized a state rule and submitted a corresponding SIP revision to EPA prior to the applicable deadlines. However, Georgia's revised rule and SIP revision will not become effective unless EPA approves the SIP submittal, which has not occurred. EPA has delayed current litigation challenging the rule while it reconsiders these standards. While EPA may withdraw or change the rule, we cannot predict the ultimate outcome of this rulemaking or any related litigation.

        Air Quality Summary.    We believe that the controls installed at Plants Scherer and Wansley generally meet the requirements described above. Subsequent developments, including litigation and the implementation approaches selected by EPA and Georgia could require significant capital expenditures and increased operating expenses at certain of our generating facilities, particularly Plants Scherer and Wansley.

  Carbon Dioxide Emissions and Climate Change

        Several of the Obama Administration's actions to limit carbon dioxide emissions have been curtailed by the Trump Administration. Some of the actions that could potentially have a direct effect on our operations are summarized below. Emissions of carbon dioxide from our plants totaled 11.1 million short tons in 2018.

        After the U.S. Supreme Court ruled in 2007 that certain greenhouse gases, including carbon dioxide, are pollutants which EPA has the authority to regulate under the Clean Air Act, EPA determined that regulation was needed. Beginning in 2009, EPA issued a series of rules that apply the Clean Air Act Prevention of Significant Deterioration and Title V permitting programs to stationary source emissions of greenhouse gases. In 2015, EPA published a series of rules, known as the Clean Power Plan (CPP), which was one of the most significant regulatory actions to reduce greenhouse gas emissions. In the CPP, EPA established New Source Performance Standards (NSPS) for new, modified or reconstructed fossil fuel-fired electric generating units. For existing fossil fuel-fired electric generating units, EPA established guidelines for the states to follow in developing final NSPS for such units. Those guidelines became uniform national emission rates for existing units that states were required to incorporate into state rules and performance standards. A lynchpin of the CPP was EPA's interpretation that it could establish emissions guidelines beyond the fence line of regulated sources and require system-wide reductions in carbon dioxide emissions from source owners and operators. In 2016, the U.S. Supreme Court stayed the CPP pending resolution of litigation challenging the CPP in the U.S. Court of Appeals for the District of Columbia Circuit including any appeal to the Supreme Court. That litigation has been delayed by EPA, pending the proposed replacement of the CPP rule.

        In August 2018, the EPA issued a proposed Affordable Clean Energy (ACE) rule to replace the Clean Power Plan. The final ACE rule is expected in spring of 2019. The proposed rule is an "inside the fence" regulation that defines the Best System of Emissions Reduction (BSER) for carbon dioxide as heat rate improvement measures, or a highly efficient facility. The proposed ACE rule gives states flexibility in using the BSER to set the standard of performance for affected units on a source-specific basis and for establishing compliance requirements and deadlines. States are allowed to consider remaining useful life and other factors in setting standards of performance for affected units. Because heat rate improvement measures may trigger New Source Review (NSR), the proposed ACE rule also modifies the NSR program by adding a "maximum hourly emission increase" test that reduces the likelihood of triggering NSR requirements.

        EPA may take other actions in the future to address the emissions of greenhouse gases from our units. For example, EPA is currently reconsidering its NSPS for new and modified fossil fuel-fired electric generating units. We cannot predict the outcome of regulatory changes, agency actions, including but not limited to the withdrawal or revision of guidance, or executive orders related to climate change, nor can we predict the outcome or effect of possible litigation resulting from any of these actions.

        In November 2015, the Paris Agreement was adopted at the United Nations 21st International Climate Change Conference. It established a non-binding universal framework for addressing greenhouse gas emissions based on nationally determined commitments as well as a process for increasing those commitments going forward. On June 1, 2017, President Trump announced that the U.S. would cease all participation in the 2015 Paris Agreement, stating that the accord would undermine the U.S. economy and put it at a permanent disadvantage. The Trump Administration continues to be committed to withdrawing from the agreement. We are unable to determine the ultimate impact, if any of this action on our operations or costs.

  Coal Combustion Residuals and Steam Electric Power Generating Effluent Guidelines

        In 2015, EPA published a coal combustion residuals (CCR) rule to regulate CCRs from electric utilities as non-hazardous material under Subtitle D of the Resource Conservation and Recovery Act. The rule contains requirements for structural integrity assessments, groundwater monitoring, location siting, composite lining, inactive units, closure and post closure, beneficial use recycling, design and operating criteria, recordkeeping, notification, and internet posting for new and existing CCR landfills, CCR surface impoundments and lateral expansions of CCR facilities. In 2015, the EPA also finalized a rule to revise the effluent limitations guidelines that apply to certain wastewater discharges from fossil fuel-fired steam electric power plants, including our co-owned Plants Wansley and Scherer. In 2017, EPA postponed certain compliance dates related to the effluent limitations guidelines.

        On July 30, 2018, the EPA published the first two final rules in the Federal Register that revised a portion of its 2015 CCR rule. The revisions provide relief from several mandatory closure requirements and provide significant flexibility for facility owners to implement the CCR disposal and management requirements. Then, on August 21, 2018, the U.S. Court of Appeals for the District of Columbia Circuit (D.C. Circuit) issued a decision that addressed all remaining issues raised by industry and environmental groups in the ongoing CCR litigation. In its decision, the D.C. Circuit vacated and remanded portions of EPA's 2015 CCR rule. Among other things, the court ruled that the current federal CCR requirements for unlined and clay-lined surface impoundments must be revised to address potential risks of leakage. On March 13, 2019 the D.C. Circuit granted EPA's motion for remand without vacatur of the revised CCR rule. EPA is required to issue a rulemaking to incorporate the D.C. Circuit's decision in August 2018. No other litigation related to CCR is pending. We cannot predict the outcome of any future EPA rulemaking efforts relating to CCR plant operations at this time.

        In 2016, and in response to EPA's CCR rulemaking, the Georgia Environmental Protection Division added specific provisions for CCR wastes to its existing solid waste management rules. These rules contain EPA's CCR rule requirements as well as further requirements for CCR wastes in Georgia. The additional requirements are administered through a state permit system. Citizen groups retain the authority to enforce federal CCR requirements. At this point, Georgia's CCR regulations are not anticipated to have a material impact on our compliance obligations under the federal CCR rule. However, we cannot predict the impact of any future changes to the CCR or the effluent limitations guidelines

        Georgia Power has announced that it would cease sending CCR to all of its ash ponds in Georgia including at our co-owned facilities Plants Scherer and Wansley in 2019. It also announced that it would close the ash ponds in place using advanced engineering methods at Plants Wansley and Scherer, among other locations. The initial closure plans Georgia Power filed with the Georgia Environmental Protection Division estimated closing activities to be completed in 2026 for Plant Wansley and 2031 for Plant Scherer. Our current estimated expenditures for the settlement of related asset retirement obligations are approximately $400 million to $550 million (in year of expenditure dollars) for the closure and post-closure of existing coal ash ponds. See Note 1 of Notes to Consolidated Financial Statements. In addition, current estimates suggest that our capital expenditures to comply with the CCR rule and effluent limitations guidelines will be approximately $325 million to $350 million for conversion to dry ash handling, landfill construction and wastewater treatment. More definitive cost estimates will continue to be developed as the process of rule evaluation, compliance approach and design and construction implementation proceeds. The ultimate impacts associated with the federal and state CCR rules and the federal effluent limitations guidelines, any changes EPA may make to those rules, and any related litigation challenging such rules cannot be determined at this time.

  Water Use and Wastewater Issues

        In 2008, the Georgia legislature adopted a comprehensive State Water Plan that lays out statewide policies, management practices and guidance for regional water planning in Georgia. In 2011, the Georgia Environmental Protection Division adopted regional water plans that were developed pursuant to the State Water Plan. Regional plans include resource assessments, estimates of current and future water needs and management practices. Updated draft regional water plans have been developed and were issued for public notice and comment in 2017. Georgia will consider the information contained in regional water plans (including any updated plans) when making water use permitting decisions under existing state law. The state water planning process may lead to new or revised regulations for water users in the future. Because power generation is generally dependent on water usage, the regional water plans and any future regulations or other enforceable requirements developed in connection with the State Water Plan may have substantial effects on the operations of our facilities or future facilities that we construct or acquire. The impacts of future regulations or revisions to regional water plans on our facilities or future facilities cannot be determined at this time.

        In 2015, the U.S. Court of Appeals for the Sixth Circuit stayed a final rule published jointly by EPA and the U.S. Army Corps of Engineers that revised the regulatory definition of waters of the U.S. for all Clean Water Act programs. The final rule would have significantly expanded the scope of federal jurisdiction under the Clean Water Act. Although the rule was not expected to have a substantial impact on our existing operations, it would likely have increased permitting and regulatory requirements and costs associated with the siting and permitting of new facilities. In July 2017, EPA proposed a two-step process to address the stayed rule and followed that proposal with a supplemental proposed rule in June 2018. The first step replaces the 2015 regulations that defined waters of the U.S. with those that were in effect prior to the 2015 rule. In the second step, EPA proposed a rule in December 2018 replacing the 2015 definition with a revised definition that clarifies and narrows the scope of federal authority under the Clean Water Act. We cannot determine the ultimate impact of the 2015 rule, any change to that rule or any litigation challenging that rule or any replacement rule at this time.

  Other Environmental Matters

        We are subject to other environmental statutes including, but not limited to, the Georgia Water Quality Control Act, the Georgia Hazardous Site Response Act, the Toxic Substances Control Act, the Endangered Species Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Emergency Planning and Community Right to Know Act, and to the regulations implementing these statutes. We do not believe that compliance with these statutes and regulations will have a material impact on our financial condition or results of operations. Changes to any of these laws, however, could affect many areas of our operations. Although compliance with new environmental legislation could have a significant impact on those operations, such impacts cannot be fully determined at this time and would depend in part on the final legislation and the development of implementing regulations.

        As an owner, co-owner and/or operator of generating facilities, we are also subject, from time to time, to claims relating to operations and/or emissions, including actions by citizens to enforce environmental regulations and claims for personal injury due to such operations and/or emissions. Likewise, actions by private citizen groups to enforce environmental laws and regulations are becoming increasingly prevalent. We cannot predict the outcome of current or future actions, our responsibility for a share of any damages awarded, or any impact on facility operations. We do not believe, however, that current actions will have a material adverse effect on our financial position, results of operations or cash flows.

        While we will continue to exercise our best efforts to comply with all applicable regulations, there can be no assurance that we will always be in compliance with all current and future environmental requirements. Failure to comply with existing and future requirements, even if this failure is caused by factors beyond our control, could result in civil and criminal penalties and could cause the complete shutdown of individual generating units not in compliance with these regulations. Any additional federal or state environmental restrictions imposed on our operations could result in significant additional compliance costs, including capital expenditures. Such costs could affect future unit retirement and replacement decisions and may result in significant increases in the cost of electric service. The cost impact of future legislation, regulation, judicial interpretations of existing laws or regulations, or international obligations will depend upon the specific requirements thereof and cannot be determined at this time.

  Nuclear Regulation

        We are subject to the provisions of the Atomic Energy Act of 1954 (the Atomic Energy Act), which vests jurisdiction in the Nuclear Regulatory Commission over the construction and operation of nuclear reactors, particularly with regard to certain public health, safety and antitrust matters. The National Environmental Policy Act has been construed to expand the jurisdiction of the Nuclear Regulatory Commission to consider the environmental impact of a facility licensed under the Atomic Energy Act. Plants Hatch and Vogtle are being operated under licenses issued by the Nuclear Regulatory Commission. All aspects of the construction, operation and maintenance of nuclear power plants are regulated by the Commission. From time to time, new Commission regulations require changes in the design, operation and maintenance of existing nuclear reactors. Operating licenses issued by the Commission are subject to revocation, suspension or modification, and the operation of a nuclear unit may be suspended if the Commission determines that the public interest, health or safety so requires. The operating licenses issued for each unit of Plants Hatch and Vogtle expire in 2034 and 2038, and 2047 and 2049, respectively.

        The Nuclear Regulatory Commission issued combined construction permits and operating licenses that allow the completion of construction and operation of two additional units at Plant Vogtle. See "—Our Power Supply Resources—Future Power Resources—Plant Vogtle Units No. 3 and No. 4."

        Pursuant to the Nuclear Waste Policy Act of 1982, the federal government has the responsibility for the final disposal of commercially produced high-level radioactive waste materials, including spent nuclear fuel. This act requires the owner of nuclear facilities to enter into disposal contracts with the Department of Energy for such material.

        Contracts with the Department of Energy have been executed to provide for the permanent disposal of spent nuclear fuel produced at Plants Hatch and Vogtle. The Department of Energy failed to begin disposing of spent fuel in 1998 as required by the contracts, and Georgia Power, as agent for the co-owners of the plants, has successfully pursued and continues to pursue legal remedies against the

Department of Energy for breach of contract. See Note 1 of Notes to Consolidated Financial Statements for information regarding the status of this litigation.

        In November 2013, the U.S. District Court for the District of Columbia ordered the Department of Energy to cease collecting spent fuel depositary fees from nuclear power plant operators until such time as the Department of Energy either complies with the Nuclear Waste Policy Act of 1982 or until the U.S. Congress enacts an alternative waste management plan. We discontinued paying the fee of approximately $9.2 million annually, based on our ownership interests, in June 2014.

        Existing on-site dry storage facilities at Plants Hatch and Vogtle can be expanded to accommodate spent fuel through the expected life of each plant, including Vogtle Units No. 3 and No. 4.

        For information concerning nuclear insurance, see Note 10 of Notes to Consolidated Financial Statements. For information regarding the Nuclear Regulatory Commission's regulation relating to decommissioning of nuclear facilities and regarding the Department of Energy's assessments pursuant to the Energy Policy Act for decontamination and decommissioning of nuclear fuel enrichment facilities, see Note 1 of Notes to Consolidated Financial Statements.

  Federal Power Act

  General

        Pursuant to the Federal Power Act, the Federal Energy Regulatory Commission is the federal agency that regulates the nation's bulk power system. We are subject to certain rules and regulations under the Federal Power Act; however, as a borrower from the Rural Utilities Service, we are exempted from certain Federal Energy Regulatory Commission regulations, including rate regulation.

  Rocky Mountain

        We are subject to the hydropower licensing provisions of the Federal Power Act. Rocky Mountain is a hydroelectric project subject to licensing by the Federal Energy Regulatory Commission. The currently effective Federal Energy Regulatory Commission license to operate the Rocky Mountain project expires in 2026. See "—Properties—Generating Facilities" and "—The Plant Agreements—Rocky Mountain" for additional information.

        Upon or after the expiration of the license, the United States Government, by act of Congress, may take over the project, or the Federal Energy Regulatory Commission may relicense the project either to the original licensee or to a new licensee. In the event of takeover or relicensing to another, the original licensee is to be compensated in accordance with the provisions of the Federal Power Act, such compensation to reflect the net investment of the licensee in the project, not in excess of the fair value of the property taken, plus reasonable damages to other property of the licensee resulting from the severance therefrom of the property taken. The Federal Energy Regulatory Commission may grant relicenses subject to certain requirements that could result in additional costs. If the Federal Energy Regulatory Commission does not act on the new license application prior to the expiration of the existing license, the commission is required to issue annual licenses, under the same terms and conditions of the existing license, until a new license is issued.

        We anticipate making a timely application for a new license for the Rocky Mountain project.

  Energy Policy Act of 2005

        The Energy Policy Act of 2005 amended the Federal Power Act to authorize the Federal Energy Regulatory Commission to establish an electric reliability organization to develop and enforce mandatory reliability standards and to establish clear responsibility for the commission to prohibit manipulative energy trading practices. In 2006, the Federal Energy Regulatory Commission certified the

North American Electric Reliability Corporation, or NERC, as the electric reliability organization. The mandatory reliability standards developed by NERC and approved by the Federal Energy Regulatory Commission impose certain operating, coordination, record-keeping and reporting requirements on us. NERC has delegated day-to-day enforcement of its responsibilities to regional entities and SERC Reliability Corporation is the regional entity to enforce reliability compliance in sixteen central and southeastern states, including Georgia. These entities have the authority to issue fines and penalties for violations of these standards.

        As a generator owner and generator operator, we are subject to certain of these mandatory reliability standards. We have established a comprehensive formal compliance program to establish, monitor, maintain and enhance our commitment to electric reliability compliance. This program includes comprehensive cyber security elements designed to protect and preserve our critical information and energy infrastructure systems. Although we intend to comply with all currently effective and enforceable reliability standards, we cannot provide assurance that we will always be in compliance. We are obligated to maintain and retain evidence of compliance with specific requirements. SERC Reliability Corporation also regularly monitors us for compliance with reliability standards. We expect that existing reliability standards will continue to be refined and that new reliability standards will be developed or adopted.

Properties

  Generating Facilities

        The following table sets forth certain information with respect to our generating facilities, all of which are in commercial operation.

Facilities	Type of Fuel	Percentage Interest	Our Share of Nameplate Capacity (Megawatts)	Commercial Operation Date	License Expiration Date
Plant Hatch (near Baxley, Ga.)
Unit No. 1	Nuclear	30	269.9	1975	2034
Unit No. 2	Nuclear	30	268.8	1979	2038
Plant Vogtle (near Waynesboro, Ga.)
Unit No. 1	Nuclear	30	348.0	1987	2047
Unit No. 2	Nuclear	30	348.0	1989	2049
Plant Wansley (near Carrollton, Ga.)
Unit No. 1	Coal	30	259.5	1976	N/A	(1)
Unit No. 2	Coal	30	259.5	1978	N/A	(1)
Combustion Turbine	Oil	30	14.8	1980	N/A	(1)
Plant Scherer (near Forsyth, Ga.)
Unit No. 1	Coal	60	490.8	1982	N/A	(1)
Unit No. 2	Coal	60	490.8	1984	N/A	(1)
Rocky Mountain (near Rome, Ga.)	Pumped Storage Hydro	74.61	632.5	1995	2026
Doyle (near Monroe, Ga.)	Gas	100	325.0	2000	N/A	(1)
Talbot (near Columbus, Ga.)
Units No. 1 - 4	Gas	100	412.0	2002	N/A	(1)
Units No. 5 - 6	Gas-Oil	100	206.0	2003	N/A	(1)
Chattahoochee (near Carrollton, Ga.)	Gas	100	468.0	2003	N/A	(1)
Hawk Road (near Franklin, Ga.)	Gas	100	500.0	2001	N/A	(1)
Hartwell (near Hartwell, Ga.)	Gas-Oil	100	300.0	1994	N/A	(1)
Smith (near Dalton, Ga.)
Unit No. 1	Gas	100	630.0	2002	N/A	(1)
Unit No. 2	Gas	100	620.0	2002	N/A	(1)

(1)
Fossil-fired units do not operate under operating licenses similar to those granted to nuclear units by the Nuclear Regulatory Commission and to hydroelectric plants by the Federal Energy Regulatory Commission.

  Plant Performance

        The following table sets forth certain operating performance information of each of our generating facilities:

	Summer Planning Reserve Capacity(1) (Megawatts)	Equivalent Availability(2)
					Capacity Factor(3)
Unit		2018	2017	2016	2018	2017	2016
Plant Hatch
Unit No. 1	262.2	91%	95%	90%	91%	95%	91%
Unit No. 2	264.3	95	92	98	96	93	98
Plant Vogtle
Unit No. 1	344.5	93	92	100	96	93	102
Unit No. 2	344.7	100	95	94	102	97	95
Plant Wansley
Unit No. 1	261.6	90	95	96	14	9	11
Unit No. 2	261.6	91	95	79	8	4	5
Combustion Turbine(4)	0	62	41	39	0	0	0
Plant Scherer
Unit No. 1	515.0	84	71	99	39	23	55
Unit No. 2	515.0	77	96	85	41	52	48
Rocky Mountain(5)
Unit No. 1	272.3	78	97	25	13	18	6
Unit No. 2	272.3	44	77	97	11	16	24
Unit No. 3	272.3	82	78	99	17	17	16
Doyle(5)	281.0	50	55	69	2	1	4
Talbot(5)	682.3	75	77	77	8	5	11
Chattahoochee	458.0	79	91	83	65	82	74
Hawk Road(5)	486.9	68	83	69	11	10	18
Hartwell(5)	305.5	75	80	57	6	3	1
Smith
Unit No. 1	630.0	43	86	89	29	57	60
Unit No. 2	630.0	90	86	90	67	59	56

TOTAL	7,059.5

(1)
Summer Planning Reserve Capacity is the amount used for 2019 capacity reserve planning.

(2)
Equivalent Availability is a measure of the percentage of time that a unit was available to generate if called upon, adjusted for periods when the unit is derated from its rated capacity.

(3)
Capacity Factor is a measure of the actual output of a unit as a percentage of its potential output.

(4)
The Wansley combustion turbine is used primarily for emergency service and is rarely operated except for testing.

(5)
Rocky Mountain, Doyle, Talbot, Hawk Road and Hartwell, primarily operate as peaking plants, which results in low capacity factors.

        The nuclear refueling cycle for Plants Hatch and Vogtle exceeds twelve months. Therefore, in some calendar years the units at these plants are not taken out of service for refueling, resulting in higher levels of equivalent availability and capacity factor. Due to low gas and market prices relative to the cost of coal purchased for Plant Wansley, it has been dispatched at lower levels in recent years.

  Fuel Supply

        For information regarding the electricity generated with each fuel type and its cost, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS—Results of Operations—Operating Expenses."

        Coal.    Coal for Plant Wansley is purchased in spot market transactions. As of February 28, 2019, we had a 63-day coal supply at Plant Wansley based on continuous operation. Plant Wansley burns bituminous coal purchased primarily from coal mines in the Illinois Basin.

        Coal for Scherer Units No. 1 and No. 2 is purchased under term contracts and in spot market transactions. As of February 28, 2019, our coal stockpile at Plant Scherer contained a 43-day supply based on continuous operation. Plant Scherer burns sub-bituminous coal purchased from coal mines in the Powder River Basin in Wyoming.

        We separately dispatch Plants Wansley and Scherer, but use Georgia Power as our agent for fuel procurement. We currently lease approximately 1,200 rail cars to transport coal to these two facilities.

        Nuclear Fuel.    Georgia Power, as operating agent, has the responsibility to procure nuclear fuel for Plants Hatch and Vogtle. Georgia Power has contracted with Southern Nuclear to operate these plants, including nuclear fuel procurement. Southern Nuclear has contracted with multiple suppliers for uranium ore, conversion services, enrichment services and fuel fabrication to satisfy nuclear fuel requirements. Most contracts are short to medium-term. The nuclear fuel supply and related services are expected to be adequate to satisfy current and future nuclear generation requirements.

        Natural Gas.    We purchase the natural gas, including transportation and other related services, needed to operate Doyle, Talbot, Chattahoochee, Hawk Road, Hartwell and Smith. We purchase natural gas in the spot market and under agreements at indexed prices. We have entered into hedge agreements to manage a portion of our exposure to fluctuations in the market price of natural gas. We manage exposure to such risks only with respect to members that elect to receive such services. We have entered into long-term firm contracts for transportation of a significant percentage of our anticipated natural gas supply. We also purchase transportation under short-term firm and non-firm contracts. See "QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK—Commodity Price Risk."

  Co-Owners of Plants

        Plants Hatch, Vogtle, Wansley and Scherer Units No. 1 and No. 2 are co-owned by Georgia Power, MEAG, the City of Dalton and us, and Rocky Mountain is co-owned by Georgia Power and us. Each such co-owner owns or leases undivided interests in the amounts shown in the following table (which excludes the Plant Wansley combustion turbine). We are the operating agent for Rocky Mountain. Georgia Power is the operating agent for each of the other plants.

					Coal-Fired
	Nuclear								Pumped Storage
							Scherer Units No. 1 & No. 2
	Plant Hatch		Plant Vogtle		Plant Wansley				Rocky Mountain		Total
	%	MW(1)%		MW(1)(2)%		MW(1)%		MW(1)%		MW(1)	MW(1)
Oglethorpe	30.0	539	30.0	1,356	30.0	519	60.0	982	74.6	633	4,029
Georgia Power	50.1	900	45.7	2,066	53.5	926	8.4	137	25.4	215	4,244
MEAG	17.7	318	22.7	1,026	15.1	261	30.2	494	—	—	2,099
Dalton	2.2	39	1.6	72	1.4	24	1.4	23	—	—	158
Total	100.0	1,796	100.0	4,520	100.0	1,730	100.0	1,636	100.00	848	10,530

(1)
Based on nameplate ratings.

(2)
Plant Vogtle Units No. 3 and No. 4 are currently under construction.

  Georgia Power Company

        Georgia Power is a wholly owned subsidiary of The Southern Company and is engaged primarily in the generation and purchase of electric energy and the transmission, distribution and sale of this energy. Georgia Power distributes and sells energy within the State of Georgia at retail in over 600 communities, including Athens, Atlanta, Augusta, Columbus, Macon, Rome and Savannah, as well as in rural areas, and at wholesale to some of our members, MEAG and two municipalities. Georgia Power is the largest supplier of electric energy in the State of Georgia. See "—Business Overview—Relationship with Georgia Power Company." Georgia Power is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files reports and other information with the SEC.

  Municipal Electric Authority of Georgia

        The Municipal Electric Authority of Georgia, also known as MEAG, is a state-chartered, municipal joint-action agency that provides capacity and energy to its membership of 49 municipal electric utilities, including 48 cities and one county in the State of Georgia. MEAG has wholesale take-or-pay power sales contracts with each of its 49 participants that extend to June 2054.

  City of Dalton, Georgia

        Dalton Utilities is a combined utility that provides electric, gas, water and wastewater services to the city of Dalton, located in northwest Georgia, and some of the surrounding communities.

  The Plant Agreements

  Plants Hatch, Wansley, Vogtle and Scherer

        Our rights and obligations with respect to Plants Hatch, Wansley, Vogtle and Scherer are contained in a number of contracts between Georgia Power and us and, in some instances, MEAG Power and the City of Dalton. We are a party to four Purchase and Ownership Participation Agreements (Ownership Agreements) under which we acquired from Georgia Power a 30% undivided interest in each of Plants Hatch, Wansley and Vogtle, a 60% undivided interest in Scherer Units No. 1 and No. 2 and a 30% undivided interest in those facilities at Plant Scherer intended to be used in common by Scherer Units No. 1, No. 2, No. 3 and No. 4 (the Scherer Common Facilities). We have also entered into four Operating Agreements (Operating Agreements) relating to the operation and maintenance of Plants Hatch, Wansley, Vogtle and Scherer, respectively. The Ownership Agreements and Operating Agreements relating to Plants Hatch and Wansley are two party agreements between Georgia Power and us. The Ownership Agreements and Operating Agreements relating to Plants Vogtle and Scherer are agreements among Georgia Power, MEAG, the City of Dalton and us. The parties to each Ownership Agreement and Operating Agreement are referred to as "participants" with respect to each such agreement.

        In 1985, in four transactions, we sold our entire 60% undivided ownership interest in Scherer Unit No. 2 to four separate owner trusts established by investors and then leased back the 60% interest. We retained all of our rights and obligations as a participant under the Ownership and Operating Agreements relating to Scherer Unit No. 2 for the term of the leases. We have extended three of the leases to 2027 and the fourth lease to 2031. The leases provide for further lease renewal and also include fair market value purchase options at specified dates. See Note 6 of Notes to Consolidated Financial Statements. In the following discussion, references to participants "owning" a specified percentage of interests include our rights as a deemed owner with respect to our leased interests in Scherer Unit No. 2.

        The Ownership Agreements appoint Georgia Power as agent with sole authority and responsibility for, among other things, the planning, licensing, design, construction, renewal, addition, modification and disposal of Plants Hatch, Vogtle, Wansley and Scherer Units No. 1 and No. 2 and the facilities used in common at Plant Scherer. Each Operating Agreement gives Georgia Power, as agent, sole authority and responsibility for the management, control, maintenance and operation of the plant to which it relates. Each Operating Agreement also provides for the use of power and energy from the plant and the sharing of the costs of the plant by the participants in accordance with their respective interests in the plant. In performing its responsibilities under the Ownership and Operating Agreements, Georgia Power is required to comply with prudent utility practices. Georgia Power's liabilities with respect to its duties under the Ownership and Operating Agreements are limited by the terms of these agreements.

        Under the Ownership Agreements, we are obligated to pay a percentage of capital costs of the respective plants, as incurred, equal to the percentage interest which we own or lease at each plant. With respect to Scherer Units No. 1 and No. 2, the participants have certain limited rights to disapprove capital budgets proposed by Georgia Power and to substitute alternative capital budgets. With respect to Plants Hatch and Vogtle, any co-owner has the right to disapprove large discretionary capital improvements.

        In 1993, the co-owners of Plants Hatch and Vogtle entered into the Amended and Restated Nuclear Managing Board Agreement, which provides for a managing board to coordinate the implementation and administration of the Plant Hatch and Plant Vogtle Ownership and Operating Agreements, provides for increased rights for the co-owners regarding certain decisions and allows Georgia Power to contract with a third party for the operation of the nuclear units. In 1997, Georgia Power designated Southern Nuclear as the operator of Plants Hatch and Vogtle, pursuant to the Nuclear Operating Agreement between Georgia Power and Southern Nuclear, which the co-owners had previously approved. In connection with the amendments to the Plant Scherer Ownership and Operating Agreements, the co-owners of Plant Scherer entered into the Plant Scherer Managing Board Agreement which provides for a managing board to coordinate the implementation and administration of the Plant Scherer Ownership and Operating Agreements and provides for increased rights for the co-owners regarding certain decisions, but does not alter Georgia Power's role as agent with respect to Plant Scherer.

        The Operating Agreements provide that we are entitled to a percentage of the net capacity and net energy output of each plant or unit equal to our percentage undivided interest owned or leased in such plant or unit. Georgia Power, as agent, schedules and dispatches Plants Hatch and Vogtle. The Plant Scherer and Wansley ownership and operating agreements allow each co-owner (i) to dispatch separately its respective ownership interest in conjunction with contracting separately for long term coal purchases procured by Georgia Power and (ii) to procure separately long term coal purchases. We separately dispatch our ownership share of Scherer Units No. 1 and No. 2 and of Plant Wansley.

        For Plants Hatch and Vogtle, each participant is responsible for a percentage of operating costs (as defined in the Operating Agreements) and fuel costs of each plant or unit equal to the percentage of its undivided interest which is owned or leased in such plant or unit. For Scherer Units No. 1 and No. 2 and for Plant Wansley, each party is responsible for its fuel costs and for variable operating costs in proportion to the net energy output for its ownership interest, and is responsible for a percentage of fixed operating costs equal to the percentage of its undivided interest which is owned or leased in such plant or unit. Georgia Power is required to furnish budgets for operating costs, fuel plans and scheduled maintenance plans. In the case of Scherer Units No. 1 and No. 2, the participants have limited rights to disapprove such budgets proposed by Georgia Power and to substitute alternative budgets. The Ownership Agreements and Operating Agreements provide that, should a participant fail to make any payment when due, among other things, such nonpaying participant's rights to output of capacity and energy would be suspended.

        The Operating Agreements for Plant Hatch and Plant Vogtle will remain in effect with respect to each unit for so long as a Nuclear Regulatory Commission operating license exists for such unit. See "—Regulation—Nuclear Regulation." The Operating Agreement for Plant Wansley will remain in effect until 2041. The Operating Agreement for Scherer Units No. 1 and No. 2 will remain in effect with respect to Scherer Units No. 1 and No. 2 until 2022 and 2024, respectively. Upon termination of each Operating Agreement, following any extension agreed to by the parties, Georgia Power will retain such powers as are necessary in connection with the disposition of the property of the applicable plant, and the rights and obligations of the parties shall continue with respect to actions and expenses taken or incurred in connection with such disposition.

        In conjunction with the development of additional units at Plant Vogtle, we, Georgia Power, MEAG and the City of Dalton entered into amendments to the Operating Agreement for Plant Vogtle and the Nuclear Managing Board Agreement, and entered into an Ownership Agreement that governs participation in Vogtle Units No. 3 and No. 4. Pursuant to this ownership agreement, Georgia Power has designated Southern Nuclear as its agent for licensing, engineering, procurement, contract management, construction and pre-operation services. See "—Our Power Supply Resources—Future Power Resources—Plant Vogtle Units No. 3 and No. 4" for a discussion of recent amendments to our ownership agreements related to Vogtle Units No. 3 and No. 4.

  Rocky Mountain

        The Rocky Mountain Pumped Storage Hydroelectric Ownership Participation Agreement, by and between us and Georgia Power (the Rocky Mountain Ownership Agreement), appoints us as agent with sole authority and responsibility for, among other things, the planning, licensing, design, construction, operation, maintenance and disposal of Rocky Mountain. The Rocky Mountain Pumped Storage Hydroelectric Project Operating Agreement (the Rocky Mountain Operating Agreement) gives us, as agent, sole authority and responsibility for the management, control, maintenance and operation of Rocky Mountain.

        In general, each co-owner is responsible for payment of its respective ownership share of all operating costs and pumping energy costs as well as costs incurred as a result of any separate schedule or independent dispatch. A co owner's share of net available capacity and net energy is the same as its respective ownership interest under the Rocky Mountain Ownership Agreement. We and Georgia Power have each elected to schedule separately our respective ownership interests. The Rocky Mountain Operating Agreement will terminate in 2035. The Rocky Mountain Ownership and Operating Agreements provide that, should a co-owner fail to make any payment when due, among other things, such nonpaying co owner's rights to output of capacity and energy or to exercise any other right of a co-owner would be suspended until all amounts due, with interest, had been paid. The capacity and energy of a nonpaying co-owner may be purchased by a paying co-owner or sold to a third party.

Employees

        At December 31, 2018, we had 281 employees.

 LEGAL PROCEEDINGS

        The ultimate outcome of pending litigation against us cannot be predicted at this time; however, we do not anticipate that the ultimate liabilities, if any, arising from such proceedings would have a material effect on our financial condition or results of operations. For information about loss contingencies that could have an effect on us, see Note 12 of Notes to Consolidated Financial Statements.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Executive Overview

General

        Our principal business is reliably providing wholesale electric service to our 38 members in a safe and cost-effective manner. Consequently, our revenues and cash flow are primarily derived from sales to our members pursuant to take-or-pay wholesale power contracts that extend through 2050. These contracts obligate our members jointly and severally to pay all of our costs and expenses associated with owning and operating our power supply business. To that end, our rate structure provides for a pass-through of actual energy costs. Charges for fixed costs, including capacity, other non-energy charges, debt service obligations and the margin required to meet our budgeted margins for interest ratio are carefully managed throughout the year to ensure that we collect sufficient capacity-related revenues. Our rate structure provides us with the ability to manage our revenues to assure full recovery of our costs and has enabled us consistently to meet our financial obligations since our formation in 1974.

  2018 Financial Results

        We had another successful year in 2018 as we continue to be well positioned, both financially and operationally, to fulfill our obligations to our members, bondholders and creditors. As expected, our revenues were more than sufficient to recover all of our costs and to satisfy all of our debt service obligations and financial covenants. Specifically, we recorded a net margin of $51.2 million in 2018, which achieved the 1.14 margins for interest ratio approved by our board of directors and exceeded the 1.10 margins for interest ratio required to meet the rate covenant under our first mortgage indenture.

        Since 2009, we have targeted higher margins than necessary to meet our margins for interest ratio covenant of 1.10. We believe this is prudent due to significant capital expenditures and increased debt to fund those capital expenditures, most notably related to the construction of Vogtle Units No. 3 and No. 4. We have achieved our targeted margins in each of these years and, as a result, our patronage capital has increased significantly, from $535.8 million at December 31, 2008 to $962.3 million at December 31, 2018. For 2019, we are again targeting a margins for interest ratio of 1.14, effectively increasing our annual margins by 40% over the minimum required level. We anticipate that we will continue to target a 1.14 margins for interest ratio through the remainder of the Vogtle construction period.

        As a result of expanding our generation capacity and upgrading our generation facilities over the past several years, our total assets and total debt have significantly increased. In 2018, we crossed thresholds of $12 billion in assets and $9 billion in debt, which have both more than doubled over the past ten years. During the remainder of the Vogtle construction period, we expect that our assets, long-term debt and patronage capital will each continue to increase.

  Vogtle Units No. 3 and No. 4

        Although 2018 was not without its challenges, we and the other Co-owners of Plant Vogtle continue to make substantial progress regarding the development and construction of Vogtle Units No. 3 and No. 4. Approximately one year after assuming project management responsibilities at the Vogtle project, Southern Nuclear and Georgia Power advised the Co-owners of a budget increase. The revised estimate to complete included an approximate $1.5 billion increase in capital costs and added a project-level contingency of $800 million. Notably, the November 2021 and November 2022 commercial operation dates approved by the Georgia Public Service Commission did not change. Under the Joint Ownership Agreements, this budget increase, as well as Georgia Power's decision not to seek cost recovery for its portion of the capital cost increase, required at least 90% of the Co-owners to vote to continue construction. In September 2018, the Co-owners voted to proceed with the additional Vogtle units.

        A key factor in our decision to proceed with the Vogtle units was our ability to secure substantial protections for our members and their consumers. Under the Global Amendments, Georgia Power will be responsible for up to an additional $180 million of certain project costs if the construction costs exceed the budget presented in the nineteenth VCM report by $800 million to $2.1 billion. If the estimate at completion increases by more than $2.1 billion, we and the other Co-owners, will have a one-time option to freeze our investment in the Vogtle units. These provisions give us protection and flexibility to protect our members if there are further budget increases of the magnitude we experienced in 2018. Conversely, if Georgia Power completes the project on time and under budget, it will receive an increased percentage of the cost savings.

        Following the increase in project budget, we raised our budget to $7.5 billion. The impact of the additional project costs on our budget was substantially mitigated by nearly $500 million of contingency included in our prior budget. As with our prior budgets and consistent with our conservative budget practices, our revised budget includes a separate Oglethorpe-level contingency amount in addition to capital costs, allowance for funds used during construction, and our allocation of the project-level contingency. Given the magnitude of the Vogtle project, we and some of our members have implemented various rate management programs to smooth out the impact on rates when Vogtle Units No. 3 and No. 4 reach commercial operation.

        Construction continues to move forward at the site and a number of important construction milestones were achieved during 2018. At the end of 2018, Georgia Power and Southern Nuclear began the process of validating recent construction progress against the current project schedule as well as verifying and updating the remaining construction and testing process. Although this process is still underway, we currently do not expect any material change to the November 2021 and 2022 commercial operation dates approved by the Public Service Commission or our project budget. However, the current schedule being utilized to manage construction at the Vogtle site, which targets in-service dates in advance of November 2021 and November 2022, may be adjusted to reflect updated information provided by the verification process. Georgia Power has stated that it will report the results of the verification process to the Public Service Commission by May 15, 2019.

        The Department of Energy continues to be an important source of financing the Vogtle project. In 2014, we received a $3.1 billion federal loan guarantee from the Department of Energy. Following Westinghouse's bankruptcy in 2017, our ability to request further advances under the related loan had been restricted pending satisfaction of certain conditions and an amendment to the loan guarantee agreement. On March 7, 2019, we and the Department of Energy entered into an amendment and waiver to the loan guarantee agreement, which allowed us to receive an advance of $585 million, increasing our total borrowings under the original loan to $2.4 billion. On March 22, 2019, we and the Department of Energy executed an amended and restated loan guarantee agreement that both permits us to draw the remaining principal under the original $3.1 billion loan guarantee and adds the $1.6 billion additional loan commitment issued to us in September 2017. In total, Department of Energy-guaranteed loans will provide nearly $4.7 billion of long-term financing at lower interest rates than our alternative sources of financings. We anticipate the net present value of the savings from these loans will be over $500 million, which will reduce the long-term costs of these units for our consumers. When combined, the $4.7 billion of funding guaranteed by the Department of Energy and the $1.9 billion of debt we have raised in the capital markets represent long-term financing for more than 85% of our $7.5 billion project budget.

        Separately, as a result of the Bipartisan Budget Act of 2018, we qualify for nuclear production tax credits related to Vogtle Units No. 3 and No. 4. We estimate that the nominal value of our allocation of production tax credits will be approximately $700 million and will be earned for eight years post commercial operation. We will continue to analyze various options to monetize these credits with one or more third parties, including our option to sell to Georgia Power under the Global Amendments. However, in order to maximize the value of these production tax credits, we do not anticipate entering into any agreement to sell these production tax credits until one or both of the Vogtle Units reach commercial operation. We are grateful to the supporters of these tax credits as well as the regulators who are drafting the regulatory framework for these credits. Ultimately, the value of these credits will reduce our members' costs related to the new Vogtle units and benefit the electric consumers they serve.

        Upon completion, Vogtle Units No. 3 and No. 4 will have an aggregate generating capacity of approximately 2,200 megawatts and our 30% undivided interest will entitle us to approximately 660 megawatts of carbon-free, baseload generating capacity. We expect these units to be valuable assets for us and our members over the next 60 to 80 years and to contribute to our diverse pool of generation resources. For additional information regarding Vogtle Units No. 3 and No. 4 and related financing activities, see "OUR BUSINESS—Our Power Supply Resources—Future Power Resources—Plant Vogtle Units No. 3 and No. 4," "—Financial Condition—Financing Activities—Department of Energy—Guaranteed Loan" and "—Capital Requirements—Capital Expenditures" and Note 7a of Notes to Consolidated Financial Statements.

  Rate Management Programs

        Over the last five years, our average wholesale power rate to our members has been at or below the mid-six cent per kilowatt-hour range. Based on current assumptions, we anticipate our average wholesale power rate to increase to the mid-to-high-seven cents per kilowatt-hour range in 2023, the first full year we expect both new Vogtle units to be operational. However, many of our members have voluntarily implemented independent rate management programs and have elected to participate in rate management programs that we offer to smooth out rate impacts due to Vogtle. In 2018, we offered our members an optional rate management program allowing for a one-time election of additional collections of future expenses for a five-year period which will then be applied to billings over the subsequent five-year period. For participating members, the additional collections will have the effect of gradually increasing their payments to us over the initial five year period, 2018 to 2022, in order to soften the impact of full integration of the new Vogtle units' costs into rates. In 2023 to 2025, the first few full years after expected commercial operation of the Vogtle units, we will apply a portion of the additional amounts collected to participating members' bills, which we expect will reduce the rate impact to those members by approximately one-third of a cent each year, from the mid-to-high-seven cent per kilowatt-hour range to the low-to-mid-seven cent per kilowatt-hour range. The impact of the program will gradually decrease through 2027, its final year. Further, because we only supply around 60% of our members' wholesale power requirements, the ultimate rate impact on the retail consumers may be further mitigated as our members' rates are blended with their supplemental power supply sources, transmission and retail distribution costs.

  Liquidity Position

        One of the most positive attributes contributing to our solid financial standing is our strong liquidity position. This liquidity is comprised of a diversified, cost-effective mix of cash (including short-term investments), committed lines of credit and commercial paper. Our primary source of liquidity is a $1.2 billion unsecured credit facility that extends through March 2020 and which supports our $1.0 billion commercial paper program. We have another $400 million available through additional secured and unsecured credit facilities.

        In addition to our strong liquidity, we have multiple sources of long-term financing available to meet our anticipated capital needs. These sources include Department of Energy and Rural Utilities

Service federal loan programs and the taxable and tax-exempt capital markets. We expect to continue utilizing each of these sources of capital to meet our long-term financing needs in the coming years.

        With our current sources of committed short-term and long-term funding, we anticipate that we will have sufficient liquidity to complete Vogtle Units No. 3 and No. 4.

  Asset Management

        One of our primary focus areas continues to be ensuring that our owned and operated generation facilities perform in the most efficient and cost-effective manner possible and, in 2019, we will continue to seek ways to improve the reliability of our generating facilities. Our Operational Excellence program strives to achieve safety, reliability and compliance in a cost effective manner. Many of the generation facilities we operate rank in the top quartile of similar plants in one or more key performance indicators, including start reliability, peak season availability and forced outages. Achieving operational excellence results in the most reliable, efficient and lowest cost power supply for our members; therefore, effective asset management will always be one of our top priorities.

  Environmental Regulations

        A key component in effective asset management is maintaining compliance with all applicable environmental regulatory standards. Although several of the short-term pressures we face from environmental legislation and regulations have decreased since the beginning of 2017, environmental regulations continue to present substantial challenges to us and our members. As an electric cooperative that operates on a not-for-profit basis, our compliance costs are ultimately borne by our members' electricity consumers.

        Greenhouse gas and carbon dioxide emissions have been one of the most prominent areas for environmental regulations over the past several years. In 2018, the EPA proposed replacing the Clean Power Plan with the Affordable Clean Energy (ACE) rule and continues to evaluate other greenhouse gas regulations. We are encouraged by the EPA's recent actions and have previously stated our belief that the Clean Power Plan is significantly flawed and could have significant negative consequences for the economy and electric systems of Georgia and nationwide.

        Even if the ACE rule ultimately replaces the Clean Power Plan, we anticipate that efforts to reduce greenhouse gas emissions, in particular carbon dioxide, will continue. Although we cannot predict the form or timing of any such laws or regulations, we believe that we are well-situated to effectively manage such challenges and that our diverse asset base, along with our investment in additional carbon-free generation at Vogtle Units No. 3 and No. 4, positions us well to continue to meet our members' needs. Further, our members continue to pursue renewable generation opportunities and invest where they deem appropriate in order to meet the demands of their member consumers and prepare for potential future limitations on greenhouse gas emissions.

        In addition to greenhouse gases, we must also comply with several other environmental regulations. For example, in order to comply with the coal combustion residue rule and effluent limitation guidelines we expect to spend approximately $325 million to $350 million in capital costs in addition to $400 to $550 million (in year of expenditure dollars) associated with our asset retirement obligations. In response to these regulations, Georgia Power intends to cease delivering CCR to the ash ponds at Plants Scherer and Wansley in 2019.

  Outlook for 2019

        We remain focused on providing reliable, safe, and cost-effective energy to our members and the 4.1 million people they serve and believe we are well positioned to do so. As discussed above, there are certain risks and challenges that we must continue to address, most notably related to Vogtle Units

No. 3 and No. 4. However, as we manage our risks, we intend to keep doing what we have done so successfully for the last 45 years, including, among other things:

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  maintaining a balanced and diverse portfolio of generating resources, including nuclear, natural gas, coal and hydro and continuing the efficient and cost-effective operation of these resources;

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  maintaining strong liquidity to fulfill current obligations and to finance future capital expenditures; and

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  working with our members to explore existing and emerging opportunities to add value to our ultimate consumers.

Accounting Policies

  Basis of Accounting

        We follow generally accepted accounting principles in the United States and the practices prescribed in the Uniform System of Accounts of the Federal Energy Regulatory Commission as modified and adopted by the Rural Utilities Service.

  Critical Accounting Policies

        We have determined that the following accounting policies are important to understanding the presentation of our financial condition and results of operations and requires our management to make estimates and assumptions about matters that were uncertain at the time of preparation of our financial statements. Changes in these estimates and assumptions by our management could materially impact our results of operations and financial condition. Our management has discussed the development, selection and disclosure of critical accounting policies and estimates with the audit committee of our board of directors.

        Regulatory Accounting.    We are subject to the provisions of the Financial Accounting Standards Board (FASB) authoritative guidance issued regarding regulated operations. The guidance permits us to record regulatory assets and regulatory liabilities to reflect future cost recoveries or refunds, respectively, that we have a right to pass through to our members. At December 31, 2018, our regulatory assets and regulatory liabilities totaled $655.1 million and $219.0 million, respectively. While we do not currently foresee any events such as competition or other factors that would make it not probable that we will recover these costs from our members as future revenues through rates under our wholesale power contracts, if such an event were to occur, we could no longer apply the provisions of accounting for regulated operations, which would require us to eliminate all regulatory assets and regulatory liabilities that had been recognized as a charge or credit to our statement of revenues and expenses and begin recognizing assets and liabilities in a manner similar to other businesses in general. In addition, we would be required to determine any impairment to other assets, including plants, and write-down those assets, if impaired, to their fair values.

        Asset Retirement Obligations.    Accounting for asset retirement and environmental obligations requires legal obligations associated with the retirement of long-lived assets to be recognized at fair value when incurred and capitalized as part of the related long-lived asset. In the absence of quoted market prices, we estimate the fair value of our asset retirement obligations using present value techniques, in which estimates of future cash flows associated with retirement activities are discounted using a credit-adjusted risk-free rate. Estimating the amount and timing of future expenditures includes, among other things, making projections of when assets will be retired and ultimately decommissioned, the amount of decommissioning costs, and how costs will escalate with inflation.

        A significant portion of our asset retirement obligations relates to our share of the future cost to decommission our operating nuclear units and the coal ash ponds at our coal-fired units. At

December 31, 2018, our nuclear decommissioning and coal ash related asset retirement obligations were $659.0 million and $326.2 million, respectively. Our asset retirement obligations represent an estimate of the present value of anticipated retirement costs. For additional detail regarding our asset retirement obligations, see Note 1h of Notes to Consolidated Financial Statements. These obligations represented 97% of our total asset retirement obligations.

        Given its significance, we consider our nuclear decommissioning liabilities critical estimates. Approximately every three years, new decommissioning studies for Plants Hatch and Vogtle are performed. These studies provide us with periodic site-specific "base year" cost studies in order to estimate the nature, cost and timing of planned decommissioning activities for the plants. These cost studies are based on relevant information available at the time they are performed; however, estimates of the amount and timing of future cash flows for extended periods are by nature highly uncertain and may vary significantly from actual results. In addition, these estimates are dependent on subjective factors, including the selection of cost escalation and discount rates, which we consider to be critical assumptions. Our current estimates are based upon studies that were performed in 2018. For ratemaking purposes, we record decommissioning costs over the expected service life of each unit. The impact on measurements of asset retirement obligations using different assumptions in the future may be significant.

        We also consider our coal ash related decommissioning liabilities at Plants Scherer and Wansley to be critical estimates, in particular those for the coal ash ponds. Cost studies are periodically performed to provide site-specific "base year" estimates that determine the nature and timing of planned decommissioning costs. These cost studies are based on relevant information available at the time they are performed. Critical assumptions include coal ash pond closure strategy, including water treatment requirements, and the volume of coal ash in the ponds. In addition, these estimates are dependent on other subjective factors, such as estimates of costs to perform the decommissioning and post-closure activities, timing of expenditures, and the selection of cost escalation and discount rates. Our current estimates are based upon studies that were performed in 2018. For ratemaking purposes, we are applying regulated operations accounting to the decommissioning costs and currently expect to recover ash pond closure costs over approximately 13 years. The impact on measurements of asset retirement obligations using different assumptions in the future may be significant.

  New Accounting Pronouncements

        In May 2014, the Financial Accounting Standards Board (FASB) issued "Revenue from Contracts with Customers" (Topic 606). The new revenue standard requires that an entity recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. In addition, Topic 606 requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

        We adopted the new revenue standard effective January 1, 2018, using the full retrospective method, which requires us to restate each prior reporting period presented. The most significant impact of the new revenue standard to us relates to the potential recognition of refund liabilities in interim reporting periods. The adoption of the new revenue standard did not change the nature, amounts or timing of revenues we recognize within an annual reporting period and, therefore, restatement of the annual periods was not required. Refund liabilities, if any, are included in accounts payable on our consolidated balance sheets. For years 2018 and 2017, we recognized refund liabilities totaling $30.9 million and $29.1 million, respectively. Adoption of the new revenue standard had no impact to cash from or used in operating, financing, or investing on our consolidated cash flows statements.

        In January 2016, the FASB issued "Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities." The amendments in this update address certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. The new standard is effective for us for annual reporting periods beginning after December 15, 2017, and interim periods therein. Certain provisions within this update can be adopted early. Certain provisions within this update should be applied by means of a cumulative effect adjustment to the balance sheet of the fiscal year of adoption and certain provisions should be applied prospectively. One of the provisions in this standard requires our equity investments, except those accounted for under the equity method of accounting or those that result in consolidation of our subsidiary, to be measured at fair value with changes in fair value recognized in net margin. None of the other provisions in this standard will have any impact to our consolidated financial statements. As disclosed within Note 1i, we previously adopted regulatory accounting treatment with respect to unrealized gains and losses on our debt and equity securities within our nuclear decommissioning funds. During the fourth quarter of 2017, we adopted regulatory accounting treatment with respect to unrealized gains and losses on all other equity investments. Upon applying regulatory accounting treatment, unrealized gains on our equity investments are recorded as a regulatory liability and, conversely, unrealized losses on our equity investments are recorded as a regulatory asset, at the end of each reporting period. As of December 31, 2018 and December 31, 2017, we recorded, excluding our regulatory accounting treatment related to our nuclear decommissioning funds, $1.0 million and $0.6 million, respectively, of unrealized losses on our equity investments as a regulatory asset. On January 1, 2018, we adopted the amendments within this standard. The adoption of this standard did not have any impact to our consolidated financial statements due to our regulatory accounting treatment for unrealized gains and/or losses on our equity investments.

        In February 2016, the FASB issued "Leases (Topic 842)." The new leases standard requires a dual approach for lessee accounting under which a lessee would account for leases as finance leases or operating leases. Both finance leases and operating leases will result in the lessee recognizing a right-of-use (ROU) asset and a corresponding lease liability. For finance leases the lessee would recognize interest expense and amortization of the ROU asset and for operating leases the lessee would recognize a straight-line total lease expense. Quantitative and qualitative disclosures will also be required surrounding significant judgments made by management. The new lease standard does not substantially change lessor accounting. The new leases standard is effective for us on a modified retrospective approach for annual reporting periods beginning after December 15, 2018, and interim periods therein. Early adoption is permitted.

        During 2018, the FASB issued additional guidance related to the new leases standard, including a practical expedient that allows entities to not evaluate existing and expired land easements that were not previously accounted for as leases upon adoption of Topic 842 and an additional transition method that allows entities to not apply the new leases guidance in the comparative periods entities present in their financial statements in the year of adoption.

        We have fully completed our implementation of the new leases standard and the adoption of the standard did not have a material impact on our consolidated financial statements. We have a relatively small portfolio of leases with the most significant being our 60% undivided interest in Scherer Unit No. 2 and railcar leases for the transportation of coal. We also have a minor number of various nominal leases.

        We account for the Scherer Unit No. 2 leases as capital leases and the railcar leases as operating leases under the current lease accounting model. The key changes in our adoption of the new leases standard is how we account for our operating leases that are currently off-balance sheet. Our evaluation process included, but was not limited to, reviewing all forms of leases, performing a completeness assessment over the lease population and analyzing the practical expedients available to us.

        On January 1, 2019, we adopted the new leases standard using the optional transition method to apply the new lease guidance as of January 1, 2019, rather than as of the earliest period presented. Upon adoption of the new leases standard, we recognized right-of-use assets and offsetting lease liabilities totaling approximately $7.0 million.

        In June 2016, the FASB issued "Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments." The amendments in this update replace the current incurred loss impairment methodology with a methodology that reflects expected credit losses. The new standard is effective for us prospectively for annual reporting periods beginning after December 15, 2019, and interim periods therein. The amendments in this update can be adopted earlier as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. We are currently evaluating the future impact of this standard on our consolidated financial statements.

        In March 2018, the FASB issued "Income Taxes (Topic 740): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118." In accordance with the standard, we recognized the provisional tax impacts related to the re-measurement of our deferred income tax assets and liabilities as of the year ended December 31, 2017. During the year ended December 31, 2018, we finalized our Staff Accounting Bulletin 118 analysis and there was no impact to the results of operations.

        In August 2018, the FASB issued "Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement." This standard eliminates, adds and modifies certain disclosure requirements for fair value measurements as part of the FASB's disclosure framework project. Entities will no longer be required to disclose the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, the policy for timing of transfers between levels and the valuation processes for Level 3 fair value measurements. However, public business entities will be required to disclose the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. The amendments in this update are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. An entity is permitted to early adopt any removed or modified disclosures upon issuance of this update and delay adoption of the additional disclosures until their effective date.

        As the standard relates only to disclosures, we do not expect the adoption of this standard to have a material impact on our consolidated financial statements. We are currently evaluating the standard and whether we will early adopt the standard.

Summary of Cooperative Operations

  Sources of Revenues

        We operate on a not-for-profit basis and, accordingly, seek only to generate revenues sufficient to recover our cost of service and to generate margins sufficient to establish reasonable reserves and meet certain financial coverage requirements. We supply capacity and energy to our members for a portion of their energy requirements which is our primary source of revenues. We may also sell capacity and energy to non-members. Capacity revenues are the revenues we receive for electric service whether or not our generation and purchased power resources are dispatched to produce electricity. Energy revenues are the revenues we receive by selling electricity which we generate or purchase.

        We have assigned fixed percentage capacity cost responsibilities to our members for all of our generation and purchased power resources. Each member has contractually agreed to pay us for the electric capacity assigned to it based on its individual fixed percentage capacity cost responsibility.

        Each member is also contractually obligated to pay us for electric energy we provide to it based on individual usage. We do not provide our members with all of their energy requirements; however, our energy sales to our members fluctuate from period to period based on several factors, including fuel costs, weather and other seasonal factors, load requirements in the service territories of our members, operating costs, availability of electric generation resources, our decisions of whether to dispatch our owned or purchased resources or member-owned resources over which we have dispatch rights and by members' decisions of whether to purchase a portion of their hourly energy requirements from our resources or from other suppliers.

  Formulary Rate

        The rates we charge our members are designed to cover all of our costs plus a margin. This cost-plus rate structure is set forth as a formula in the rate schedule to the wholesale power contracts between us and each of our members. These contracts require us to design capacity and energy rates that generate revenues sufficient to recover all costs, including payments of principal and interest on our indebtedness, to establish and maintain reasonable margins and to meet the financial coverage requirements under the first mortgage indenture.

        The formulary rate provides for the pass through of our fixed costs to members as capacity charges and our variable costs to members as energy charges. Fixed costs are assigned to members according to their individual fixed percentage capacity cost responsibility for each resource in which they participate, and variable costs are passed through to our members as energy charges based on the amount of energy supplied to each member.

        Capacity charges are based on an annual budget of fixed costs plus a targeted margin and are billed to members in equal monthly installments over the course of the year. Fixed costs include items such as depreciation, interest, fixed operations and maintenance expenses, administrative and general expenses. We monitor fixed cost budget variances to projected actual costs throughout the year, and with board approval, make budget adjustments when and as necessary to ensure that we generate revenues sufficient to recover all costs and to meet our targeted margin. Budget adjustments are typically made twice a year; once during the first quarter and again at year end. In contrast to the way we bill our members for capacity charges, which are billed based on a budget and trued up to actuals by the end of the year, energy charges are billed on a more real-time basis. Estimated energy charges are billed to members based on the amount of energy supplied to each member during the month, and are adjusted when actual costs are available, generally the following month. Energy charges, or variable costs, include fuel, purchased energy and variable operations and maintenance expenses. Each generating resource has a different variable cost profile, and members are billed based on the energy cost profile of the resources from which their energy is supplied.

  Margins

        Revenues in excess of current period costs in any year are designated as net margin in our statements of revenues and expenses and we have generated a positive net margin every year since our formation in 1974. Under our first mortgage indenture, we are required, subject to any necessary regulatory approval, to establish and collect rates that are reasonably expected, together with our other revenues, to yield a margins for interest ratio for each fiscal year equal to at least 1.10. See "OUR BUSINESS—Business Overview—First Mortgage Indenture" for a discussion of how we calculate our margins for interest ratio.

        In the event we were to fall short of the minimum 1.10 margins for interest ratio at year end, the formulary rate is designed to recover the shortfall from our members in the following year without any additional action by our board of directors.

        Prior to 2009, we budgeted and achieved annual margins for interest ratios of 1.10, the minimum required by the first mortgage indenture. To enhance margin coverage during a period of increased capital requirements, our board of directors has approved budgets with margins for interest ratios that exceeded 1.10. Since 2010, we have achieved our board approved margins for interest ratio of 1.14, and our board has approved a margins for interest ratio of 1.14 for 2019. As our capital requirements continue to evolve, our board will continue to evaluate the level of margin coverage and may choose to change the targeted margins for interest ratio in the future, although not below 1.10.

  Patronage Capital

        Retained net margins are designated on our balance sheets as patronage capital. As a cooperative, patronage capital constitutes our principal equity. As of December 31, 2018, we had $962.3 million in patronage capital and membership fees. Our equity ratio, calculated pursuant to our first mortgage indenture as patronage capital and membership fees divided by total capitalization and long-term debt due within one year, was 9.2% and 9.8% at December 31, 2018 and December 31, 2017, respectively.

        Patronage capital is allocated to each of our members on the basis of their fixed percentage capacity responsibilities in our generation resources. Any distribution of patronage capital is subject to the discretion of our board of directors and limitations under our first mortgage indenture. See "OUR BUSINESS—Business Overview—First Mortgage Indenture" for a discussion regarding limitations on distributions under our first mortgage indenture.

  Rate Regulation

        Under our loan agreements with each of the Rural Utilities Service and Department of Energy, changes to our rates resulting from adjustments in our annual budget are generally not subject to their approval. We must provide the Rural Utilities Service and Department of Energy with a notice of and opportunity to object to most changes to the formulary rate under the wholesale power contracts. See "OUR BUSINESS—Business Overview—Relationship with Federal Lenders—Rural Utilities Service." Currently, our rates are not subject to the approval of any other federal or state agency or authority, including the Georgia Public Service Commission.

  Tax Status

        While we are a not-for-profit membership corporation formed under the laws of Georgia, we are subject to federal and state income taxation. As a taxable cooperative, we are allowed to deduct patronage dividends that we allocate to our members for purposes of calculating our taxable income. We annually allocate income and deductions between patronage and non-patronage activities and substantially all of our income is from patronage-sourced activities, resulting in no current period income tax expense or current income tax liability. For further discussion of our taxable status, see Note 5 of Notes to Consolidated Financial Statements.

Results of Operations

  Factors Affecting Results

        Certain of our recent financial and operational results were affected both by the way in which we dispatch our power plants as well as by significant events or trends described below.

        We have a diverse mix of generation and fuel types among our power plants, allowing us to serve the power needs of our members in a reliable, efficient and low-cost manner. The types of generation assets we own include several natural gas-fired simple cycle combustion turbines, two combined cycle natural gas-fired plants, a plant that burns bituminous coal, a plant that burns sub-bituminous coal, two nuclear plants and a pumped storage hydroelectric plant.

        Decisions to dispatch our power plants and thus the amount of energy we generate and sell to our members are economically driven by supply and demand considerations. The primary supply considerations include (i) fuel prices and other marginal operating costs of the plant, which factor into a dispatch cost we calculate for each resource, (ii) plant availability, which is driven by factors such as outages for maintenance or refuelings and (iii) plant efficiency, as determined by the heat rate which measures the amount of fuel required to generate one kilowatt hour of electricity. We prioritize the order in which we dispatch our plants such that we dispatch our available plants with the lowest dispatch cost first, and those with the highest dispatch cost last, when demand is highest. The primary demand consideration that affects how we dispatch our plants is the amount of energy our members require from us. This is a function of weather, economic activity, residential use patterns and the relative cost and availability of our members' third party supply arrangements, which account for a significant portion of the energy they purchase. In 2018, our energy generation and member sales were lower than in 2017 and 2016; primarily due to an unplanned outage at one of the units at the Smith facility and a major maintenance outage at Scherer in the second half of 2018.

        Since we pass through all of our costs to members, including fuel cost, which is one of our most significant operating costs, the cost of our energy sales to our members is significantly affected by fuel prices. The price of natural gas is the most significant variable in our cost of fuel and also affects how we dispatch our generation resources. Natural gas prices were relatively low in 2016 and 2017, but increased moderately in 2018 during the peak seasons, particularly during the colder months when our members' energy demand and our gas fired generation were high. In addition to the prevailing market price, our average cost of natural gas per kilowatt hour generated is also affected by how efficiently our natural gas facilities burn the gas. Compared to our combined cycle units, our combustion turbines are less efficient and thus burn more gas per kilowatt hour of electricity generated. Consequently, our combustion turbines are dispatched less frequently than our combined cycle units and are typically used to generate energy only during periods of higher electricity demand, such as on hot summer days. In 2018, we dispatched our combustion turbines more frequently than in 2017 due to higher peak demand driven by relatively colder winter weather as well as the outages at Smith and Scherer. The generation from our combustion turbines in 2018 was the second highest on record, after 2016 when we saw a hot summer with more frequent instances of peak demand.

        Our nuclear units require refueling on an 18 to 24-month cycle and these refueling outages, which typically last several weeks, resulted in fluctuations in nuclear plant availability and generation in each of the last three years. These shutdowns and outages significantly reduced generation at the affected plants, reduced kilowatt-hour sales to and energy revenues from our members during the periods that the plants were not generating power.

        Our energy sales to our members also fluctuate from period to period based on weather. Winter in 2018 was relatively cold, and we therefore experienced our peak demand for the year in January. This partially offset the decline in 2018 energy sales to our members that resulted from the reduced plant availability which occurred in late 2018. Summer in 2016 was relatively hot and as a result, member demand and energy requirements, and therefore, energy sales to our members were higher in 2016 compared with 2017 and 2018. The higher 2016 energy sales also contributed to higher fuel costs and, consequently, higher operating expenses in 2016 than in 2017 or 2018.

        We also continued to make significant capital expenditures over the past three years, particularly for the new units under construction at Plant Vogtle, which we have primarily financed with debt. These financings have increased our overall debt which has increased our interest expense and our allowance for debt funds used during construction. Additionally, since our margin is calculated as a percentage of our secured interest expense, our net margin has generally increased. As discussed under "—Financial Condition—Capital Resources—Capital Expenditures," we expect significant capital expenditures to continue through the completion of the additional units at Plant Vogtle.

  Net Margin

        Our net margin for the years ended December 31, 2018, 2017 and 2016 was $51.2 million, $51.3 million and $50.3 million, respectively. These amounts produced a margins for interest ratio of 1.14 in each of 2018, 2017 and 2016. For additional information on our margin requirement, see "—Summary of Cooperative Operations—Rate Regulation."

  Operating Revenues

        Sales to Members.    We generate revenues principally from the sale of electric capacity and energy to our members. Capacity revenues are the revenues we receive for electric service whether or not our generation and purchased power resources are dispatched to produce electricity. These revenues are designed to recover the fixed costs associated with our business, including fixed production expenses, depreciation and amortization expenses and interest charges, plus a targeted margin. Energy revenues are the sales of electricity generated or purchased for our members. Energy revenues recover the variable costs of our business, including fuel, purchased energy and variable operation and maintenance expense.

        The components of member revenues were as follows:

	2018	2017	2016	2018 vs. 2017 % Change	2017 vs. 2016 % Change
	(in thousands)
Capacity revenues	$927,419	$912,421	$949,193	1.6%	(3.9)%
Energy revenues	551,960	521,409	557,614	5.9%	(6.5)%

Total	$1,479,379	$1,433,830	$1,506,807	3.2%	(4.8)%
Kilowatt-hour Sales	23,011,079	23,813,679	25,522,852	(3.4)%	(6.7)%
Cents/Kilowatt-hour	6.43	6.02	5.90	6.8%	2.0%
Member energy requirements supplied	57%	63%	64%	(9.5)%	(1.6)%

        Capacity revenues increased slightly in 2018 compared to 2017 primarily due to the recovery of fixed production costs, which increased during the period. Capacity revenues declined 3.9% in 2017 compared to 2016 primarily as a result of a decrease in fixed production costs and the recovery of such costs.

        For a discussion of production costs, see "—Operating Expenses."

        The 5.9% increase in energy revenues from members in 2018 compared to 2017 was primarily a result of an increase in total fuel costs. Offsetting the increase was a decline in generation for member sales.

        The 6.5% decrease from 2017 compared to 2016 was primarily due to a decrease in generation for member sales and a decrease in total fuel costs. Slightly offsetting the decrease was an increase in costs related to purchased power energy.

  Operating Expenses

        Our operating expenses increased 5.0% in 2018 compared to 2017 and decreased 4.5% in 2017 compared to 2016. The increase in 2018 was primarily due to increased fuel and production costs. The decrease in 2017 was primarily due to lower fuel and production costs. The following table summarizes our kilowatt-hour (kWh) generation and fuel costs by generating source.

        The following table summarizes our kilowatt-hour generation and fuel costs by generating source.

	Cost					Generation
Fuel Source	2018	2017	2016	2018 vs. 2017 % Change	2017 vs. 2016 % Change	2018	2017	2016	2018 vs. 2017 % Change	2017 vs. 2016 % Change
	(dollars in thousands)					(kWh in thousands)
Coal	$119,459	$103,007	$141,773	16.0%	(27.3)%	4,062,982	3,605,093	4,800,836	12.7%	(24.9)%
Nuclear	85,949	90,520	83,751	(5.0)%	8.1%	10,314.928	10,110,190	10,344,201	2.0%	(2.3)%
Natural Gas:
Combined Cycle	240,122	239,472	221,851	0.3%	7.9%	8,047,494	9,823,035	8,916,272	(18.1)%	10.2%
Combustion Turbine	57,374	40,185	65,883	42.8%	(39.0)%	1,271,542	966,548	1,743,795	31.6%	(44.6)%

	$502,904	$473,184	$513,258	6.3%	(7.8)%	23,696,946	24,504,866	25,805,104	(3.3)%	(5.0)%

	Cents per kWh
Fuel Source	2018	2017	2016	2018 vs. 2017 % Change	2017 vs. 2016 % Change
Coal	2.94	2.86	2.95	2.8%	(3.1)%
Nuclear	0.83	0.90	0.81	(7.8)%	11.1%
Natural Gas:
Combined Cycle	2.98	2.44	2.49	22.1%	(2.0)%
Combustion Turbine	4.51	4.16	3.78	8.4%	10.1%

	2.12	1.93	1.99	9.8%	(3.0)%

        Total fuel costs increased in 2018 compared to 2017 primarily due to (i) increased transportation costs associated with a new pipeline placed into service in August 2017 and (ii) a shift in generation to relatively more expensive units. The shift in generation was primarily driven by unplanned outages at one of our coal-fired units in the first quarter of 2018 and one of our natural gas-fired combined cycle units during the second half of 2018. The increase was also due in part to higher natural gas prices, particularly during January 2018 when extreme cold weather affected the supply and transportation of natural gas. In addition to the natural gas consumed being more expensive, the higher cost contributed to a shift in generation to oil and coal-fired units.

        Total fuel costs decreased in 2017 compared to 2016 as a result of a 7.8% decrease in generation and a shift in generation to the relatively more economical natural gas-fired combined cycle units. The decrease and shift in generation were due in part to more moderate weather in 2017, in particular the summer months, and an extended major maintenance outage at one of our coal-fired units. As a result of these factors, generation at our relatively more expensive combustion turbine and coal-fired plants decreased by 44.6% and 24.9%, respectively. Partially offsetting the decrease was an 8.1% increase in nuclear fuel costs largely due to spent fuel storage costs incurred during 2017.

        Changes in total fuel costs are also impacted by the amount of realized gains and losses incurred for natural gas financial hedging contracts utilized for managing our exposure to fluctuations in market prices of natural gas. During 2018 and 2017, we realized net gains of $5.1 and $2.1 million, respectively. In 2016, we realized a net loss of $17.3 million.

        Production costs increased 4.0% in 2018 compared to 2017 and decreased 7.6% in 2017 compared to 2016. Production costs can vary due to the number and extent of outages in a given year. The increase in 2018 was primarily a result of fixed maintenance costs associated with planned and unplanned maintenance outages at some of our natural gas-fired plants. The decrease in 2017 was primarily due to a decline in planned major maintenance costs and lower fixed maintenance costs at our natural gas-fired plants.

  Other Income

        Investment income increased 7.0% in 2018 compared to 2017 and 8.6% in 2017 compared to 2016. The increase in both periods was due to higher investment balances and an increase in the investment income associated with nuclear decommissioning. Nuclear decommissioning investment income increased $2.1 million in 2018 and $1.9 million in 2017 primarily as a result of applying regulated operations treatment to our nuclear decommissioning related transactions. This treatment reflects the difference in collections plus earnings of the decommissioning funds and the related asset retirement obligation expenses.

  Interest Charges

        Allowance for debt funds used during construction increased in 2018 and 2017 primarily due to increased borrowings for Vogtle Units No. 3 and No. 4 construction expenditures.

        Interest expense increased in 2018 compared to 2017 primarily due to increased debt issued to finance the construction of Vogtle Units No. 3 and No. 4 project, offset by lower fixed interest rates on certain refinanced debt. The increase in interest expense in 2017 compared to 2016 was primarily due to increased debt issued to finance the Vogtle construction project.

Financial Condition

  Overview

        Consistent with our budgeted margin for 2018, we achieved a 1.14 margins for interest ratio which produced a net margin of $51.2 million. This net margin increased our total patronage capital (our equity) and membership fees to $962.3 million at December 31, 2018. Our 2019 budget again targets a 1.14 margins for interest ratio.

        Our equity to total capitalization ratio, as defined in our first mortgage indenture, was 9.2% at December 31, 2018 and 9.8% at December 31, 2017. We anticipate that our equity ratio will remain around its current level during the remainder of the Vogtle construction period; however, the absolute level of patronage capital will continue to increase.

        We had a strong liquidity position at December 31, 2018, with $1.7 billion of unrestricted available liquidity, including $752.6 million of cash and cash equivalents. We issued commercial paper throughout the year to provide interim financing for the Plant Vogtle construction and for other purposes at a low cost. The average cost of funds on the $436.6 million of commercial paper outstanding at December 31, 2018 was 2.98%.

        Our total assets increased to $12.2 billion at December 31, 2018 from $10.9 billion at December 31, 2017. For the past several years, our total assets have shown significant increases due to increases in construction work in progress in connection with the additional nuclear units under construction at Plant Vogtle.

        Property additions during 2018 totaled $1.2 billion. These additions include costs related to the construction of the new Vogtle units, environmental control facilities being installed at coal-fired Plants Scherer and Wansley, normal additions and replacements to existing generation facilities and purchases of nuclear fuel.

        There was a net increase in long-term debt and capital leases of $1.1 billion at December 31, 2018 compared to December 31, 2017. The weighted average interest rate on the $9.3 billion of long-term debt outstanding at December 31, 2018 was 4.18%.

  Sources of Capital and Liquidity

        Sources of Capital.    We fund our capital requirements through a combination of funds generated from operations and short-term and long-term borrowings.

        In 2014, we obtained a loan from the Federal Financing Bank that is guaranteed by the Department of Energy that provides funding for $3.1 billion of the cost to construct our 30% undivided interest in the two new nuclear units at Plant Vogtle. In September 2017, the Department of Energy issued a conditional commitment to us for $1.6 billion of additional funding guaranteed by the Department of Energy.

        Due to issues stemming from the March 2017 bankruptcy of Westinghouse, the main contractor responsible for the construction of the new nuclear units, we were restricted from receiving further advances under the original loan pending satisfaction of certain conditions and an amendment to the loan guarantee agreement. On March 7, 2019, we and the Department of Energy entered into an amendment and waiver to the loan guarantee agreement which waived certain conditions and allowed for an advance of $585 million, which we received on March 15, 2019.

        On March 22, 2019, we and the Department of Energy executed an amended and restated loan guarantee agreement that both permits us to draw the remaining $670 million under the original $3.1 billion loan and adds the $1.6 billion conditional commitment issued to us in September 2017. We expect to draw the remaining principal amount under the original loan by the end of 2019 and may draw the additional $1.6 billion through November 2023.

        See Note 7a in Notes to Consolidated Financial Statements for additional information regarding these loans.

        Historically, we have also obtained a substantial portion of our long-term financing from Rural Utilities Service-guaranteed loans funded by the Federal Financing Bank. However, Rural Utilities Service funding levels for projects we may choose to undertake are uncertain and may be limited in the future due to budgetary and political pressures faced by Congress. Because of these factors, we cannot predict the amount or cost of Rural Utilities Service loans that may be available to us in the future. We have also issued a substantial amount of taxable and tax-exempt debt in the capital markets, and if the Rural Utilities Service loan program were to be curtailed or eliminated in the future, we believe we are well positioned to continue to access capital market financings.

        See "OUR BUSINESS—Oglethorpe Power Corporation—Relationship with Federal Lenders" for further discussion of our relationship with the Department of Energy and Rural Utilities Service.

        See "—Capital Requirements—Capital Expenditures" for more detailed information regarding our estimated capital expenditures.

        See "—Financing Activities" for more detailed information regarding our financing plans.

        Liquidity.    At December 31, 2018, we had $1.7 billion of unrestricted available liquidity to meet short-term cash needs and liquidity requirements, consisting of $752.6 million of cash and cash equivalents and $922 million of unused and available committed credit arrangements.

        Net cash provided by operating activities was $489.7 million in 2018, and averaged $428.8 million per year for the three-year period 2016 through 2018.

        We monitor our anticipated liquidity needs to ensure that our credit facility portfolio appropriately covers our anticipated needs. In August 2018, we extended our $150 million credit facility with JP Morgan Chase to October 2021, and in December 2018, we extended our $110 million credit facility and $250 million term loan with CFC to December 2023.

        At December 31, 2018, we had $1.6 billion of committed credit arrangements in place and $922 million available under these facilities as reflected in the table below:

Committed Credit Facilities

	Authorized Amount	Available December 31, 2018		Expiration Date
	(dollars in millions)
Unsecured facilities:
Syndicated Line of Credit led by CFC	$1,210	$638	(1)	March 2020
CFC Line of Credit(2)	110	110		December 2023
JPMorgan Chase Line of Credit	150	34	(3)	October 2021
Secured Facilities:
CFC Term Loan(2)	250	140		December 2023

(1)
Of the portion of this facility that was unavailable at December 31, 2018, 436.6 million was dedicated to support outstanding commercial paper and $135.5 million related to letters of credit issued to support variable rate demand bonds.

(2)
Any amounts drawn under the $110 million unsecured line of credit with CFC will reduce the amount that can be drawn under the $250 million secured term loan. Therefore, we reflect $140 million as the amount available under the term loan even though there are no amounts outstanding under that facility. Any amounts borrowed under the $250 million term loan would be secured under our first mortgage indenture, with a maturity no later than December 31, 2043.

(3)
Of the portion of this facility that was unavailable at December 31, 2018, $113.7 million related to letters of credit issued to support variable rate demand bonds and $2.2 million related to letters of credit issued to post collateral to third parties.

        We have the flexibility to use the $1.2 billion syndicated line of credit for several purposes, including borrowing for general corporate purposes, to support up to $1.0 billion of commercial paper and to issue letters of credit to third parties.

        Under our commercial paper program we are authorized to issue commercial paper in amounts that do not exceed the amount of any committed backup lines of credit, thereby providing 100% dedicated support for any commercial paper outstanding.

        Under our unsecured committed lines of credit, we have the ability to issue letters of credit totaling $760.0 million in the aggregate, of which $508.6 million remained available at December 31, 2018. However, amounts related to issued letters of credit reduce the amount that would otherwise be available to draw for working capital needs. Also, due to the requirement to have 100% dedicated backup for any commercial paper outstanding, any amounts drawn under our committed credit facilities for working capital or related to issued letters of credit will reduce the amount of commercial paper that we can issue. The majority of our outstanding letters of credit are for the purpose of providing credit enhancement on variable rate demand bonds.

        We generally issue commercial paper to provide interim financing of our expenses related to the construction of Vogtle Units No. 3 and No. 4 which we repay with the proceeds from long-term funding sources. In December 2017, we used a portion of the payments we received from Toshiba to pay down commercial paper, and in October 2018 we used the proceeds from a $500 million issuance of first mortgage bonds to pay down commercial paper that was issued for the Vogtle construction. Beginning in March 2019, we are again utilizing our loan guaranteed by the Department of Energy as our preferred source of long-term financing of eligible costs for Vogtle Units No. 3 and No. 4. See "—Financing Activities" and Note 7a in Notes to Consolidated Financial Statements for additional information regarding the Department of Energy-guaranteed loan.

        In 2018, we borrowed $313 million under various Rural Utilities Service-guaranteed loans for general and environmental improvements.

        Between projected cash on hand and the credit arrangements currently in place, we believe we have sufficient liquidity to cover normal operations and our interim financing needs, including interim financing for the new Vogtle units, until long-term financing is obtained.

        Two of our line of credit facilities contain similar financial covenants that require us to maintain minimum patronage capital levels. Currently, we are required to maintain minimum patronage capital of $750 million. As of December 31, 2018, our patronage capital balance was $962.3 million. These agreements contain an additional covenant that limits our secured indebtedness and our unsecured indebtedness, both as defined in the credit agreements, to $12 billion and $4 billion, respectively. At December 31, 2018, we had $8.9 billion of secured indebtedness outstanding and $436.6 million of unsecured indebtedness outstanding.

        Under our power bill prepayment program, members can prepay their power bills from us at a discount for an agreed number of months in advance, after which point the funds are credited against the participating members' monthly power bills. At December 31, 2018, we had 16 members participating in the program and a balance of $279.7 million remaining to be applied against future power bills.

        In addition to unrestricted available liquidity, at December 31, 2018 we had $653.2 million of restricted liquidity in connection with deposits made into a Rural Utilities Service Cushion of Credit Account. The Farm Bill passed by Congress in December 2018 modified the Cushion of Credit program. The program will no longer accept deposits and the interest rate earned on existing deposits will change over time. Existing deposits will continue to earn 5% until October 1, 2020, at which point deposits will earn 4% until October 1, 2021, at which point deposits will earn the 1-year floating Treasury rate. Funds in the account, including interest thereon, can only be applied to debt service on Rural Utilities Service-guaranteed Federal Financing Bank notes. We will determine when to apply the remaining funds in the Cushion of Credit account.

        Liquidity Covenants.    At December 31, 2018, we had only one financial agreement in place containing a liquidity covenant. This covenant is in connection with the Rocky Mountain lease transaction and requires us to maintain minimum liquidity of $50 million at all times during the term of the lease. We had sufficient liquidity to meet this covenant in 2018 and expect to have sufficient liquidity to meet this covenant in 2019. For a discussion of the Rocky Mountain lease transaction, see Note 4 of Notes to Consolidated Financial Statements.

  Financing Activities

        First Mortgage Indenture.    At December 31, 2018, we had $8.9 billion of outstanding debt secured equally and ratably under our first mortgage indenture, an increase of $678.0 million from December 31, 2017. From time to time, we may issue additional first mortgage obligations ranking equally and ratably with the existing first mortgage indenture obligations. The aggregate principal amount of obligations that may be issued under the first mortgage indenture is not limited; however, our ability to issue additional obligations under the first mortgage indenture is subject to certain requirements related to the certified value of certain of our tangible property, repayment of obligations outstanding under the first mortgage indenture and payments made under certain pledged contracts relating to property to be acquired.

        Department of Energy-Guaranteed Loans.    In 2014, we obtained a loan from the Federal Financing Bank that is guaranteed by the Department of Energy that provides funding for $3.1 billion of the cost to construct our 30% undivided interest in the two new nuclear units at Plant Vogtle. In 2017, the

Department of Energy issued a conditional commitment to us for $1.6 billion of additional funding guaranteed by the Department of Energy.

        Due to issues stemming from the March 2017 bankruptcy of Westinghouse, the main contractor responsible for the construction of the new nuclear units, we were restricted from receiving further advances under the original loan pending satisfaction of certain conditions and an amendment to the loan guarantee agreement. On March 7, 2019, we and the Department of Energy entered into an amendment and waiver to the loan guarantee agreement which waived certain conditions and allowed for an advance of $585 million, which we received on March 15, 2019.

        On March 22, 2019, we and the Department of Energy executed an amended and restated loan guarantee agreement that both permits us to draw the approximately $670 million remaining under the original $3.1 billion loan and adds the $1.6 billion conditional commitment issued to us in September 2017. We expect to fully draw the principal amount under the original loan by the end of 2019 and to begin drawing down the additional loan funds beginning in mid-2020. The additional loan amounts of $1.6 billion may be drawn through November 2023.

        With the additional loan, Department of Energy guaranteed-loans are expected to fund nearly $4.7 billion of the cost to construct the new Vogtle units. When combined, the $4.7 billion of funding guaranteed by the Department of Energy and the $1.9 billion of debt we have raised in the capital markets represent long-term financing for more than 85% of our $7.5 billion project budget.

        All of the debt advanced under the loan guarantee agreement is secured ratably with all other debt under our first mortgage indenture. For additional information regarding these loans, see Note 7a of Notes to Consolidated Financial Statements.

        Rural Utilities Service-Guaranteed Loans.    We currently have one approved Rural Utilities Service-guaranteed loan totaling $448 million that has $113 million remaining to be advanced. As of December 31, 2018, we had $2.6 billion of debt outstanding under various Rural Utilities Service-guaranteed loans, an increase of $120.8 million from December 31, 2017.

        All of the approved Rural Utilities Service-guaranteed loans are funded through the Federal Financing Bank, and the debt is secured ratably with all other debt under our first mortgage indenture.

        Bond Financings.    In December 2017, the Development Authority of Burke County, Georgia issued, on our behalf, $399.8 million of variable rate pollution control revenue bonds, which were directly purchased by two banks and the proceeds were used to defease various series of pollution control revenue bonds issued in 2008 that became callable on January 1, 2018. On February 1, 2018, the bank held bonds were remarketed to investors, with $200 million of the bonds converted to a fixed rate mode and the remaining $199.8 million converted to term rate modes.

        All the pollution control revenue bonds are secured ratably with all other debt under our first mortgage indenture.

        In October 2018, we issued $500 million of first mortgage bonds to fund a portion of the Vogtle expansion project. The bonds are secured under our first mortgage indenture.

  Capital Requirements

        Capital Expenditures.    As part of our ongoing capital planning, we forecast expenditures required for generating facilities and other capital projects. The table below details these forecasts for 2019 through 2021. Actual expenditures may vary from the estimates listed in the table because of factors such as changes in business conditions, design changes and rework required by regulatory bodies, delays in obtaining necessary regulatory approvals, construction delays, changing environmental requirements, and changes in cost of capital, equipment, material and labor.

Capital Expenditures(1) (dollars in millions)
	2019	2020	2021	Total
Future Generation(2)	$1,129	$949	$841	$2,919
Existing Generation(3)	143	137	101	381
Environmental Compliance(4)	57	22	26	105
Nuclear Fuel(5)	81	92	120	293
General Plant	6	5	4	15

Total	$1,416	$1,205	$1,092	$3,713

(1)
Includes allowance for funds used during construction.

(2)
Relates to construction of Vogtle Units No. 3 & 4, excluding initial nuclear fuel core. Forecasted expenditures are based on assumed in-service dates of November 2020 for Vogtle Unit No. 3 and November 2021 for Vogtle Unit No. 4.

(3)
Normal additions and replacements to plant in-service.

(4)
Pollution control equipment and facilities being installed at coal-fired Plants Scherer and Wansley, including to comply with coal ash regulations.

(5)
Includes nuclear fuel on existing nuclear units and initial nuclear fuel core for Vogtle Units No. 3 and No. 4.

In addition to the amounts reflected in the table above, we have budgeted approximately $680 million to complete construction of Vogtle Units No. 3 and No. 4 beyond the years shown in the table. For information regarding this project, see "OUR BUSINESS—Our Power Supply Resources—Future Power Resources—Plant Vogtle Units No. 3 and No. 4" and "—Financing Activities."

        We are currently subject to extensive environmental regulations and may be subject to future additional environmental regulations, including future implementation of existing laws and regulations. Since alternative legislative and regulatory environmental compliance programs continue to be debated on a state and national level, we cannot predict what capital costs may ultimately be required. Therefore, environmental expenditures included in the above table only include amounts related to budgeted projects to comply with existing and certain well-defined rules and regulations and do not include amounts related to compliance with other, less certain rules.

        Depending on how we and the other co-owners of Plants Scherer and Wansley choose to comply with any future legislation or regulations, both capital expenditures and operating expenditures may be impacted. As required by the wholesale power contracts, we expect to be able to recover from our members all capital and operating expenditures made in complying with current and future environmental regulations.

        For additional information regarding environmental regulation, see "OUR BUSINESS—Regulation—Environmental."

  Contractual Obligations.

        The table below reflects, as of December 31, 2018, our contractual obligations for the periods indicated.

Contractual Obligations (dollars in millions)
	2019	2020 - 2021	2022 - 2023	Beyond 2023	Total
Long-Term Debt:
Principal(1)	$517	$595	$405	$7,448	$8,965
Interest(2)	298	693	660	4,526	6,177
Capital Leases(3)	15	30	30	70	145
Operating Leases	3	1	—	—	4
Rocky Mtn. Lease Transaction(4)	—	—	—	36	36
Maintenance Agreements	30	68	18	282	398
Asset Retirement Obligations(5)	9	22	49	3,536	3,616
Purchase Commitments(6)	136	193	145	884	1,358

Total	$1,008	$1,602	$1,307	$16,782	$20,699

(1)
Includes principal amounts that would be due if the credit support facilities for the Series 2009 and Series 2010 pollution control bonds were drawn upon and became payable in accordance with their terms, such as would occur if the credit facility providing the support were not renewed or extended at its expiration date. These amounts equal $133.6 million in 2020, $93.4 million in 2021 and $18.7 million in 2022. We anticipate extending these credit facilities before their expirations. The nominal maturities of the Series 2009 and Series 2010 pollution control bonds range from 2030 through 2038.

(2)
Includes interest expense related to variable rate debt. Future variable rates are based on projected LIBOR and SIFMA interest rate curves as of February 2019.

(3)
Amounts represent total rental payment obligations, not amortization of debt underlying the leases.

(4)
We have entered into an Equity Funding Agreement for a third party to fund this obligation.

(5)
A substantial portion of this amount relates to the decommissioning of nuclear and coal facilities.

(6)
Includes commitments for the procurement of coal, nuclear fuel and natural gas related transportation agreements. Contracts for coal and nuclear fuel procurement, in most cases, contain provision for price escalations, minimum purchase levels and other financial commitments.

  Credit Rating Risk

        The table below sets forth our current ratings from S&P Global Ratings, Moody's and Fitch.

Our Ratings	S&P	Moody's	Fitch
Long-term ratings:
Senior secured rating	BBB+	Baa1	BBB+
Issuer/unsecured rating(1)	BBB+	Baa2	N/R(2)
Rating outlook	Negative	Stable	Negative
Short-term rating:
Commercial paper rating	A-2	P-2	F2

(1)
We currently have no long-term debt that is unsecured.

(2)
N/R indicates no rating assigned for this category.

        We have financial and other contractual agreements in place containing provisions which, upon a credit rating downgrade below specified levels, may require the posting of collateral in the form of letters of credit or other acceptable collateral. Our primary exposure to potential collateral postings is at rating levels of BBB–/Baa3 or below. As of December 31, 2018, our maximum potential collateral requirements were as follows:

        at senior secured rating levels:

  •
  approximately $51 million at a senior secured level of BBB–/Baa3,

  •
  approximately $92 million at a senior secured level of BB+/Ba1 or below, and at senior unsecured rating levels:

  •
  approximately $0.3 million at a senior secured or issuer rating level of BBB–/Baa3, and

  •
  approximately $62 million at a senior secured or issuer rating level of BB+/Ba1 or below.

        The Rural Utilities Service Loan Contract contains covenants that, upon a credit rating downgrade below investment grade by two rating agencies, could result in restrictions on issuing debt. Certain of our pollution control bond agreements contain provisions that, upon a credit rating below specified levels, could result in increased interest rates. Also, borrowing rates and commitment fees in two of our existing line of credit agreements are based on credit ratings and could increase if our ratings are lowered. None of these covenants, however, would result in acceleration of any debt due to credit rating downgrades.

        Given our current level of ratings, our management does not have any reason to expect a downgrade that would put our ratings below the rating triggers contained in any of our financial and contractual agreements. However, our ratings reflect the views of the rating agencies and not us, and therefore we cannot give any assurance that our ratings will be maintained at current levels for any period of time.

  Off-Balance Sheet Arrangements

        We do not currently have any material off-balance sheet arrangements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        Due to our cost-based rate structure, we have limited exposure to market risks. However, changes in interest rates, equity prices, and commodity prices may result in fluctuations in member rates. We use derivatives only to manage this volatility and do not use derivatives for speculative purposes.

        We have an executive risk management and compliance committee that provides general oversight over corporate compliance and all risk management activities, including, but not limited to, commodity trading, fuels management, insurance procurement, debt management, investment portfolio management, environmental compliance, and electric reliability compliance. This committee is comprised of our chief executive officer, chief operating officer, chief financial officer and the executive vice president, member and external relations. The risk management and compliance committee has implemented comprehensive risk management policies to manage and monitor credit, market price, and other corporate risks. These policies also specify controls and authorization levels related to various risk management activities. The committee frequently meets to review corporate exposures, risk management strategies, hedge positions, and compliance matters. The audit committee of our board of directors receives regular reports on corporate exposures, risk management and compliance activities and the actions of the risk management and compliance committee. For further discussion of our board of director's oversight of risk management and compliance, see "DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE—Board of Directors' Role in Risk Oversight."

Interest Rate Risk

        At December 31, 2018, we were exposed to the risk of changes in interest rates related to our $804.9 million of variable rate debt, which includes $436.6 million of commercial paper outstanding (which typically has maturities of between 1 and 90 days) and $368.2 million of pollution control bond debt (including variable rate demand bonds subject to repricing weekly and indexed variable rate bonds).

        At December 31, 2018, the weighted average interest rate on this variable rate debt was 2.6%. If, during 2019, interest rates on this debt changed a hypothetical 100 basis points on the respective repricing dates and remained at that level for the remainder of the year, annual interest expense would change by approximately $8 million.

        Our objective in managing interest rate risk is to maintain a balance of fixed and variable rate debt that will lower our overall borrowing costs within reasonable risk parameters. At December 31, 2018, we had 10.9% of our total debt, including commercial paper, in a variable rate mode.

        The operative documents underlying the pollution control bond debt contain provisions that allow us to convert the debt to a variety of variable interest rate modes (such as daily, weekly, monthly, commercial paper, or term rate mode), or to convert the debt to a fixed rate of interest to maturity. Having these interest rate conversion options improves our ability to manage our exposure to variable interest rates.

        In addition to interest rate risk on existing debt, we are exposed to the risk of rising interest rates due to the significant amount of new long-term debt we expect to incur in connection with anticipated capital expenditures, particularly the construction of Vogtle Units No. 3 and No. 4, as well as the short-term debt we are using for interim financing of this project.

Equity Price Risk

        We maintain external trust funds (reflected as "Nuclear decommissioning trust fund" on the balance sheet) to fund our share of certain costs associated with the decommissioning of our nuclear plants as required by the Nuclear Regulatory Commission (see Note 1 of Notes to Consolidated Financial Statements). We also maintain an internal reserve for decommissioning (included in

"Long-term investments" on the balance sheet) from which funds can be transferred to the external trust fund, if necessary.

        The allocation of equity and fixed income securities in both the external and internal funds is designed to provide returns to be used to fund decommissioning and to offset inflationary increases in decommissioning costs; however, the equity portion of these funds is exposed to price fluctuations in equity markets, and the values of fixed-rate, fixed-income securities are exposed to changes in interest rates. We actively monitor the investment performance of the funds and periodically review asset allocation in accordance with our nuclear decommissioning fund investment policy. Our investment policy establishes targeted and permissible investment allocation ranges for equity and fixed income securities. The targeted asset allocation is diversified among various asset classes and investment styles. Specific investment guidelines are established with each of the investment advisors that are selected to manage a particular asset class or subclass.

        The investment guidelines for equity securities typically limit the type of securities that may be purchased and the concentration of equity holdings in any one issuer and within any one sector. With respect to fixed-income securities, the investment guidelines set forth limits for the type of bonds that may be purchased, state that investments be primarily in securities with an assigned investment grade rating of BBB– or above and establish that the average credit quality of the portfolio typically be A+/A1 or higher.

        A 10% decline in the value of the internal and external funds' equity securities as of December 31, 2018 would result in a loss of value to the funds of approximately $31 million. For further discussion on our nuclear decommissioning trust funds, see Note 1 of Notes to Consolidated Financial Statements.

Commodity Price Risk

        We are also exposed to the risk of changing prices for fuels, including coal and natural gas.

  Coal

        We have interests in 1,501 megawatts of coal-fired nameplate capacity at Plants Scherer and Wansley. We purchase coal under term contracts and in spot-market transactions. Some of our coal contracts provide volume flexibility and most have fixed or capped prices. Our existing contracts are expected to provide fixed prices for up to 92% and 57% of our remaining 2019 forecasted coal requirements at Plants Scherer and Wansley, respectively.

        The objective of our coal procurement strategy is to ensure reliable coal supply and some price stability for our members. Our strategy permits coal commitments for up to 7 years. The procurement guidelines provide for layering in fixed and/or capped prices by annually entering into coal contracts for a portion of projected coal need for up to 7 years.

  Natural Gas

        We own or operate eight gas fired generation facilities totaling 4,170 megawatts of nameplate capacity. See "OUR BUSINESS—Properties—Generating Facilities" and "OUR BUSINESS—Our Members and Their Power Supply Resources—Member Power Supply Resources—Smarr EMC."

        We maintain a natural gas hedge program, which assists our participating members in managing potential fluctuations in our power rates to them due to changes in the market price of natural gas. Currently, 18 of our members have elected to participate in our natural gas hedging program. This program layers in fixed prices for a portion of our forecasted natural gas requirements over a rolling time horizon of up to five and a half years. Natural gas swap arrangements are used for hedging under this program. Under our swap agreements, we pay the counterparty a fixed price for specified natural gas quantities and receive a payment for such quantities based on a market price index. These payment obligations are netted, such that if the market price index is lower than the fixed price, we will make a net payment, and if the market price index is higher than the fixed price, we will receive a net payment. The fair value of the swaps at December 31, 2018 was a net liability of approximately $13.2 million, which represents the net amount we would have paid if the swaps had been terminated as of that date. As of December 31, 2018, approximately 30% of our 2019 total system forecasted natural gas requirements were hedged under swap arrangements. A hypothetical 10% decline in the market price of natural gas would have resulted in a decrease of approximately $23.1 million to the fair value of our natural gas swap agreements. Additional members may elect to participate in our natural gas hedging program, and participating members may choose to discontinue their active participation in this program at any time.

 DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our Board of Directors

  Structure of our Board of Directors

        Our members elect our board of directors. Our board of directors consists of directors and general managers from our members, referred to as "member directors," and up to two outside directors. Our bylaws divide member director positions among the member scheduling groups specifically described in the bylaws, referred to as the "member groups." There are currently five member groups and, except for Group 5, each member group is represented by two member directors. Of each member group's two directors, one must be a general manager of a member in that member group and one must be a director of a member in that member group. Jackson Electric Membership Corporation is the only member in Group 5 and has only one director. The bylaws permit expansion of the number of member groups and changes in the composition of member groups. Formation of new member groups and changes in the composition of member groups are subject to certain required member approvals, and the requirement that the composition of the member groups at Oglethorpe, Georgia Transmission and Georgia System Operations be identical, except in cases where a member is no longer a member of one or more of Oglethorpe, Georgia Transmission or Georgia System Operations. The number of member director positions will change if additional member groups are formed or a member group ceases to exist. The bylaws also provide for three at-large member director positions which must each be filled by a director of one of our members.

        In an effort to provide for equitable representation among the member groups across the boards of directors of Oglethorpe, Georgia Transmission and Georgia System Operations, the bylaws provide for certain limitations on the eligibility of directors of members of each member group to fill the three at-large member director positions. No more than one at-large member director position on our board of directors may be filled by a director of a member of any member group, no more than two directors from members of any member group may be serving in at-large member director positions on the boards of directors of Oglethorpe, Georgia Transmission and Georgia System Operations, and at least one at-large member director position on the boards of directors of Oglethorpe, Georgia Transmission or Georgia System Operations must be filled by a director of a member of each member group that has at least two members.

        Pursuant to the bylaws, a member may not have both its general manager and one of its directors serve as a director of ours at the same time. Subject to a limited exception for Jackson Electric Membership Corporation, which is the sole member of one of the member groups, the bylaws prohibit any person from simultaneously serving as a director of Oglethorpe and either Georgia Transmission or Georgia System Operations.

        Our bylaws require outside directors to have experience related to our business, including, without limitation, operations, marketing, finance or legal matters. No outside director may be one of our current or former officers, a current employee of ours or a former employee of ours receiving compensation for prior services. Outside directors cannot also be a director, officer or employee of Georgia Transmission, Georgia System Operations or any member. Additionally, no person who receives payment from us in any capacity other than as an outside director, including direct or indirect payments for goods and services, may serve as outside director.

        The members of our board of directors serve staggered three-year terms.

        Our board of directors currently has two vacancies. One of the vacancies is for an at-large member position and the other is for an outside director position. Our members did not fill either of these vacancies at the March 2019 annual meeting of the members, and we do not anticipate that our members will elect directors to fill these vacancies during 2019.

  Election of our Board of Directors

        For a cooperative organization to maintain its status under federal tax law, it must abide by the cooperative principle of democratic control. The nomination and election of the members of our board of directors and the representation of our members by the elected directors is consistent with this principle.

        Candidates for our board of directors must be nominated by the nominating committee. The nominating committee is comprised of one representative from each of our members. A majority vote of the nominating committee is required to nominate each candidate for the board of directors. Each member representative's nomination vote is weighted based on the number of retail customers served by the member. After the nominating committee nominates a candidate for a director position, the candidate must be elected by a majority vote of all of our member representatives, voting on an unweighted, one-member, one-vote basis. If the nominated candidate fails to receive a majority of the vote, the nominating committee must nominate another candidate and the member representatives will vote on the new candidate. Should that candidate also fail to receive a majority vote, this nomination and election process would be repeated until a nominated candidate is elected by a majority of the members.

        Potential candidates for our board of directors must meet the requirements set forth in our bylaws, as discussed under "—Structure of our Board of Directors." Management does not have a direct role in the nomination or election of the members of our board of directors.

        Neither we, the nominating committee, nor any of our members, to our knowledge, have a policy with regard to the consideration of diversity in identifying potential candidates for our board of directors.

  Board of Directors Leadership Structure

        Our principal executive officer and chairman of the board positions are separate and are held by different persons. The chairman of the board and any vice-chairman of the board are elected annually by a majority vote of the members of our board of directors. Our president and chief executive officer is appointed by our board of directors. None of our executive officers or other employees are members of our board of directors.

        As a cooperative, our members are our owners. Our members believe that the most effective structure to efficiently provide for their current and future needs is to take a prominent role in the direction of our business. Member control over the board of directors, and the board of directors' independence from management is beneficial and provides for member input. Direct accountability to and separation from the board of directors helps ensure that management acts in the best interests of our members.

Executive Officer and Director Biographies

        Our executive officers and directors are as follows:

Name	Age	Position
Executive Officers:
Michael L. Smith	59	President and Chief Executive Officer
Michael W. Price	58	Executive Vice President and Chief Operating Officer
Elizabeth B. Higgins	50	Executive Vice President and Chief Financial Officer
William F. Ussery	54	Executive Vice President, Member and External Relations
Annalisa M. Bloodworth	40	Senior Vice President and General Counsel
Lori K. Holt	57	Senior Vice President, Fuels & Co-owned Assets
James A. Messersmith	66	Senior Vice President, Plant Operations
Keith D. Russell	57	Senior Vice President, Capital Projects and Technical Services
Heather Teilhet	43	Senior Vice President, Governmental Affairs
Jami G. Reusch	56	Vice President, Human Resources
Directors:
Bobby C. Smith, Jr.	65	Chairman and At-Large Director
Marshall S. Millwood	69	Vice-Chairman and Member Group Director (Group 3)
Jimmy G. Bailey	70	At-Large Director
George L. Weaver	71	Member Group Director (Group 1)
James I. White	73	Member Group Director (Group 1)
Danny L. Nichols	54	Member Group Director (Group 2)
Sammy G. Simonton	77	Member Group Director (Group 2)
Randy Crenshaw	66	Member Group Director (Group 3)
Fred A. McWhorter	72	Member Group Director (Group 4)
Jeffrey W. Murphy	55	Member Group Director (Group 4)
Ernest A. "Chip" Jakins III	49	Member Group Director (Group 5)
Wm. Ronald Duffey	77	Outside Director

Executive Officers

Overview

        We are managed and operated under the direction of a president and chief executive officer who is appointed by our board of directors. Our president and chief executive officer selects the remainder of the executive officers. Certain of our executive officers have entered into an employment contract with us that provides for minimum annual base salary and performance pay. See "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis—Employment Agreements" for further discussion of these agreements.

Executive Officer Biographies

        Michael L. Smith is our President and Chief Executive Officer and has served in that capacity since November 2013. Prior to joining Oglethorpe, Mr. Smith served as Georgia Transmission's President and Chief Executive Officer from 2005 to 2013 after he joined Georgia Transmission as its Senior Vice President and Chief Financial Officer in 2003. From 2002 to 2003, Mr. Smith co-founded and served as the Executive Director of the Committee of Chief Risk Officers. From 1997 to 2002, Mr. Smith held multiple positions at Mirant Corporation, most recently as Vice President and Global Risk Officer. From 1994 to 1997, he was Manager of Planning and Evaluation for Vastar Resources and prior to that he worked at ARCO in various positions from 1983 to 1994. Mr. Smith has a Bachelor's degree in Business Law and a Masters of Business Administration in Finance from Louisiana State

University. Mr. Smith is on the board of directors for both the SERC Reliability Corporation and Association of Edison Illuminating Companies. Mr. Smith is also on the board of directors of the Georgia Chamber of Commerce, the Georgia Energy and Industrial Construction Consortium and for ACES Power Marketing.

        Michael W. Price is our Executive Vice President and Chief Operating Officer and has served in that office since February 1, 2000. In October 2008, Mr. Price's title changed from Chief Operating Officer to his current title. Mr. Price was employed by Georgia System Operations from January 1999 to January 2000, first as Senior Vice President and then as Chief Operating Officer. He served as Vice President of System Planning and Construction of Georgia Transmission from May 1997 to December 1998. He served as a manager of system control of Georgia System Operations from January to May 1997. From 1986 to 1997, Mr. Price was employed by Oglethorpe in the areas of control room operations, system planning, construction and engineering, and energy management systems. Prior to joining Oglethorpe, he was a field test engineer with the Tennessee Valley Authority from 1983 to 1986. Mr. Price has a Bachelor of Science degree in Electrical Engineering from Auburn University. Mr. Price is on the board of directors for SERC Reliability Corporation and ACES Power Marketing.

        Elizabeth B. Higgins is our Executive Vice President and Chief Financial Officer and has served in that office since July 2004. In October 2008, Ms. Higgins' title changed from Chief Financial Officer to her current title. Ms. Higgins served as Senior Vice President, Finance & Planning of Oglethorpe from July 2003 to July 2004. Ms. Higgins served as Vice President of Oglethorpe with various responsibilities including strategic planning, rates, analysis and member relations from September 2000 to July 2003. Ms. Higgins served as the Vice President and Assistant to the Chief Executive Officer of Oglethorpe from October 1999 to September 2000 and served in other capacities for Oglethorpe from April 1997 to September 1999. Prior to that, Ms. Higgins served as Project Manager at Southern Engineering from October 1995 to April 1997, as Senior Consultant at Deloitte & Touche, LLP from April 1995 to October 1995, and as Senior Consultant at Energy Management Associates from June 1991 to April 1995. Ms. Higgins has a Bachelor of Industrial Engineering degree from the Georgia Institute of Technology and a Master of Business Administration degree from Georgia State University.

        William F. Ussery is our Executive Vice President, Member and External Relations and has served in that office since October 2005. In October 2008, Mr. Ussery's title changed from Senior Vice President, Member and External Relations to his current title. Mr. Ussery previously served as Vice President and Assistant Chief Operating Officer of Oglethorpe from November 2003 to October 2005. Prior to joining Oglethorpe in 2001, Mr. Ussery held several key positions, including Chief Operating Officer, Vice President of Engineering and System Engineer at Sawnee Electric Membership Corporation. Mr. Ussery holds a Bachelor of Science degree in Electrical Engineering from Auburn University and an associate degree in Science from Middle Georgia College. Since March 2007, Mr. Ussery has served as a board member of the Council on Alcohol and Drugs, Inc. and previously served as its Chairman of the Board.

        Annalisa M. Bloodworth is our Senior Vice President and General Counsel and has served in that capacity since January 2017. Ms. Bloodworth joined Oglethorpe in 2010 and served in various roles prior to taking her current position, most recently as Deputy General Counsel. Prior to joining Oglethorpe, Ms. Bloodworth was in private practice at Eversheds Sutherland (US) LLP. In addition to energy, her legal experience includes significant work in commercial development, real estate, regulatory compliance, and construction contracting. Ms. Bloodworth is a graduate of Trinity University where she earned a Bachelor of Arts in Economics and Emory University School of Law where she earned her Juris Doctor degree. Ms. Bloodworth is a member of Leadership Georgia and presently serves on the Corporate Leadership Council of the Fernbank Natural History Museum and as President-elect of the Emory University School of Law Alumni Board.

        Lori K. Holt is our Senior Vice President, Fuels & Co-owned Assets and has served in that capacity since January 2017. Ms. Holt joined us in 2009 as Vice President of Fuels and Energy. From 2002 to 2009, Ms. Holt was Managing Director of Business Development for ACES. Prior to joining ACES, she was involved with power plant development for Panda Power Funds. Ms. Holt graduated from the University of Louisville with a Bachelor of Science in Business Administration degree.

        James A. Messersmith is our Senior Vice President, Plant Operations and has served in that capacity since 2007. Mr. Messersmith joined us in 1991 as the Assistant Plant Manager at Rocky Mountain and was promoted to Plant Manager in 1994. In 2001, Mr. Messersmith was promoted again to the position of Director of Plant Operations and in 2002 he became our Vice President, Plant Operations, a position he held until 2007. Mr. Messersmith started his career in facility operations with Public Service Indiana and continued his career at St. Johns River Power Park in Jacksonville, FL prior to joining us. Mr. Messersmith holds a Bachelor of Science degree in Accounting from the University of Southern Indiana and a Master in Business Administration from the University of Evansville.

        Keith D. Russell is our Senior Vice President, Capital Projects and Technical Services and has served in that capacity since 2009. Prior to joining us, Mr. Russell spent 26 years with Southern Company Generation, a business unit of Southern Company. Mr. Russell holds a Master of Business Administration degree and a Bachelor of Science degree in Mechanical Engineering from University of Alabama Birmingham.

        Heather H. Teilhet is our Senior Vice President, Governmental Affairs and has served in that capacity since January 2017. Prior to joining us, Ms. Teilhet served as Vice President of Government Relations for Georgia Electric Membership Corporation from 2010 to 2016, where she represented Georgia's 41 electric cooperatives before the Georgia General Assembly, the U.S. Congress and certain regulatory agencies. Prior to joining Georgia EMC, she served as a senior staff member for Georgia Governor Sonny Perdue and as a staff member for Georgia Governor Roy Barnes. Ms. Teilhet graduated from the University of Georgia and holds a Masters in Public Administration from Georgia State University.

        Jami G. Reusch is our Vice President, Human Resources and has served in that office since July 2004. Ms. Reusch served as Oglethorpe's Director of Human Resources and held several other management and staff positions in Human Resources prior to July 2004. Prior to joining Oglethorpe in 1994, Ms. Reusch was a senior officer in the banking industry in Georgia, where she held various leadership roles. Ms. Reusch has a Bachelor of Education degree and a Master of Human Resource Development degree from Georgia State University. She also holds several Senior Professional certificates in Human Resources Management.

Board of Directors

  Director Qualifications

        As required by our bylaws, all of the members of our board of directors, except for the outside director, are either directors or general managers of one of our members. This prerequisite helps to insure that the members of our board of directors have business experience related to electric membership corporations as well as an interest in the successful operation of our business. The members of our board of directors are elected solely by the vote of our members; we have no direct role in the nomination of the candidates or the election of members to our board of directors. Therefore, the following director biographies do not include a discussion of the specific experience, qualifications, attributes or skills that led our members to the conclusion that a person should serve as a director on our board of directors. For further discussion of our nomination and election process, see "—Our Board of Directors—Election of our Board of Directors."

  Director Biographies

        Jimmy G. Bailey is an at-large director. Mr. Bailey has served on our board of directors since September 2015 and his present term will expire in March 2022. Mr. Bailey is a member of the construction project committee. Mr. Bailey is a director of Diverse Power Incorporated, an EMC. Mr. Bailey owned and operated a construction contracting business from 1970 to 2018. He also serves as Chairman of Kudzu Networks Inc., a subsidiary of Diverse Power, and was President of Georgia Directors Association in 2017 and 2018.

        Randy Crenshaw is a member group director (group 3). Mr. Crenshaw has served on our board of directors since March 2016, and his present term will expire in March 2022. He is a member of the compensation committee. Mr. Crenshaw is President and Chief Executive Officer of Irwin Electric Membership Corporation and Middle Georgia Electric Membership Corporation. Mr. Crenshaw also serves on the board of directors for Georgia Electric Membership Corporation and the Georgia Cooperative Council, where he serves as Chairman. He is also on the board of directors for Green Power EMC, Smarr EMC and GRESCO Utility Supply, Inc. and is a former member of Georgia Systems Operations board of directors. He is also President of the Irwin/Ocilla Chamber of Commerce.

        Wm. Ronald Duffey is an outside director. Mr. Duffey has served on our board of directors since March 1997, and his present term will expire in March 2021. He is the chairman of the audit committee and served as special liaison between senior management and the board during the search for a successor president and chief executive officer from June to November 2013. Mr. Duffey is the retired Chairman of the Board of Directors of Peachtree National Bank in Peachtree City, Georgia, a wholly owned subsidiary of Synovus Financial Corp. Prior to his employment in 1985 with Peachtree National Bank, Mr. Duffey served as Executive Vice President and a member of the board of directors for First National Bank in Newnan, Georgia. He holds a Bachelor of Business Administration degree from Georgia State College with a concentration in finance and has completed banking courses at the School of Banking of the South, Louisiana State University, the American Bankers Association School of Bank Investments, and The Stonier Graduate School of Banking, Rutgers University. Mr. Duffey is Chair of the board of directors of Piedmont Healthcare, where he is also serves on the Executive Committee, Executive Performance and Compensation Committee and Governance and Nominating Committee. Mr. Duffey is also a member of the board of directors of the Georgia Chamber of Commerce.

        Ernest A. "Chip" Jakins III is a member group director (group 5). Mr. Jakins has served on our board of directors since 2014, and his present term will expire in March 2020. Mr. Jakins is a member of the construction project committee and the compensation committee. Mr. Jakins is currently the President and Chief Executive Officer of Jackson Electric Membership Corporation and was previously President and Chief Executive Officer of Carroll Electric Membership Corporation. He also serves as a director for Georgia System Operations, where he is a member of the audit committee, for Georgia Electric Membership Corporation where he is a member of the Executive Committee and Workers Compensation Fund Executive Committee, and for Green Power EMC. He is also a member of the Georgia Chamber of Commerce.

        Fred A. McWhorter is a member group director (group 4). Mr. McWhorter has served on our board of directors since September 2012, and his present term will expire in March 2022. He is a member of the construction project committee. Mr. McWhorter serves as Chairman of the Rayle Electric Membership Corporation board of directors. Mr. McWhorter also serves on the board of directors for Georgia Electric Cooperative. He is the owner of F.A. McWhorter Poultry Farms.

        Marshall S. Millwood is the Vice-Chairman of the Board and a member group director (group 3). Mr. Millwood has served on our board of directors since March 2003, and his present term will expire in March 2020. He is the chairman of the compensation committee. He has been the owner and operator of Marjomil Inc., a poultry and cattle farm in Forsyth County, Georgia, since 1998. He is a director of Sawnee Electric Membership Corporation.

        Jeffrey W. Murphy is a member group director (group 4). Mr. Murphy has served on our board of directors since March 2004, and his present term will expire in March 2021. He is a member of the audit committee. Mr. Murphy has been the President and Chief Executive Officer of Hart Electric Membership Corporation since May 2002. He is also the Secretary of Georgia Energy Cooperative.

        Danny L. Nichols is a member group director (group 2). Mr. Nichols has served on our board of directors since March 2011, and his present term will expire in March 2020. Mr. Nichols is the chairman of the construction project committee and also serves on the compensation committee. Mr. Nichols is the General Manager of Colquitt Electric Membership Corporation.

        Sammy G. Simonton is a member group director (group 2). Mr. Simonton has served on our board of directors since October 2012, and his present term will expire in March 2021. He is a member of the compensation committee. Mr. Simonton is a director of Walton Electric Membership Corporation. Mr. Simonton is currently the owner of Simonton Farms and has previous business affiliations with Meridian Homes, Moreland Altobelli Associates, Inc. and the Georgia Department of Transportation.

        Bobby C. Smith, Jr. is the Chairman of the Board and an at-large director. Mr. Smith has served on our board of directors since May 2008, acting as Chairman since September 2015, and his present term will expire in March 2020. Mr. Smith is a farmer. He is a member of the board of directors of Planters Electric Membership Corporation. He also serves on the board of directors for Georgia Electric Membership Corporation and is Chairman of the Board of the Screven County Development Authority and a member of the Sylvania Lions Club.

        George L. Weaver is a member group director (group 1). Mr. Weaver has served on our board of directors since March 2010, and his present term will expire in March 2022. He is a member of the audit committee. Mr. Weaver has been employed by Central Georgia Electric Membership Corporation since 1970 and is currently serving as President and Chief Executive Officer. Mr. Weaver is currently a director of Southeastern Data Cooperative and is a former director of Federated Rural Electric Insurance Corporation.

        James I. White is a member group director (group 1). Mr. White has served on our board of directors since March 2012, and his present term will expire in March 2020. He is a member of the audit committee. Mr. White has served as a director of Snapping Shoals Electric Membership Corporation since 1995. Mr. White is the owner and president of Realty South Inc. and the owner of T.K. White Real Estate Co. and is a member of the Metro South Association of Realtors and Georgia Association of Realtors. Mr. White is also a member of the Henry County Chamber of Commerce and was involved with the Henry County Development Authority for over 20 years. He was previously vice president at the First National Bank in Crestview, Florida.

Committees of the Board of Directors

        Our board of directors has established an audit committee, a compensation committee and a construction project committee. The audit committee, the compensation committee and the construction project committee each operate pursuant to a committee charter and/or policy. We do not have a nominating and corporate governance committee; directors are nominated by representatives from each member whose weighted nomination is based on the number of retail customers served by each member, and after nomination, elected by a majority vote of the members, voting on a one-member, one-vote basis.

        Audit Committee.    The audit committee is responsible for assisting the board of directors in its oversight of various aspects of our business, including all material aspects of our financial reporting functions as well as risk assessment and management. Its responsibilities related to financial reporting include selecting our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, reviewing the independence of our independent accountants and reviewing the adequacy of our internal accounting controls. The audit committee also reviews our policy standards and guidelines for risk assessment and risk management as discussed further under "—Board of Directors' Role in Risk Oversight." The members of the audit committee are currently Ronald Duffey, Jeffrey Murphy, George Weaver and James White. Mr. Duffey is the chairman of the audit committee. The board of directors has determined that Mr. Duffey qualifies as an independent audit committee financial expert.

        Compensation Committee.    The compensation committee is responsible for monitoring adherence with our compensation programs and recommending changes to our compensation programs as needed. Currently, the members of the compensation committee are Marshall Millwood, Randy Crenshaw, Chip Jakins, Danny Nichols and Sammy Simonton. Mr. Millwood is the chairman of the compensation committee.

        Construction Project Committee.    The construction project committee is responsible for reviewing and making recommendations to our board of directors with regards to major actions or commitments relating to new power plant construction projects and certain existing plant modification projects. Its responsibilities include reviewing and recommending to our board of directors final plant sites, project budgets (including certain modifications to project budgets) and project construction plans, and a quarterly reviewing of and reporting on the status of projects. The members of the construction project committee are currently Danny Nichols, Jimmy Bailey, Chip Jakins and Fred McWhorter. Mr. Nichols is the chairman of the construction project committee.

Board of Directors' Role in Risk Oversight

        Our board of directors and the audit committee both actively oversee our exposure to risks in our business. Our board of directors has adopted corporate policies regarding management of risks related to financial management, capital investment and the use of derivatives. One of the primary risk oversight activities of the board of directors is to hold an annual strategic planning session to review potentially material threats and opportunities to our business. To facilitate this review, management develops a comprehensive strategic issues matrix. The strategic issues matrix identifies, describes, assesses and classifies the potential impact or magnitude, and outlines corporate strategies for addressing, potentially material threats and opportunities to our business. During this session, our board of directors reviews these analyses and affirms or assists management with developing strategies to address these strategic risks and opportunities. Additionally, management also develops and typically shares a corporate risk map with our audit committee. The corporate risk map depicts the probability of occurrence and the potential severity for each significant corporate risk.

        At each regular meeting of the board of directors, management provides the board with reports on significant changes related to the top strategic risks and opportunities facing us and a revised version of the strategic issues matrix that highlights any revisions to the matrix. The audit committee chairman also provides the board of directors with updates on overall corporate risk exposure. Furthermore, the board of directors receives risk analysis reports that identify key risks that could create variances from our approved annual budget and long-range forecasts and discuss the potential likelihood and magnitude of changes to member rates related to these risks based on scenario modeling.

        Our board of directors has delegated direct oversight of corporate risk management and compliance to the audit committee. Pursuant to its charter, the audit committee reviews our business risk management process, including the adequacy of our overall control environment, in selected areas that represent significant financial and business risks. The audit committee receives regular reports on the activities of the risk management and compliance committee, which are described below, as well as quarter-end reports, which include changes to derivative hedge positions and overall corporate risk exposure. Additionally, the audit committee provides oversight over corporate ethics and compliance matters and receives regular reports on compliance, which include, but are not limited to, the review of (i) significant compliance issues, (ii) significant audits/examinations by governmental or other regulatory agencies, and (iii) significant regulatory proceedings. The risk management and compliance committee, comprised of our chief executive officer, chief operating officer, chief financial officer, and the executive vice president of member and external relations, provides general oversight over all of our risk management and compliance activities, including but not limited to commodity trading, fuels management, insurance procurement, debt management, investment portfolio management, environmental and electric reliability compliance and cyber-security. The risk management and compliance committee has implemented comprehensive policies and procedures, consistent with current board policies, which govern our activities pertaining to market, compliance/regulatory and other risks. For further discussion about our risk management and compliance committee and its activities, see "QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK."

Code of Ethics and Code of Conduct

        We have adopted a Code of Conduct that applies to all our employees, including our principal executive, financial and accounting officers. Our Code of Conduct is available at our website, www.opc.com.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Executive Summary
        The philosophy and objective of our compensation and benefits program is to establish and maintain competitive total compensation programs that will attract, motivate and retain the qualified skilled workforce necessary for our continued success. The compensation committee of the board of directors has the primary responsibility for establishing, implementing and monitoring adherence with our compensation programs. To help align executive officers' interests with those of our members, we have designed a significant portion of our cash compensation program as a pay for performance based system that rewards executive officers based on our success in achieving the corporate goals discussed below. To remain competitive, we review our total compensation program against generally available market data to gain a general understanding of current compensation practices.

  Components of Total Compensation

        The compensation committee determined that compensation packages for the fiscal year ended December 31, 2018 for our executive officers should be comprised of the following three primary components:

  •
  Annual base salary,

  •
  Performance pay, which consists of a cash award based on the achievement of corporate goals, and

  •
  Benefits, which consist primarily of health, welfare and retirement benefits.

        Certain of our executive officers have an employment agreement that provides for minimum annual base salary and performance pay. See "—Employment Agreements."

        Since we are an electric cooperative, we do not have any stock and as a result do not have equity-based compensation programs.

        Base Salary.    Base salary is the primary component of our compensation program and it is set at a level to attract and retain executives who can lead us in meeting our corporate goals. Base salary levels are set based on several factors, including but not limited to the position's duties and responsibilities, the individual's value and contributions to the company, work experience and length of service.

        Performance Pay.    Performance pay is designed to reward executive officers based on the achievement of certain strategic corporate goals. The corporate goals selected are designed to align the interests of our executive officers and employees with the interests of our members. The compensation committee believes it is appropriate to consider only corporate goal achievement when determining executive officers' performance pay because our corporate philosophy focuses on teamwork, and we believe that better results evolve from mutual work towards common goals. Furthermore, the compensation committee believes that our achievement of these corporate goals will correspond to high company performance, and our executive officers are responsible for directing the work and making the strategic decisions necessary to successfully meet these goals. Each executive officer is eligible to receive up to 15% or 20% of his or her base salary as a performance bonus based on the achievement of corporate goals. Certain executive officers have an individual performance component to their performance pay.

        Importantly, our executive officers cannot help us meet our goals and improve performance without the work of others. For this reason, the performance goals set at the corporate level are the same for both executive officers and non-executive employees.

        Benefits.    The benefits program is designed to allow executive officers to choose the benefit options that best meet their needs. Our president and chief executive officer recommends changes to the benefits program or level of benefits that all executive officers, including our president and chief executive officer, receive to the compensation committee. The compensation committee then reviews and recommends changes to the board of directors for its approval. To meet the health and welfare needs of our executive officers at a reasonable cost, we pay for 80-85% of an executive officer's health and welfare benefits. Our president and chief executive officer decides our exact cost sharing percentage. We also provide each executive officer with life insurance coverage of two times the officer's base salary, up to $800,000, as well as disability insurance at a level equal to 60% of the officer's base salary. The health, life and disability insurance coverage we provide to our executive officers is consistent with the coverage we provide to our employees generally.

        We also provide retirement benefits that allow executive officers the opportunity to develop an investment strategy that best meets their retirement needs. We will contribute up to $0.75 of every dollar an executive officer contributes to his or her retirement plan, up to 6% of an executive officer's pay per period. In 2018, we contributed an additional amount equal to 11% of an executive officer's pay per period. See "—Nonqualified Deferred Compensation" below for additional information regarding our contributions to our executive officers' retirement plans.

        Perquisites.    We provide our executive officers with perquisites that we and the compensation committee believe are reasonable and consistent with our overall compensation program. The most significant perquisite provided to our executive officers is a monthly car allowance, the amount of which is based upon the executive officer's position. Our president and chief executive officer approves the executive officers eligible for car allowances and reports this information to the compensation committee. The car allowance for our president and chief executive officer is included in his employment agreement. The compensation committee periodically reviews the levels of perquisites provided to executive officers.

        Bonuses.    Our practice has been to, on infrequent occasions, award cash bonuses to senior management related to exemplary performance. Our compensation committee may determine bonus criteria and may recommend discretionary bonuses for our president and chief executive officer to our board of directors for approval. Our president and chief executive officer may determine bonus criteria and issue discretionary bonuses to other members of senior management.

  Establishing Compensation Levels

        Role of the Compensation Committee.    The compensation committee annually reviews each of the components of our compensation program for our officers, directors and employees and recommends any changes to our board of directors for approval. To aid in this review, the compensation committee receives a comprehensive report on an annual basis regarding all facets of our compensation program. In order to have a compensation program that is internally consistent and equitable, the compensation committee considers several subjective and objective factors when determining the compensation program. The compensation committee also approves our performance pay program including, the corporate goals related to such program.

        The compensation committee currently reviews and recommends to the board of directors for approval the compensation, including any bonus, for our president and chief executive officer. Some of the factors reviewed include the position's duties and responsibilities, the individual's job performance, experience, longevity of service and overall value provided for our members. Each year, the compensation committee reviews the employment agreement of our president and chief executive officer and makes a recommendation to our board of directors whether it should be extended.

        The compensation committee operates pursuant to a statement of functions that sets forth the committee's objectives and responsibilities. The compensation committee's objective is to review and recommend to the board of directors for approval any changes to various compensation related matters, as well as any significant changes in benefits cost or level of benefits, for the members of the board of directors, the executive officers, and other employees. The compensation committee annually reviews its statement of functions and makes any necessary revisions to ensure its responsibilities are accurately stated.

        Role of Management.    Our president and chief executive officer is the key member of management involved in our compensation process. He annually reviews the compensation of our other executive officers and in certain circumstances provides an adjustment to the executive officers' base salaries. Some of the factors the president and chief executive officer considers include the person's relative responsibilities and duties, experience, job performance, longevity of service and overall value provided for our members. Our president and chief executive officer also reviews the executive officers' employment agreements on an annual basis and makes an affirmative decision whether each should be extended. Our president and chief executive officer reports the executive officers' salaries and determination whether to extend the employment agreements to the compensation committee and board of directors annually.

        Our president and chief executive officer, together with the other executive officers, identifies corporate performance objectives that are used to determine performance pay amounts. He and our vice president, human resources present these goals to the compensation committee. The compensation committee then reviews and approves the goals and presents them to the board of directors for final approval.

        Role of the Board of Directors.    Our board of directors must approve changes recommended by the compensation committee before the changes may take effect. These approvals include the compensation of our president and chief executive officer, the extension of the president and chief executive officer's employment agreement, and the components of our compensation program each year.

        Role of Generally Available Market Data.    To confirm that our compensation remains competitive, we review standardized surveys to compare our total compensation program against other companies in the utility industry of a similar size. We do not benchmark against such data; rather we utilize these surveys to gain a general understanding of current compensation practices and better understand and compare the components of our compensation program. The surveys we review are generally available, and we have not hired a compensation consultant to provide us with information on executive compensation data. Executive compensation levels at other companies do not drive our compensation decisions, and we do not target a specific market percentile for our executive officer compensation.

  Corporate Goals for Performance Pay

        We choose to tie performance compensation to selected corporate goals that most appropriately measure our achievement of our strategic objectives. For 2018, our performance measures were divided into the following categories: (i) safety, (ii) operations, (iii) construction and project management, (iv) corporate compliance, (v) financial and (vi) quality. Targeted performance measures in these categories are designed to help us accomplish our corporate goals which will benefit our members, employees and promote responsible environmental stewardship.

        For an executive officer to earn his or her maximum performance pay, 100% of the performance measures must be achieved. The performance measures are weighted to align with our current strategic focus. Goals are reviewed annually and may be adjusted in order to reflect any changes in our strategic focus. We also review and refine these goals annually and make adjustments as necessary to ensure that we are consistently stretching our expectations and performance. Although some performance measures may stay the same, the applicable threshold may become more difficult. For example, in 2018, we increased the target for our cost savings goal from $35 million to $50 million. The following provides an overview of the purposes of each category of our corporate goals:

        Safety.    Our safety goals provide employees a financial incentive to focus on a safe workplace environment, which increases employee morale and minimizes lost work time. Our safety performance goals focused on the number of lost time incidents, safety training and meetings, enhancing our safety program and procedures and reducing workplace hazards.

        Operations.    The operations goals measure how well each of our operating plants responds to system requirements. In order to optimize generation for system load requirements, we generally dispatch the most efficient and economical generation resources first. If the preferred generation resource is not available when called upon, we must resort to a more expensive alternative. Most of the performance measures in this category, including successful starts and peak season availability are measured against industry averages and the applicable thresholds are set above average. To meet these standards, we or the operator of certain co-owned facilities must operate and maintain these facilities in a manner that minimizes long-term maintenance and replacement energy costs. Our achieving operational excellence at the corporate level results in the most reliable, efficient and lowest cost power supply for our members.

        Construction and Project Management.    Our construction and project management goals measure our involvement and management regarding construction at our owned and co-owned generating facilities. Our most significant project is the construction of Vogtle Units No. 3 and No. 4. One of the goals measures how well we are managing the project in our role as a Co-owner. Performance is based on our participation on the Project Management Board, the degree and effectiveness of oversight involvement, understanding of the project status and project issues, and timeliness and usefulness of project communications to our members and our board of directors. Our president and chief executive officer will assign a score based on his assessment of the overall effectiveness of our management of the project and submit the score to the construction committee of our board of directors for approval. Other components measure construction progress at the Vogtle project as well as construction projects that we directly oversee, and we measure success based on successful project completion in a timely manner and within project budget.

        Corporate Compliance.    Our corporate compliance goals are divided into two categories—environmental and electric reliability standards. The environmental goals promote our commitment to responsible environmental stewardship while providing reliable and affordable energy. We measure our performance by the number of environmental incidents, such as spills, which not only increase costs for our members but may cause environmental damage. Electric reliability standards compliance is measured by reviewing our performance as determined by standards set by the electric reliability organizations related to protection of our critical and non-critical infrastructure.

        Financial.    Our financial goals provide direct benefits to our members by lowering power costs. One goal is tied to specific financial performance while others focus on emphasizing importance of appropriate and effective internal controls. For example, the cost savings goal is designed to encourage staff to identify and implement strategies that result in cost savings or cost reductions in either the current year or on a long-term basis. Any cost savings included in this goal must be over and above what would generally be expected. For 2018, we created an opportunity to earn up to an additional 5% of performance pay by identifying cost savings or reduction strategies above the initial $50 million goal. Two other financial goals focus on our internal controls over financial reporting.

        Quality.    Quality is a subjective goal that is intended to measure the satisfaction of our members with our efforts, initiatives, responsiveness and other intangibles that are not readily quantified. Performance on this goal is based on semi-annual surveys submitted by the members of the board of directors who, except for our outside director, are general managers or directors of our members. The results of the surveys are averaged to determine the total quality result. In order to achieve the maximum award, we must receive a 100% rating from every member of the board of directors on both surveys, an extremely high standard that has yet to be achieved.

  Calculation of Performance Pay Earned

        Performance pay earned by our executive officers is based on our success in achieving each of our corporate goals. Annually, our board of directors approves a weighted system for determining performance pay whereby we assign a percentage to each of the goals, as noted below. Based on the achievement of each performance metric, a percentage of the weighted goal is available as performance pay to our executive officers. Each performance metric has a minimum threshold level that must be achieved before any performance pay is earned. If the actual performance for that metric meets the applicable threshold, then a pre-determined percentage of the percentage pay for that metric will be awarded. The percentage awarded will increase up to a maximum of 100% of the weighted goal if the maximum performance level of the performance metric is achieved. Threshold and maximum levels are reviewed annually and generally reset as necessary to demand ever improving corporate performance. Meeting the applicable thresholds is not guaranteed and requires diligence and hard work. Exceptional performance is required to reach the maximum goals.

        Certain executive officers' performance pay is based on the achievement of corporate goals and other executive officers' performance pay is based 75% on the achievement of corporate goals and 25% on individual performance. For executive officers whose performance pay is based entirely on corporate goal achievement, we multiply 20% of his or her base salary by the corporate goal achievement percentage to determine his or her performance bonus. For executive officers whose performance pay is based on corporate goals and individual performance, we multiply 15% of his or her base salary by the corporate goal achievement percentage and multiply 5% of his or her base salary by an individual performance ranking that ranges from 0% to 200%.

Assessment of Performance of 2018 Corporate Goals

        The specific corporate performance measures, thresholds, maximums and results for our executive officers' 2018 performance pay were the following:

Performance Category/ Description	Performance Measure	Threshold	Maximum	2018 Result	Weight	Weighted Goal Achieved
Safety
Incident Rate	Lost Work Time Incidents	1 (if not OSHA)	0	0	3.0%	3.00%
Safety Program(1)	Training and Meetings	100.0%	100.0%	100.0%	1.0%	1.00%
	Safety Observations	200	350	394	2.5%	2.50%
	Hazard Reduction Program	75.0%	100.0%	100.0%	0.5%	0.50%
Operations(2)
Oglethorpe Managed Fleet	Successful Starts	96.0%	100.0%	99.4%	4.0%	2.79%
	Successful Dispatch	92.5%	97.5%	98.9%	3.0%	3.00%
	Peak Season Availability	70.4%	99.9%	75.3%	19.0%	14.30%
Co-Owned Fleet	Coal Fleet Peak Season Equivalent Forced Outage Rate	5.5%	3.5%	8.7%	1.3%	1.00%
	Coal Fleet Annual Equivalent Unplanned Unavailability Factor	6.3%	4.3%	5.0%	0.7%	0.50%
	Nuclear Fleet Capability Factor	92.4%	93.5%	94.9%	2.0%	2.00%
Construction and Project Management
Vogtle Units No. 3 and No. 4	Oglethorpe Performance	0.0%	100.0%	90.0%	7.0%	6.30%
	Status of Project	Meet applicable deadlines		100.0%	3.0%	3.00%
Oglethorpe Managed Projects	Status of Projects	Meet applicable deadlines		91.7%	6.0%	5.00%
Corporate Compliance
Environmental	Final Notices of Violation and Letters of Non-Compliance	1 (if fine is ≤ $5,000) or 2	0	0	4.0%	4.00%
	Reportable Spills	1	0	0	4.0%	4.00%
Mandatory Electric Reliability Standards	Non-Critical Infrastructure Protection Compliance	1+ (if minimal penalty)	0	0	3.0%	3.00%
	Critical Infrastructure Protection Compliance	1+ (if minimal penalty)	0	0	3.0%	3.00%
Financial
Cost Saving	Current Year / Long-Term Savings	$0	$50,000,000	$50,498,589	14.0%	14.00%
	Additional Cost Savings	$0	$50,000,000	$18,812,478	0-5.0%	1.88%
Internal Control over Financial Reporting	Significant Deficiency or Material Weakness	0	0	0	2.0%	2.00%
	Control Deficiency	2	1	0	2.0%	2.00%
Quality
Board Satisfaction	Board of Directors Survey	80.0%	100.0%	93.1%	15.0%	13.96%

Total					100.0%	92.73%

(1)
Certain sub-goals have been aggregated for purposes of the table.

(2)
Operations goals apply to individual units of each generation facility. The thresholds and performance results provided in this summary table are aggregated results based on all of the generating units within the category.

        As noted above, we achieved 92.73% of our corporate goals for 2018. As a result, Mr. Smith, Mr. Price, Ms. Higgins and Mr. Ussery received performance pay in an amount equal to 92.73% of 20% of his or her base salary. Mr. Messersmith received an amount equal to 92.73% of 15% of his base salary plus 115% of 5% of his base salary. Set forth below is a table showing performance pay figures for each of our executive officers who received performance pay in 2018:

Executive Officer	Performance Pay*
Michael L. Smith	$137,337
Michael W. Price	82,548
Elizabeth B. Higgins	83,132
William F. Ussery	64,614
James D. Messersmith	62,966

*
Performance pay was calculated based on base salaries as of December 31, 2018. Actual compensation earned in 2018 is reported in the Summary Compensation Table below.

  Employment Agreements

  General

        We have an employment agreement with Mr. Smith, Mr. Price, Ms. Higgins and Mr. Ussery. We negotiated each of these employment agreements on an arms-length basis, and the compensation committee determined that the terms of each agreement are reasonable and necessary to ensure that these executive officers' goals are aligned with our members' interests and that each performs his or her respective role while acting in our members' best interests. We review these agreements on an annual basis. We do not have an employment agreement with Mr. Messersmith.

        Our employment agreement with Mr. Smith extends through December 31, 2021. Mr. Smith's agreement will automatically renew pursuant to the corresponding provision of the agreement for successive one-year periods unless either party provides written notice not to renew the agreement twenty-four months before the expiration of any extended term. Each year, our board of directors makes an affirmative determination as to whether to provide such notice and no such notice has been provided. Mr. Smith's minimum annual base salary under his agreement is $630,000, and is subject to review and adjustment by our board of directors. Mr. Smith is eligible to participate in incentive compensation plans generally available to similarly situated employees and for an annual bonus determined by our board of directors at its sole discretion. Mr. Smith is also entitled to an automobile or an automobile allowance during the term of the agreement. Mr. Smith's employment agreement contains severance pay provisions.

        We also have employment agreements with Mr. Price, Ms. Higgins and Mr. Ussery. The current term of each agreement extends through December 31, 2021 and will automatically renew for successive one-year periods unless either party provides written notice not to renew the agreement twenty-four months before the expiration of any extended term. Each year, our president and chief executive officer makes an affirmative determination as to whether to provide such notice, and no such notices have been provided.

        Minimum annual base salaries under these agreements are $445,100 for Mr. Price, $448,250 for Ms. Higgins and $348,400 for Mr. Ussery. Salaries are subject to review and possible adjustment as determined by the president and chief executive officer. Each executive is also eligible to participate in incentive compensation plans generally available to similarly situated employees and for an annual bonus, determined by the president and chief executive officer at his sole discretion. The employment agreements with Mr. Price, Ms. Higgins and Mr. Ussery contain severance pay provisions.

  Assessment of Severance Arrangements

        Pursuant to their respective employment agreements, certain of our executive officers are entitled to severance payments and benefits in the event they are terminated not for cause or they resign for good reason.

        In determining that the president and chief executive officer's employment agreement was appropriate and necessary, the compensation committee considered Mr. Smith's role and responsibility within Oglethorpe in relation to the total amount of severance pay he would receive upon the occurrence of a severance event. The committee also considered whether the amount Mr. Smith would receive upon severance was appropriate given his total annual compensation. Upon review, the compensation committee determined that a maximum amount of severance compensation equal to a maximum of two year's compensation, plus benefits as described below, was an appropriate amount of severance compensation for Mr. Smith. The compensation committee believes that entering into a severance agreement with our president and chief executive officer is beneficial because it gives us a measure of stability in this position while affording us the flexibility to change management with minimal disruption, should our board of directors ever determine such a change to be necessary and in our best interests. The compensation committee considers an amount equal to up to two years of compensation and benefits to be an appropriate amount to address competitive concerns and offset any potential risk Mr. Smith faces in his role as our president and chief executive officer. Furthermore, it should be noted that we do not compensate our president and chief executive officer using options or other forms of equity compensation that typically lead to significant wealth accumulation.

        Pursuant to the terms of his employment agreement, Mr. Smith will be entitled to a lump-sum severance payment upon the occurrence of any of the following events: (1) we terminate his employment without cause; or (2) he resigns due to a demotion or material reduction of his position or responsibilities, a material reduction of his base salary, or a relocation of his principal office by more than 50 miles. The severance payment will equal Mr. Smith's then current base salary through the rest of the term of the agreement (with a minimum of one year's pay and a maximum of two years' pay), and is payable within 30 days of termination, subject to the provisions of Internal Revenue Code Section 409A. In addition, Mr. Smith will be entitled to outplacement services and an amount equal to his costs for medical and dental continuation coverage under COBRA, each for the longer of one year or the remaining term of the agreement. Severance is payable only if Mr. Smith signs a form releasing all claims against us. The maximum severance that would be payable to Mr. Smith in the circumstances described above is $1,661,372.

        Our president and chief executive officer considered the total amount of compensation Mr. Price, Ms. Higgins and Mr. Ussery would receive upon the occurrence of a severance event and determined that it was appropriate for these executive officers to receive severance compensation equal to a maximum of two years of his or her then current base salary, plus benefits as described below, because such agreements provide a measure of stability for both us and the executive officers. In addition, like our president and chief executive officer, these executive officers are not compensated using options or other forms of equity compensation that lead to significant wealth accumulation. Therefore, our president and chief executive officer believes such severance compensation is necessary to address competitive concerns and offset any potential risk our executive officers face in the course of their employment.

        Pursuant to the terms of their employment agreements, Mr. Price, Ms. Higgins and Mr. Ussery will each be entitled to a lump-sum severance payment if we terminate the executive without cause or if the executive resigns after a demotion or material reduction of his or her position or responsibilities, a reduction of his or her base salary, or a relocation of his or her principal office by more than 50 miles. The severance payment will equal the executive officer's then current base salary through the rest of the term of the agreement (with a minimum of one year's pay and maximum of two years' pay), payable within 30 days of termination, subject to the provisions of Internal Revenue Code Section 409A. In addition, the executive will be entitled to one year of outplacement services and an amount equal to the executive's cost for medical and dental continuation coverage under COBRA for six months. Severance is payable only if the executive signs a form releasing all claims against us. The maximum severance that would be payable to Mr. Price, Ms. Higgins and Mr. Ussery in the circumstances described above is $990,141, $995,747, and $767,246, respectively.

Compensation Committee Interlocks and Insider Participation

        Mr. Millwood, Mr. Crenshaw, Mr. Ham, Mr. Jakins, Mr. Nichols and Mr. Simonton served as members of our compensation committee in 2018. Mr. Ham's service on this committee ended September 8, 2018.

        Mr. Crenshaw is a director of ours and the President and Chief Executive Officer of Irwin Electric Membership Corporation and Middle Georgia Electric Membership Corporation. Irwin and Middle Georgia are members of ours and each has a wholesale power contract with us. Irwin's revenues of $9.0 million to us in 2018 under its wholesale power contract accounted for approximately 0.6% of our total revenues. Middle Georgia's revenues of $5.8 million to us in 2018 under its wholesale power contract accounted for approximately 0.4% of our total revenues.

        Mr. Jakins is a director of ours and the President and Chief Executive Officer of Jackson Electric Membership Corporation. Jackson is a member of ours and has a wholesale power contract with us. Jackson's revenues of $208.6 million to us in 2018 under its wholesale power contract accounted for approximately 14.1% of our total revenues.

        Mr. Nichols is a director of ours and is the General Manager of Colquitt Electric Membership Corporation. Colquitt is a member of ours and has a wholesale power contract with us. Colquitt's revenues of $45.3 million to us in 2018 under its wholesale power contract accounted for approximately 3.1% of our total revenues.

Summary Compensation Table

        The following table sets forth the total compensation paid or earned by each of our executive officers for the fiscal years ended December 31, 2018, 2017 and 2016.

Name and Principal Position	Year	Salary	Bonus	Non-Equity Incentive Plan Compensation	All Other Compensation(1)	Total
Michael L. Smith	2018	$735,773	—	$137,337	$147,423	$1,020,533
President and Chief Executive	2017	708,026	—	126,330	144,420	978,776
Officer	2016	683,550	—	129,103	136,677	949,330
Michael W. Price	2018	442,250	—	82,548	92,629	617,427
Executive Vice President and	2017	425,667	—	75,936	109,838	611,441
Chief Operating Officer	2016	411,667	—	77,691	93,704	580,567
Elizabeth B. Higgins	2018	445,375	—	83,132	92,600	621,107
Executive Vice President and	2017	428,683	—	76,468	91,103	596,254
Chief Financial Officer	2016	414,750	—	78,273	79,465	569,914
William F. Ussery	2018	346,167	—	64,614	76,047	486,828
Executive Vice President,	2017	333,233	—	59,436	73,508	466,177
Member and External	2016	322,833	—	60,877	78,308	462,018
Relations
James A. Messersmith	2018	316,487	—	62,966	73,774	453,227
Senior Vice President,	2017	305,546	—	58,602	66,242	430,390
Plant Operations

(1)
Figures for 2018 consist of matching contributions and contributions made by Oglethorpe under the 401(k) Retirement Savings Plan on behalf of Mr. Smith, Mr. Price, Ms. Higgins, Mr. Ussery, and Mr. Messersmith of $36,500, $36,500, $36,500, $36,500, and $36,500, respectively; contributions by Oglethorpe to a nonqualified deferred compensation plan on behalf of Mr. Smith, Mr. Price, Ms. Higgins, Mr. Ussery, and Mr. Messersmith, respectively of $92,476, $42,796, $42,423, $26,368 and $22,418; car allowances; paid time off, executive health benefits; customary holiday gifts and service awards.

        The following table sets forth the threshold and maximum awards available to the executive officers listed in the Summary Compensation Table who received performance pay for the fiscal year ended December 31, 2018.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
	Grant Date
Name		Threshold	Maximum
Michael L. Smith	N/A	$33,694	$148,104
Michael W. Price	N/A	$20,252	$89,020
Elizabeth B. Higgins	N/A	$20,395	$89,650
William F. Ussery	N/A	$15,852	$69,680
James A. Messersmith	N/A	$23,741	$80,070

        For an explanation of the criteria and formula used to determine the awards listed above, please refer to "—Compensation Discussion and Analysis—Assessment of Performance of 2018 Corporate Goals."

Nonqualified Deferred Compensation

        We maintain a Fidelity Non-Qualified Deferred Compensation Program for each of the executive officers in the table below. This non-qualified deferred compensation program serves as a vehicle through which we can continue our employer retirement contributions to our executive officers beyond the IRS salary limits on the retirement plan ($270,000 as indexed).

        The following table sets forth contributions for the fiscal year ended December 31, 2018 along with aggregate earnings for the same period.

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY(1)	Aggregate Earnings in Last FY(2)	Aggregate Withdrawals/ Distributions in Last FY	Aggregate Balance at Last FYE
Michael L. Smith	$30,000	$92,476	$(26,221)	$—	$496,072
Michael W. Price	$6,600	$42,796	$(19,299)	—	$333,345
Elizabeth B. Higgins	$12,661	$42,423	$(30,581)	—	$359,926
William F. Ussery	—	$26,368	$(12,094)	—	$155,420
James A. Messersmith	—	$22,418	$(5,404)	—	$98,919

(1)
All registrant contribution amounts shown have been included in the "All Other Compensation" column of the Summary Compensation Table above and are limited to the Fidelity Non-Qualified Deferred Compensation Program.

(2)
A participant's accounts under the deferred compensation program are invested in the investment options selected by the participant. The accounts are credited with gains and losses actually experienced by the investments.

  Pay Ratio Disclosure

        We strive to provide fair and equitable compensation to each of our employees through a combination of competitive base pay, performance incentives, retirement plans and other benefits. The following pay ratio and supporting information compares the annual total compensation of Mr. Smith, our president and chief executive officer, to the annual total compensation of our median employee for the fiscal year ended December 31, 2018.

        To identify our median employee, we determined that as of December 31, 2018, we had 279 employees, including full-time, part-time, temporary and seasonal workers (excluding our president and chief executive officer), who were all located in the United States. We then calculated the annual total compensation for each of these employees for the fiscal year ended December 31, 2018 in the same manner in which we calculated our president and chief executive officer's total annual compensation presented in the "Summary Compensation Table." Employee compensation includes salary, performance pay and benefits.

        Based upon this analysis, we determined that our median employee's annual total compensation for 2018 was $149,962. As set forth in the Summary Compensation Table, our president and chief executive officer's annual total compensation for 2018 was $1,020,533. The ratio of our president and chief executive officer's annual total compensation to our median employee's annual total compensation for the fiscal year ended December 31, 2018 was 6.81:1.

Compensation Policies and Practices As They Relate to Our Risk Management

        We believe that our compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on us.

Director Compensation

        The following table sets forth the total compensation paid or earned by each of our directors for the fiscal year ended December 31, 2018.

Name	Total Fees Earned or Paid in Cash
Member Directors
Jimmy G. Bailey	$20,100
Randy Crenshaw	17,500
M. Anthony Ham(1)	10,300
Ernest A. "Chip" Jakins III	19,100
Fred A. McWhorter	18,100
Marshall S. Millwood, Vice-Chairman	20,500
Jeffrey W. Murphy	18,500
Danny L. Nichols	18,300
Sammy G. Simonton	19,300
Bobby C. Smith, Jr., Chairman	23,900
George L. Weaver	20,900
James I. White	20,700
Outside Director
Wm. Ronald Duffey	39,800

(1)
On September 8, 2018, Mr. Ham's term as a director for Okefenoke Rural Electric Membership Cooperative ended and he became ineligible to serve on our board of directors.

        During 2018, we paid our member directors a fee of $1,200 per board meeting and $800 per day for attending committee meetings, other meetings, or other official business approved by the chairman of the board of directors. Member directors are paid $600 per day for attending the annual meeting of members and member advisory board meetings and $300 per day for participation by video conference for a meeting of the advisory board. We paid our outside director a fee of $5,500 per board meeting for four meetings and a fee of $1,000 per board meeting for the remaining meetings held during the year. Our outside director was also paid $1,000 per day for attending committee meetings, annual meetings of the members or other official business. In addition, we reimburse all directors for out-of-pocket expenses incurred in attending a meeting. All directors are paid $100 per hour, or each fraction thereof, up to a daily cap of $600 when participating in meetings by conference call. The chairman of the board of directors is paid an additional 20% of his director's fee per board meeting for time involved in preparing for the meetings. The audit committee financial expert is paid an additional $400 per audit committee meeting for the time involved in fulfilling that role. If more than one meeting is held the same day, only one day's per diem is paid. Neither our outside director nor member directors receive any perquisites or other personal benefits from us.

        Directors will be paid $600 per day, travel and out-of-pocket expenses for attending external training. We will also pay any fees charged for such training. Directors may choose one external training course per year to attend.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

        Not applicable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

        Randy Crenshaw is a director of ours and the President and Chief Executive Officer of Irwin Electric Membership Corporation and Middle Georgia Electric Membership Corporation. Irwin and Middle Georgia are members of ours and each has a wholesale power contract with us. Irwin's revenues of $9.0 million to us in 2018 under its wholesale power contract accounted for approximately 0.6% of our total revenues. Middle Georgia's revenues of $5.8 million to us in 2018 under its wholesale power contract accounted for approximately 0.4% of our total revenues.

        Chip Jakins is a director of ours and the President and Chief Executive Officer of Jackson Electric Membership Corporation. Jackson is a member of ours and has a wholesale power contract with us. Jackson's revenues of $208.6 million to us in 2018 under its wholesale power contract accounted for approximately 14.1% of our total revenues.

        Jeffrey Murphy is a director of ours and the President and Chief Executive Officer of Hart Electric Membership Corporation. Hart is a member of ours and has a wholesale power contract with us. Hart's revenues of $21.2 million to us in 2018 under its wholesale power contract accounted for approximately 1.4% of our total revenues.

        Danny Nichols is a director of ours and is the General Manager of Colquitt Electric Membership Corporation. Colquitt is a member of ours and has a wholesale power contract with us. Colquitt's revenues of $45.3 million to us in 2018 under its wholesale power contract accounted for approximately 3.1% of our total revenues.

        George Weaver is a director of ours and the President and Chief Executive Officer of Central Georgia Electric Membership Corporation. Central Georgia is a member of ours and has a wholesale power contract with us. Central Georgia's revenues of $43.8 million to us in 2018 under its wholesale power contract accounted for approximately 3.0% of our total revenues.

        We have a Standards of Conduct/Conflict of Interest policy that sets forth guidelines that our employees and directors must follow in order to avoid conflicts of interest, or any appearance of conflicts of interest, between an individual's personal interests and our interests. Pursuant to this policy, each employee and director must disclose any conflicts of interest, actions or relationships that might give rise to a conflict. Our president and chief executive officer is responsible for taking reasonable steps to ensure that the employees are complying with this policy and the audit committee is responsible for taking reasonable steps to ensure that the directors are complying with this policy. The audit committee is charged with monitoring compliance with this policy and making recommendations to the board of directors regarding this policy. Certain actions or relationships that might give rise to a conflict of interest are reviewed and approved by our board of directors.

Director Independence

        Because we are an electric cooperative, the members own and manage us. Our bylaws set forth specific requirements regarding the composition of our board of directors. See "DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE—Our Board of Directors—Structure of Our Board of Directors" for a detailed discussion of the specific requirements contained in our bylaws regarding the composition of our board of directors.

        In addition to meeting the requirements set forth in our bylaws, all directors, with the exception of Chip Jakins, satisfy the definition of director independence as prescribed by the NASDAQ Stock Market and otherwise meet the requirements set forth in our bylaws. Mr. Jakins does not qualify as an independent director because he is the President and Chief Executive Officer of Jackson Electric Membership Corporation, an organization from which we received more than 5% of our gross revenues for the fiscal year ended December 31, 2018. Although we do not have any securities listed on the NASDAQ Stock Market, we have used its independence criteria in making this determination in accordance with applicable SEC rules.

THE EXCHANGE OFFER

General; Purpose of the Exchange Offer

        In connection with the issuance of the original bonds on October 30, 2018, we entered into a registration rights agreement with Goldman Sachs & Co. LLC, as representative of the initial purchasers, which provides for this registered exchange offer. The exchange offer will permit eligible holders of original bonds to exchange their original bonds for exchange bonds, which are identical in all material respects to the original bonds, except that:

  i.
  the exchange bonds have been registered with the SEC under U.S. federal securities laws and will not bear any legend restricting their transfer;

  ii.
  the exchange bonds generally will not be subject to transfer restrictions and will not be entitled to registration rights;

  iii.
  the holders of the exchange bonds will not be entitled to earn additional interest under circumstances related to our registration obligations under the registration rights agreement; and

  iv.
  the exchange bonds will bear a different CUSIP number than the original bonds.

        Pursuant to the registration rights agreement, we agreed, for the benefit of the holders of the original bonds, at our cost, to file an exchange offer registration statement relating to an offer to exchange the original bonds for exchange bonds and to:

  i.
  file the exchange offer registration statement with the SEC no later than 180 days after the issue date of the original bonds;

  ii.
  use commercially reasonable efforts to cause the exchange offer registration statement to become effective under the Securities Act within 270 days after the issue date of the original bonds; and

  iii.
  complete the exchange offer no later than 60 business days after commencing the exchange offer.

If we do not meet the timing obligations in the preceding sentence or we fail to meet certain other conditions described in the registration rights agreement, each a "registration default," the interest rate borne by the original bonds will increase at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of the registration default, increasing by an additional 0.25% per annum with respect to each subsequent 90-day period up to a maximum of additional interest of 0.50% per annum in the aggregate, from and including the date on which such registration default occurred to, but excluding, the date on which all registration defaults have been cured.

        Under some circumstances set forth in the registration rights agreement, holders of the original bonds, including holders who are not permitted to participate in the exchange offer, may require us to file, and cause to become effective, a shelf registration statement covering resales of the original bonds by these holders.

        We are making the exchange offer in reliance on the position of the SEC as described in previous no-action letters issued to third parties, including in Exxon Capital Holdings Corporation (April 13, 1988), Morgan Stanley & Co., Inc. (June 5, 1991), Shearman & Sterling (July 2, 1993) and similar no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder who exchanges original bonds for exchange bonds in the exchange offer generally may offer the exchange bonds for resale, sell the exchange bonds and otherwise transfer the exchange bonds without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. The preceding sentence does not apply, however, to a holder who is our "affiliate" within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the exchange bonds only if the holder acknowledges that the holder is acquiring the exchange bonds in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a "distribution", as defined in the Securities Act, of the exchange bonds. We have not entered into any arrangement or understanding with any person who will receive exchange bonds in the exchange offer to distribute such exchange bonds following completion of the exchange offer, and, to the best of our information and belief, we are not aware of any person that will participate in the exchange offer with a view to distribute the exchange bonds. A holder who exchanges original bonds for exchange bonds in the exchange offer for the purpose of distributing such exchange bonds cannot rely on the interpretations of the staff of the SEC in the aforementioned no-action letters, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale of the exchange bonds and must be identified as an underwriter in the prospectus.

        Each broker-dealer that receives the exchange bonds for its own account in exchange for the original bonds, where the original bonds were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange bonds and that it has not entered into any agreement or understanding with us or any of our "affiliates", as defined in Rule 405 under the Securities Act, to participate in a "distribution", as defined under the Securities Act, of the exchange bonds. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "PLAN OF DISTRIBUTION."

        This summary of certain provisions of the registration rights agreement does not purport to be complete, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

        NEITHER WE NOR THE EXCHANGE AGENT MAKE ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF YOUR ORIGINAL BONDS INTO THIS EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE THIS RECOMMENDATION. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER INTO THIS EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF ORIGINAL BONDS TO TENDER AFTER READING THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL AND CONSULTING WITH YOUR ADVISORS, IF ANY, BASED ON YOUR FINANCIAL POSITION AND REQUIREMENTS.

Terms of the Exchange Offer

        We are offering holders of the original bonds the opportunity to exchange their original bonds for exchange bonds subject to the terms and conditions set forth in this prospectus and in the accompanying letter of transmittal. Subject to the terms and the satisfaction or waiver of the conditions detailed in this prospectus, we will accept for exchange all original bonds properly tendered on or prior to 5:00 p.m., New York City time, on                        , 2019, which we refer to as the expiration date, and not validly withdrawn as permitted below. However, we may extend, in our sole discretion, the period of time during which the exchange offer is open. If extended, the term expiration date shall mean the latest time and date to which the exchange offer is extended.

        The terms of the exchange bonds will be substantially identical to the terms of the original bonds, except the exchange bonds will be registered under the Securities Act, will not bear legends restricting their transfer and will not contain terms with respect to additional interest upon our failure to fulfill our obligations under the registration rights agreement. The exchange bonds will evidence the same debt as the original bonds. The exchange bonds will be issued under and secured by the same indenture under which the original bonds were issued. For a description of the indenture, see "SUMMARY OF THE FIRST MORTGAGE INDENTURE."

        As of the date of this prospectus, $500,000,000 aggregate principal amount of the 5.05% First Mortgage Bonds, Series 2018A due 2048 are outstanding. This prospectus and the accompanying letter of transmittal are being sent to all registered holders of original bonds. There will be no fixed record date for determining registered holders of original bonds entitled to participate in the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC.

        The exchange offer is not conditioned upon any minimum aggregate principal amount of original bonds being tendered for exchange. Any original bonds not tendered will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the first mortgage indenture except we will not have any further obligation under the registration rights agreement, except as otherwise specified therein.

        Original bonds may only be tendered in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will issue exchange bonds in principal amounts identical to original bonds surrendered in the exchange offer.

        We expressly reserve the right, at any time prior to the expiration of the exchange offer, to extend the period of time during which the exchange offer is open and delay acceptance for exchange of any exchange bonds, by giving oral or written notice of such extension to holders thereof as described below. Any extension notice will disclose the approximate number of original bonds tendered by holders as of the date of the extension notice. During any such extension, all the original bonds previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any original bonds not accepted for exchange for any reason will be returned without expense to an account maintained with DTC promptly upon expiration or termination of the exchange offer.

        Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any original bonds, upon the occurrence of any of the conditions of the exchange offer specified under "—Conditions to the Exchange Offer." We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the original bonds as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 AM, New York City time, on the next business day after the previously scheduled expiration date.

Procedures for Tendering Original Bonds

        Your tender to us of original bonds as set forth below and our acceptance of the original bonds will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal. Except as set forth below, to tender original bonds for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal or, in the case of a book-entry transfer, an agent's message in lieu of the letter of transmittal, to U.S. Bank National Association, as exchange agent, at the address set forth below under "—Exchange Agent" on or prior to the expiration date. In addition, either:

  •
  certificates for such original bonds must be received by the exchange agent along with the letter of transmittal; or

  •
  a timely confirmation of a book-entry transfer of such original bonds, if such procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer must be received by the exchange agent, prior to the expiration date, with the letter of transmittal or an agent's message in lieu of such letter of transmittal, or

  •
  you must comply with the guaranteed delivery procedures described below.

        The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry transfer, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal, or, in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery.

        The method of delivery of original bonds, letters of transmittal and all other required documents is at your election and risk. Delivery of such documents will be deemed made only when actually received by the exchange agent. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or original bonds should be sent to us.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the original bonds surrendered for exchange are tendered:

  •
  by a holder of the original bonds who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an "eligible institution"). If original bonds are registered in the name of a person other than the signer of the letter of transmittal, the original bonds surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our discretion, duly executed by the registered holders with the signature thereon guaranteed by an eligible institution.

        If the letter of transmittal is signed by a person or persons other than the registered holder or holders of original bonds, such original bonds must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the original bonds.

        If the letter of transmittal or any original bonds or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

        If you are a beneficial owner whose original bonds are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender your original bonds, you should promptly instruct the registered holder to tender such original bonds on your behalf. Any registered holder that is a participant in DTC's book-entry transfer facility system may make book-entry delivery of the original bonds by causing DTC to transfer the original bonds into the exchange agent's account.

        If you wish to tender your original bonds in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your original bonds, you must either make appropriate arrangements to register ownership of the original bonds in your name with DTC or obtain a properly completed bond power from the person in whose name the original bonds are registered.

        We or the exchange agent, in our discretion, will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of the original bonds tendered for exchange. We reserve the right to reject any and all tenders not validly tendered or to not accept any tender which acceptance might, in our judgment or our counsel's, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any individual tender before the expiration date (including the right to waive the ineligibility of any holder who seeks to tender the original bonds in the exchange offer). Our or the exchange agent's interpretation of the terms and conditions of the exchange offer (including the letter of transmittal and the instructions thereto) as to any particular tender either before or after the expiration date will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of the original bonds for exchange must be cured within a reasonable period of time, as we determine. We are not nor is the exchange agent or any other person under any duty to notify you of any defect or irregularity with respect to your tender of the original bonds for exchange, and no one will be liable for failing to provide such notification.

        By tendering the original bonds, you represent to us that:

  i.
  any exchange bonds you receive will be acquired in the ordinary course of your business;

  ii.
  you are not participating and have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange bonds;

  iii.
  you are not our "affiliate" (within the meaning of Rule 405 under the Securities Act); and

  iv.
  if you are a broker-dealer that will receive exchange bonds for your own account in exchange for original bonds that were acquired as a result of market-making or other trading activities, then you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such exchange bonds.

For further information regarding resales of the exchange bonds by participating broker-dealers, see "PLAN OF DISTRIBUTION."

        If any holder or other person is an "affiliate" of ours (within the meaning of Rule 405 under the Securities Act), or is participating or has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange bonds, that holder or other person cannot rely on the applicable interpretations of the staff of the SEC, may not tender its original bonds in the exchange offer and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that receives the exchange bonds for its own account in exchange for the original bonds, where the original bonds were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange bonds. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act (other than in connection with a resale of an unsold allotment from the original sale of the original bonds).

        Furthermore, any broker-dealer that acquired any of its original bonds directly from us:

  •
  may not rely on the applicable interpretation of the SEC staff's position contained in its Exxon Capital Holdings Corp. (April 13, 1988), Morgan, Stanley & Co. Inc. (June 5, 1991) and Shearman & Sterling (July 2, 1993) no-action letters; and

  •
  must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

        By delivering a letter of transmittal or an agent's message, a holder or a beneficial owner (whose original bonds are registered in the name of a broker, dealer, commercial bank, trust company or other nominee) will have or will be deemed to have irrevocably appointed the exchange agent as its agent and attorney-in-fact (with full knowledge that the exchange agent is also acting as an agent for us in connection with the exchange offer) with respect to the original bonds, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest subject only to the right of withdrawal described in this prospectus), to receive for our account all benefits and otherwise exercise all rights of beneficial ownership of such original bonds, in accordance with the terms and conditions of the exchange offer.

        Each holder or beneficial owner will also have or be deemed to have represented and warranted to us that it has authority to tender, exchange, sell, assign and transfer the original bonds it tenders and that, when the same are accepted for exchange, we will acquire good, marketable and unencumbered title to such original bonds, free and clear of all liens, restrictions, charges and encumbrances, and that the original bonds tendered are not subject to any proxies or adverse claims.

Guaranteed Delivery Procedures

        If you wish to tender your original bonds but your original bonds are not immediately available or you cannot deliver your original bonds, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC's automatic tender offer program in the case of original bonds, prior to the expiration date, you may still tender if:

  •
  the tender is made through an eligible guarantor institution;

  •
  prior to the expiration date, the exchange agent receives from such eligible guarantor institution, either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such original bonds and the principal amount of original bonds tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the original bonds or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

  •
  the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, with any required signature guarantees, as well as certificate(s) representing all tendered original bonds in proper form for transfer or a book-entry confirmation of transfer of the original bonds into the exchange agent's account at DTC and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

        Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your original bonds according to the guaranteed delivery procedures.

Acceptance of Original Bonds for Exchange; Delivery of Exchange Bonds

        Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly upon the expiration date, all the original bonds properly tendered and not validly withdrawn and will issue the exchange bonds promptly after acceptance of the original bonds. See "—Conditions to the Exchange Offer."

        For purposes of the exchange offer, we will be deemed to have accepted validly tendered original bonds for exchange if and when we give written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange bonds from us and delivering exchange bonds to holders.

        The holder of each original bond accepted for exchange will receive an exchange bond in an amount equal to the principal amount of the surrendered original bond. Holders of the exchange bonds on the record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the original bonds. Holders of the exchange bonds will not receive any payment in respect of accrued interest on the original bonds otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer. Interest on the original bonds accepted for exchange will cease to accrue upon the issuance of the exchange bonds.

        In all cases, issuance of the exchange bonds for original bonds that are accepted for exchange will be made only after timely receipt by the exchange agent of an agent's message and a timely confirmation of book-entry transfer of the original bonds into the exchange agent's account at DTC. If a tender is made pursuant to a letter of transmittal, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof; have the signatures guaranteed if required by the letter of transmittal; and mail or otherwise deliver the signed letter of transmittal or the signed facsimile, the original bonds and any other required documents to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

        If any tendered original bonds are not accepted for any reason set forth in the terms and conditions of the exchange offer, such unaccepted original bonds will be returned without expense to the holder or, in the case of original bonds tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry procedures described below, an account maintained by the holder or on the holder's behalf with DTC promptly upon the expiration or termination of the exchange offer.

Book-Entry Transfers

        Promptly after the date of this prospectus, the exchange agent will make a request to establish an account for the original bonds at DTC for purposes of the exchange offer. Any financial institution that is a participant in DTC's systems may make book-entry delivery of the original bonds by causing DTC to transfer those original bonds into the exchange agent's account at DTC in accordance with DTC's transfer procedures. This participant should transmit its acceptance to DTC on or prior to the expiration date. DTC will verify this acceptance, execute a book-entry transfer of the tendered original bonds into the exchange agent's account at DTC and then send to the exchange agent confirmation of this book-entry transfer. A tender of original bonds through a book-entry transfer into the exchange agent's account will only be effective if an agent's message or the letter of transmittal with any required signature guarantees and any other required documents are transmitted to and received or confirmed by the exchange agent at the address set forth under "—Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

Withdrawal Rights

        You may withdraw your tender of original bonds at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective, the exchange agent must receive either:

  •
  a valid withdrawal request through the DTC's Automated Tender Offer Program system from the tendering DTC participant before the expiration date. Any such request for withdrawal must include the VOI number of the tender to be withdrawn and the name of the ultimate beneficial owner of the related original bonds in order that such original bonds may be withdrawn; or

  •
  a written notice of withdrawal from a holder, delivered to one of the addresses set forth under "—Exchange Agent," which includes a statement that such holder is withdrawing its original bonds and specifies (i) the name of the person having tendered the original bonds to be withdrawn; (ii) the original bonds to be withdrawn; and (iii) where certificates for the original bonds have been transmitted, the name in which such original bonds are registered, if different from that of the withdrawing holder. If certificates for original bonds have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution.

        Properly withdrawn original bonds may be retendered at any time prior to the expiration of the exchange offer by following the procedures described under "—Procedures for Tendering Original Bonds."

        We will determine all questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal. Any original bonds so withdrawn will be deemed not to have been validly tendered for exchange.

Conditions to the Exchange Offer

        Despite any other term of the exchange offer, we are not be required to accept for exchange, or to issue exchange bonds in exchange for, any original bonds and we may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in our reasonable judgment:

  •
  the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the staff of the SEC; or

  •
  any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer

  •
  there has occurred: (i) any limitation by a governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer, (ii) a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit, or (iii) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof; which makes it inadvisable to proceed with the exchange offer.

        We also expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any original bonds not previously accepted for exchange, if we determine that any of the conditions of the exchange offer specified above have not been satisfied. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the original bonds as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        We reserve the right to waive any defects, irregularities or conditions to the exchange as to particular original bonds.

        These conditions are for our benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration of the exchange offer in our reasonable discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer.

        In addition, we will not accept for exchange any original bonds tendered, and will not issue exchange bonds in exchange for any such original bonds, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the first mortgage indenture under the Trust Indenture Act of 1939, as amended.

Exchange Agent

        We have appointed U.S. Bank National Association as the exchange agent for the exchange offer. U.S. Bank also acts as trustee under the first mortgage indenture. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal, or requests for notice of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail, Overnight Courier or	By Facsimile:
Hand Delivery:	(Eligible Institutions Only)
U.S. Bank National Association	(651) 495-8158
Global Corporate Trust Services	Attention: Specialized Finance
111 Fillmore Avenue E
St. Paul, Minnesota 55107	Confirm by Telephone or for Information:
(800) 934-6802

DELIVERY OF A LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

        We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration and exchange offer expenses, including registration and filing fees, fees and expenses of compliance with federal securities and state blue sky securities laws, printing expenses, messenger and delivery services and telephone fees and disbursements to our counsel, application and filing fees and any fees and disbursements to our independent certified public accountants. No dealer manager has been retained in connection with this exchange offer and we will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

        This solicitation is being made primarily by electronic means. Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates' officers and regular employees and by persons so engaged by the exchange agent.

Accounting Treatment

        We will record the exchange bonds in our accounting records at the same carrying value as the original bonds which is the aggregate principal amount as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. The expenses of the exchange offer will be amortized over the term of the exchange bonds.

Transfer Taxes

        You will not be obligated to pay any transfer tax in connection with the tender of the original bonds for the exchange bonds unless you instruct us to register exchange bonds in the name of, or request that original bonds not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder or unless a transfer tax is imposed for any reason other than the exchange of the original bonds in connection with the exchange offer. In those cases, the tendering holder will be responsible for the payment of any applicable transfer tax. If the tendering holder does not submit satisfactory evidence of payment of such taxes or exemption therefrom with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Consequences of Failure to Exchange

        If you do not exchange your original bonds for exchange bonds under the exchange offer, your original bonds will remain subject to the restrictions on transfer of such original bonds:

  •
  as set forth in the legend printed on the original bonds as a consequence of the issuance of the original bonds pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

  •
  as otherwise set forth in the offering memorandum distributed in connection with the private offering of the original bonds.

        In general, you may not offer or sell your original bonds unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the original bonds under the Securities Act.

DESCRIPTION OF THE EXCHANGE BONDS

General Description of the Exchange Bonds

        The terms of the exchange bonds to be issued in the exchange offer are substantially identical to the original bonds, except that the exchange bonds will be registered under the Securities Act, and will not have transfer restrictions, registration rights or additional interest provisions. The exchange bonds will mature on October 1, 2048. We will pay interest on the exchange bonds at the annual rate of 5.05% (on the basis of a 360-day year of twelve 30-day months). Interest on the exchange bonds will accrue from the last date on which interest was paid on the original bonds, and is payable semi-annually on April 1 and October 1 of each year. On each interest payment date, we will pay interest to the person in whose name the exchange bonds are registered at 5:00 P.M. New York City time on the regular record date for that interest payment, which is the 15th day (whether or not a business day) of the calendar month immediately preceding such interest payment date. If interest on the exchange bonds is not punctually paid or duly provided for, instead of paying such interest to the registered holders as of the regular record date, we will propose a new payment date and such interest will be paid to the registered holders of the exchange bonds as of a special record date, which will be no more than 15 days and no less than 10 days prior to the proposed payment date. If any interest payment date, redemption date or the maturity date of the exchange bonds falls on a day that is not a business day, the payment due on that interest payment date, redemption date or the maturity date will be made on the next business day, and without any interest or other payment in respect of such delay. Principal of, and premium (if any) and interest on, the exchange bonds will be payable, and the transfer of interests in the exchange bonds will be effected, through the facilities of DTC, as described under "—Book-Entry." The exchange bonds will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        The exchange bonds will be registered in the name of Cede & Co., as nominee of DTC, pursuant to DTC's book-entry system. Purchases of beneficial interests in the exchange bonds will be made in book-entry form, without certificates. If at any time the book-entry system is discontinued for the exchange bonds, the exchange bonds will be exchangeable for other fully registered certificated exchange bonds of like tenor and of an equal aggregate principal amount, in authorized denominations. See "—Book-Entry." The trustee may impose a charge sufficient to reimburse us or the trustee for any tax, fee or other governmental charge required to be paid with respect to such exchange or any transfer of an exchange bond. The cost to us or the trustee, if any, of preparing each new exchange bond issued upon such exchange or transfer, and any other expenses incurred by us or the trustee in connection therewith, will be paid by the person requesting such exchange or transfer.

        The exchange bonds will be issued pursuant to the same indenture as the original bonds. The exchange bonds will be secured by a first mortgage lien on substantially all our owned tangible and certain of our intangible property equally and ratably with all our other obligations issued under the first mortgage indenture, subject to certain exceptions and exclusions as described or referred to herein. See "SUMMARY OF THE FIRST MORTGAGE INDENTURE—Security for Payment."

        Interest on the exchange bonds will be payable by check mailed to the registered owners thereof. However, interest on the exchange bonds will be paid to any holder of $1,000,000 or more in aggregate principal amount of exchange bonds by wire transfer to a wire transfer address within the continental United States upon the written request of such holder received by the trustee not less than five days prior to the record date for the particular interest payment. As long as the exchange bonds are registered in the name of Cede & Co., as nominee of DTC, such payments will be made directly to DTC. See "—Book-Entry."

Redemption Provisions

        At any time or from time to time before April 1, 2048 (the date six months prior to the maturity date of the exchange bonds), we may redeem the exchange bonds, in whole or in part at a "make-whole" redemption price equal to the greater of:

  •
  100% of the principal amount of the exchange bonds being redeemed; and

  •
  the sum of the present values of the remaining principal and interest payments on the exchange bonds being redeemed that would be due if such exchange bonds matured on April 1, 2048 (excluding interest accrued and unpaid through the redemption date), discounted on a semi-annual basis (on the basis of a 360-day year of twelve 30-day months) at a rate equal to the sum of (i) the yield to maturity, determined on the third business day prior to the redemption date, of the U.S. Treasury security having a life equal to the remaining average life of the maturity of exchange bonds being redeemed (assuming for this purpose that the exchange bonds matured on April 1, 2048) and trading in the secondary market at the price closest to par, and (ii) 30 basis points, plus in each case accrued and unpaid interest through the redemption date.

        If there is no U.S. Treasury security having a life equal to the remaining average life of the exchange bonds being redeemed, the discount rate will be calculated using a yield to maturity determined on a straight-line basis (rounding to the nearest calendar month, if necessary) from the average yield to maturity, determined on the third business day prior to the redemption date, of two U.S. Treasury securities having lives most closely corresponding to the remaining average life of the exchange bonds being redeemed and trading in the secondary market at the price closest to par.

        At any time or from time to time on or after April 1, 2048, we may redeem the exchange bonds, in whole or in part at a redemption price equal to 100% of the principal amount of the exchange bonds being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

        We must give at least 30 days', but not more than 60 days', prior notice of redemption mailed to the registered address of each holder of exchange bonds being redeemed except as otherwise required by the procedures of DTC. If less than all of the outstanding exchange bonds are to be redeemed, the exchange bonds to be redeemed will be selected by the trustee in any method it deems fair and appropriate, and the portion of the exchange bonds not so redeemed will be in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof.

        If at the time of mailing of notice for the optional redemption we have not deposited with the trustee moneys sufficient to redeem all of the exchange bonds called for redemption, the notice of optional redemption given by the trustee will so state and will further state that the redemption of the exchange bonds is conditional upon our providing, or causing to be provided, to the trustee, by 2:00 p.m. New York City time, on the redemption date, funds sufficient to effect the redemption, and the exchange bonds will not be redeemed unless such funds are deposited. The failure of the trustee to have sufficient funds to effect the redemption will not constitute a payment or other default by us under the first mortgage indenture and we will not be liable to any holder of those exchange bonds as a result of the failed redemption. If the trustee has enough designated funds on deposit to effect a redemption at the time we give notice of the redemption, then we are obligated to redeem the exchange bonds as provided in that notice.

Book-Entry

        The certificates representing the exchange bonds will be issued in fully registered form, without interest coupons. The exchange bonds will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., as DTC's nominee in the form of one or more global certificates. Upon the issuance of the global certificates, DTC or its nominee will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such global certificates to the accounts of persons who have accounts with such depositary. Ownership of beneficial interests in a global certificate will be limited to persons who have accounts with DTC (participants) or persons who hold interests through participants. Ownership of beneficial interests in a global certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

        Investors that exchange original bonds for exchange bonds may also hold their interests directly through Clearstream Banking or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Investors may also hold such interests through organizations other than Clearstream Banking or Euroclear that are participants in the DTC system. Clearstream Banking and Euroclear will hold interests in the global certificate representing exchange bonds on behalf of their participants through DTC.

        So long as DTC, or its nominee, is the registered owner or holder of a global certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the exchange bonds represented by such global certificate for all purposes under the first mortgage indenture. No beneficial owner of an interest in a global certificate will be able to transfer the interest except in accordance with DTC's applicable procedures, in addition to those provided for under the first mortgage indenture and, if applicable, those of Euroclear and Clearstream Banking.

        Payments of the principal of and interest on a global certificate will be made to DTC or its nominee, as the case may be, as the registered owner of the global certificate. Neither us, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global certificate, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global certificate as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules. If a holder requires physical delivery of a certificated exchange bond for any reason, including to sell exchange bonds to persons in jurisdictions which require such delivery of such exchange bonds or to pledge such exchange bonds, the holder must transfer its interest in a global certificate in accordance with DTC's applicable procedures and the procedures set forth in the first mortgage indenture and, if applicable, those of Euroclear and Clearstream Banking. Because DTC can act only on behalf of participants in DTC, which in turn act on behalf of indirect participants, the ability of a person having beneficial interests in a global certificate to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        DTC will take any action permitted to be taken by a holder of exchange bonds (including the presentation of exchange bonds for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global certificate is credited and only in respect of such portion of the aggregate principal amount of the exchange bonds as to which such participant or participants has or have given such direction. However, if there is an event of default under the exchange bonds, DTC will exchange a global certificate for certificated exchange bonds, which it will distribute to its participants.

        DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants). The rules applicable to DTC and its participants are on file with the SEC.

        Although DTC, Euroclear and Clearstream Banking are expected to follow the foregoing procedures in order to facilitate transfers of interests in the exchange bonds represented by global certificates among their respective participants, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream Banking or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        If DTC is at any time unwilling or unable to continue as a depositary for a global certificate and a successor depositary is not appointed, we will issue certificated exchange bonds in exchange for a global certificate.

        We will make all payments of principal and interest in immediately available funds.

        The information in this subsection concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.

 SUMMARY OF THE FIRST MORTGAGE INDENTURE

        The exchange bonds will be secured under the first mortgage indenture on a parity basis with other obligations issued or to be issued under the first mortgage indenture. The following is a summary of selected provisions of the first mortgage indenture and is qualified in its entirety by reference to all of the provisions of the first mortgage indenture. The first mortgage indenture contains the full text of the provisions summarized in this section. You should read the first mortgage indenture, which is filed as an exhibit to the registration statement of which this prospectus forms a part and is also available for inspection at our principal office and the principal office of the Trustee. Capitalized terms used in this section but not otherwise defined in this offering memorandum have the meaning set forth in the first mortgage indenture.

Security for Payment

        The exchange bonds will be secured equally and ratably under the first mortgage indenture by a lien on substantially all of our owned tangible and certain of our intangible property, including property we acquire in the future. The mortgaged property includes our owned electric generating plants, the wholesale power contracts with our members and some of our contracts relating to the ownership, operation or maintenance of electric generation facilities owned by us, but excluding all excepted property and excludable property described below.

        The first mortgage indenture does not include in the mortgaged property the following excepted property, among other things:

  •
  cash on hand or in banks or in other financial institutions (excluding certain amounts deposited or required to be deposited with the Trustee pursuant to the first mortgage indenture);

  •
  other contracts and related accounts and contract rights not specifically subject to the lien of the first mortgage indenture;

  •
  instruments and certain securities (other than those required to be deposited with the Trustee under the first mortgage indenture);

  •
  allowances for emissions or similar rights and credits;

  •
  patents and trademarks;

  •
  the right to bring an action or enforce a judgment;

  •
  vehicles, vessels and airplanes;

  •
  office furniture, equipment and supplies and data processing, accounting and other computer equipment, software and supplies;

  •
  leases for a term of less than five years;

  •
  timber, coal, ore, gas, oil and other minerals and all electric energy generated;

  •
  non-assignable permits, licenses, franchises, leases, contracts and contractual and other rights;

  •
  our interest in other property in which a security interest cannot legally be perfected; and

  •
  all nuclear fuel, coal, oil and natural gas located outside of the State of Georgia.

        The first mortgage indenture also excludes from mortgaged property excludable property, which is property as to which we have delivered to the Trustee prior to acquiring such property a certificate stating that such property is to be excluded from the lien of the first mortgage indenture and that we would remain capable of meeting the rate covenant described below even if we do not have use of such property.

        Our title to the mortgaged property and the lien of the first mortgage indenture are subject to permitted exceptions and encumbrances, which include, among other things, (i) identified exceptions and encumbrances existing in March 1997, as long as such matters do not materially impair the use of such property; (ii) non-delinquent or contested taxes; (iii) mechanics', materialmen's or contractors' liens; (iv) local improvement district assessments; (v) leases for a term of not more than ten years or, if for a term of more than ten years, leases which would not materially impair our use of the leased property in the conduct of our business; (vi) specified easements; (vii) the undivided interests of other co-owners in our facilities and liens on our undivided interests in co-owned facilities, and rights of such owners in property owned jointly with us; (viii) the pledge of current assets to secure current liabilities; (ix) liens which have been bonded for or for the payment of which a deposit had been made in the full amount of such lien; and (x) other exceptions and encumbrances which we do not believe adversely affect in any material respect our right to use our property to secure the exchange bonds. The lien of the first mortgage indenture is also shared with the Trustee under the first mortgage indenture to secure and allow the Trustee to recover amounts that may be owed to the Trustee under the first mortgage indenture.

        All of our property acquired after the date of this offering memorandum, other than excepted property and excludable property discussed above, will become subject to the lien of the first mortgage indenture, but subject to:

  •
  specified purchase money and pre-existing liens;

  •
  limitations, in the case of any consolidation, merger or sale of substantially all of our assets; and

  •
  recordation of supplements to the first mortgage indenture describing that after-acquired property, in the case of real property.

Release and Substitution of Mortgaged Property

        So long as no event of default exists under the first mortgage indenture, we will be able to sell, exchange or otherwise dispose of any part of the mortgaged property to facilitate our day-to-day operations. We may also release mortgaged property from the lien of the first mortgage indenture other than in connection with a sale, exchange or other disposition. In order to obtain a release of the mortgaged property from the Trustee, we must find that the release will not impair the security under the first mortgage indenture and that the release is:

  (a)
  desirable in the conduct of our business and the property to be released is no longer necessary in the conduct of our business; or

  (b)
  made in lieu and reasonable anticipation of the taking of the property by eminent domain or the exercise by a governmental entity of a right to purchase or order the sale of the property.

        Some of these releases also require the substitution of bondable additions, the deposit of cash with the Trustee (which would constitute trust moneys as described below), the retirement or defeasance of first mortgage indenture obligations, or the deposit of designated qualifying securities with the Trustee, in each case of equal value to the fair value of the mortgaged property to be released. Trust moneys can be withdrawn against bondable additions, retired or defeased first mortgage indenture obligations, or deposited designated qualifying securities, in each case of equal value, and can, at our option, be used for the redemption of first mortgage indenture obligations prior to their maturity, for the payment of principal on first mortgage indenture obligations at their maturity or for the purchase of first mortgage indenture obligations. To the extent that any trust moneys consist of the proceeds of insurance upon any part of the mortgaged property, those trust moneys can be withdrawn to reimburse us for costs to repair, rebuild or replace the destroyed or damaged property.

        Trust moneys is all money received by the Trustee:

  (a)
  upon the release of property from the lien of the first mortgage indenture, including all moneys received in respect of the principal of all purchase money obligations deposited with the Trustee in respect of its release of property;

  (b)
  as compensation for, or proceeds of sale of, any part of the mortgaged property that has been taken by eminent domain or purchased by, or sold pursuant to an order of, a governmental authority;

  (c)
  as proceeds of insurance upon any part of the mortgaged property;

  (d)
  as principal paid on designated qualifying securities in excess of the principal then due on the first mortgage indenture obligations issued on the basis of the designated qualifying securities; or

  (e)
  for application as trust moneys under the first mortgage indenture or whose disposition was not otherwise specifically provided for in the first mortgage indenture.

Additional Obligations

        The aggregate principal amount of obligations that may be issued under the first mortgage indenture is not limited. Additional first mortgage indenture obligations, ranking equally and ratably with the existing first mortgage indenture obligations, may be issued from time to time:

  (a)
  against:

  (i)
  90.91% of the amount of bondable additions,

  (ii)
  the aggregate principal amount of retired or defeased first mortgage indenture obligations,

  (iii)
  the aggregate principal amount of designated qualifying securities deposited with the Trustee,

  (iv)
  the amount of cash deposited with the Trustee, and

  (v)
  80% of the amount of certified progress payments (discussed below); and

  (b)
  to evidence any reimbursement obligations that we have to Credit Enhancers (as defined herein), the Rural Utilities Service or the Department of Energy as a result of Credit Enhancement that we have obtained in connection with or guarantees of other first mortgage indenture obligations.

        The amount of bondable additions available for the issuance of additional first mortgage indenture obligations is equal to (a) the existing balance of bondable additions, plus (b) the amount of property additions available to be certified to the Trustee as bondable additions, less (c) the amount of retirements not yet counted in the calculation of bondable additions. Property additions are limited under the first mortgage indenture to certain of our property that is (a) chargeable to our fixed plant accounts and for which evidence of our title thereto is provided, (b) subject to the lien of the first mortgage indenture, (c) acquired or constructed by us since March 1, 1997, and (d) not subject to pre-existing liens securing indebtedness prior to or on a parity with the lien of the first mortgage indenture. The amount of property additions available to be certified to the Trustee is calculated as the lesser of the cost or fair value to us of such property additions (fair value to be determined as of the time of acquisition). Retirements consist of property subject to the lien of the first mortgage indenture that has been retired or otherwise disposed of free from the lien of the first mortgage indenture. The amount of retirements is (a) for retired property acquired by us after March 1, 1997, the lesser of the cost or fair value to us of such property (fair value to be determined as of the time of acquisition), and

(b) for retired property acquired by us on or before March 1, 1997, the net book value of such property as of March 1, 1997. However, to the extent we establish a regulatory asset with respect to any bondable property and certain other conditions are met, we may defer the retirement of a portion of such bondable property until the end of the recovery period for such regulatory asset. Specifically, if our Board of Directors has approved the recovery in our rates of all or some portion of the value of property that would otherwise be considered retired under the first mortgage indenture in the form of a regulatory asset, such property would not be retired in an amount equal to the approved amount of the regulatory asset if (a) we obtain all required regulatory approvals for the regulatory asset accounting treatment, (b) we have in place power contracts with our members that have a term at least equal to the recovery period for the regulatory asset, and (c) we continue throughout the approved recovery period to meet the requirements of the rate covenant in the first mortgage indenture.

        As of March 15, 2019, the amount of certified bondable additions and retired or defeased first mortgage indenture obligations available for the issuance of additional first mortgage indenture obligations was approximately $1.75 billion. In addition, as of March 15, 2019, we had over $330.0 million of property additions and certified progress payments under qualified engineering, procurement and construction contracts that, once certified to the Trustee in accordance with the first mortgage indenture, will be available for the issuance of additional first mortgage indenture obligations.

        Designated qualifying securities are securities, including bonds or other debt instruments, held by the Trustee and issued by one of our subsidiaries under an indenture, mortgage or other security instrument substantially identical in substance to the provisions of our first mortgage indenture (subject to limited exceptions), which securities we have designated as (a) the basis for additional first mortgage indenture obligations, (b) the withdrawal of trust moneys, deposited cash or other specified assets held by the Trustee, or (c) the release of mortgaged property. The aggregate amount of designated qualifying securities that can be deposited with the Trustee at any one time cannot exceed 20% of the aggregate principal amount of first mortgage indenture obligations then outstanding.

        We may also use certified progress payments (as defined below) as the basis for the issuance of additional first mortgage indenture obligations in order to finance the construction of generation and related facilities. Certified progress payments are payments we make pursuant to a qualified EPC contract (as defined below), which payments we are certifying as the basis for the issuance of additional first mortgage indenture obligations. These are amounts that we would assign to our fixed plant accounts and that will constitute property additions upon the performance of the qualified EPC contract. A qualified EPC contract is defined as any contract providing for the engineering, procurement or construction of generation or related facilities (including electric transmission and fuel supply facilities) that we intend to own upon performance of the qualified EPC contract, and the payments for which are used as the basis for the issuance of additional first mortgage indenture obligations. We can issue additional first mortgage indenture obligations up to 80% of the amount of the certified progress payments. The total amount of first mortgage indenture obligations outstanding at any time on the basis of certified progress payments may not exceed 40% of the total obligations then outstanding under the first mortgage indenture. Upon performance of the qualified EPC contract, we may convert the amounts outstanding under the first mortgage indenture obligations that were issued on the basis of certified progress payments, in an aggregate principal amount up to but not exceeding 90.91% of bondable additions acquired with the proceeds of certified progress payments and made the basis of such conversion, to amounts outstanding under first mortgage indenture obligations issued on the basis of bondable additions.

        Before we may issue additional first mortgage indenture obligations on the basis of bondable additions, retirements or defeasance of first mortgage indenture obligations, the deposit of cash with the Trustee, the deposit of designated qualifying securities with the Trustee, or certified progress payments, we must certify that our margins for interest ratio (as defined below) was at least 1.10 during the immediately preceding fiscal year or during any consecutive 12-month period within the 18-month period immediately preceding our request for additional first mortgage indenture obligations.

Covenants

  Rate Covenant

        The first mortgage indenture requires us to establish and collect rates for the use or the sale of the output, capacity or service of our properties that produce money sufficient, together with other money available to us, to enable us to comply with all covenants under the first mortgage indenture. Subject to any necessary approval or determination of any regulatory or judicial authority with jurisdiction over our rates, the first mortgage indenture requires us to establish and collect rates for the use or the sale of the output, capacity or service of our properties which are reasonably expected, together with our other revenue, to yield a margins for interest ratio equal to at least 1.10 for each fiscal year. The "margins for interest ratio" is the ratio of margins for interest for any period to total interest charges for that period. Margins for interest means, for any period, the sum of each of the following for that period:

  (a)
  our net margins (which includes our revenues subject to refund at a later date but excludes provisions for (i) non-recurring charges to income, including the non-recoverability of assets or expenses, except to the extent we determine to recover such charges in rates and (ii) refunds of revenues collected or accrued in any prior year subject to possible refund); plus

  (b)
  interest charges (discussed below); plus

  (c)
  any amount included in net margins for accruals for federal and state income and other taxes imposed on income after deduction of interest expense; plus

  (d)
  any amount included in net margins for any losses incurred by any subsidiary or affiliate of ours; plus

  (e)
  any amount we actually receive during that period as a dividend or other distribution of earnings of any subsidiary or affiliate of ours; minus

  (f)
  any amount included in net margins for any earnings or profits of any subsidiary or affiliate of ours; minus

  (g)
  any amount we actually contribute to the capital of, or actually pay under a guarantee of an obligation of, any subsidiary or affiliate to the extent of any accumulated losses incurred by the subsidiary or affiliate, but only to the extent (i) the losses have not otherwise caused other contributions or payments to be included in net margins for purposes of computing margins for interest for a prior period and (ii) the amount has not otherwise been included in net margins.

        Interest charges means, for any period, our total interest charges (whether capitalized or expensed, provided that the payment of such charge is secured under the first mortgage indenture or any lien ranking prior to or on a parity with the lien of the first mortgage indenture, other than permitted exceptions and encumbrances) for the period with respect to interest accruing on all outstanding first mortgage indenture obligations and on all debt secured by a lien equal to or prior to the lien of the first mortgage indenture, but excludes interest accruing in respect of some first mortgage indenture obligations that were issued on the basis of designated qualifying securities.

        Promptly upon any material change in the circumstances which were contemplated at the time the rates were most recently reviewed, but at least once every 12 months, we are required to review our rates and, subject to any necessary regulatory approval, promptly establish or revise our rates as necessary to comply with the foregoing requirements. However, if (i) upon any such review of our rates based on a material change in circumstances, we determine that rates are required to be established or revised in order for us to comply with the rate covenant, and (ii) there are less than 6 months remaining in the current fiscal year, it will satisfy the rate covenant if we establish or revise our rates for the next fiscal year so as to reasonably expect to meet the rate covenant for such next fiscal year. A failure by us to actually achieve a 1.10 margins for interest ratio will not itself constitute an event of default under the first mortgage indenture. However, a failure to establish rates reasonably expected to achieve a 1.10 margins for interest ratio will be an event of default if the failure continues for 45 days after we receive notice thereof from the Trustee or the holders of at least 10% in principal amount of the first mortgage indenture obligations, unless the failure results from our inability to obtain regulatory approval. For 2019, our board of directors approved a budget to achieve a 1.14 margins for interest ratio, above the minimum 1.10 ratio required by the first mortgage indenture. As our capital requirements continue to evolve, our board of directors will continue to evaluate the level of margin coverage and may choose to change the targeted margins for interest ratio in the future, although not below 1.10.

  Limitation on Distributions, Payments or Retirement of Patronage Capital

        The first mortgage indenture prohibits us from making any distribution, payment or retirement of patronage capital to our members if, at the time thereof or after giving effect thereto:

  (a)
  an event of default exists,

  (b)
  our aggregate margins and equities as of the end of the most recent fiscal quarter would be less than 20% of our total long-term debt and equities at such time, or

  (c)
  the aggregate amount expended for the distribution, payment or retirement on or after the date on which our aggregate margins and equities first reach 20% of our total long-term debt and equities would exceed 35% of our aggregate net margins earned after that date. The restrictions set forth in this clause (c) and in clause (b) above, however, would not apply if, after giving effect to the distribution, payment or retirement, our aggregate margins and equities as of the end of the most recent fiscal quarter would not be less than 30% of our total long-term debt and equities.

  Limitation on Liens

        The first mortgage indenture obligates us to keep all of the mortgaged property free and clear of other liens, subject to permitted exceptions and purchase money or pre-existing liens on our after-acquired property not in excess of 80% (or with respect to property that is not necessary to the operations of the remaining portion of our system, 100%) of the lesser of the cost or the fair value of the property and in the aggregate not in excess of 15% of the aggregate principal amount of all first mortgage indenture obligations.

  Required Investment of Trust Moneys and Certain Cash

        The first mortgage indenture requires us to invest or direct the Trustee to invest at least 75% of each of (i) trust moneys and (ii) cash deposited under the first mortgage indenture, in:

  (a)
  defeasance securities;

  (b)
  securities issued by any agency or instrumentality of the United States of America or any corporation created pursuant to any act of the Congress of the United States;

  (c)
  commercial paper rated in either of the two highest rating categories by a national credit rating agency;

  (d)
  demand or time deposits, certificates of deposit and bankers' acceptances issued or accepted by any bank or trust company having capital surplus and undivided profits aggregating at least $50 million and whose long-term debt is rated in any of the three highest rating categories by a national credit rating agency;

  (e)
  any non-convertible debt securities rated in any of the three highest rating categories by a national credit rating agency;

  (f)
  repurchase agreements that are secured by a perfected security interest in securities listed in clauses (a) or (b) above entered into with a government bond dealer recognized as a primary dealer by the Federal Reserve Bank of New York or any bank described in clause (d) above; or

  (g)
  any short-term institutional investment fund or account which invests solely in any of the foregoing obligations.

  Consolidation, Merger, Conveyance or Transfer

        The first mortgage indenture provides that we will not consolidate with or merge into any other person or convey or transfer the mortgaged property as an entirety to any person, unless:

  (a)
  the consolidation, merger, conveyance or transfer is on terms that fully preserve the lien and security of the first mortgage indenture as provided for in the first mortgage indenture and the rights and powers of the Trustee and the holders of first mortgage indenture obligations;

  (b)
  the successor is a person organized and validly existing under the laws of the United States of America, any State of the United States of America or the District of Columbia;

  (c)
  the successor executes and delivers to the Trustee a supplement to the first mortgage indenture in accordance with the requirements of the first mortgage indenture in which (i) the successor assumes the due and punctual payment of the principal of, and premium, if any, and interest on all the outstanding first mortgage indenture obligations and the performance and observance of every covenant and condition of the first mortgage indenture that we would otherwise have to perform or observe and (ii) there is a grant, conveyance, transfer and mortgage complying with the first mortgage indenture;

  (d)
  immediately after giving effect to the transaction, no event of default under the first mortgage indenture will exist; and

  (e)
  we deliver to the Trustee an officers' certificate and an opinion of counsel, each of which state that such consolidation, merger, conveyance or transfer and the related supplement to the first mortgage indenture comply with the requirements of the first mortgage indenture and that all conditions precedent provided for in the first mortgage indenture relating to the transaction have been complied with.

Credit Enhancement

        The first mortgage indenture provides that first mortgage indenture obligations of any series may have the benefit of an insurance policy, letter of credit, financial guaranty insurance policy or other similar obligation to pay when due (to the extent not paid by us) the principal and interest on first mortgage indenture obligations or on another obligation the payment of which is secured by a first mortgage indenture obligation or credited against the principal and interest due on such first mortgage indenture obligation (each, a "Credit Enhancement") issued by a credit enhancer (a "Credit Enhancer"). See "—Action by Credit Enhancer, the Rural Utilities Service or the Department of Energy."

Events of Default and Remedies

        Events of default under the first mortgage indenture consist of:

  (a)
  failure to pay principal of or premium, if any, on any first mortgage indenture obligation when due unless otherwise provided with respect to such first mortgage indenture obligation (we have provided for grace periods with respect to the payment of principal for certain first mortgage indenture obligations); provided, however, that no payment by RUS pursuant to any guarantee by the United States of America, or pursuant to any RUS insuring of, or, unless otherwise provided in the obligation, by any other guarantor or insurer of, any first mortgage indenture obligation will be considered a payment under this paragraph for purposes of determining the existence of such a failure to pay;

  (b)
  failure to pay any interest on any first mortgage indenture obligation when due if the failure to pay is continued for 45 days unless otherwise provided with respect to such first mortgage indenture obligation (we have provided for shorter grace periods with respect to the payment of interest for certain first mortgage indenture obligations); provided, however, that no payment by RUS pursuant to any guarantee by the United States of America, or pursuant to any RUS insuring of, or, unless otherwise provided in the obligation, by any other guarantor or insurer of, any first mortgage indenture obligation will be considered a payment under this paragraph for purposes of determining the existence of such a failure to pay;

  (c)
  default in the performance, or breach, by us of any of our warranties or covenants contained in the first mortgage indenture if the breach is continued for 45 days after written notice thereof from the Trustee or the holders of at least 10% in principal amount of the outstanding first mortgage indenture obligations;

  (d)
  failure to pay when due (including any applicable grace period) any portion of principal (other than amounts due on acceleration) under any bond, debenture, note or other indebtedness for money borrowed (other than indebtedness secured by first mortgage indenture obligations), which failure has resulted in the acceleration of indebtedness in excess of $10 million, if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 10 days after the failure or acceleration;

  (e)
  a judgment against us in excess of $10 million which remains unsatisfied or unstayed for 45 days after either entry of judgment or termination of stay, and such judgment remains unstayed or unsatisfied for a period of 10 days after notice thereof from the Trustee or the holders of at least 10% in principal amount of the outstanding first mortgage indenture obligations; or

  (f)
  other proceedings in bankruptcy, receivership, insolvency, liquidation or reorganization.

        Subject to the provisions of the first mortgage indenture relating to the duties of the Trustee, if an event of default occurs and is continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the first mortgage indenture at the request or direction of any of the holders, unless those holders (other than the United States of America or its agencies or instrumentalities) have offered to the Trustee reasonable indemnity. Subject to provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding first mortgage indenture obligations will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, except that, so long as it is not in default with respect to its Credit Enhancement for any first mortgage indenture obligations, a Credit Enhancer for, and not the actual holders of, those first mortgage indenture obligations would be deemed to be the holder of those first mortgage indenture obligations for purposes of, among other things, taking action in connection with the remedies set forth in the first mortgage indenture.

        If an event of default occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding first mortgage indenture obligations may accelerate the maturity of all first mortgage indenture obligations. However, after the acceleration, but before a sale of any of the mortgaged property or a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding first mortgage indenture obligations may, under certain circumstances, rescind the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the first mortgage indenture.

        No holder of any first mortgage indenture obligation has any right to institute any proceeding with respect to the first mortgage indenture or for any remedy thereunder, unless:

  (a)
  the holder has previously given to the Trustee written notice of a continuing event of default;

  (b)
  the holders of at least 25% in aggregate principal amount of the outstanding first mortgage indenture obligations have made written request to the Trustee to institute the proceeding as Trustee;

  (c)
  the holders (other than the United States of America or its agencies or instrumentalities) have offered reasonable indemnity to the Trustee against the costs to be incurred in compliance with the request;

  (d)
  the Trustee for 60 days after its receipt of such notice, request and indemnity has failed to institute the proceeding; and

  (e)
  the Trustee has not received from the holders of a majority in aggregate principal amount of the outstanding first mortgage indenture obligations a direction inconsistent with the request.

        However, the limitations on the holders' rights to institute proceedings do not apply to a suit instituted by a holder of a first mortgage indenture obligation for the enforcement of payment of the principal of and premium, if any, or interest on the first mortgage indenture obligation on or after the respective due dates stated therein.

        The first mortgage indenture provides that the Trustee, within 90 days after the occurrence of the event of default (but at least 60 days after the occurrence of some specified events of default), will give to the holders of first mortgage indenture obligations notice of all uncured defaults known to it, provided that, except that in the case of a default in the payment of principal of, and premium, if any, or interest on any first mortgage indenture obligations, the Trustee will be protected in withholding that notice if it in good faith determines that the withholding of that notice is in the interest of the holders of the first mortgage indenture obligations.

        If an event of default occurs and is continuing, the Trustee may sell the mortgaged property, in either judicial or nonjudicial proceedings. The proceeds from the disposition of the mortgaged property will be applied as follows:

  (a)
  first, to the payment of all amounts due to the Trustee;

  (b)
  second,

  (i)
  if all first mortgage indenture obligations have become due and payable, to the payment of outstanding first mortgage indenture obligations without preference or priority between interest, principal and redemption price, including premium, if any, among first mortgage indenture obligations, or

  (ii)
  if the principal of all first mortgage indenture obligations have not become due and payable, then (A) first to interest installments in the order of their maturity and (B) second to principal or redemption price;

  (c)
  third, to the payment of penalties, costs and expenses associated with first mortgage indenture obligations;

  (d)
  fourth, to payment of amounts to maintain the value of any reserve funds relating to tax exempt bonds; and

  (e)
  fifth, to us or whoever may be lawfully entitled to receive any remaining amount.

        The first mortgage indenture requires us to deliver to the Trustee, within 120 days after the end of each calendar year, a written statement as to our compliance (determined without regard to any grace period or notice requirement) with all of our obligations under the first mortgage indenture. In addition, we are required to deliver to the Trustee, promptly after any of our officers may be reasonably deemed to have knowledge of a default under the first mortgage indenture, a written notice specifying the nature and duration of the default and the action we are taking and propose to take with respect to the default.

Amendments and Supplements to the First Mortgage Indenture

  Waiver of Covenants

        Our compliance with the covenants contained in the first mortgage indenture relating to (i) limitation on liens, (ii) payment of taxes, (iii) maintenance of properties, (iv) insurance, (v) delivery of annual compliance certificates and notices of default under the first mortgage indenture, (vi) establishing and reviewing certain rates, (vii) distributions to our members and (viii) investment of certain moneys, may be waived by a vote of the holders of a majority of the aggregate principal amount of the outstanding first mortgage indenture obligations.

  Supplements to the First Mortgage Indenture without Consent of Holders

        Without the consent of the holders of any first mortgage indenture obligations, we and the Trustee may, from time to time, enter into one or more supplements to the first mortgage indenture:

  (a)
  to correct or amplify the description of any property at any time subject to the lien of the first mortgage indenture;

  (b)
  to confirm property subject or required to be subjected to the lien of the first mortgage indenture or to subject additional property to the lien of the first mortgage indenture;

  (c)
  to add to the conditions, limitations and restrictions on the authorized amount, terms or purposes of the issue, authentication and delivery of first mortgage indenture obligations or of any series of first mortgage indenture obligations;

  (d)
  to create any new series of first mortgage indenture obligations;

  (e)
  to modify or eliminate any of the terms of the first mortgage indenture, provided in the event the modification or elimination would adversely affect or diminish the rights of any holder, the supplement to the first mortgage indenture must state that any such modification or elimination will become effective only when there are no first mortgage indenture obligations outstanding under any series created prior to the supplement to the first mortgage indenture and provided the Trustee may decline to execute the supplement to the first mortgage indenture if, in the Trustee's opinion, it does not afford adequate protection to the Trustee;

  (f)
  to evidence the succession of another corporation to us and the assumption by any such successor of our covenants;

  (g)
  to add to our covenants or events of default for the benefit of the holders of all or any series of first mortgage indenture obligations or to surrender any of our rights or powers;

  (h)
  to evidence the succession of another trustee or the appointment of a co-trustee or separate trustee;

  (i)
  to cure any ambiguity, to correct or supplement any provision in the first mortgage indenture which may be inconsistent with any other provision or to make any other provision, with respect to matters or questions arising under the first mortgage indenture, which is not inconsistent with the provisions of the first mortgage indenture, provided such action shall not, in our opinion, adversely affect the interests of the holders of the first mortgage indenture obligations in any material respect;

  (j)
  to modify, eliminate or add to the provisions of the first mortgage indenture to the extent necessary to effect the qualification of the first mortgage indenture under the Trust Indenture Act of 1939 or under any similar federal statute hereafter enacted;

  (k)
  to add or change any provision of the first mortgage indenture to the extent necessary to permit or facilitate the issuance of first mortgage indenture obligations in bearer or book-entry form; or

  (l)
  to make any change in the first mortgage indenture that, in the reasonable judgment of the Trustee, would not materially and adversely affect the rights of holders of first mortgage indenture obligations.

        A supplement to the first mortgage indenture will be presumed not to materially and adversely affect the rights of holders for purposes of paragraph (l) above if (i) the first mortgage indenture, as supplemented and amended, secures equally and ratably the payment of principal of (and premium, if any) and interest on the first mortgage indenture obligations which are to remain outstanding and (ii) we furnish to the Trustee written evidence from at least two nationally recognized statistical rating organizations then rating the first mortgage indenture obligations (or other obligations primarily secured by first mortgage indenture obligations) that their respective underlying ratings of the first mortgage indenture obligations (or other obligations primarily secured by first mortgage indenture obligations) will not be withdrawn or reduced as a result of the changes in the first mortgage indenture effected by the supplement to the first mortgage indenture, provided that any changes in the first mortgage indenture that require the consent of all of the holders of first mortgage indenture obligations affected thereby may not be made on the basis that they do not materially and adversely affect the rights of holders.

  Supplements to the First Mortgage Indenture with Consent of Holders

        With the consent of the holders of not less than a majority in principal amount of the first mortgage indenture obligations of all series then outstanding affected by the supplement to the first mortgage indenture, we and the Trustee may, from time to time, enter into one or more supplements to the first mortgage indenture to add, change or eliminate any of the provisions of the first mortgage indenture or modify the rights of the holders of the first mortgage indenture obligations. However, no supplement to the first mortgage indenture will, without the consent of the holder of each outstanding first mortgage indenture obligation affected thereby:

  (a)
  change the stated maturity (the date specified in each first mortgage indenture obligation as the date on which the principal of the first mortgage indenture obligation or an installment of interest on any first mortgage indenture obligation is due and payable) of any first mortgage indenture obligation;

  (b)
  reduce the principal of, or any installment of interest on, any first mortgage indenture obligation, or any premium payable upon the redemption of the first mortgage indenture obligation;

  (c)
  change any place of payment (the city or political subdivision thereof in which we are required by the first mortgage indenture to maintain an office or agency for payment of the principal of or interest on the first mortgage indenture obligations) where, or the currency in which, any first mortgage indenture obligation, or the interest thereon, is payable;

  (d)
  impair the right to institute suits for the enforcement of any payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

  (e)
  reduce the percentage in principal amount of the outstanding first mortgage indenture obligations, the consent of the holders of which is required for various purposes;

  (f)
  permit the creation of any lien ranking prior to or on a parity with the lien of the first mortgage indenture with respect to any of the mortgaged property;

  (g)
  modify the provisions of any mandatory sinking fund so as to affect the rights of a holder to the benefits of the mandatory sinking fund; or

  (h)
  modify certain other provisions of the first mortgage indenture.

Action by Credit Enhancer, the Rural Utilities Service or the Department of Energy

        Under the first mortgage indenture, any Credit Enhancer that agrees to provide any undertaking to pay amounts due with respect to any first mortgage indenture obligations to the extent those amounts are not paid by us will be considered a holder of those first mortgage indenture obligations for the purpose of (i) giving any requisite approval or consent to supplements or amendments to the first mortgage indenture (other than those amendments which require the consent of the holders of each first mortgage indenture obligation affected thereby) and (ii) giving any other approval or consent, giving any notice, effecting any waiver or authorization, exercising any remedies or taking any other action that can be taken by the holder of those first mortgage indenture obligations. However, if the Credit Enhancer is in default with respect to the performance of its undertaking, it will not be considered a holder in place of the holders of those first mortgage indenture obligations.

        With respect to first mortgage indenture obligations guaranteed or insured by the United States of America, acting by and through the Administrator of the Rural Utilities Service, the Rural Utilities Service, rather than the actual payee of the first mortgage indenture obligations, will have all of the rights of a holder of the first mortgage indenture obligations for the period in which those first mortgage indenture obligations are guaranteed or insured by the United States of America, acting by and through the Administrator of the Rural Utilities Service, regardless of whether the Rural Utilities Service actually possesses those first mortgage indenture obligations. All the applicable first mortgage indenture obligations must be registered to show the United States of America, acting by and through the Administrator of the Rural Utilities Service, as the registered holder of the first mortgage indenture obligations, unless the Rural Utilities Service otherwise requests.

        With respect to first mortgage indenture obligations guaranteed or insured by the U.S. Department of Energy, acting through the Secretary of Energy (or appropriate representative thereof), the U.S. Department of Energy, rather than the actual payee of the first mortgage indenture obligations, will have all of the rights of a holder of the first mortgage indenture obligations for the period in which those first mortgage indenture obligations are guaranteed or insured by the U.S. Department of Energy, acting through the Secretary of Energy (or appropriate representative thereof), regardless of whether the U.S. Department of Energy actually possesses those first mortgage indenture obligations. All the applicable first mortgage indenture obligations must be registered to show the U.S. Department of Energy, acting through the Secretary of Energy (or appropriate representative thereof), as the registered holder of the first mortgage indenture obligations, unless the U.S. Department of Energy otherwise requests.

Defeasance

        Subject to some conditions, the first mortgage indenture provides that first mortgage indenture obligations of any series, or any maturity within a series, will be deemed to have been paid and our obligations to the holders of those first mortgage indenture obligations will be discharged, if we deposit with the Trustee or paying agent cash or defeasance securities maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of reinvestment of such interest, to pay when due the principal or (if applicable) redemption price and interest due and to become due on those first mortgage indenture obligations. Defeasance securities include non-callable bonds or other obligations, the principal and interest on which constitute direct obligations of, or are unconditionally guaranteed by, the United States of America, or certificates of interest or participation in any of these obligations, or in specified portions of these obligations (which may consist of specified portions of the interest on the certificates).

Concerning the Trustee

        U.S. Bank National Association is the trustee under the first mortgage indenture and is also serving as exchange agent in connection with the exchange offer. We may maintain other banking relationships in the ordinary course of business with U.S. Bank National Association for which it may receive customary fees.

Governing Law

        The first mortgage indenture and the exchange bonds are governed by and construed in accordance with the laws of the State of Georgia.

SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        We are subject to federal and state corporate income taxation but, as a cooperative, we are allowed a deduction for patronage sourced dividends that we allocate to our members. We are, however, liable for federal and state income taxes on that portion of our taxable income which is not derived from patronage sources, and we are entitled to no special deduction with respect to our non-patronage sourced taxable income. Due to the availability of the special deduction for patronage sourced dividends that we allocate to our members, we do not anticipate that the amount of our federal and state corporate income taxes will be material in the foreseeable future. See Note 5 to Notes to Consolidated Financial Statements for a discussion of our net operating loss carryforwards.

        Like any corporation, the relevant taxing authorities may challenge how we treat certain items on our tax returns. Because we are a cooperative, these authorities may also challenge our classification of items of income and expense between patronage and non-patronage sources. If, in any year, the relevant authorities were to reclassify any of our patronage sourced income as non-patronage sourced, or any of our non-patronage sourced expenses as patronage sourced, it is possible that we might owe income taxes in that year and the amount of those income taxes might be material.

Exchange Offer

        The exchange of the original bonds for exchange bonds pursuant to the exchange offer should not be treated as a taxable event for United States federal income tax purposes because the exchange bonds will not differ materially in kind or extent from the original bonds, with the result that the holding period for your exchange bonds will include the holding period of the original bonds you surrender in exchange therefor, and the basis of your exchange bonds will be the same as the basis of the original bonds you surrender in exchange (as determined immediately prior to the date of exchange).

        In any event, persons considering the exchange of original bonds for exchange bonds should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

Tax Considerations Applicable to Holders of the Exchange Bonds

        The following is a summary of certain United States federal income tax consequences relating to the ownership and disposition of the exchange bonds by an initial beneficial holder of the original bonds who purchased the original bonds for cash at the original offering price, exchanges its original bonds for exchange bonds pursuant to the exchange offer, and who holds the bonds as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986 (the Code).

        This section does not apply to you if you are subject to special tax rules, such as those that apply to:

  •
  brokers and dealers;

  •
  traders in securities that elect to mark to market;

  •
  banks;

  •
  certain former citizens or residents of the United States;

  •
  life insurance companies, real estate investment trusts and regulated investment companies;

  •
  tax-exempt organizations;

  •
  persons who will hold the exchange bonds as part of a hedging, straddle, integrated or conversion transaction; or

  •
  persons whose functional currency for tax purposes is not the U.S. dollar.

        Finally, this section does not address any foreign, state or local tax issues or any United States federal estate, gift or alternative minimum tax issues. This discussion is based upon the Code, existing and proposed United States Treasury Regulations and judicial decisions and administrative interpretations thereof, all as of the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or to different interpretations. We cannot assure you that the Internal Revenue Service will not challenge one or more of the tax consequences described in this section. We have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the United States federal tax consequences of exchanging, owning or disposing of the bonds.

        As used herein, "U.S. Holder" means a beneficial owner of a bond that is:

  •
  an individual citizen or resident of the United States for United States federal income tax purposes;

  •
  a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any state thereof (including the District of Columbia);

  •
  an estate, the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust, where a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Internal Revenue Code of 1986, as amended) have the authority to control all substantial decisions of the trust (or a trust that has made a valid election under U.S. Treasury Regulations to be treated as a domestic trust).

        A "Non-U.S. Holder" generally means any owner (or beneficial owner) of an exchange bond that is not a U.S. Holder and is not a partnership for United States federal income tax purposes. If a partnership holds bonds, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners of partnerships holding bonds should consult their own tax advisors regarding the tax consequences of an investment in the exchange bonds (including their status as U.S. Holders or non-U.S. holders).

        THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSIDERATIONS RELATING TO THE EXCHANGE, OWNERSHIP OR DISPOSITION OF THE BONDS. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE EXCHANGE, OWNERSHIP AND DISPOSITION OF THE BONDS, INCLUDING THE EFFECT AND APPLICABILITY OF STATE, LOCAL OR FOREIGN TAX LAWS OR TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN THE TAX LAW.

        THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED, BY ANY PURCHASER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED UNDER THE CODE. THIS PROSPECTUS WAS WRITTEN, IN PART, TO SUPPORT THE PROMOTION AND MARKETING OF THE BONDS. EACH POTENTIAL INVESTOR SHOULD SEEK ADVICE BASED ON THE INVESTOR'S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

U.S. Holders

  Interest

        The original bonds were not issued with original issue discount for United States federal income tax purposes. As a result, you will be taxed on interest on the exchange bonds when it is received or accrued (depending upon your method of tax accounting). Certain U.S. Holders that use the accrual method of accounting for United States federal income tax purposes generally will be required to include certain amounts in income with respect to the exchange bonds no later than the time that such amounts are reflected on certain financial statements of such U.S. Holders.

  Sale or Exchange of Exchange Bond

        Upon a sale, exchange (other than in connection with the Exchange Offer) or redemption of a Bond, you generally will recognize gain or loss equal to the difference between the amount realized on the sale (not including any amounts attributable to accrued and unpaid interest, which will be taxed in the manner described above under the heading "Interest") and your adjusted United States federal income tax basis in the Bond. Except to the extent attributable to accrued but unpaid interest, any gain or loss you recognize on the sale of a Bond should generally be capital gain or loss.

        We may deposit with the Trustee or paying agent cash or defeasance securities in amounts sufficient to cause the exchange bonds to be deemed under the first mortgage indenture to have been paid. See "SUMMARY OF THE FIRST MORTGAGE INDENTURE—Defeasance." For United States federal income tax purposes, such a defeasance generally will result in you being deemed to have exchanged your exchange bonds for reissued exchange bonds, and you may recognize gain or loss on such deemed exchange, without any corresponding receipt of money. Ownership of an exchange bond subsequent to any such defeasance may have tax consequences different from those described in this section, and you should consult with your own tax advisor regarding the tax consequences to you of a defeasance of the exchange bonds.

  Medicare Tax

        Certain non-corporate U.S. Holders will be subject to a 3.8% tax on the lesser of (1) the U.S. Holder's "net investment income" (in the case of individuals) or "undistributed net investment income" (in the case of estates and trusts (other than grantor trusts)) for the relevant taxable year and (2) the excess of the U.S. Holder's "modified adjusted gross income" (in the case of individuals) or "adjusted gross income" (in the case of estates and trusts (other than grantor trusts)) for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual's circumstances). A U.S. Holder's calculation of net investment income generally will include amounts treated as interest that are received on the exchange bonds and its net gains from the disposition of the exchange bonds, unless such interest or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a non-corporate U.S. Holder (other than a grantor trust), you should consult your own tax advisor regarding the applicability of this tax to your income and gains in respect of your investment in the exchange bonds.

Non-U.S. Holders

        If you are a non-U.S. holder, subject to the discussions under the headings "Backup Withholding and Information Reporting for U.S. and Non-U.S. Holders" and "Foreign Account Tax Compliance

Act" below, interest paid to you in respect of the exchange bonds generally should not be subject to United States federal income or withholding tax provided that:

  •
  such interest is not effectively connected with your conduct of a trade or business in the United States;

  •
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  you are not a controlled foreign corporation that is related directly or constructively to us through stock ownership;

  •
  you are not a bank that acquired the exchange bonds in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

  •
  you timely and properly provide the withholding agent with a statement to the effect that you are not a U.S. person (generally through the provision of a properly executed appropriate IRS Form W-8).

        Similarly, if you are a non-U.S. holder, subject to the discussions under the headings "Backup Withholding and Information Reporting for U.S. and Non-U.S. Holders" and "Foreign Account Tax Compliance Act" below, any gain recognized by you in connection with a sale, exchange or redemption of your exchange bonds generally should not be subject to United States federal income or withholding tax provided that:

  •
  such gain is not effectively connected with your conduct of a trade or business in the United States; and

  •
  if you are an individual, you are not present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.

        If you fail to satisfy any of the provisos set forth above, the interest you receive on the exchange bonds and/or the gain you recognize on a sale or disposition of the exchange bonds may be subject to United States federal income tax, and you should consult your own tax advisor as to the United States federal income tax consequences applicable to your acquisition, ownership and disposition of the exchange bonds.

Backup Withholding and Information Reporting for U.S. and Non-U.S. Holders

        Information reporting to the IRS may be required with respect to payments on the exchange bonds, and with respect to proceeds from the sale of the exchange bonds, held by holders other than corporations and certain other exempt recipients. A "backup" withholding tax may also apply to those payments if you fail to provide certain identifying information (such as your taxpayer identification number or an attestation to your status as a Non-U.S. Holder). Backup withholding is not an additional tax and may be refunded (or credited against your United States federal income tax liability, if any) provided that certain required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

        The Foreign Account Tax Compliance provisions of the Code (generally referred to as "FATCA"), when applicable, impose a United States federal withholding tax of 30% on certain payments on, and the gross proceeds from the sale or other disposition of, obligations that produce U.S. source income to foreign financial institutions and certain other non-U.S. entities unless certain information reporting and certification requirements have been satisfied. The obligation to withhold under FATCA, if applicable, will apply to payments of interest made on the exchange bonds. Under proposed regulations issued on December 31, 2018, the requirement under FATCA to withhold on to gross proceeds from the sale, exchange, redemption or other disposition of the exchange bonds would be eliminated, and withholding under FATCA on certain foreign pass-through payments would not be required until two years after the date that final regulations defining the term foreign pass-through payment are issued. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization.

        Holders are encouraged to consult with their own tax advisors regarding the effects of FATCA on their investment in the exchange bonds.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange bonds for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange bonds. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange bonds received in exchange for original bonds where such original bonds were acquired as a result of market-making activities or other trading activities. We have agreed to keep effective the registration statement of which this prospectus is a part until the earlier of 180 days after the completion of the exchange offer or such time as broker-dealers no longer own any exchange bonds. In addition, all dealers effecting transactions in the exchange bonds may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of exchange bonds by broker-dealers. Exchange bonds received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange bonds or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange bonds. Any broker-dealer that resells exchange bonds that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange bonds may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit of any such resale of exchange bonds and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date of the exchange offer (or until the broker-dealer no longer holds registrable securities), we will promptly send additional copies of this prospectus and any amendments or supplements to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Subject to certain limitations set forth in the registration rights agreement, we have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any broker-dealer and will indemnify you (including any broker-dealers) against certain liabilities under the Securities Act.

LEGAL MATTERS

        The validity and enforceability of the exchange bonds will be passed upon for us by Eversheds Sutherland (US) LLP.

 EXPERTS

        The consolidated financial statements of Oglethorpe Power Corporation at December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, an independent registered public accounting firm, as setforth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

        We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange bonds. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the exchange bonds, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete.

        We have historically filed, on a voluntary basis, annual, quarterly and current reports and other information with the SEC. You may read and copy any document we have or will file with the SEC at the SEC public website (http://www.sec.gov) or at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials can be obtained from the Public Reference Room of the SEC at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

        You should rely only upon the information provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

APPENDIX A—FINANCIAL STATEMENTS

Index To Financial Statements

Page
Consolidated Statements of Revenues and Expenses, For the Years Ended December 31, 2018, 2017 and 2016	A-2
Consolidated Statements of Comprehensive Margin, For the Years Ended December 31, 2018, 2017 and 2016	A-3
Consolidated Balance Sheets, at December 31, 2018 and 2017	A-4
Consolidated Statements of Capitalization, at December 31, 2018 and 2017	A-6
Consolidated Statements of Cash Flows, For the Years Ended December 31, 2018, 2017 and 2016	A-7
Consolidated Statements of Patronage Capital and Membership Fees and Accumulated Other Comprehensive (Deficit) Margin, For the Years Ended December 31, 2018, 2017, and 2016	A-8
Notes to Consolidated Financial Statements	A-9
Report of Independent Registered Public Accounting Firm	A-38

OGLETHORPE POWER CORPORATION
CONSOLIDATED STATEMENTS OF REVENUES AND EXPENSES
For the years ended December 31, 2018, 2017 and 2016

	(dollars in thousands)
	2018	2017	2016

Operating revenues:
Sales to Members	$1,479,379	$1,433,830	$1,506,807
Sales to non-Members	734	366	424

Total operating revenues	1,480,113	1,434,196	1,507,231

Operating expenses:
Fuel	$502,904	$473,184	$513,258
Production	417,391	401,374	434,306
Depreciation and amortization	233,284	224,098	217,534
Purchased power	63,468	59,996	54,108
Accretion	38,090	36,674	32,361

Total operating expenses	$1,255,137	$1,195,326	$1,251,567

Operating margin	$224,976	$238,870	$255,664

Other income:
Investment income	$60,055	$56,122	$51,656
Amortization of deferred gains	1,788	1,788	1,788
Allowance for equity funds used during construction	1,006	784	788
Other	5,413	6,291	2,671

Total other income	$68,262	$64,985	$56,903

Interest charges:
Interest expense	$381,242	$374,345	$366,892
Allowance for debt funds used during construction	(151,643)	(134,319)	(116,634)
Amortization of debt discount and expense	12,440	12,552	11,964

Net interest charges	$242,039	$252,578	$262,222

Net margin	$51,199	$51,277	$50,345

The accompanying notes are an integral part of these consolidated financial statements.

OGLETHORPE POWER CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE MARGIN
For the years ended December 31, 2018, 2017 and 2016

	(dollars in thousands)
	2018	2017	2016

Net Margin	$51,199	$51,277	$50,345

Other comprehensive margin:
Unrealized loss on available-for-sale securities	–	–	(428)
Amounts reclassified to regulatory assets	–	370	–

Total comprehensive margin	$51,199	$51,647	$49,917

The accompanying notes are an integral part of these consolidated financial statements.

OGLETHORPE POWER CORPORATION
CONSOLIDATED BALANCE SHEETS
December 31, 2018 and 2017

	(dollars in thousands)
	2018	2017

Assets
Electric plant:
In service	$9,283,970	$8,886,407
Less: Accumulated provision for depreciation	(4,544,405)	(4,302,332)

	4,739,565	4,584,075
Nuclear fuel, at amortized cost	358,358	358,562
Construction work in progress	3,866,042	2,935,868

Total electric plant	8,963,965	7,878,505

Investments and funds:
Nuclear decommissioning trust fund	420,818	445,055
Investment in associated companies	77,037	74,981
Long-term investments	164,125	140,622
Restricted investments	503,158	653,585
Other	24,259	22,562

Total investments and funds	1,189,397	1,336,805

Current assets:
Cash and cash equivalents	752,618	397,695
Restricted short-term investments	150,000	229,324
Receivables	153,647	156,781
Inventories, at average cost	259,087	266,219
Prepayments and other current assets	8,098	18,884

Total current assets	1,323,450	1,068,903

Deferred charges and other assets:
Regulatory assets	655,063	585,084
Prepayments to Georgia Power Company	29,459	45,575
Other	21,934	13,267

Total deferred charges	706,456	643,926

Total assets	$12,183,268	$10,928,139

The accompanying notes are an integral part of these consolidated financial statements.

OGLETHORPE POWER CORPORATION
CONSOLIDATED BALANCE SHEETS
December 31, 2018 and 2017

	(dollars in thousands)
	2018	2017

Equity and Liabilities
Capitalization:
Patronage capital and membership fees	$962,286	$911,087
Long-term debt	8,727,148	7,927,562
Obligations under capital leases	81,730	87,192
Other	21,428	20,051

Total capitalization	9,792,592	8,945,892

Current liabilities:
Long-term debt and capital leases due within one year	522,289	216,694
Short-term borrowings	–	190,626
Accounts payable	206,577	212,868
Accrued interest	60,971	79,510
Member power bill prepayments, current	224,957	6,171
Other current liabilities	49,465	55,136

Total current liabilities	1,064,259	761,005

Deferred credits and other liabilities:
Asset retirement obligations	1,017,563	734,997
Member power bill prepayments, non-current	54,750	203,615
Regulatory liabilities	218,998	251,649
Other	35,106	30,981

Total deferred credits and other liabilities	1,326,417	1,221,242

Total equity and liabilities	$12,183,268	$10,928,139

Commitments and Contingencies (Notes 1, 7, 10, 11 and 12)

The accompanying notes are an integral part of these consolidated financial statements.

OGLETHORPE POWER CORPORATION
CONSOLIDATED STATEMENTS OF CAPITALIZATION
December 31, 2018 and 2017

	(dollars in thousands)
	2018	2017

Secured Long-term debt:
First mortgage notes payable to the Federal Financing Bank at interest rates varying from 1.84% to 8.43% (average rate of 3.85% at December 31, 2018) due in quarterly installments through 2046	$2,577,699	$2,456,864
First mortgage notes payable to the Federal Financing Bank at interest rates varying from 2.51% to 3.87% (average rate of 3.37% at December 31, 2018) due in quarterly installments through 2044	1,794,723	1,735,586
First mortgage notes payable to National Rural Utilities Cooperative Finance Corporation at interest rates varying from 4.75% to 4.90% (average rate of 4.79% at December 31, 2018) due in quarterly installments through 2020	1,426	2,411
First mortgage bonds payable:
• Series 2006 First Mortgage Bonds, 5.534%, due 2031 through 2035	300,000	300,000
• Series 2007 First Mortgage Bonds, 6.191%, due 2024 through 2031	500,000	500,000
• Series 2009A First Mortgage Bonds, 6.10%, due 2019	350,000	350,000
• Series 2009B First Mortgage Bonds, 5.95%, due 2039	400,000	400,000
• Series 2009 Clean renewable energy bond, 1.81%, due 2024	6,062	7,072
• Series 2010A First Mortgage Bonds, 5.375% due 2040	450,000	450,000
• Series 2011A First Mortgage Bonds, 5.25% due 2050	300,000	300,000
• Series 2012A First Mortgage Bonds, 4.20% due 2042	250,000	250,000
• Series 2014A First Mortgage Bonds, 4.55% due 2044	250,000	250,000
• Series 2016A First Mortgage Bonds, 4.25% due 2046	250,000	250,000
• Series 2018A First Mortgage Bonds, 5.05% due 2048	500,000	–
First mortgage notes issued in connection with the sale of pollution control revenue bonds through the Development Authorities of Appling, Burke, Heard and Monroe Counties, Georgia:
• Series 2009A Heard and Monroe, and 2009B Monroe Weekly rate bonds, 1.80%, due 2030 through 2038	112,055	112,055
• Series 2010A Burke and Monroe, and 2010B Burke Weekly rate bonds, 1.71% to 1.82%, due 2036 through 2037	133,550	133,550
• Series 2013A Appling, Burke and Monroe Term rate bonds, 2.40% through April 1, 2020, due 2038 through 2040	212,760	212,760
• Series 2017A Burke, Heard, Monroe and 2017B Burke Indexed put bonds–weekly reset, 2.81% due 2040 through 2045	122,620	122,620
• Series 2017C, D Burke Remarketed in 2018 to fixed rate bonds, 4.125% through February 1, 2028, due 2041 through 2045	200,000	200,000
• Series 2017E Burke Remarketed in 2018 to term rate bonds, 3.25% through February 3, 2025, due 2041 through 2045	100,000	100,000
• Series 2017 F Burke Remarketed in 2018 to term rate bonds, 3.00% through February 1, 2023, due 2041 through 2045	99,785	99,785

Total Secured Long-term debt	$8,910,680	$8,232,703
Unsecured debt:
Commercial paper refinanced on a long-term basis	436,627	–

Total Long-term debt	$9,347,307	$8,232,703
Obligations under capital leases	87,191	94,358
Obligation under Rocky Mountain transactions	21,428	20,051
Patronage capital and membership fees	962,286	911,087

Subtotal	$10,418,212	$9,258,199
Less: long-term debt and capital leases due within one year	(522,289)	(216,694)
Less: unamortized debt issuance costs	(92,377)	(87,802)
Less: unamortized bond discounts on long-term debt	(10,954)	(7,811)

Total capitalization	$9,792,592	$8,945,892

The accompanying notes are an integral part of these consolidated financial statements.

OGLETHORPE POWER CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2018, 2017 and 2016

	(dollars in thousands)
	2018	2017	2016

Cash flows from operating activities:
Net margin	$51,199	$51,277	$50,345

Adjustments to reconcile net margin to net cash provided by operating activities:
Depreciation and amortization, including nuclear fuel	$371,234	$374,411	$362,716
Accretion cost	38,090	36,674	32,361
Amortization of deferred gains	(1,788)	(1,788)	(1,788)
Allowance for equity funds used during construction	(1,006)	(784)	(788)
Deferred outage costs	(31,863)	(40,644)	(40,599)
Loss (gain) on sale of investments	4,871	(18,614)	96
Regulatory deferral of costs associated with nuclear decommissioning	(26,511)	(2,605)	(20,440)
Other	(5,676)	(9,240)	(7,286)
Change in operating assets and liabilities:
Receivables	8,424	(1,182)	(24,578)
Inventories	5,487	(6,388)	23,947
Prepayments and other current assets	4,544	614	(2,172)
Accounts payable	1,360	129,187	(76,495)
Accrued interest	(18,539)	(14,124)	34,804
Accrued and withheld taxes	(21,351)	(1,531)	1,102
Other current liabilities	25,723	(8,646)	(11,937)
Member power bill prepayments	69,921	(15,317)	6,155
Other	15,578	–	–

Total adjustments	$438,498	$420,023	$275,098

Net cash provided by operating activities	$489,697	$471,300	$325,443

Cash flows from investing activities:
Property additions	$(1,185,367)	$(1,019,695)	$(613,019)
Guarantee settlement proceeds	0	1,104,000	–
Activity in nuclear decommissioning trust fund – Purchases	(457,909)	(450,113)	(395,506)
– Proceeds	449,895	442,989	389,011
Decrease (increase) in restricted investments	229,751	(414,781)	(80,234)
Activity in other long-term investments – Purchases	(207,670)	(108,704)	(61,200)
– Proceeds	176,717	78,356	50,529
Other	9,144	(43,056)	13,554

Net cash used in investing activities	$(985,439)	$(411,004)	$(696,865)

Cash flows from financing activities:
Long-term debt proceeds	$813,028	$544,503	$790,385
Long-term debt payments	(201,354)	(677,641)	(114,702)
Increase (decrease) in short-term borrowings, net	246,001	88,458	(159,310)
Other	(7,010)	15,789	8,301

Net cash provided by (used in) financing activities	850,665	(28,891)	524,674

Net increase in cash and cash equivalents	$354,923	$31,405	$153,252
Cash and cash equivalents at beginning of period	397,695	366,290	213,038

Cash and cash equivalents at end of period	$752,618	$397,695	$366,290

Supplemental cash flow information:
Cash paid for –
Interest (net of amounts capitalized)	$245,085	$251,186	$212,574

Supplemental disclosure of non-cash investing and financing activities:
Change in asset retirement obligations	$248,608	$2,414	$63,011
Accrued property additions at end of period	$121,557	$134,082	$26,870
Interest paid-in-kind	$59,137	$57,144	$47,814

The accompanying notes are an integral part of these consolidated financial statements.

OGLETHORPE POWER CORPORATION
CONSOLIDATED STATEMENTS OF PATRONAGE CAPITAL AND MEMBERSHIP FEES AND
ACCUMULATED OTHER COMPREHENSIVE (DEFICIT) MARGIN
For the years ended December 31, 2018, 2017 and 2016

	(dollars in thousands)
	Patronage Capital and Membership Fees	Accumulated Other Comprehensive (Deficit) Margin	Total

Balance at December 31, 2015	$809,465	$58	$809,523

Components of comprehensive margin in 2016
Net margin	50,345	–	50,345
Unrealized loss on available-for-sale securities	–	(428)	(428)

Total comprehensive margin			49,917

Balance at December 31, 2016	$859,810	$(370)	$859,440

Components of comprehensive margin in 2017
Net margin	51,277	–	51,277
Amounts reclassified to regulatory assets	–	370	370

Total comprehensive margin			51,647

Balance at December 31, 2017	$911,087	$–	$911,087

Components of comprehensive margin in 2018
Net margin	51,199	–	51,199

Total comprehensive margin			51,199

Balance at December 31, 2018	$962,286	$–	$962,286

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2018, 2017 and 2016

1. Summary of significant accounting policies:

a. Business description

    Oglethorpe Power Corporation is an electric membership corporation incorporated in 1974 and headquartered in metropolitan Atlanta, Georgia that operates on a not-for-profit basis. We are owned by 38 retail electric distribution cooperative members in Georgia. We provide wholesale electric power from a combination of owned and co-owned generating units of which our ownership share totals 7,060 megawatts of summer planning reserve capacity. We also manage and operate Smarr EMC which owns 731 megawatts of summer planning reserve capacity. In addition, we supply financial and management services to Green Power EMC, which purchases energy from renewable energy facilities totaling 120 megawatts of capacity, including 87 megawatts sourced by solar energy. Georgia Power Company is a co-owner and the operating agent of our nuclear and coal-fired generating units. Our members in turn distribute energy on a retail basis to approximately 4.1 million people.

b. Basis of accounting

    Our consolidated financial statements include our accounts and the accounts of our majority-owned and controlled subsidiary. We have determined that there are no accounts of variable interest entities for which we are the primary beneficiary. We have eliminated any intercompany profits and transactions in consolidation.

    We follow generally accepted accounting principles in the United States. We maintain our accounts in accordance with the Uniform System of Accounts of the Federal Energy Regulatory Commission as modified and adopted by the Rural Utilities Service. We also apply the accounting guidance for regulated operations.

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of December 31, 2018 and 2017 and the reported amounts of revenues and expenses for each of the three years in the period ended December 31, 2018. Actual results could differ from those estimates.

c. Patronage capital and membership fees

    We are organized and operate as a cooperative. Our members paid a total of $190 in membership fees. Patronage capital includes retained net margin. Any excess of revenues over expenditures from operations is treated as an advance of capital by our members and is allocated to each member on the basis of their fixed percentage capacity cost responsibilities in our generation.

    Any distributions of patronage capital are subject to the discretion of our board of directors, subject to first mortgage indenture requirements. Under our first mortgage indenture, we are prohibited from making any distribution of patronage capital to our members if, at the time of or after giving effect to, (i) an event of default exists under the indenture, (ii) our equity as of the end of the immediately preceding fiscal quarter is less than 20% of our total long-term debt and equities, or (iii) the aggregate amount expended for distributions on or after the date on which our equity first reaches 20% of our total long-term debt and equities exceeds 35% of our aggregate net margins earned after such date. This last restriction, however will not apply if, after giving effect to such distribution, our equity as of the end of the immediately preceding fiscal quarter is not less than 30% of our long-term debt and equities.

d. Margin policy

    We are required under our first mortgage indenture to produce a margins for interest ratio of at least 1.10 for each fiscal year. For the years 2018, 2017 and 2016, we achieved a margins for interest ratio of 1.14.

e. Revenue recognition

    As an electric membership cooperative, our principle business is providing wholesale electric service to our members. Our operating revenues are derived primarily from wholesale power contracts we have with each of our 38 members. These contracts, which extend to December 31, 2050, are substantially identical and obligate our members jointly and severally to pay all expenses associated with owning and operating our power supply business. As a cooperative, we operate on a not-for-profit basis and, accordingly, seek only to generate revenues sufficient to recover our cost of service and to generate margins sufficient to establish reasonable reserves and meet certain financial coverage requirements. While not significant, we also have short-term energy sales to non-members made through industry standard contracts. We do not have multiple operating segments.

    Pursuant to our contracts, we primarily provide two services, capacity and energy. Capacity and energy revenues are recognized by us upon transfer of control of promised services to our members and non-members in an amount that reflects the consideration we expect to receive in exchange for those services. Capacity and energy are distinct and we account for them as separate performance obligations. The obligations to provide capacity and energy are satisfied over time as the customer simultaneously receives and consumes the benefit of these services. Both performance obligations are provided directly by us and not through a third party.

    Each of our members is obligated under their wholesale power contract to pay us for capacity and energy we furnish under their wholesale power contract in accordance with rates we establish. We review our rates periodically but are required to do so at least once every year. Revenues from our members are derived through a cost-plus rate structure which is set forth as a formula in the rate schedule to the wholesale power contracts between us and each of our members. The formulary rate provides for the pass-through of our (i) fixed costs (net of any income from other sources) plus a targeted margin as capacity revenues and (ii) variable costs as energy revenues from our members. Power purchase and sale agreements between us and non-members obligate each non-member to pay us for capacity, if any, and energy furnished in accordance with the prices mutually agreed upon. Margins produced from non-member sales are included in our rate schedule formula and reduce revenue requirements from our members.

    The standard selling price at which we provide capacity services to our members is determined by our formulary rate on an annual basis. As a result, the consideration we receive for providing capacity services is determined annually. Over the course of a year, our member capacity revenues are relatively stable. Capacity revenues may fluctuate year to year largely due to the recovery of fixed operation and maintenance costs. The components of the formulary rate associated with capacity costs include the annual budget of fixed costs, a targeted margin and income from other sources. Capacity revenues, therefore, vary to the extent these components vary. Fixed costs include items such as fixed operation and maintenance expenses, administrative and general expenses, depreciation and interest. Year to year, capacity revenue fluctuations are generally due to the recovery of fixed operation and maintenance costs. Fixed costs also include certain costs, such as major maintenance costs, which will be recognized as expense in future periods. Recognition of revenues associated with these future expenses is deferred pursuant to Accounting Standards Codification (ASC) 980, Regulated Operations. The regulatory liabilities are amortized to revenue in accordance with the associated revenue deferral plan. For information regarding regulatory accounting, see Note 1q.

    Capacity revenues are recognized by us for standing ready to deliver electricity to our customers. Our capacity revenues are based on the associated costs we expect to recover in a given year and are recognized and billed to our members in equal monthly installments over the course of the year regardless of whether our generation and purchased power resources are dispatched to produce electricity. Non-member capacity revenues, if any, are typically billed and recognized in equal monthly installments over the term of the contract.

    We have a power bill prepayment program pursuant to which our members may prepay future capacity costs and receive a discount. As this program provides us with significant financing, we adjust our capacity revenues by the amount of the discount, which is based on our avoided cost of borrowing. For additional information regarding our member prepayment program, see Note 1p.

    We satisfy our performance obligations to deliver energy as energy is delivered to the applicable meter points. We determine the standard selling price for energy we deliver to our members based upon the variable costs incurred to generate or purchase that energy. Fuel expense is the primary variable cost. Energy revenue recognized equals the actual variable expenses incurred in any given accounting period. Our member energy revenues fluctuate from period to period based on several factors, including fuel costs, weather and other seasonal factors, load requirements in our members' service territories, variable operating costs, the availability of electric generation resources, our decisions of whether to dispatch our owned or purchased resources or member-owned resources over which we have dispatch rights, and by members' decisions of whether to purchase a portion of their hourly energy requirements from our resources or from other suppliers. We do not provide all of our members' energy requirements. The standard selling price for our energy revenues from non-members is the price mutually agreed upon.

    We are required under our first mortgage indenture to produce a margins for interest ratio of at least 1.10 for each fiscal year. For 2018 and 2017, our board approved a targeted margins for interest ratio of 1.14 and for years 2018 and 2017, we achieved a margins for interest ratio of 1.14. Historically, our board of directors has approved adjustments to revenue requirements by year end such that revenue in excess of that required to meet the targeted margins for interest ratio is refunded to the members. Given that our capacity revenues are based upon budgeted expenditures and generally recognized and billed to our members in equal monthly installments over the course of the year, we may recognize capacity revenues that exceed our actual fixed costs and targeted margins in any given interim reporting period. At each interim reporting period we assess our projected revenue requirements through year end to determine if a refund to our members of excess consideration is likely. If required, we reduce our capacity revenues and recognize a refund liability to our members. Refund liabilities, if any, are included in accounts payable on our consolidated balance sheets. At December 31, 2018 and 2017, we recognized refund liabilities totaling $30,870,000 and $29,149,000, respectively that were applied to our members' bills in January 2019. Based on our current agreements with non-members, we do not refund any consideration received from non-members.

    Sales to members were as follows:

	(dollars in thousands)
	2018	2017	2016

Capacity revenues	$927,419	$912,421	$949,193
Energy revenues	551,960	521,409	557,614

Total	$1,479,379	$1,433,830	$1,506,807

    The following table reflects members whose revenues accounted for 10% or more of our total operating revenues in 2018, 2017 or 2016:

	2018	2017	2016

Jackson EMC	14.1%	14.7%	14.3%
Cobb EMC	13.9%	14.3%	13.7%
Sawnee EMC	n/a	n/a	10.5%

    Sales to non-members during years 2018, 2017 and 2016 were insignificant.

    Electric capacity and energy revenues are recognized by us without any obligation for returns, warranties or taxes collected. As our members are jointly and severally obligated to pay all expenses associated with owning and operating our power supply business and we perform an on-going assessment of the credit worthiness of non-members, we have not recorded an allowance for doubtful accounts associated with our receivables from members or non-members.

    We have a rate management program that allows us to expense and recover interest costs on a current basis that would otherwise be deferred or capitalized. The subscribing members of Vogtle Units No. 3 and No. 4 can elect to participate in this program on an annual basis. The Vogtle program allows for the recovery of financing costs associated with the construction of Vogtle Units No. 3 and No. 4 on a current basis. Under this program, amounts billed to participating members in 2018, 2017 and 2016 were $12,229,000, $11,000,000 and $16,096,000, respectively. The cumulative amount billed since inception of the program totaled $66,316,000.

    In 2018, we began an additional rate management program that allows us to recover future expense on a current basis. Our members made a one-time election to participate in this program, which in general, allows for additional collections over a five-year period with those amounts then applied to billings over the subsequent five-year period. The program is designed primarily as a mechanism to assist our members to manage the rate impacts associated with the commercial operation of the new Vogtle units. Participating members were billed $15,435,000 under this program in 2018. In conjunction with this program, we are applying regulated operations accounting to defer these revenues and related investment income. Amounts deferred under the program will be amortized to income when applied to members' bills.

f. Receivables

    A substantial portion of our receivables are related to capacity and energy sales to our members. These receivables are recorded at the invoiced amount and do not bear interest. Our members are required through the wholesale power contracts to reimburse us for all costs, plus a margin requirement. Receivables from contracts with our members at December 31, 2018, 2017 and 2016 were $122,888,000, $126,211,000 and $136,552,000, respectively. Payment is received the following month in which capacity and energy are billed. Estimated energy charges are billed based on the amount of energy supplied during the month and are adjusted when actual costs are available, generally the following month.

    The remainder of our receivables is primarily related to transactions with affiliated companies and investment income. Uncollectible amounts, if any, are identified on a specific basis and charged to expense in the period the amounts are determined to be uncollectible.

    During 2018 and 2017, no impairment losses were recognized on any receivables that arose from contracts with members or non-members.

g. Nuclear fuel cost

    The cost of nuclear fuel is amortized to fuel expense based on usage. The total nuclear fuel expense for 2018, 2017 and 2016 amounted to $85,949,000, $90,520,000, and $83,751,000, respectively.

    Contracts with the U.S. Department of Energy have been executed to provide for the permanent disposal of spent nuclear fuel produced at Plants Hatch and Vogtle. The Department of Energy failed to begin disposing of spent fuel in January 1998 as required by the contracts, and Georgia Power, as agent for the co-owners of the plants has pursued and continues to pursue legal remedies against the Department of Energy for breach of contract.

    In 2014, the U.S. Court of Federal Claims issued a judgment in favor of Georgia Power, to recover spent nuclear fuel storage costs at Plants Hatch and Vogtle Units No. 1 and No. 2 covering the period of 2005 through 2010. Our ownership share of $10,949,000, was recognized in our 2015 financial statements. Georgia Power filed additional claims in 2014 (as amended) and 2017 seeking damages for spent nuclear fuel storage costs at Plant Hatch and Plant Vogtle Units No. 1 and No. 2 covering the periods from January 1, 2011 through December 31, 2014 and January 1, 2015 through December 31, 2017, respectively. Damages will continue to accumulate until the issue is resolved or storage is provided. No amounts were recognized in the financial statements as of December 31, 2018 for these additional claims. The final outcome of these matters cannot be determined at this time.

    Both Plants Hatch and Vogtle have on-site dry spent storage facilities in operation. Facilities at both plants can be expanded to accommodate spent fuel through the expected life of each plant.

h. Asset retirement obligations and other retirement costs

    Asset retirement obligations are legal obligations associated with the retirement of long-lived assets. These obligations represent the present value of the estimated costs for an asset's future retirement discounted using a credit-adjusted risk-free rate, and are recorded in the period in which the liability is incurred. The liabilities we have recognized primarily relate to the decommissioning of our nuclear facilities. In addition, we have retirement obligations related to coal ash ponds, gypsum cells, powder activated carbon cells, landfill sites and asbestos removal. Under the accounting provision for regulated operations, we record a regulatory asset or liability to reflect the difference in timing of recognition of the costs related to nuclear and coal ash related decommissioning for financial statement purposes and for ratemaking purposes.

    Periodically, we obtain revised cost studies associated with our nuclear and fossil plants' asset retirement obligations. Actual retirement costs may vary from these estimates. The estimated costs of nuclear and coal ash pond decommissioning are based on the most recent studies performed in 2018.

    The following table reflects the details of the asset retirement obligations included in the consolidated balance sheets for the years 2018 and 2017.

	(dollars in thousands)
	Nuclear	Coal Ash	Other	Total

Balance at December 31, 2017	$548,574	$161,755	$24,668	$734,997
Liabilities settled	(1,686)	(1,596)	(1,398)	(4,680)
Accretion	32,857	4,238	995	38,090
Change in cash flow estimates	79,211	161,851	8,094	249,156

Balance at December 31, 2018	$658,956	$326,248	$32,359	$1,017,563

	(dollars in thousands)
	Nuclear	Coal Ash	Other	Total

Balance at December 31, 2016	$517,565	$156,465	$24,021	$698,051
Liabilities settled	(17)	(943)	(1,185)	(2,145)
Accretion	31,026	4,629	1,019	36,674
Change in cash flow estimates	–	1,604	813	2,417

Balance at December 31, 2017	$548,574	$161,755	$24,668	$734,997

    Nuclear Decommissioning.    Nuclear decommissioning cost estimates are based on site studies and assume prompt dismantlement and removal of both the radiated and non-radiated portions of the plant from service, as well as the management of spent fuel. We do not have a legal obligation to decommission non-radiated structures and, therefore, these costs are excluded from the related asset retirement obligation and the amounts in the table above. Actual decommissioning costs may vary from these estimates because of, but not limited to, changes in the assumed date of decommissioning, changes in regulatory requirements, changes in technology, and changes in costs of labor, materials and equipment. Our most recent assessment of the nuclear asset obligation resulted in a $79,211,000 increase in the obligation for nuclear decommissioning. In projecting future costs, the escalation rate for labor, materials and equipment was assumed to be 2.8% for the Hatch units and 2.7% for Vogtle Units 1 & 2. The increase in the cash flow estimates in 2018 was primarily attributable to general inflation, labor costs, volume of low-level radioactive waste and spent fuel management, among other factors. Our portion of the estimated costs of decommissioning co-owned nuclear facilities were as follows:

	(dollars in thousands)
2018 site study	Hatch Unit No. 1	Hatch Unit No. 2	Vogtle Unit No. 1	Vogtle Unit No. 2

Expected start date of decommissioning	2034	2038	2047	2049

Estimated costs based on site study in 2018 dollars:
Radiated structures	$209,000	$231,000	$188,000	$206,000
Spent fuel management	54,000	49,000	55,000	51,000
Non-radiated structures	14,000	19,000	23,000	29,000

Total estimated site study costs	$277,000	$299,000	$266,000	$286,000

    We have established funds to comply with the Nuclear Regulatory Commission regulations regarding the decommissioning of our nuclear plants. See Note 1i for information regarding the nuclear decommissioning funds.

    We apply the provision of regulated operations to nuclear decommissioning transactions such that collections and investment income (interest, dividends and realized gains and losses) of our nuclear decommissioning funds are compared to the associated decommissioning expenses with the difference deferred as regulatory asset or liability. As this difference is largely attributable to the timing of decommissioning fund earnings, the difference is recorded as an adjustment to investment income in our consolidated statements of revenues and expenses. Unrealized gains and losses of the decommissioning funds are recorded directly to the regulatory asset or liability for asset retirement obligations in accordance with our ratemaking treatment.

    Coal Ash.    On April 17, 2015 the Environmental Protection Agency published its final coal combustion residuals (CCR) rule which regulates CCRs as non-hazardous materials under Subtitle D of the Resource Conservation and Recovery Act. The rule took effect on October 19, 2015. Our most recent assessment of the coal ash asset retirement obligation resulted in a $161,303,000 increase in the obligation for coal ash decommissioning. Estimates are based on various assumptions including, but not limited to, closure and post-closure cost estimates, timing of expenditures, escalation factors, discount rates and methods for complying with the CCR rule. The 2018 increase in cash flow estimates was primarily attributed to the refinement of site specific closure strategies and the associated costs, including water treatment requirements, and the estimated amount of coal ash to be consolidated. Additional adjustments to the asset retirement obligations are expected periodically due to potential changes in estimates and assumptions.

    We have internally segregated the funds collected for coal ash pond and landfill decommissioning costs, including earnings thereon. As of December 31, 2018 and December 31, 2017 the fund balances were $60,599,000 and $41,844,000, respectively

    We apply the provision of regulated operations to coal ash pond and landfill decommissioning transactions such that collections and investment income (interest, dividends and realized gains and losses, if any) are compared to the associated decommissioning expenses with the difference deferred as a regulatory asset. As this difference is attributable to the associated expenses being greater than amounts collected through rates, this difference is recorded as a deferral of expense in our consolidated statements of revenues and expenses. Unrealized gains and losses, if any, of the associated decommissioning fund are recorded directly to the regulatory asset in accordance with our ratemaking treatment.

    Other.    Accounting standards for asset retirement and environmental obligations do not apply to a retirement cost for which there is no legal obligation to retire the asset, and non-regulated entities are not allowed to accrue for such future retirement costs. We continue to recognize retirement costs for these other obligations in our depreciation rates under the accounting provisions for regulated operations. Accordingly, the accumulated retirement costs for other obligations are reflected as a regulatory liability in our balance sheets. For information regarding accumulated retirement costs for other obligations, see Note 1q.

i. Nuclear decommissioning funds

    The Nuclear Regulatory Commission (NRC) requires all licensees operating commercial power reactors to establish a plan for providing, with reasonable assurance, funds for decommissioning. The NRC definition of decommissioning does not include all costs that may be associated with decommissioning, such as spent fuel management and non-radiated structures. We have established external trust funds to comply with the NRC's regulations. Upon approval by the NRC, any funding in the external trust in excess of their requirements may be used for other decommissioning costs. In 2018 and 2017, no additional amounts were contributed to the external trust funds. These funds are managed by unrelated third party investment managers with the discretion to buy, sell and invest pursuant to investment objectives and restrictions set forth in agreements entered into between us and the investment managers. We record the investment securities held in the nuclear decommissioning trust fund at fair value, as disclosed in Note 2. Because day-to-day investment decisions are made by third party investment managers, the ability to hold investments in unrealized loss positions is outside our control.

    In addition to the external trust funds, we maintain unrestricted investments internally designated for nuclear decommissioning. These internal funds are available to be utilized to fund the external trust funds, should additional funding be required, as well as other decommissioning costs outside the scope of the NRC funding regulations. The funds are included in long-term investments on our consolidated balance sheet. In both 2018 and 2017, we contributed $4,750,000 into the internal funds.

    The following table outlines the fair value of our nuclear decommissioning funds as of December 31, 2018 and December 31, 2017. The funds are invested in a diversified mix of approximately 60% equity and 40% fixed income securities for both 2018 and 2017.

	2018
External Trust Funds:
	Cost 12/31/2017	Purchases	Net Proceeds(1)	Unrealized Gain(Loss)	Fair Value 12/31/2018

Equity	$203,622	$12,186	$(7,789)	$49,475	$257,494
Debt	164,901	445,353	(443,712)	(2,108)	164,434
Other	141	370	(1,621)	–	(1,110)

	$368,664	$457,909	$(453,122)	$47,367	$420,818

(1)
Also included in net proceeds are net realized gains or losses, interest income, dividends, contributions and fees of $4,786,000.

	2018
Internal Funds:
	Cost 12/31/2017	Purchases	Net Proceeds(1)	Unrealized Gain(Loss)	Fair Value 12/31/2018

Equity	$43,698	$–	$596	$6,373	$50,667
Debt	33,540	161,454	(156,611)	(246)	38,137

	$77,238	$161,454	$(156,015)	$6,127	$88,804

(1)
Also included in net proceeds are net realized gains or losses, interest income, dividends, contributions and fees of $689,000.

	2017
External Trust Funds:
	Cost 12/31/2016	Purchases	Net Proceeds(1)	Unrealized Gain(Loss)	Fair Value 12/31/2017

Equity	$200,595	$61,406	$(44,607)	$76,221	$293,615
Debt	148,011	388,609	(384,199)	170	152,591
Other	351	98	(1,600)	–	(1,151)

	$348,957	$450,113	$(430,406)	$76,391	$445,055

(1)
Also included in net proceeds are net realized gains or losses, interest income, dividends, contributions and fees of $19,707,000.

	2017
Internal Funds:
	Cost 12/31/2016	Purchases	Net Proceeds(1)	Unrealized Gain(Loss)	Fair Value 12/31/2017

Equity	$38,798	$–	$4,900	$11,669	$55,367
Debt	26,207	73,153	(65,820)	–	33,540

	$65,005	$73,153	$(60,920)	$11,669	$88,907

(1)
Also included in net proceeds are net realized gains or losses, interest income, dividends, contributions and fees of $12,232,800.

    Realized and unrealized gains and losses of the nuclear decommissioning funds that would be recorded in earnings by a non-regulated entity are directly deducted from or added to the regulatory asset or liability for asset retirement obligations in accordance with our rate-making treatment.

    The nuclear decommissioning trust fund has produced an average annualized return of approximately 7.7% in the last ten years and 5.8% since inception in 1990. Based on current funding and cost study estimates, we expect the current balances and anticipated investment earnings of our decommissioning fund assets to be sufficient to meet all of our future nuclear decommissioning costs. Notwithstanding the above assumption, our management believes that increases in cost estimates of decommissioning can be recovered in future rates.

j. Depreciation

    Depreciation is computed on additions when they are placed in service using the composite straight-line method. We use standard depreciation rates as well as site specific rates determined through depreciation studies as approved by the Rural Utilities Service. The depreciation rates for steam and nuclear production in the table below reflect revised rates from depreciation rate studies completed in 2015. Site specific depreciation studies are performed every five years. Annual weighted average depreciation rates in effect in 2018, 2017 and 2016 were as follows:

	Range of Useful Life in years*	2018	2017	2016

Steam production	49-65	2.57%	2.91%	2.84%
Nuclear production	37-60	1.92%	1.96%	1.96%
Hydro production	50	2.00%	2.00%	2.00%
Other production	30-35	2.61%	2.58%	2.55%
Transmission	36	2.75%	2.75%	2.75%
General	3-50	2.00-33.33%	2.00-33.33%	2.00-33.33%

*
Calculated based on the composite depreciation rates in effect for 2018.

    Depreciation expense for the years 2018, 2017 and 2016 was $227,213,000, $218,027,000, and $211,282,000, respectively.

k. Electric plant

    Electric plant is stated at original cost, which is the cost of the plant when first dedicated to public service, including acquisition adjustments, if any, plus the cost of any subsequent additions. Cost includes an allowance for the cost of equity and debt funds used during construction and allocable overheads. For the years ended 2018, 2017 and 2016, the allowance for funds used during construction rates were 4.25%, 4.45% and 4.61%, respectively.

    Replacements and renewals of items considered to be units of property, the lowest level of property for which we capitalize, are charged to the plant accounts. At the time properties are disposed of, the original cost is charged to the accumulated provision for depreciation. Cost of removal, less salvage, is charged to a regulatory liability, accumulated retirement costs for other assets. Maintenance and repairs of property and replacements and renewals of items determined to be less than units of property are charged to expense, including certain major maintenance costs at our natural gas-fired plants.

l. Cash and cash equivalents

    We consider all temporary cash investments purchased with an original maturity of three months or less to be cash equivalents. Temporary cash investments with maturities at the time of purchase of more than three months are classified as short-term investments.

m. Restricted investments

    Restricted investments consist of funds on deposit with the Rural Utilities Service in the Cushion of Credit Account. We can only utilize these investments for future Rural Utilities Service-guaranteed Federal Financing Bank debt service payments. The funds currently earn interest at a rate of 5% per annum. As of October 1, 2020, deposits will earn interest at 4% per annum and beginning October 1, 2021, the rates will be set at the 1-year floating treasury rate. The program no longer allows additional funds to be deposited into the account. At December 31, 2018 and 2017, we had restricted investments totaling $653,158,000 and $882,909,000, respectively, of which $503,158,000 and $653,585,000, respectively, were classified as long-term. The funds on deposit with the Rural Utilities Service in the Cushion of Credit Account are held by the U.S. Treasury, acting through the Federal Financing Bank.

n. Inventories

    We maintain inventories of fossil fuel and spare parts, including materials and supplies for our generation plants. These inventories are stated at weighted average cost.

    The fossil fuel inventories primarily include the direct cost of coal and related transportation charges. The cost of fossil fuel inventories is carried at weighted average cost and is charged to fuel expense as consumed. The spare parts inventories primarily include the direct cost of generating plant spare parts. The spare parts inventory is carried at weighted average cost and the parts are charged to expense or capitalized, as appropriate when installed.

    At December 31, 2018 and December 31, 2017, fossil fuels inventories were $48,709,000 and $54,050,000, respectively. Inventories for spare parts at 2018 and 2017 were $210,379,000 and $212,169,000, respectively.

o. Deferred charges and other assets

    Other deferred charges primarily represent advance deposits to Georgia Power Company related to the Vogtle construction project and progress payments for equipment associated with future nuclear refueling outages.

    For a discussion regarding regulatory assets, see Note 1q.

p. Deferred credits and other liabilities

    We have a power bill prepayment program pursuant to which members can prepay their power bills from us at a discount based on our avoided cost of borrowing. The prepayments are credited against the participating members' power bills in the month(s) agreed upon in advance. The discounts are credited against the power bills monthly and are recorded as a reduction to member revenues. The prepayments are being credited against members' power bills through January 2023, with the majority of the balance scheduled to be credited by the end of 2019.

    Deferred credits and other liabilities also consists of asset retirement obligations as discussed in Note 1h and regulatory liabilities in Note 1q.

q. Regulatory assets and liabilities

    We apply the accounting guidance for regulated operations. Regulatory assets represent certain costs that are probable of recovery from our members in future revenues through rates established under the wholesale power contracts we have with each of our members. These contracts extend through December 31, 2050. Regulatory liabilities represent certain items of income that we are retaining and that will be applied in the future to reduce revenues required to be recovered from members.

	(dollars in thousands)
	2018	2017

Regulatory Assets:
Premium and loss on reacquired debt(a)	$46,315	$52,989
Amortization on capital leases(b)	34,918	33,846
Outage costs(c)	36,352	40,525
Asset retirement obligations – Ashpond and other(k)	137,835	68,289
Asset retirement obligations – Nuclear(k)	7,031	0
Depreciation expense(d)	41,244	42,667
Deferred charges related to Vogtle Units No. 3 and No. 4 training costs(e)	51,549	48,702
Interest rate options cost(f)	116,960	112,102
Deferral of effects on net margin – Smith Energy Facility(g)	160,509	166,454
Other regulatory assets(m)	22,350	19,510

Total Regulatory Assets	$655,063	$585,084
Regulatory Liabilities:
Accumulated retirement costs for other obligations(h)	$13,873	$12,813
Deferral of effects on net margin – Hawk Road Energy Facility(g)	19,101	19,553
Major maintenance reserve(i)	45,547	47,087
Amortization on capital leases(b)	17,156	20,055
Deferred debt service adder(j)	105,192	95,695
Asset retirement obligations – Nuclear(k)	0	53,571
Revenue deferral plan(l)	15,670	0
Other regulatory liabilities(m)	2,459	2,875

Total Regulatory Liabilities	$218,998	$251,649

Net regulatory assets	$436,065	$333,435

(a)
Represents premiums paid, together with unamortized transaction costs related to reacquired debt that are being amortized over the lives of the refunding debt, which range up to 25 years.

(b)
Represents the difference between expense recognized for rate-making purposes versus financial statement purposes related to capital lease payments and the aggregate of the amortization of the asset and interest on the obligation.

(c)
Consists of both coal-fired maintenance and nuclear refueling outage costs. Coal-fired outage costs are amortized on a straight-line basis to expense over periods up to 48 months, depending on the operating cycle of each unit. Nuclear refueling outage costs are amortized on a straight-line basis to expense over the 18 or 24-month operating cycles of each unit.

(d)
Prior to Nuclear Regulatory Commission (NRC) approval of a 20-year license extension for Plant Vogtle, we deferred the difference between Plant Vogtle depreciation expense based on the then 40-year operating license and depreciation expense assuming an expected 20-year license extension. Amortization commenced upon NRC approval of the license extension in 2009 and is being amortized over the remaining life of the plant.

(e)
Deferred charges consist of training related costs, including interest and carrying costs of such training. Amortization will commence effective with the commercial operation date of each unit and amortized to expense over the life of the units.

(f)
Deferral of premiums paid to purchase interest rate options used to hedge interest rates on certain borrowings, related carrying costs and other incidentals associated with construction of Vogtle Units No. 3 and No. 4. Amortization will commence in February 2020 and continue through February 2044, the life of the DOE-guaranteed loan which is financing a portion of the construction project.

(g)
Effects on net margin for Smith and Hawk Road Energy Facilities were deferred through the end of 2015 and are being amortized over the remaining life of each respective plant.

(h)
Represents the accrual of retirement costs associated with long-lived assets for which there are no legal obligations to retire the assets.

(i)
Represents collections for future major maintenance costs; revenues are recognized as major maintenance costs are incurred.

(j)
Represents collections to fund certain debt payments to be made through the end of 2025 which will be in excess of amounts collected through depreciation expense; the deferred credits will be amortized over the remaining useful life of the plants.

(k)
Represents the difference in the timing of recognition of decommissioning costs for financial statement purposes versus ratemaking purposes, as well as the deferral of unrealized gains and losses of funds set aside for decommissioning.

(l)
Deferred revenues under a rate management program that allows for additional collections over a five-year period beginning in 2018. These amounts will be amortized to income and applied to member billings over the subsequent five-year period.

(m)
The amortization periods for other regulatory assets range up to 31 years and the amortization periods of other regulatory liabilities range up to 8 years.

r. Related parties

    We and our 38 members are members of Georgia Transmission. Georgia Transmission provides transmission services to its members for delivery of its members' power purchases from us and other power suppliers. We have entered into an agreement with Georgia Transmission to provide transmission services for third party transactions and for service to our owned facilities. For 2018, 2017, and 2016, we incurred expenses from Georgia Transmission of $30,428,000, $28,410,000, and $27,399,000, respectively.

    We, Georgia Transmission and 38 of our members are members of Georgia Systems Operations. Georgia Systems Operations operates the system control center and currently provides us system operations services and administrative support services. For 2018, 2017, and 2016, we incurred expenses from Georgia Systems Operations of $25,578,000, $25,597,000, and $23,994,000, respectively.

s. Other income

    Other income includes net revenue from Georgia Transmission and Georgia Systems Operations for administrative costs, as well as capital credits from investments in associated organizations and other miscellaneous income.

t. Recently issued or adopted accounting pronouncements

    In May 2014, the Financial Accounting Standards Board (FASB) issued "Revenue from Contracts with Customers" (Topic 606). The new revenue standard requires that an entity recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. In addition, Topic 606 requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

    We adopted the new revenue standard effective January 1, 2018, using the full retrospective method, which requires us to restate each prior reporting period presented. The most significant impact of the new revenue standard to us relates to the potential recognition of refund liabilities in interim reporting periods. The adoption of the new revenue standard did not change the nature, amounts or timing of revenues we recognize within an annual reporting period and, therefore, restatement of the annual periods was not required. Refund liabilities, if any, are included in accounts payable on our consolidated balance sheets. For years 2018 and 2017, we recognized refund liabilities totaling $30,870,000 and $29,149,000, respectively. Adoption of the new revenue standard had no impact to cash from or used in operating, financing, or investing on our consolidated cash flows statements.

    In January 2016, the FASB issued "Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities." The amendments in this update address certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. The new standard is effective for us for annual reporting periods beginning after December 15, 2017, and interim periods therein. Certain provisions within this update can be adopted early. Certain provisions within this update should be applied by means of a cumulative effect adjustment to the balance sheet of the fiscal year of adoption and certain provisions should be applied prospectively. One of the provisions in this standard requires our equity investments, except those accounted for under the equity method of accounting or those that result in consolidation of our subsidiary, to be measured at fair value with changes in fair value recognized in net margin. None of the other provisions in this standard will have any impact to our consolidated financial statements. As disclosed within Note 1i, we previously adopted regulatory accounting treatment with respect to unrealized gains and losses on our debt and equity securities within our nuclear decommissioning funds. During the fourth quarter of 2017, we adopted regulatory accounting treatment with respect to unrealized gains and losses on all other equity investments. Upon applying regulatory accounting treatment, unrealized gains on our equity investments are recorded as a regulatory liability and, conversely, unrealized losses on our equity investments are recorded as a regulatory asset, at the end of each reporting period. As of December 31, 2018 and December 31, 2017, we recorded, excluding our regulatory accounting treatment related to our nuclear decommissioning funds, $975,000 and $618,000, respectively, of unrealized losses on our equity investments as a regulatory asset. On January 1, 2018, we adopted the amendments within this standard. The adoption of this standard did not have any impact to our consolidated financial statements due to our regulatory accounting treatment for unrealized gains and/or losses on our equity investments.

    In February 2016, the FASB issued "Leases (Topic 842)." The new leases standard requires a dual approach for lessee accounting under which a lessee would account for leases as finance leases or operating leases. Both finance leases and operating leases will result in the lessee recognizing a right-of-use (ROU) asset and a corresponding lease liability. For finance leases the lessee would recognize interest expense and amortization of the ROU asset and for operating leases the lessee would recognize a straight-line total lease expense. Quantitative and qualitative disclosures will also be required surrounding significant judgments made by management. The new lease standard does not substantially change lessor accounting. The new leases standard is effective for us on a modified retrospective approach for annual reporting periods beginning after December 15, 2018, and interim periods therein. Early adoption is permitted.

    During 2018, the FASB issued additional guidance related to the new leases standard, including a practical expedient that allows entities to not evaluate existing and expired land easements that were not previously accounted for as leases upon adoption of Topic 842 and an additional transition method that allows entities to not apply the new leases guidance in the comparative periods entities present in their financial statements in the year of adoption.

    We have fully completed our implementation of the new leases standard and the adoption of the standard did not have a material impact on our consolidated financial statements. We have a relatively small portfolio of leases with the most significant being our 60% undivided interest in Scherer Unit No. 2 and railcar leases for the transportation of coal. We also have a minor number of various nominal leases.

    We account for the Scherer Unit No. 2 leases as capital leases and the railcar leases as operating leases under the current lease accounting model. The key changes in our adoption of the new leases standard is how we account for our operating leases that are currently off-balance sheet. Our evaluation process included, but was not limited to, reviewing all forms of leases, performing a completeness assessment over the lease population and analyzing the practical expedients available to us.

    On January 1, 2019, we adopted the new leases standard using the optional transition method to apply the new lease guidance as of January 1, 2019, rather than as of the earliest period presented. Upon adoption of the new leases standard, we recognized right-of-use assets and offsetting lease liabilities totaling approximately $6,983,000.

    In June 2016, the FASB issued "Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments." The amendments in this update replace the current incurred loss impairment methodology with a methodology that reflects expected credit losses. The new standard is effective for us prospectively for annual reporting periods beginning after December 15, 2019, and interim periods therein. The amendments in this update can be adopted earlier as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. We are currently evaluating the future impact of this standard on our consolidated financial statements.

    In March 2018, the FASB issued "Income Taxes (Topic 740): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118." In accordance with the standard, we recognized the provisional tax impacts related to the re-measurement of our deferred income tax assets and liabilities as of the year ended December 31, 2017. During the year ended December 31, 2018, we finalized our Staff Accounting Bulletin 118 analysis and there was no impact to the results of operations.

    In August 2018, the FASB issued "Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement." This standard eliminates, adds and modifies certain disclosure requirements for fair value measurements as part of the FASB's disclosure framework project. Entities will no longer be required to disclose the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, the policy for timing of transfers between levels and the valuation processes for Level 3 fair value measurements. However, public business entities will be required to disclose the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. The amendments in this update are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. An entity is permitted to early adopt any removed or modified disclosures upon issuance of this update and delay adoption of the additional disclosures until their effective date.

    As the standard relates only to disclosures, we do not expect the adoption of this standard to have a material impact on our consolidated financial statements. We are currently evaluating the standard and whether we will early adopt the standard.

2. Fair Value:

    Authoritative guidance regarding fair value measurements for financial and non-financial assets and liabilities defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements.

    The guidance establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

  •
  Level 1.  Quoted prices from active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Quoted prices in active markets provide the most reliable evidence of fair value and are used to measure fair value whenever available. Level 1 primarily consists of financial instruments that are exchange-traded.

  •
  Level 2.  Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 2 includes financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Level 2 primarily consists of financial instruments that are non-exchange-traded but have significant observable inputs.

  •
  Level 3.  Pricing inputs that include significant inputs which are generally less observable from objective sources. These inputs may include internally developed methodologies that result in management's best estimate of fair value. Level 3 financial instruments are those whose fair value is based on significant unobservable inputs.

    Assets and liabilities measured at fair value are based on one or more of the following three valuation techniques:

  (1)
  Market approach.  The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business) and deriving fair value based on these inputs.

  (2)
  Income approach.  The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts.

  (3)
  Cost approach.  The cost approach is based on the amount that currently would be required to replace the service capacity of an asset (often referred to as current replacement cost). This approach assumes that the fair value would not exceed what it would cost a market participant to acquire or construct a substitute asset or comparable utility adjusted for obsolescence.

	Fair Value Measurements at Reporting Date Using
	December 31, 2018	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

	(dollars in thousands)
Nuclear decommissioning trust funds:
Domestic equity	$136,196	$136,196	$–	$–
International equity trust	$76,852	–	76,852	–
Corporate bonds and debt	$51,356	–	48,853	2,503
US Treasury securities	$47,712	47,712	–	–
Mortgage backed securities	$56,004	–	56,004	–
Domestic mutual funds	$43,359	43,359		–
Municipal bonds	$278	–	278	–
Federal agency securities	$6,066	–	6,066	–
Other	$2,995	2,031	964	–
Long-term investments:
International equity trust	$17,382	–	17,382	–
Corporate bonds and debt	$12,571	–	11,366	1,205
US Treasury securities	$12,062	12,062	–	–
Mortgage backed securities	$11,517	–	11,517	–
Domestic mutual funds	$94,494	94,494	–	–
Federal agency securities	$941	–	941	–
Treasury STRIPS	$14,113	–	14,113	–
Other	$1,045	1,045	–	–
Natural gas swaps	$13,154	–	13,154	–

	Fair Value Measurements at Reporting Date Using
	December 31, 2017	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

	(dollars in thousands)
Nuclear decommissioning trust funds:
Domestic equity	$142,419	$142,419	$–	$–
International equity trust	$88,820	–	88,820	–
Corporate bonds and debt	$66,317	–	66,317	–
US Treasury securities	$38,791	38,791	–	–
Mortgage backed securities	$49,379	–	49,379	–
Domestic mutual funds	$47,833	47,833	–	–
Municipal bonds	$92	–	92	–
Federal agency securities	$3,725	–	3,725	–
Other	$7,679	7,679	–	–
Long-term investments:
International equity trust	$20,071	–	20,071	–
Corporate bonds and debt	$16,215	–	16,215	–
US Treasury securities	$6,670	6,670	–	–
Mortgage backed securities	$7,267	–	7,267	–
Domestic mutual funds	$87,011	87,011	–	–
Federal agency securities	$259	–	259	–
Other	$3,129	3,129	–	–
Natural gas swaps	$6,328	–	6,328	–

    The Level 2 investments above in corporate bonds and debt, federal agency mortgage backed securities, and mortgage backed securities may not be exchange traded. The fair value measurements for these investments are based on a market approach, including the use of observable inputs. Common inputs include reported trades and broker/dealer bid/ask prices. The fair value of the Level 2 investments above in international equity trust are calculated based on the net asset value per share of the fund. There are no unfunded commitments for the international equity trust and redemption may occur daily with a 3-day redemption notice period.

    The Level 3 investments above in corporate bonds and debt consist of investments in bank loans which are not exchange traded. Although these securities may be liquid and priced daily, their inputs are not observable.

    The following table presents the changes in Level 3 assets measured at fair value on a recurring basis at December 31, 2018.

Year Ended December 31, 2018
(dollars in thousands)

Balance at December 31, 2017	$–
Transfers to Level 3	4,997
Total gains or losses (realized/unrealized):
Changes in net assets	(1,289)

Balance at December 31, 2018	$3,708

    The estimated fair values of our long-term debt, including current maturities at December 31, 2018 and 2017 were as follows (in thousands):

	2018		2017
	Carrying Value	Fair Value	Carrying Value	Fair Value

Long-term debt	$9,347,307	$9,837,254	$8,232,703	$9,155,942

    The estimated fair value of long-term debt is classified as Level 2 and is based on observed or quoted market prices for the same or similar issues, or based on current rates offered to us for debt of similar maturities. The primary sources of our long-term debt consist of first mortgage bonds, pollution control revenue bonds and long-term debt issued by the Federal Financing Bank that is guaranteed by the Rural Utilities

Service or the U.S. Department of Energy. We also have small amounts of long-term debt provided by National Rural Utilities Cooperative Finance Corporation (CFC). The valuations for the first mortgage bonds and the pollution control revenue bonds were obtained from a third party data reporting service, and are based on secondary market trading of our debt. Valuations for debt issued by the Federal Financing Bank are based on U.S. Treasury rates as of December 31, 2018 plus an applicable spread, which reflects our borrowing rate for new loans of this type from the Federal Financing Bank. The rates on the CFC debt are fixed and the valuation is based on rate quotes provided by CFC.

    For cash, cash equivalents, and receivables, the carrying amount approximates fair value because of the short-term maturity of those instruments. Restricted investments consist of funds on deposit with the Rural Utilities Service in the Cushion of Credit Account and the carrying amount of these investments approximates fair value because of the liquid nature of the deposits with the U.S. Treasury.

3. Derivative instruments:

    Our risk management and compliance committee provides general oversight over all risk management and compliance activities, including but not limited to, commodity trading, investment portfolio management and interest rate risk management. We use commodity trading derivatives to manage our exposure to fluctuations in the market price of natural gas. We do not apply hedge accounting for any of these derivatives, but apply regulatory accounting. Consistent with our rate-making, unrealized gains or losses on our natural gas swaps are reflected as regulatory assets or liabilities, as appropriate.

    We are exposed to credit risk as a result of entering into these hedging arrangements. Credit risk is the potential loss resulting from a counterparty's nonperformance under an agreement. We have established policies and procedures to manage credit risk through counterparty analysis, exposure calculation and monitoring, exposure limits, collateralization and certain other contractual provisions.

    It is possible that volatility in commodity prices could cause us to have credit risk exposures with one or more counterparties. If such counterparties fail to perform their obligations, we could suffer a financial loss. However, as of December 31, 2018 all of the counterparties with transaction amounts outstanding under our hedging programs are rated investment grade by the major rating agencies or have provided a guaranty from one of their affiliates that is rated investment grade.

    We have entered into International Swaps and Derivatives Association agreements with our natural gas hedge counterparties that mitigate credit exposure by creating contractual rights relating to creditworthiness, collateral, termination and netting (which, in certain cases, allows us to use the net value of affected transactions with the same counterparty in the event of default by the counterparty or early termination of the agreement).

    Additionally, we have implemented procedures to monitor the creditworthiness of our counterparties and to evaluate nonperformance in valuing counterparty positions. We have contracted with a third party to assist in monitoring certain of our counterparties' credit standing and condition. Net liability positions are generally not adjusted as we use derivative transactions as hedges and have the ability and intent to perform under each of our contracts. In the instance of net asset positions, we consider general market conditions and the observable financial health and outlook of specific counterparties, forward looking data such as credit default swaps, when available, and historical default probabilities from credit rating agencies in evaluating the potential impact of nonperformance risk to derivative positions.

    The contractual agreements contain provisions that could require us or the counterparty to post collateral or credit support. The amount of collateral or credit support that could be required is calculated as the difference between the aggregate fair value of the hedges and pre-established credit thresholds. The credit thresholds are contingent upon each party's credit ratings from the major credit rating agencies. The collateral and credit support requirements vary by contract and by counterparty.

    Gas hedges.    Under the natural gas swap arrangements, we pay the counterparty a fixed price for specified natural gas quantities and receive a payment for such quantities based on a market price index. These payment obligations are netted, such that if the market price index is lower than the fixed price, we will make a net payment, and if the market price index is higher than the fixed price, we will receive a net payment.

    At December 31, 2018 and 2017, the estimated fair value of our natural gas contracts was a net liability of $13,154,000 and $6,328,000, respectively.

    As of December 31, 2018 and 2017, neither we nor any counterparties were required to post credit support or collateral under the natural gas swap agreements. If the credit-risk-related contingent features underlying these agreements were triggered on December 31, 2018 due to our credit rating being downgraded below investment grade, we would have been required to post letters of credit of approximately $13,154,000 with our counterparties.

    The following table reflects the volume activity of our natural gas derivatives as of December 31, 2018 that is expected to settle or mature each year:

Year	Natural Gas Swaps (MMBTUs)
(in millions)

2019	23.4
2020	22.1
2021	19.6
2022	12.6
2023	9.5

Total	87.2

    The table below reflects the fair value of derivative instruments and their effect on our consolidated balance sheets at December 31, 2018 and 2017.

	Balance Sheet Location	Fair Value

		2018	2017
		(dollars in thousands)
Assets
Natural gas swaps	Other current assets	$226	412
Liabilities
Natural gas swaps	Other current liabilities	$2,066	$1,575
Natural gas swaps	Other deferred credits	$11,314	$5,165

    The following table presents the realized gains and (losses) on derivative instruments recognized in margin for the years ended December 31, 2018, 2017 and 2016.

	Consolidated Statement of Revenues and Expenses Location	2018	2017	2016

		(dollars in thousands)
Natural Gas Swaps	Fuel	$6,088	$3,818	$2,445
Natural Gas Swaps	Fuel	(956)	(1,677)	(19,697)

Total		$5,132	$2,141	$(17,252)

    The following table presents the unrealized (gains) and losses on derivative instruments deferred on the balance sheet at December 31, 2018 and 2017.

	Consolidated Balance Sheet Location

		2018	2017
		(dollars in thousands)
Natural Gas Swaps	Regulatory asset	$13,154	$6,328

Total		$13,154	$6,328

4. Investments:

Investments in debt and equity securities

    Investment securities we hold are recorded at fair value in the accompanying consolidated balance sheets. Prior to October 1, 2017, unrealized gains and losses of investment securities related to nuclear decommissioning were deferred pursuant to regulated operations accounting, while those for all other investment securities were recorded to accumulated other comprehensive (deficit) margin. During the fourth quarter of 2017, we began applying regulated operations accounting to the unrealized gains and losses of all investment securities. All realized and unrealized gains and losses are determined using the specific identification method. At December 31, 2018, approximately 59% of the gross unrealized losses with a fair value of $49,975,000 had been unrealized for a duration of greater than one year, while the remaining gross unrealized losses with a fair value of $351,488,000 had been unrealized for a duration of less than one year. At December 31, 2017, approximately 69% of the gross unrealized losses with a fair value of $60,101,000 had been unrealized for a duration of greater than one year, while the remaining gross unrealized losses with a fair value of $337,444,000 had been unrealized for a duration of less than one year.

    The following tables summarize debt and equity securities at December 31, 2018 and 2017.

	(dollars in thousands)
	Gross Unrealized
2018	Cost	Gains	Losses	Fair Value

Equity	$251,226	$64,954	$(9,105)	$307,075
Debt	278,030	1,718	(4,955)	274,793
Other	3,075	–	–	3,075

Total	$532,331	$66,672	$(14,060)	$584,943

	(dollars in thousands)
	Gross Unrealized
2017	Cost	Gains	Losses	Fair Value

Equity	$246,549	$91,954	$(4,064)	$334,439
Debt	240,878	1,814	(2,262)	240,430
Other	10,807	1	–	10,808

Total	$498,234	$93,769	$(6,326)	$585,677

    The contractual maturities of debt securities, which are included in the estimated fair value table above, at December 31, 2018 and 2017 are as follows:

	(dollars in thousands)
	2018		2017
	Cost	Fair Value	Cost	Fair Value

Due within one year	$65,039	$63,925	$54,785	$54,143
Due after one year through five years	62,293	61,924	53,050	52,834
Due after five years through ten years	50,606	49,855	51,367	51,600
Due after ten years	100,092	99,089	81,676	81,853

Total	$278,030	$274,793	$240,878	$240,430

    The following table summarizes the realized gains and losses and proceeds from sales of securities for the years ended December 31, 2018, 2017 and 2016:

	(dollars in thousands)
	2018	2017	2016

Gross realized gains	$14,268	$35,523	$19,934
Gross realized losses	(19,139)	(16,909)	(20,030)
Proceeds from sales	626,612	521,345	439,540

Investment in associated companies

    Investments in associated companies were as follows at December 31, 2018 and 2017:

	(dollars in thousands)
	2018	2017

National Rural Utilities Cooperative Finance Corporation (CFC)	$24,061	$24,056
CT Parts, LLC	10,236	10,243
Georgia Transmission Corporation	30,237	28,690
Georgia System Operations
Corporation	9,250	8,500
Other	3,253	3,492

Total	$77,037	$74,981

    The CFC investments consist of capital term certificates required in connection with our membership in CFC and a voluntary investment in CFC member capital securities. Accordingly, there is no market for these investments. The investment in Georgia Transmission represents capital credits. The investment in Georgia System Operations represents loan advances. Repayments of these advances are due by December 2022.

    CT Parts, LLC is an affiliated organization formed by us and Smarr EMC for the purpose of purchasing and maintaining spare parts inventory and for the administration of contracted services for combustion turbine generation facilities. Such investment is recorded at cost.

Rocky Mountain transactions

    In December 1996 and January 1997, we entered into six long-term lease transactions relating to our 74.61% undivided interest in Rocky Mountain. In each transaction, we leased a portion of our undivided interest in Rocky Mountain to six separate owner trusts for the benefit of three investors, referred to as owner participants, for a term equal to 120% of the estimated useful life of Rocky Mountain. Immediately thereafter, the owner trusts leased their undivided interests in Rocky Mountain to our wholly owned subsidiary, Rocky Mountain Leasing Corporation, or RMLC, for a term of 30 years under six separate leases. RMLC then subleased the undivided interests back to us under six separate leases for an identical term.

    In 2012, we terminated five of the six lease transactions prior to the end of their lease terms. The remaining lease in place represented approximately 10% of the original lease transactions. Pursuant to a payment undertaking agreement, we have a guarantee for the annual basic rent payments due under the remaining lease. The fair value amount relating to the guarantee of basic rent payment is immaterial to us principally due to the high credit rating of the payment undertaker, Rabobank Nederland. The basic rental payments remaining through the end of the lease, which expires in 2027, are approximately $42,218,000.

    At the end of the term of the remaining facility lease, we have the option to cause RMLC to purchase the owner trust's undivided interest in Rocky Mountain at a fixed purchase option price of approximately $112,000,000. The payment undertaking agreement, along with the equity funding agreement with AIG Matched Funding Corp., would fund approximately $74,000,000 and $37,928,000 of this amount, respectively, and these amounts would be paid to the owner trust over five installments in 2027. If we do not elect to cause RMLC to purchase the owner trust's undivided interest in Rocky Mountain, Georgia Power has an option to purchase the undivided interest. If neither we nor Georgia Power exercise our purchase option, and we return (through RMLC) the undivided interest in Rocky Mountain to the owner trust, the owner trust has several options it can elect, including:

  •
  causing RMLC and us to renew the related facility lease and facility sublease for up to an additional 16 years and provide collateral satisfactory to the owner trust,

  •
  leasing its undivided interest to a third party under a replacement lease, or

  •
  retaining the undivided interest for its own benefit.

    Under the first two of these options we must arrange new financing for the outstanding amount of the loan used to finance the owner trust's upfront rental payment made to us when the lease closed on December 31, 1996. At the end of the lease term, the amount of the outstanding loan is anticipated to be approximately $74,000,000. If new financing cannot be arranged, the owner trust can ultimately cause us to purchase 49%, in the case of the first option above, or all, in the case of the second option above, of the loan certificate or cause RMLC to exercise its purchase option or RMLC to renew the facility lease and facility sublease, respectively.

    The assets of RMLC are not available to pay our creditors.

5. Income taxes:

    While we are a not-for-profit membership corporation formed under the laws of the state of Georgia, we are subject to federal and state income taxation. As a taxable cooperative, we are allowed to deduct patronage dividends that we allocate to our members for purposes of calculating our taxable income. We annually allocate income and deductions between patronage and non-patronage activities and substantially all of our income is from patronage-sourced activities, resulting in no current period income tax expense or current or deferred income tax liability.

    Although we believe that treatment of non-member sales as patronage-sourced income is appropriate, this treatment has not been examined by the Internal Revenue Service. If this treatment was not sustained, we believe that the amount of taxes on such non-member sales, after allocating related expenses against the revenues from such sales, would not have a material adverse effect on our financial condition or results of operations and cash flows.

    We account for income taxes pursuant to the authoritative guidance for accounting for income taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.

    The difference between the statutory federal income tax rate on income before income taxes and our effective income tax rate is summarized as follows:

	2018	2017	2016

Statutory federal income tax rate	21.0%	35.0%	35.0%
Patronage exclusion	(20.8%)	(34.1%)	(34.7%)
AMT credit monetization	(0.0%)	2.2%	0.0%
Other	(0.2%)	(0.9%)	(0.3%)

Effective income tax rate	(0.0%)	(2.2%)	0.0%

    The tax benefit reflected in the effective income tax rate reconciliation in 2017 relates to the approximate $1,117,000 current tax benefit realized as a result of monetizing the remaining balance of alternative minimum tax credits. This benefit is as a result of a refundable credit, and since it is applied after considering the patronage dividend deduction, it is not allocated to our members, but instead is a source of cash to the taxpayer applied against its normal operating expenses. The benefit is shown as a component of production operating expenses on the statement of revenues and expenses.

    The components of our net deferred tax assets and liabilities as of December 31, 2018 and 2017 were as follows:

	(dollars in thousands)
	2018	2017

Deferred tax assets
Net operating losses	$3,830	$19,668
Tax credits (alternative minimum tax and other)	–	–
Accounting for Rocky Mountain transactions	231,543	231,268
Advance payments	46,708	–
Other assets	82,655	75,013

Deferred tax assets	364,736	325,949
Less: Valuation allowance	(3,830)	(19,668)

Net deferred tax assets	$360,906	$306,281

Deferred tax liabilities
Depreciation	$268,039	$271,652
Accounting for Rocky Mountain transactions	116,226	114,514
Other liabilities	75,691	78,407

Deferred tax liabilities	459,956	464,573

Net deferred tax liabilities	99,050	158,292
Less: Patronage exclusion	(99,050)	(158,292)

Net deferred taxes	$–	$–

    As of December 31, 2018, we have federal tax net operating loss carryforwards and alternative minimum tax credits as follows:

	(dollars in thousands)

Expiration Date	Alternative Minimum Tax Credits	NOLs

2019	–	10,516
2020	–	4,362

	$–	$14,878

    The net operating loss expiration dates start in the year 2019 and end in the year 2020. Due to the tax basis method for allocating patronage dividends and as shown by the above valuation allowance, it is not more likely than not that the deferred tax asset related to the net operating losses will be realized.

    On December 22, 2017, the President signed into law Public Law No. 115-97, commonly referred to as the Tax Cuts and Jobs Act, or the Act. The Act made significant changes to U.S. federal income tax laws. The Act reduced the federal tax rate for corporations from 35% to 21% effective January 1, 2018 and changed or applied limitations to certain tax deductions. As of December 31, 2018 and 2017, there was no impact to the results of operation when re-measuring the cumulative temporary differences expected to reverse after the effective date using the newly enacted tax rate of 21%.

    In March 2018, the FASB issued "Income Taxes (Topic 740): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118" (SAB 118). In accordance with the standard and as stated above, we recognized the provisional tax impacts related to the re-measurement of our deferred income tax assets and liabilities as of the year ended December 31, 2017. During the year ended December 31, 2018, we finalized our SAB 118 analysis and there was no impact to the results of operations.

    In addition to the re-measurement of our cumulative temporary differences, the Act prompted a new cumulative temporary difference related to certain payments that are considered advance payments for tax purposes. Advance payments are no longer deferred for tax purposes but rather are included in taxable income in the year received. The new deferred tax asset recorded as of December 31, 2018 is $46,708,000.

    The authoritative guidance for income taxes addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. We may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement.

    We file a U.S. federal consolidated income tax return. The U.S. federal statute of limitations remains open for the year 2015 and forward. State jurisdictions have statutes of limitations generally ranging from three to five years from the filing of an income tax return. The state impact of any federal changes remains subject to examination by various states for a period of up to one year after formal notification to the states. Years still open to examination by tax authorities in major state jurisdictions include 2015 and forward. We have no liabilities recorded for uncertain tax positions.

6. Capital leases:

    In 1985, we sold and subsequently leased back from four purchasers their 60% undivided ownership interest in Scherer Unit No. 2. The gain from the sale is being amortized over the terms of the leases. The assumed interest rate at inception of the lease in 1985 was 11.05%. Three of the leases have lease terms through December 31, 2027, and one lease extends through June 30, 2031. At the end of the lease, we can elect to:

  •
  Renew the leases for a period of not less than one year and not more than five years at fair market value,

  •
  Purchase the undivided interest at fair market value, or

  •
  Redeliver the undivided interest to the lessors

    The minimum lease payments under the capital leases together with the present value of the net minimum lease payments as of December 31, 2018 are as follows:

Year Ending December 31,	(dollars in thousands)

2019	$14,949
2020	14,949
2021	14,949
2022	7,474
2023	22,424
2024-2031	70,483

Total minimum lease payments	$145,228
Less: Amount representing interest	(58,036)

Present value of net minimum lease payments	$87,192
Less: Current portion	(5,462)

Long-term balance	$81,730

    The Scherer No. 2 lease is reported as a capital lease. For rate-making purposes, however, we include the actual lease payments in our cost of service. The difference between lease payments and the aggregate of the amortization on the capital lease asset and the interest on the capital lease obligation is recognized as a regulatory asset. Capital lease amortization is recorded in depreciation and amortization expense.

7. Debt:

    Long-term debt consists of first mortgage notes payable to the United States of America acting through the Federal Financing Bank (FFB) and guaranteed by the Rural Utilities Service or the U.S. Department of Energy, first mortgage bonds payable (FMBs), first mortgage notes issued in conjunction with the sale by public authorities of pollution control revenue bonds (PCBs) and first mortgage notes payable to CFC. Substantially all of our owned tangible and certain of our intangible assets are pledged under our first mortgage indenture as collateral for the Federal Financing Bank notes, the first mortgage bonds, the first mortgage notes issued in conjunction with the sale of pollution control revenue bonds, and the CFC first mortgage notes.

    Maturities for long-term debt and capital lease obligations through 2023 are as follows:

	(dollars in thousands)
	2019	2020	2021	2022	2023

FFB	$164,782	$180,107	$185,476	$189,176	$195,483
FMBs	351,010	1,010	1,010	1,010	1,010
PCBs(1)	–	133,550	93,379	18,676	–
CFC	1,035	391	–	–	–

	$516,827	$315,058	$279,865	$208,862	$196,493
Capital Leases	5,462	6,082	6,772	7,541	8,398

Total	$522,289	$321,140	$286,637	$216,403	$204,891

(1)
In addition to regularly scheduled principal payments included are amounts that would be due if the letters of credit supporting the Series 2009 and Series 2010 bonds were drawn upon and became payable in accordance with their terms, such as would occur if the credit facility the letters of credit were issued under was not renewed or extended at its expiration date. These amounts equal $133.6 million in 2020, $93.4 million in 2021 and $18.7 million in 2022. We anticipate extending these credit facilities before their expiration. The nominal maturities of the Series 2009 and Series 2010 pollution control bonds range from 2030 through 2038.

    The weighted average interest rate on our long-term debt at December 31, 2018 and 2017 was 4.24% and 4.17%, respectively.

    Long-term debt outstanding and the associated unamortized debt issuance costs and debt discounts at December 31, 2018 and 2017 are as follows:

	2018		2017
	Principal	Unamortized Debt Issuance Costs and Debt Discounts	Principal	Unamortized Debt Issuance Costs and Debt Discounts

	(dollars in thousands)
FFB	$4,372,422	$50,210	$4,192,450	$51,593
FMBs	3,556,062	41,509	3,057,072	34,673
PCBs	980,770	11,612	980,770	9,347
CFC	1,426	–	2,411	–

	$8,910,680	$103,331	$8,232,703	$95,613

    We use the effective interest rate method to amortize debt issuance costs and debt discounts as well as the straight-line method when the results approximate those of the effective interest rate method. Unamortized debt issuance costs and debt discounts are being amortized to expense over the life of the respective debt issues.

a)
Department of Energy Loan Guarantee:

    Pursuant to the loan guarantee program established under Title XVII of the Energy Policy Act of 2005, we and the U.S. Department of Energy, acting by and through the Secretary of Energy, entered into a Loan Guarantee Agreement on February 20, 2014 pursuant to which the Department of Energy agreed to guarantee our obligations under a Note Purchase Agreement, dated as of February 20, 2014 (the Original Note Purchase Agreement), among us, the Federal Financing Bank and the Department of Energy and two future advance promissory notes, each dated February 20, 2014, made by us to the Federal Financing Bank in the aggregate amount of $3,057,069,461 (the Original FFB Notes and together with the Original Note Purchase Agreement, the Original FFB Documents). Following the bankruptcy of Westinghouse in 2017 (as described in Note 8), we and the Department of Energy amended the loan guarantee agreement to restrict further advances pending the satisfaction of certain conditions, including an amendment to the loan guarantee agreement.

    In September 2017, the Department of Energy issued a conditional commitment to us to guarantee an additional $1,619,679,706 of funding from the Federal Financing Bank. On March 7, 2019, we entered into an amendment and waiver of the loan guarantee agreement under which we received an advance of $585,000,000. On March 22, 2019, we and the Department of Energy entered into an Amended and Restated Loan Guarantee Agreement (as amended, the Loan Guarantee Agreement) which increased the aggregate amount guaranteed by the Department of Energy to $4,676,749,167 and permits us to draw the remaining amount under the Original FFB Notes. We also entered into a Note Purchase Agreement dated as of March 22, 2019 (the Additional Note Purchase Agreement), among us, the Federal Financing Bank and the Department of Energy and a future advance promissory note, dated March 22, 2019, made by us to the Federal Financing Bank in the amount of $1,619,679,706 (the Additional FFB Note and together with the Additional Note Purchase Agreement, the Additional FFB Documents).

    Together, the Original FFB Documents and Additional FFB Documents provide for a multi-advance term loan facility (the Facility) under which we may make long-term loan borrowings through the Federal Financing Bank.

    Proceeds of advances made under the Facility are used to reimburse us for a portion of certain costs of construction relating to Vogtle Units No. 3 and No. 4 that are eligible for financing under the Title XVII loan guarantee program (Eligible Project Costs). Borrowings under the Original FFB Notes may not exceed $3,057,069,461, of which $335,471,604 is designated for capitalized interest. Borrowings under the Additional FFB Note may not exceed (i) $1,619,679,706 or (ii) an amount that, when aggregated with borrowings under the Original FFB Notes, equals 70% of Eligible Project Costs less the $1,104,000,000 guarantee payment we received from Toshiba Corporation in December 2017. Total borrowings under the Facility will not exceed $4,676,749,167.

    At December 31, 2018, aggregate Department of Energy-guaranteed borrowings totaled $1,794,723,000, including capitalized interest. On March 15, 2019, we received a $585,000,000 advance under the Original FFB Notes. In conjunction with this advance, we repaid $436,600,000 of outstanding commercial paper, which was classified as long-term debt at December 31, 2018. We have no amounts outstanding under the Additional FFB Note.

    Under the Loan Guarantee Agreement, we are obligated to reimburse the Department of Energy in the event it is required to make any payments to the Federal Financing Bank under its guarantee. Our payment obligations to the Federal Financing Bank under the FFB Notes and reimbursement obligations to the Department of Energy under its guarantee, but not our covenants to the Department of Energy under the Loan Guarantee Agreement, are secured equally and ratably with all of our other obligations issued under our first mortgage indenture. The final maturity date for each advance is February 20, 2044. Interest is payable quarterly in arrears and principal payments on all advances under the FFB Notes will begin on February 20, 2020. Interest rates on borrowings during the applicable interest rate periods will equal the current average yield on U.S. Treasuries of comparable maturity at the beginning of the interest rate period, plus a spread equal to 0.375%.

    Advances under the Original FFB Notes may be requested on a quarterly basis through December 31, 2020. Advances under the Additional FFB Note may be requested on a quarterly basis through November 30, 2023, one year beyond the current anticipated commercial operation date of Vogtle Unit No. 4.

    Future advances under the Facility are subject to satisfaction of customary conditions, as well as (i) certification of compliance with the requirements of the Title XVII loan guarantee program, (ii) accuracy of project-related representations and warranties, (iii) delivery of updated project-related information, (iv) no Project Adverse Event (as described in Note 8) having occurred or, if a Project Adverse Event has occurred, that Co-owners (as described in Note 8) representing at least 90% of the ownership interests have voted to continue construction, have not deferred construction and we have provided the Department of Energy with certain additional information, (v) certification regarding Georgia Power's compliance with certain obligations relating to the Cargo Preference Act, as amended, (vi) evidence of compliance with the applicable wage requirements of the Davis-Bacon Act, as amended, (vii) certification from the Department of Energy's consulting engineer that proceeds of the advance are used to reimburse Eligible Project Costs and (viii) if either the Services Agreement or the Bechtel Agreement (each, as described in Note 8) are terminated, or rejected in bankruptcy proceedings, the Department of Energy has approved the replacement agreement.

    We may voluntarily prepay outstanding borrowings under the Facility. Under the FFB Documents, any prepayment will be subject to a make-whole premium or discount, as applicable. Any amounts prepaid may not be re-borrowed.

    Under the Loan Guarantee Agreement, we are subject to customary borrower affirmative and negative covenants and events of default. In addition, we are subject to project-related reporting requirements and other project-specific covenants and events of default.

    If certain events occur, referred to as an "Alternate Amortization Event," at the Department of Energy's option the Federal Financing Bank's commitment to make further advances under the Facility will terminate and we will be required to repay the outstanding principal amount of all borrowings under the Facility over a period of five years, with level principal amortization. These events include (i) abandonment of the Vogtle Units No. 3 and No. 4 project, including a decision by Georgia Power to cancel the project, (ii) cessation of the construction of Vogtle Units No. 3 and No. 4 for twelve consecutive months, (iii) termination of the Services Agreement or rejection of the Services Agreement in bankruptcy, if Georgia Power does not maintain access to certain related intellectual property rights, (iv) termination of the Services Agreement by Westinghouse or termination of the Bechtel Agreement by Bechtel Power Corporation, (v) delivery of certain notices by the Co-owners to the Department of Energy of their intent to cancel construction of Vogtle Units No. 3 and No. 4 coupled with termination by the Co-owners of the Services Agreement or the Bechtel Agreement, (vi) failure of the Co-owners to enter into a replacement contract with respect to the Services Agreement or the Bechtel Agreement following the Co-owners' termination of such agreement with the intent to replace it, (vii) the Department of Energy's takeover of construction of Vogtle Units No. 3 and No. 4 under certain conditions, (viii) the occurrence of any Project Adverse Event that results in a cancellation of the Vogtle Units No. 3 and No. 4 project or the cessation or deferral of construction beyond the periods permitted under the Amended Loan Guarantee Amendment, (ix) loss of or failure to receive necessary regulatory approvals under certain circumstances, (x) loss of access to intellectual property rights necessary to construct or operate Vogtle Units No. 3 and No. 4 under certain circumstances, (xi) our failure to fund our share of operation and maintenance expenses for Vogtle Units No. 3 and No. 4 for twelve consecutive months, (xii) change of control of Oglethorpe and (xiii) certain events of loss or condemnation. If we receive proceeds from an event of condemnation relating to Vogtle Units No. 3 and No. 4, such proceeds must be applied to immediately prepay outstanding borrowings under the Facility.

b)
Rural Utilities Service Guaranteed Loans:

    During 2018, we received advances on Rural Utilities Service-guaranteed Federal Financing Bank loans totaling $313,028,000 for long-term financing of general and environmental improvements at existing plants.

    In February 2019, we received an additional $47,940,000 in advances on Rural Utilities Service-guaranteed Federal Financing Bank loans for long-term financing of general and environmental improvements at existing plants.

c)
Pollution Control Revenue Bonds:

    On December 28, 2017, the Development Authority of Burke County (Georgia) issued, on our behalf, $399,785,000 (Series 2017C, D, E, F Burke) in aggregate principal amount of tax-exempt pollution control revenue bonds to refinance costs associated with certain of our pollution control facilities. The bonds were directly purchased by two banks and the proceeds defeased our obligations under $399,785,000 of pollution control revenue bonds issued in 2008 that were callable on or after January 1, 2018. Those 2008 bonds were fully redeemed on their call date. Each series of the 2017 bonds bore interest at an indexed variable rate until February 1, 2018 when we converted the bonds into fixed interest rate modes. We converted the (i) $200,000,000 Series 2017C and Series 2017D bonds to a fixed rate of 4.125% per annum to maturity with an optional call at par on February 1, 2028, (ii) $100,000,000 Series 2017E bonds to a fixed term rate of 3.25% per annum to the mandatory tender date of February 3, 2025 and (iii) $99,785,000 Series 2017F bonds to a fixed term rate of 3.00% per annum to the mandatory tender date of February 1, 2023. The Series 2017C, D, E, F bonds are scheduled to mature in 2041 through 2045. Our payment obligations related to these bonds are secured under our first mortgage indenture.

d)
First Mortgage Bonds:

    On October 30, 2018, we issued $500,000,000 of 5.05% first mortgage bonds, Series 2018A, for the purpose of providing long-term financing for expenditures related to the construction of Vogtle Units No. 3 and No. 4. The bonds are due to mature October 2048 and are secured under our first mortgage indenture.

e)
Credit Facilities:

    As of December 31, 2018, we had a total of $1,610,000,000 of committed credit arrangements comprised of four separate facilities with maturity dates that range from March 2020 to December 2023. These credit facilities are for general working capital purposes, issuing letters of credit and backing up outstanding commercial paper. Under our unsecured committed lines of credit that we had in place at December 31, 2018, we had the ability to issue letters of credit totaling $760,000,000 in the aggregate, of which $509,000,000 remained available. At December 31, 2018, we had 1) $251,000,000 under these lines of credit in the form of issued letters of credit supporting variable rate demand bonds and collateral postings to third parties, and 2) $436,627,000 dedicated under one of these lines of credit to support a like amount of commercial paper that was outstanding.

    The weighted average interest rate on short-term borrowings at December 31, 2018 and December 31, 2017 was 2.98% and 1.58%, respectively.

8. Electric plant, construction and related agreements:

a. Electric plant

    We, along with Georgia Power, have entered into agreements providing for the purchase and subsequent joint operation of certain electric generating plants. Each co-owner is responsible for providing their own financing. The plant investments disclosed in the table below represent our undivided interest in each plant. A summary of our plant investments and related accumulated depreciation as of December 31, 2018 and 2017 is as follows:

	2018		2017
	(dollars in thousands)
Plant	Investment	Accumulated Depreciation	Investment	Accumulated Depreciation

In-service(1)
Owned property
Vogtle Units No. 1 & No. 2 (Nuclear – 30% ownership)	$2,975,727	$(1,775,569)	$2,916,852	$(1,751,558)
Vogtle Units No. 3 & No. 4 (Nuclear – 30% ownership)	55,861	(3,479)	36,745	(2,514)
Hatch Units No. 1 & No. 2 (Nuclear – 30% ownership)	910,259	(441,240)	824,890	(420,000)
Wansley Units No. 1 & No. 2 (Fossil – 30% ownership)	655,618	(311,606)	587,436	(236,155)
Scherer Unit No. 1 (Fossil – 60% ownership)	1,222,538	(442,840)	1,102,085	(399,774)
Doyle (Combustion Turbine - 100% ownership)	137,133	(109,509)	136,351	(106,370)
Rocky Mountain Units No. 1, No. 2 & No. 3 (Hydro – 75% ownership)	618,621	(258,359)	609,048	(246,758)
Hartwell (Combustion Turbine - 100% ownership)	226,156	(105,540)	225,808	(104,269)
Hawk Road (Combustion Turbine - 100% ownership)	254,925	(75,308)	251,671	(73,998)
Talbot (Combustion Turbine - 100% ownership)	293,638	(136,007)	292,250	(128,344)
Chattahoochee (Combined cycle - 100% ownership)	315,463	(141,279)	313,587	(133,378)
Smith (Combined cycle - 100% ownership)	648,464	(179,486)	642,732	(170,366)
Wansley (Combustion Turbine – 30% ownership)	3,887	(3,626)	3,887	(3,552)
Transmission plant	95,861	(56,973)	92,929	(55,502)
Other	93,503	(56,193)	92,179	(54,927)
Property under capital lease:
Scherer Unit No. 2 (Fossil – 60% leasehold)	776,316	(447,391)	757,957	(414,867)

Total in-service	$9,283,970	$(4,544,405)	$8,886,407	$(4,302,332)

Construction work in progress
Vogtle Units No. 3 & No. 4(2)	$3,600,631		$2,721,949
Environmental and other
generation improvements	263,146		212,476
Other	2,265		1,443

Total construction work in progress	$3,866,042		$2,935,868

(1)
Amounts include plant acquisition adjustments at December 31, 2018 and 2017 of $197,000,000.
(2)
The 2017 amount is net of a $1,104,000,000 credit recorded as a result of payments received from Toshiba under the Guarantee Settlement Agreement as described in Note 8b.

    Our proportionate share of direct expenses of joint operation of the above plants is included in the corresponding operating expense captions (e.g., fuel, production) on the accompanying Statement of Revenues and Expenses.

b. Construction

Vogtle Units No. 3 and No. 4

    We, Georgia Power Company, the Municipal Electric Authority of Georgia (MEAG), and the City of Dalton, Georgia, acting by and through its Board of Water, Light and Sinking Fund Commissioners, doing business as Dalton Utilities (collectively, the Co-owners) are parties to an Ownership Participation Agreement that, along with other agreements, governs our participation in two additional nuclear units at Plant Vogtle, Units No. 3 and No. 4. The Co-owners appointed Georgia Power to act as agent under this agreement. Our ownership interest and proportionate share of the cost to construct these units is 30%. Pursuant to this agreement, Georgia Power has designated Southern Nuclear Operating Company, Inc. as its agent for licensing, engineering, procurement, contract management, construction and pre-operation services.

    In 2008, Georgia Power, acting for itself and as agent for the Co-owners, entered into an Engineering, Procurement and Construction Agreement (the EPC Agreement) with Westinghouse Electric Company LLC and Stone & Webster, Inc., which was subsequently acquired by Westinghouse and changed its name to WECTEC Global Project Services Inc. (collectively, Westinghouse). Pursuant to the EPC Agreement, Westinghouse agreed to design, engineer, procure, construct and test two 1,100 megawatt nuclear units using the Westinghouse AP1000 technology and related facilities at Plant Vogtle.

    Until March 2017, construction on Units No. 3 and No. 4 continued under the substantially fixed price EPC Agreement. In March 2017, Westinghouse filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code. Effective in July 2017, Georgia Power, acting for itself and as agent for the other Co-owners, and Westinghouse entered into a services agreement (the Services Agreement), pursuant to which Westinghouse is providing facility design and engineering services, procurement and technical support and staff augmentation on a time and materials cost basis. The Services Agreement provides that it will continue until the start-up and testing of Vogtle Units No. 3 and No. 4 is complete and electricity is generated and sold from both units. The Services Agreement is terminable by the Co-owners upon 30 days' written notice.

    In October 2017, Georgia Power, acting for itself and as agent for the other Co-owners, entered into a construction completion agreement with Bechtel Power Corporation, pursuant to which Bechtel serves as the primary contractor for the remaining construction activities for Vogtle Units No. 3 and No. 4 (the Bechtel Agreement). The Bechtel Agreement is a cost reimbursable plus fee arrangement, whereby Bechtel is reimbursed for actual costs plus a base fee and an at-risk fee, which is subject to adjustment based on Bechtel's performance against cost and schedule targets. Each Co-owner is severally, and not jointly, liable for its proportionate share, based on its ownership interest, of all amounts owed to Bechtel under the Bechtel Agreement. The Co-owners may terminate the Bechtel Agreement at any time for their convenience, provided that the Co-owners will be required to pay amounts related to work performed prior to the termination (including the applicable portion of the base fee), certain termination-related costs and, at certain stages of the work, the applicable portion of the at-risk fee. Bechtel may terminate the Bechtel Agreement under certain circumstances, including certain Co-owner suspensions of work, certain breaches of the Bechtel Agreement by the Co-owners, Co-owner insolvency and certain other events.

    In November 2017, the Co-owners entered into an amendment to their joint ownership agreements for Vogtle Units No. 3 and No. 4 to provide for, among other conditions, additional Co-owner approval requirements. These joint ownership agreements, including the Co-owner approval requirements, were subsequently amended, effective August 31, 2018. As described below, certain provisions of the Joint Ownership Agreements were modified further on September 26, 2018 by the Term Sheet that was memorialized on February 18, 2019 when the Co-owners entered into certain amendments (the Global Amendments) to the Joint Ownership Agreements (as amended, the Joint Ownership Agreements).

    On December 21, 2017, the Georgia Public Service Commission took a series of actions related to the construction of Vogtle Units No. 3 and No. 4 and issued its related order on January 11, 2018. Among other actions, the Public Service Commission (i) accepted Georgia Power's recommendation to continue construction of Vogtle Units No. 3 and No. 4, with Southern Nuclear serving as construction manager and Bechtel as primary contractor and (ii) approved the revised schedule placing Unit No. 3 in service in November 2021 and Unit No. 4 in service in November 2022. In its January 11, 2018 order, the Public Service Commission stated if certain conditions change and assumptions upon which Georgia Power's seventeenth Vogtle construction monitoring (VCM) report are based do not materialize, the Public Service Commission reserved the right to reconsider the decision to continue construction. Third parties have filed two petitions with the Fulton County Superior Court appealing the Georgia Public Service Commission's January 11, 2018 order. On December 21, 2018, the Superior Court granted Georgia Power's motion to dismiss the two appeals. On January 9, 2019, those parties appealed that decision to the Georgia Court of Appeals. Georgia Power has stated that it believes the appeal has no merit; however, an adverse outcome in the appeal combined with subsequent adverse action by the Public Service Commission could have a material impact on our financial condition and results of operations.

    In 2018, Georgia Power advised us that it became aware that the estimated future Vogtle project costs were projected to exceed the corresponding budgeted amounts included in its seventeenth VCM report. Upon discovery of these variances, the Co-owners requested Southern Nuclear perform a full cost analysis and reforecast the cost to complete the project and engaged a third party to independently assess this analysis, forecast, and existing project controls for identifying budget variances. Following this analysis, Georgia Power proposed an increased construction budget and included a revised estimate to complete in its nineteenth VCM report filed with the Georgia Public Service Commission in August 2018. This revised estimate included an approximate $1.5 billion increase in capital costs (our 30% share is approximately $450 million) and a project-level contingency in an amount of $800 million (our 30% share is $240 million). The increase in the revised budget is primarily attributable to Bechtel and subcontractor construction costs, including craft labor incentives, as well as expenses for project management, oversight and support. The scheduled in-service dates of November 2021 and November 2022 for Vogtle Units No. 3 and No. 4, respectively, did not change in connection with these budget revisions.

    Further, Georgia Power informed the Public Service Commission in its nineteenth VCM report that it did not intend to seek rate recovery for its proportionate share of the additional capital costs identified in that report. As a result of Georgia Power's decision not to seek rate recovery of its allocation of these costs and the increased construction budget, the holders of at least 90% of the ownership interests in Vogtle Units No. 3 and No. 4 were required to vote to continue construction.

    In September 2018, the Co-owners voted to continue construction of Vogtle Units No. 3 and No. 4. In connection with our vote to continue construction with Vogtle Units No. 3 and No. 4, we approved a revised budget of $7.5 billion for our 30% ownership interest. The impact of the additional project costs on our budget was substantially mitigated by nearly $500 million of contingency included in our prior budget. As with our prior budgets and consistent with our conservative budget practices, our revised budget includes a separate Oglethorpe-level contingency amount in addition to capital costs, allowance for funds used during construction, and our allocation of the project-level contingency. We and some of our members have implemented various rate management programs to lessen the impact on rates when Vogtle Units No. 3 and No. 4 reach commercial operation. As of December 31, 2018, our total investment in the additional Vogtle units was approximately $3.9 billion.

    As construction continues, risks remain that construction-related challenges, including management of contractors, subcontractors, and vendors; labor productivity, availability, and/or cost escalation; procurement, fabrication, delivery, assembly and/or installation and testing, including any required engineering changes, of plant systems, structures and components; or other issues could further impact the projected schedule and cost. Monthly construction production targets required to maintain the current project schedule will continue to increase significantly throughout 2019. To meet these increasing monthly targets, existing craft construction productivity must improve and additional craft laborers must be retained and deployed. Aspects of the Westinghouse AP1000 design are based on new technologies that only recently began commercial operation in the global nuclear industry at this scale.

    Georgia Power and Southern Nuclear are in the process of validating recent construction progress in comparison to the projected schedule and verifying and updating quantities of commodities remaining to install, labor productivity, and forecasted staffing needs. This verification process, led by Southern Nuclear, is expected to be completed during the second quarter of 2019. Although the verification is not complete, we currently do not anticipate any material changes to our project budget of $7.5 billion or the Public Service Commission approved in-service dates of November 2021 and November 2022 as a result of this verification process. However, the current schedule being utilized to manage construction at the Vogtle site, which targets in-service dates in advance of November 2021 and November 2022, may be adjusted to reflect updated information provided by the verification process. The ultimate impact on cost and schedule, if any, will not be known until the verification process is completed. Georgia Power has stated that it is required to report the results and any project impacts to the Public Service Commission by May 15, 2019.

    There have been technical and procedural challenges to the construction and licensing of Vogtle Units No. 3 and No. 4 at the federal and state level and additional challenges may arise. Processes are in place that are designed to assure compliance with the requirements specified in the Westinghouse Design Control Document and the combined construction and operating licenses, including inspections by Southern Nuclear and the Nuclear Regulatory Commission that occur throughout construction. As a result of such compliance processes, certain license amendment requests have been filed and approved or are pending before the Nuclear Regulatory Commission. Various design and other licensing-based compliance matters, including the timely resolution of inspections, tests, analyses, and acceptance criteria and the related approvals by the Nuclear Regulatory Commission, may arise, which may result in additional license amendments or require other resolution. If any license amendment requests or other licensing-based compliance issues are not resolved in a timely manner, there may be further delays in the project schedule that could result in increased costs to the Co-owners.

    In connection with the September 2018 vote to continue construction, Georgia Power entered into a binding term sheet with the other Co-owners and MEAG's wholly-owned subsidiaries MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, and MEAG Power SPVP, LLC that mitigated certain financial exposure for the other Co-owners and offered to purchase production tax credits from each of the other Co-Owners, at that Co-owner's option (the Term Sheet). On February 18, 2019, the Co-owners entered into the Global Amendments to memorialize the provisions of the Term Sheet. Pursuant to the Global Amendments and consistent with the Term Sheet, the Joint Ownership Agreements provide that:

  •
  each Co-owner is obligated to pay its proportionate share of construction costs for Vogtle Units No. 3 and No. 4 based on its ownership interest up to (i) the estimated cost at completion ("EAC") for Vogtle Units No. 3 and No. 4 which formed the basis of Georgia Power's forecast of $8.4 billion in Georgia Power's nineteenth VCM report filed with the Georgia Public Service Commission plus (ii) $800 million of additional construction costs;

  •
  Georgia Power will be responsible for 55.7% of construction costs, subject to exceptions, that exceed the EAC in the nineteenth VCM report by $800 million to $1.6 billion (resulting in up to $80 million of potential additional costs to Georgia Power which would save Oglethorpe up to $44 million), with the remaining Co-owners responsible for 44.3% of such costs pro rata in accordance with their respective ownership interests (equal to 24.5% for our 30% ownership interest); and

  •
  Georgia Power will be responsible for 65.7% of construction costs, subject to exceptions, that exceed the EAC in the nineteenth VCM report by $1.6 billion to $2.1 billion (resulting in up to a further $100 million of potential additional costs to Georgia Power which would save Oglethorpe up to an additional $55 million), with the remaining Co-owners responsible for 34.3% of such costs pro rata in accordance with their respective ownership interests (equal to 19.0% for our 30% ownership interest).

    If the EAC is revised and exceeds the EAC in the nineteenth VCM report by more than $2.1 billion, each of the Co-owners, other than Georgia Power, will have a one-time option at the time the project budget forecast is so revised to tender a portion of its ownership interest to Georgia Power in exchange for Georgia Power's agreement to pay 100% of such Co-owner's remaining share of construction costs in excess of the EAC in the nineteenth VCM report plus $2.1 billion. In this event, Georgia Power would have the option of cancelling the project in lieu of purchasing a portion of the ownership interest of any other Co-owner. If Georgia Power accepts the offer to purchase a portion of another Co-owner's ownership interest in Vogtle Units No. 3 and No. 4, the ownership interest to be conveyed from the tendering Co-owner to Georgia Power will be calculated based on the proportion of the cumulative amount of construction costs paid by each such tendering Co-owner and by Georgia Power as of the commercial operation date of Vogtle Unit No. 4. For purposes of this calculation, payments made by Georgia Power on behalf of another Co-owner in accordance with the second and third bullets above will be treated as payments made by the applicable Co-owner. This option to tender a portion of our interest to Georgia Power upon such a budget increase would allow us to freeze our construction budget associated with the Vogtle project in exchange for a portion of our 30% ownership interest.

    In the event the actual costs of construction at completion of a unit are less than the EAC reflected in the nineteenth VCM report and (i) Vogtle Unit No. 3 is placed in service by the currently scheduled date of November 2021 or (ii) Vogtle Unit No. 4 is placed in service by the currently scheduled date of November 2022, Georgia Power will be entitled to 60.7% of the cost savings with respect to the relevant unit and the remaining Co-owners will be entitled to 39.3% of such savings on a pro rata basis in accordance with their respective ownership interests.

    Pursuant to the Global Amendments, the Co-owners will continue to retain a third party to independently consult, advise and report to the Co-owners on issues pertaining to (i) project management and controls, (ii) organizational controls, (iii) commercial management plans and (iv) interim project reports until released by 67% of the Co-owners.

    Pursuant to the Joint Ownership Agreements, as amended by the Global Amendments, the holders of at least 90% of the ownership interests in Vogtle Units No. 3 and No. 4 must vote to continue construction, or can vote to suspend construction, if certain adverse events occur, including: (i) the bankruptcy of Toshiba Corporation; (ii) termination or rejection in bankruptcy of certain agreements, including the Services Agreement, the Bechtel Agreement or the agency agreement with Southern Nuclear; (iii) Georgia Power publicly announces its intention not to submit for rate recovery any portion of its investment in Vogtle Units No. 3 and No. 4 (or associated financing costs) or the Georgia Public Service Commission determines that any of Georgia Power's costs relating to the construction of Vogtle Units No. 3 and No. 4 will not be recovered in retail rates, excluding any additional amounts paid by Georgia Power on behalf of the other Co-owners pursuant to the Global Amendment provisions described above and the first 6% of costs during any six-month VCM reporting period that are disallowed by the Public Service Commission for recovery, or for which Georgia Power elects not to seek cost recovery, through retail rates or (iv) an incremental extension of one year or more over the most recently approved schedule. In addition, pursuant to the Joint Ownership Agreements, the required approval of holders of ownership interests in Vogtle Units No. 3 and No. 4 is at least (i) 90% for a change of the primary construction contractor and (ii) 67% for material amendments to the Services Agreement or agreements with Southern Nuclear or the primary construction contractor, including the Bechtel Agreement.

    The Global Amendments provide that Georgia Power may cancel the project at any time at its sole discretion. In the event that Georgia Power determines to cancel the project or fewer than 90% of the Co-owners vote to continue construction upon the occurrence of a subsequent project adverse event, we and the other Co-owners would assess our options for the Vogtle project. If the investment were to be written off, we would seek regulatory accounting treatment to amortize the investment over a long-term period, which requires the approval of our board of directors, and we would submit the regulatory accounting treatment details to the Rural Utilities Service for its approval. Further, if Georgia Power or the Co-owners decided to cancel the project, the Department of Energy would have the discretion to require that we repay all amounts outstanding under our loan guarantee agreement with the Department of Energy over a five-year period as discussed in Note 7.

    We have an aggregate amount of $4,676,749,167 in federal loans from the Federal Financing Bank guaranteed by the Department of Energy, pursuant to which we have borrowed $1,794,723,000 as of December 31, 2018. On March 15, 2019, we received an advance of an additional $585,000,000 of funding guaranteed by the Department of Energy. For additional information regarding these loans and the related loan guarantee, including conditions for future advances, potential repayment over a five-year period, covenants and events of default under the loan guarantee agreement with the Department of Energy, see Note 7.

    We have also financed $1,887,000,000 of the capital costs of the Vogtle units through capital market debt issuances. We anticipate financing any project costs not guaranteed by the Department of Energy in the capital markets.

    The ultimate outcome of these matters cannot be determined at this time.

9. Employee benefit plans:

    Our retirement plan is a contributory 401(k) that covers substantially all employees. An employee may contribute, subject to IRS limitations, up to 60% of his or her eligible annual compensation. At our discretion, we may match the employee's contribution and have done so each year of the plan's existence. The match, which is calculated each pay period, currently can be equal to as much as three-quarters of the first 6% of an employee's eligible compensation, depending on the amount and timing of the employee's contribution. Our contributions to the matching feature of the plan were approximately $1,497,000, $1,436,000 and $1,371,000 in 2018, 2017 and 2016, respectively.

    Our 401(k) plan also includes an employer retirement contribution feature, which subject to IRS limitations, contributes 11% of an employee's eligible annual compensation. Our contributions to the employer retirement contribution feature of the 401(k) plan were approximately $3,903,000, $3,791,000 and $3,678,000 in 2018, 2017 and 2016, respectively.

    We also sponsor two deferred compensation plans for eligible employees. Eligible employees are defined as highly compensated individuals within the definition of the Internal Revenue Code. The plans offer investment options to all eligible participants without regard to salary limits. In addition, one plan enables us to continue employer retirement contributions to highly compensated employees who exceed Internal Revenue Code salary limits for retirement plan contributions. The value of the plans is recorded as an asset and an equal offsetting liability with balances of $2,387,000 and $2,145,000 in 2018 and 2017, respectively.

10. Nuclear insurance:

    The Price-Anderson Act limits public liability claims that could arise from a single nuclear incident to $14,100,000,000. This amount is covered by private insurance and a mandatory program of deferred premiums that could be assessed against all owners of nuclear power reactors. Such private insurance provided by American Nuclear Insurers (ANI), is carried by Georgia Power for the benefit of all the co-owners of Plants Hatch and Vogtle. Agreements of indemnity have been entered into by and between each of the co-owners and the NRC. In the event of a nuclear incident involving any commercial nuclear facility in the country involving total public liability in excess of $450,000,000, a licensee of a nuclear power plant could be assessed a deferred premium of up to $138,000,000 per incident for each licensed reactor operated by it, but not more than $20,000,000 per reactor per incident to be paid in a calendar year. On the basis of our ownership interest in four nuclear reactors, we could be assessed a maximum of $165,000,000 per incident, but not more than $25,000,000 in any one year. Both the maximum assessment per reactor and the maximum yearly assessment are adjusted for inflation at least every five years, and exclude any applicable state premium taxes. The next scheduled adjustment is due no later than September 10, 2023.

    Georgia Power, on behalf of all the co-owners of Plants Hatch and Vogtle, is a member of Nuclear Electric Insurance, Ltd. (NEIL), a mutual insurer established to provide property damage insurance coverage in an amount up to $1,500,000,000 for members' operating nuclear generating facilities. Additionally, there is coverage through NEIL for decontamination, excess property insurance, and premature decommissioning coverage up to $1,250,000,000 for nuclear losses and non-nuclear policies providing coverage up to $750,000,000 for non-nuclear losses in excess of the $1,500,000,000 primary coverage.

    Georgia Power, on behalf of all the co-owners has purchased a builders' risk property insurance policy from NEIL for Vogtle Units No. 3 and No. 4. This policy provides $2,750,000,000 in limits for accidental property damage occurring during construction.

    Under each of the NEIL policies, members are subject to retroactive assessments in proportion to their premiums, if losses each year exceed the accumulated reserve funds available to the insurer. The portion of the current maximum annual assessment for Georgia Power that would be payable by Oglethorpe based on ownership share, is limited to approximately $42,000,000.

    Claims resulting from terrorist acts are covered under both the ANI and NEIL policies (subject to normal policy limits). The aggregate, however, that NEIL will pay for all claims resulting from terrorist acts in any 12-month period is $3,200,000,000 plus such additional amounts NEIL can recover through reinsurance, indemnity, or other sources.

    For all on-site property damage insurance policies for commercial nuclear power plants, the NRC requires that the proceeds of such policies shall be dedicated first for the sole purpose of placing the reactor in a safe and stable condition after an accident. Any remaining proceeds are next to be applied toward the costs of decontamination and debris removal operations ordered by the NRC, and any further remaining proceeds are to be paid either to Georgia Power, for the benefit of all the co-owners, or to bond trustees as may be appropriate under the policies and applicable trust indentures.

    All retrospective assessments, whether generated for liability or property, may be subject to applicable state premium taxes. In the event of a loss, the amount of insurance available may not be adequate to cover property damage and other incurred expenses. Uninsured losses and other expenses could have a material adverse effect on our financial condition and results of operations.

11. Commitments:

a. Operating leases

    As of December 31, 2018, our estimated minimum rental commitments are as follows:

(dollars in thousands)

2019	$3,730
2020	1,413
2021	798
2022	608
2023	386
Thereafter	1,157

    Our rental commitments are primarily for leases of railcars which are used to deliver coal to our coal-fired facilities. These railcar leasing costs are added to the cost of the fossil inventories and are recognized in fuel expense as the inventories are consumed. Rental expenses totaled $4,562,000, $4,919,000 and $4,456,000 in 2018, 2017 and 2016, respectively. We are assessing our future railcar needs and evaluating leasing options.

b. Fuel

    To supply a portion of the fuel requirements to our generating units, Georgia Power, on our behalf for coal and Southern Nuclear on our behalf for nuclear fuel, have entered into various long-term commitments for the procurement of coal and nuclear fuel. The contracts in most cases contain provision for price escalations, minimum and maximum purchase levels and other financial commitments. The value of the coal commitments is based on maximum coal prices and minimum volumes as provided in the contracts and does not include taxes, transportation, government impositions or railcar costs.

    We have entered into long-term agreements with various counterparties to provide firm natural gas transportation to our natural gas-fired facilities. The value of these agreements is based on fixed rates as provided in the contracts and does not include variable costs.

    We have also entered into long-term maintenance agreements for certain of our natural gas-fired facilities. In most cases, these agreements include provisions for price escalation and performance bonuses and, if applicable, are included in the values; timing of expenditures is based on current operational assumptions. Certain agreements contain significant cancellation for convenience penalties and, therefore, amounts in the table below include total estimated expenditures over the life of the agreement. If these agreements were terminated by us in 2019 for convenience, our cancellation obligation would be approximately $80,000,000.

    We have asset retirement obligations which are legal obligations to retire long-lived assets. These obligations are primarily for the decommissioning of our nuclear units and coal ash ponds. Expenditures are based on estimates determined through decommissioning studies and include provisions for price escalation and other factors. See Note 1h for information regarding our asset retirement obligations.

    As of December 31, 2018, our estimated commitments are as follows:

	(dollars in thousands)
	Coal	Nuclear Fuel	Gas Transportation	Maintenance Agreements	Asset Retirement Obligations

2019	$22,065	$49,100	$64,497	$29,510	$8,664
2020	7,091	27,500	63,260	53,911	11,274
2021	2,348	30,300	62,737	14,461	11,215
2022	–	25,400	53,796	14,929	11,200
2023	–	18,400	47,513	3,330	37,743
Thereafter	–	35,100	848,609	281,938	3,536,362

12. Contingencies and Regulatory Matters:

    We do not anticipate that the liabilities, if any, for any current proceedings against us will have a material effect on our financial condition or results of operations. However, at this time, the ultimate outcome of any pending or potential litigation cannot be determined.

Environmental Matters

    As is typical for electric utilities, we are subject to various federal, state and local environmental laws which represent significant future risks and uncertainties. Air emissions, water discharges and water usage are extensively controlled, closely monitored and periodically reported. Handling and disposal requirements govern the manner of transportation, storage and disposal of various types of waste. We are also subject to climate change regulations that impose restrictions on emissions of greenhouse gases, including carbon dioxide.

    Such requirements may substantially increase the cost of electric service, by requiring modifications in the design or operation of existing facilities or the purchase of emission allowances. Failure to comply with these requirements could result in civil and criminal penalties and could include the complete shutdown of individual generating units not in compliance. Certain of our debt instruments require us to comply in all material respects with laws, rules, regulations and orders imposed by applicable governmental authorities, which include current and future environmental laws or regulations. Should we fail to be in compliance with these requirements, it would constitute a default under those debt instruments. We believe that we are in compliance with those environmental regulations currently applicable to our business and operations. Although it is our intent to comply with current and future regulations, we cannot provide assurance that we will always be in compliance.

    The ultimate impact of any environmental regulations is uncertain and could have an effect on our financial condition, results of operations and cash flows as a result of future additional capital expenditures and increased operations and maintenance costs.

    Additionally, litigation over environmental issues and claims of various types, including property damage, personal injury, common law nuisance, and citizen enforcement of environmental requirements such as air quality and water standards, has increased generally throughout the United States. In particular, personal injury and other claims for damages caused by alleged exposure to hazardous materials, and common law nuisance claims for injunctive relief, personal injury and property damage allegedly caused by coal combustion residue, greenhouse gas and other emissions have become more frequent.

13. Quarterly financial data (unaudited):

    Summarized quarterly financial information for 2018 and 2017 is as follows:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter

	(dollars in thousands)
2018
Operating revenues	$373,646	$365,921	$384,644	$355,902
Operating margin	69,931	60,849	54,845	39,351
Net margin	27,400	17,285	11,334	(4,820)
2017
Operating revenues	$354,170	$361,369	$376,656	$342,001
Operating margin	69,330	63,472	59,520	46,548
Net margin	21,454	15,676	11,555	2,592

    The negative net margins in the fourth quarter of 2018 were due to reductions to revenue requirements in order to achieve, but not exceed, the targeted margins for interest ratio of 1.14.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members and the Board of Directors of Oglethorpe Power Corporation

Opinion on the Financial Statements

    We have audited the accompanying consolidated balance sheets and consolidated statements of capitalization of Oglethorpe Power Corporation (the Company) as of December 31, 2018 and 2017, the related consolidated statements of revenues and expenses, comprehensive margin, patronage capital and membership fees and accumulated other comprehensive (deficit) margin and cash flows for the years then ended, and the related notes (collectively referred to as the "consolidated financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

    These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

    We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

    Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

    We have served as the Company's auditor since 2010.

Atlanta, Georgia
March 29, 2019

APPENDIX B—MEMBERS' FINANCIAL AND STATISTICAL INFORMATION

FINANCIAL AND STATISTICAL INFORMATION FOR
38 MEMBERS OF OGLETHORPE POWER CORPORATION

        Our members operate their systems on a not-for-profit basis. Accumulated margins derived after payment of operating expenses and provision for depreciation constitute patronage capital of the consumers of our members. Refunds of accumulated patronage capital to the individual consumers may be made from time to time subject to limitations contained in mortgages between our members and the Rural Utilities Service or loan documents with other lenders. The Rural Utilities Service mortgage generally prohibits such distributions unless, after any such distribution, the member's total equity will equal at least 30% of its total assets, except that distributions may be made of up to 25% of the margins and patronage capital received by the member in the preceding year provided that equity is at least 20%.

        We are a membership corporation, and our members are not our subsidiaries. Except with respect to the obligations of our members under each member's wholesale power contract with us and our rights under such contracts to receive payment for power and energy supplied, we have no legal interest in, or obligations in respect of, any of the assets, liabilities, equity, revenues or margins of our members.

        The following selected information on the individual members is intended to show, in the aggregate, the assets, liabilities, equity, revenues and margins of our members. Member assets, liabilities, equity, revenues and margins should not, however, be attributed to us. In addition, the revenues of our members are not pledged to us, but such revenues are received by the respective members and are the source from which moneys are derived by our members to pay for power and energy received from us. Revenues of our members are, however, pledged under their respective Rural Utilities Service mortgages or loan documents with other lenders.

        The information contained in these tables was taken from Rural Utilities Service Financial and Statistical Reports (RUS Form 7) or similar reports prepared for other lenders or provided directly by a member. This information has not been independently verified by the Rural Utilities Service, any lender or us. The "Total" columns were not supplied or compiled by the Rural Utilities Service, any lender or our members. The "Total" column in each table is for informational purposes only, inasmuch as each member operates independently and is not responsible for the obligations of other members, except as provided in the wholesale power contracts (see "OUR BUSINESS—Business Overview—Wholesale Power Contracts"). In addition, the Times Interest Earned, Equity to Assets and Equity to Total Capitalization ratios were calculated by us from information obtained from each member's RUS Form 7 or other financial information provided to us, but the calculations were not independently verified by our members. No adjustments were made by us in calculating these ratios for items such as debt refinancings that are not reflected separately on the financial information provided to us.

        For the calendar years 2015, 2016 and 2017, the information on the individual members is presented in the succeeding tables as follows:

  Table 1—Selected Statistics,
  Table 2—Average Number of Consumers Served,
  Table 3—Annual Megawatt-hour Sales by Consumer Class,
  Table 4—Annual Revenues by Consumer Class,
  Table 5—Summary of Operating Results, and
  Table 6—Condensed Balance Sheet Information.

FINANCIAL AND STATISTICAL INFORMATION FOR THE
38 MEMBERS OF OGLETHORPE POWER CORPORATION

Table 1
SELECTED STATISTICS OF EACH MEMBER
(as of December 31)

	Altamaha	Amicalola	Canoochee	Carroll	Central Georgia	Coastal	Cobb	Colquitt	Coweta- Fayette	Diverse
2017
Avg. Monthly Residential Rev. ($)	141.53	130.92	145.14	135.06	121.48	171.71	128.13	122.76	130.48	160.37
Avg. Monthly Residential kWh	1,029	1,125	1,140	1,118	1,242	1,221	1,103	1,155	1,194	1,192
Avg. Residential Rev.(cents per kWh)	13.76	11.64	12.73	12.08	9.78	14.06	11.62	10.63	10.93	13.45
Times Interest Earned Ratio (1)	2.24	2.27	2.21	3.13	2.03	2.54	1.95	2.23	2.26	1.30
Equity / Assets (1)	55%	48%	46%	46%	35%	34%	36%	43%	45%	35%
Equity / Total Capitalization (1)	61%	64%	56%	52%	40%	37%	46%	52%	51%	40%
2016
Avg. Monthly Residential Rev. ($)	140.54	135.84	144.19	142.51	124.50	170.46	128.21	130.43	130.81	160.78
Avg. Monthly Residential kWh	1,076	1,199	1,183	1,186	1,324	1,253	1,224	1,218	1,282	1,273
Avg. Residential Rev.(cents per kWh)	13.06	11.33	12.19	12.02	9.40	13.60	10.47	10.71	10.21	12.63
Times Interest Earned Ratio (1)	2.67	2.10	2.14	4.05	1.53	2.31	2.72	3.46	3.19	1.16
Equity / Assets (1)	59%	46%	45%	46%	37%	33%	36%	44%	45%	35%
Equity / Total Capitalization (1)	66%	60%	55%	53%	43%	37%	46%	52%	50%	40%
2015
Avg. Monthly Residential Rev. ($)	147.35	135.45	150.43	145.77	122.18	175.04	122.11	135.11	128.25	155.76
Avg. Monthly Residential kWh	1,081	1,211	1,195	1,189	1,304	1,300	1,164	1,228	1,268	1,289
Avg. Residential Rev.(cents per kWh)	13.63	11.18	12.59	12.26	9.37	13.47	10.49	11.00	10.11	12.08
Times Interest Earned Ratio (1)	2.94	2.15	2.38	3.12	1.83	2.28	2.80	2.39	2.85	2.00
Equity / Assets (1)	62%	47%	45%	44%	38%	32%	34%	43%	43%	38%
Equity / Total Capitalization (1)	69%	61%	55%	50%	44%	36%	42%	51%	47%	43%
	Middle Georgia	Mitchell	Ocmulgee	Oconee	Okefenoke	Planters	Rayle	Satilla	Sawnee	Slash Pine
2017
Avg. Monthly Residential Rev. ($)	149.93	157.95	117.75	141.42	146.24	148.85	141.16	135.28	129.20	133.83
Avg. Monthly Residential kWh	1,150	1,118	940	1,128	1,158	1,158	1,000	1,156	1,178	1,082
Avg. Residential Rev.(cents per kWh)	13.04	14.13	12.53	12.54	12.63	12.85	14.11	11.70	10.96	12.37
Times Interest Earned Ratio (1)	1.02	2.65	3.16	1.87	1.95	2.79	2.65	3.55	3.11	2.04
Equity / Assets (1)	41%	52%	57%	39%	37%	51%	33%	45%	37%	41%
Equity / Total Capitalization (1)	47%	64%	71%	46%	41%	58%	38%	56%	51%	50%
2016
Avg. Monthly Residential Rev. ($)	143.56	156.44	122.72	143.64	139.03	152.95	146.69	132.99	124.76	140.10
Avg. Monthly Residential kWh	1,236	1,183	995	1,201	1,190	1,210	1,064	1,215	1,293	1,138
Avg. Residential Rev.(cents per kWh)	11.62	13.23	12.33	11.96	11.68	12.64	13.79	10.95	9.65	12.31
Times Interest Earned Ratio (1)	2.53	2.60	3.83	1.86	1.79	2.97	2.07	3.88	2.40	2.41
Equity / Assets (1)	42%	52%	57%	38%	37%	51%	30%	44%	35%	41%
Equity / Total Capitalization (1)	46%	61%	68%	44%	43%	57%	35%	58%	48%	49%
2015
Avg. Monthly Residential Rev. ($)	147.25	152.22	125.46	152.01	139.43	154.43	146.18	137.82	124.62	140.40
Avg. Monthly Residential kWh	1,237	1,206	1,001	1,184	1,186	1,229	1,055	1,227	1,265	1,136
Avg. Residential Rev.(cents per kWh)	11.90	12.62	12.53	12.84	11.76	12.57	13.85	11.23	9.85	12.36
Times Interest Earned Ratio (1)	2.33	1.98	4.04	2.29	1.83	2.78	1.63	4.03	2.07	2.21
Equity / Assets (1)	41%	50%	53%	37%	37%	51%	29%	43%	36%	41%
Equity / Total Capitalization (1)	45%	59%	63%	42%	41%	58%	33%	54%	52%	51%

Footnotes:

(1)
Times Interest Earned and Equity ratios were calculated from information contained on each Member's RUS Form 7, or similar form provided to another lender, and were not independently verified by each respective Member.

 Table 1 (continued)

	Excelsior	Flint	Grady	GreyStone	Habersham	Hart	Irwin	Jackson	Jefferson	Little Ocmulgee
2017
Avg. Monthly Residential Rev. ($)	123.29	158.07	148.42	114.93	133.66	136.28	146.71	123.41	138.36	125.45
Avg. Monthly Residential kWh	1,195	1,305	1,055	1,153	1,013	1,052	1,017	1,184	1,081	943
Avg. Residential Rev.(cents per kWh)	10.32	12.12	14.06	9.97	13.19	12.95	14.43	10.42	12.80	13.30
Times Interest Earned Ratio (1)	2.59	1.92	3.25	2.81	2.52	2.88	1.85	2.80	2.16	1.89
Equity / Assets (1)	58%	39%	45%	46%	38%	48%	33%	43%	44%	36%
Equity / Total Capitalization (1)	68%	48%	55%	51%	50%	57%	37%	50%	52%	42%
2016
Avg. Monthly Residential Rev. ($)	123.68	152.08	145.99	123.23	137.19	143.15	138.48	130.61	141.81	133.44
Avg. Monthly Residential kWh	1,260	1,295	1,104	1,240	1,043	1,126	1,084	1,275	1,149	1,014
Avg. Residential Rev.(cents per kWh)	9.82	11.74	13.22	9.94	13.15	12.71	12.77	10.24	12.34	13.16
Times Interest Earned Ratio (1)	2.45	1.93	2.98	3.12	2.15	2.49	1.62	2.63	2.32	1.83
Equity / Assets (1)	59%	37%	45%	45%	40%	46%	33%	42%	44%	37%
Equity / Total Capitalization (1)	68%	45%	52%	51%	49%	55%	35%	49%	53%	42%
2015
Avg. Monthly Residential Rev. ($)	122.12	147.97	149.02	128.57	138.03	141.42	142.91	129.17	142.40	133.78
Avg. Monthly Residential kWh	1,271	1,314	1,124	1,223	1,043	1,117	1,083	1,267	1,147	1,018
Avg. Residential Rev.(cents per kWh)	9.61	11.26	13.26	10.51	13.24	12.67	13.20	10.19	12.42	13.14
Times Interest Earned Ratio (1)	2.37	1.70	2.83	3.24	2.24	2.59	1.54	2.25	2.35	3.00
Equity / Assets (1)	59%	37%	45%	46%	38%	41%	32%	40%	42%	36%
Equity / Total Capitalization (1)	67%	45%	56%	52%	45%	49%	36%	47%	50%	41%

	Snapping Shoals	Southern Rivers	Sumter	Three Notch	Tri- County	Upson	Walton	Washington		MEMBER WTD. AVG.
2017
Avg. Monthly Residential Rev. ($)	121.84	151.83	161.21	117.82	136.04	121.97	136.19	124.24		132.06
Avg. Monthly Residential kWh	1,239	1,197	1,242	853	1,103	1,079	1,204	1,009		1,156
Avg. Residential Rev.(cents per kWh)	9.83	12.7	12.98	13.8	12.34	11.31	11.31	12.31		11.43
Times Interest Earned Ratio (1)	1.89	2.08	1.93	3.03	1.92	3.58	3.10	2.40		2.43
Equity / Assets (1)	35%	41%	50%	46%	37%	61%	33%	52%		41%
Equity / Total Capitalization (1)	55%	50%	55%	51%	41%	69%	56%	57%		51%
2016
Avg. Monthly Residential Rev. ($)	129.42	155.57	166.28	122.62	135.78	124.72	141.48	128.15		134.61
Avg. Monthly Residential kWh	1,341	1,264	1,323	904	1,172	1,109	1,304	1,073		1,236
Avg. Residential Rev.(cents per kWh)	9.65	12.31	12.57	13.56	11.58	11.24	10.85	11.94		10.89
Times Interest Earned Ratio (1)	1.83	2.84	1.69	4.58	1.60	3.11	1.82	3.06		2.52
Equity / Assets (1)	36%	38%	46%	45%	37%	56%	35%	53%		41%
Equity / Total Capitalization (1)	55%	46%	51%	50%	41%	63%	57%	57%		50%
2015
Avg. Monthly Residential Rev. ($)	128.49	156.16	166.16	121.05	131.62	122.80	135.30	127.51		133.86
Avg. Monthly Residential kWh	1,337	1,269	1,351	915	1,177	1,104	1,286	1,073		1,226
Avg. Residential Rev.(cents per kWh)	9.61	12.31	12.30	13.23	11.19	11.12	10.52	11.89		10.92
Times Interest Earned Ratio (1)	1.77	2.91	2.22	2.42	1.54	3.71	3.64	2.89		2.47
Equity / Assets (1)	37%	34%	49%	42%	37%	50%	44%	53%		41%
Equity / Total Capitalization (1)	55%	41%	53%	46%	40%	58%	64%	57%		49%

Footnotes:

(1)
Times Interest Earned and Equity ratios were calculated from information contained on each Member's RUS Form 7, or similar form provided to another lender, and were not independently verified by each respective Member.

FINANCIAL AND STATISTICAL INFORMATION FOR THE
38 MEMBERS OF OGLETHORPE POWER CORPORATION

Table 2
AVERAGE NUMBER OF CONSUMERS SERVED BY EACH MEMBER

	Altamaha	Amicalola	Canoochee	Carroll	Central Georgia	Coastal	Cobb	Colquitt	Coweta- Fayette	Diverse
2017
Residential Service	18,524	43,564	20,636	47,873	50,524	16,174	183,170	59,857	73,281	29,812
Commercial & Industrial	1,835	4,810	360	2,525	4,914	2,454	16,590	3,527	6,100	4,174
Other	227	8	452	376	322	143	5,352	3,008	777	969

Total Consumers Served	20,586	48,382	21,448	50,774	55,760	18,771	205,112	66,392	80,158	34,955

2016
Residential Service	18,357	42,959	20,443	47,480	49,646	15,882	181,038	59,193	71,873	29,680
Commercial & Industrial	1,817	4,675	352	2,512	4,705	2,374	16,343	3,485	5,985	4,180
Other	238	8	432	375	312	144	5,322	2,906	767	953

Total Consumers Served	20,412	47,642	21,227	50,367	54,663	18,400	202,703	65,584	78,625	34,813

2015
Residential Service	18,209	42,453	20,233	47,109	48,895	15,458	178,830	58,483	70,951	29,509
Commercial & Industrial	1,811	4,564	349	2,492	4,559	2,293	16,045	3,485	5,916	4,182
Other	226	9	418	371	307	146	5,282	2,817	754	930

Total Consumers Served	20,246	47,026	21,000	49,972	53,761	17,897	200,157	64,785	77,621	34,621

	Middle Georgia	Mitchell	Ocmulgee	Oconee	Okefenoke	Planters	Rayle	Satilla	Sawnee	Slash Pine
2017
Residential Service	5,164	21,139	10,893	10,406	33,645	15,372	15,567	50,490	156,377	8,173
Commercial & Industrial	1,714	1,173	666	1,998	2,421	587	2,815	2,669	16,388	372
Other	1,158	2,892	598	180	435	964	—	2,345	1,964	273

Total Consumers Served	8,036	25,204	12,157	12,584	36,501	16,923	18,382	55,504	174,729	8,818

2016
Residential Service	5,126	21,102	10,871	10,377	33,088	15,210	15,587	50,156	151,906	8,067
Commercial & Industrial	1,703	1,190	659	1,948	2,449	585	2,711	2,640	15,935	373
Other	1,135	2,868	579	177	433	943	—	2,313	1,929	257

Total Consumers Served	7,964	25,160	12,109	12,502	35,970	16,738	18,298	55,109	169,770	8,697

2015
Residential Service	5,138	21,110	10,824	10,367	32,372	15,088	15,682	49,785	147,411	7,950
Commercial & Industrial	1,705	1,186	665	1,900	2,404	581	2,634	2,588	15,542	384
Other	1,094	2,835	558	172	434	925	—	2,280	1,921	262

Total Consumers Served	7,937	25,131	12,047	12,439	35,210	16,594	18,316	54,653	164,874	8,596

Table 2 (continued)

	Excelsior	Flint	Grady	GreyStone	Habersham	Hart	Irwin	Jackson	Jefferson	Little Ocmulgee
2017
Residential Service	20,982	73,923	18,594	118,255	32,019	28,147	10,619	202,989	31,799	10,795
Commercial & Industrial	1,373	10,284	490	10,509	2,482	7,844	225	17,305	1,760	143
Other	396	1,092	683	1,531	3	11	1,569	4,793	420	435

Total Consumers Served	22,751	85,299	19,767	130,295	34,504	36,002	12,413	225,087	33,979	11,373

2016
Residential Service	20,741	72,852	18,484	115,884	31,818	28,081	10,572	199,741	31,556	10,662
Commercial & Industrial	1,369	10,094	492	10,510	2,401	7,627	219	16,963	1,744	141
Other	387	1,070	673	1,513	7	11	1,526	4,732	414	420

Total Consumers Served	22,497	84,016	19,649	127,907	34,226	35,719	12,317	221,436	33,714	11,223

2015
Residential Service	20,544	72,167	18,427	114,466	31,654	28,080	10,677	196,654	31,265	10,607
Commercial & Industrial	1,365	9,952	480	9,698	2,388	7,418	167	16,677	1,716	136
Other	379	1,032	657	1,049	7	10	1,391	4,662	402	402

Total Consumers Served	22,288	83,151	19,564	125,213	34,049	35,508	12,235	217,993	33,383	11,145

	Snapping Shoals	Southern Rivers	Sumter	Three Notch	Tri- County	Upson	Walton	Washington		MEMBER TOTAL
2017
Residential Service	92,596	17,976	14,758	13,820	19,320	8,321	117,269	14,740		1,717,563
Commercial & Industrial	4,112	1,067	4,997	509	2,048	661	7,922	605		152,428
Other	1,272	19	757	962	—	120	1,689	124		38,319

Total Consumers Served	97,980	19,062	20,512	15,291	21,368	9,102	126,880	15,469		1,908,310

2016
Residential Service	90,999	17,817	14,707	13,792	19,218	8,312	115,494	14,701		1,693,472
Commercial & Industrial	4,047	1,079	4,943	514	2,013	658	7,815	602		149,852
Other	1,249	18	725	948	—	113	1,687	118		37,702

Total Consumers Served	96,295	18,914	20,375	15,254	21,231	9,083	124,996	15,421		1,881,026

2015
Residential Service	89,831	17,650	14,680	13,828	19,117	8,291	114,147	14,656		1,672,598
Commercial & Industrial	4,059	1,085	4,899	519	1,970	675	7,748	599		146,836
Other	1,226	17	695	937	—	113	1,665	111		36,496

Total Consumers Served	95,116	18,752	20,274	15,284	21,087	9,079	123,560	15,366		1,855,930

FINANCIAL AND STATISTICAL INFORMATION FOR THE
38 MEMBERS OF OGLETHORPE POWER CORPORATION

Table 3
ANNUAL MWh SALES BY CONSUMER CLASS OF EACH MEMBER

	Altamaha	Amicalola	Canoochee	Carroll	Central Georgia	Coastal	Cobb	Colquitt	Coweta- Fayette	Diverse
2017
Residential Service	228,658	588,113	282,349	642,477	753,012	237,054	2,424,326	829,766	1,050,168	426,514
Commercial & Industrial	168,606	110,224	115,166	375,690	424,127	247,319	1,184,070	277,134	451,792	200,473
Other	9,197	166	5,900	6,319	4,314	2,487	257,839	91,794	8,284	39,966

Total MWh Sales	406,461	698,502	403,415	1,024,486	1,181,453	486,860	3,866,234	1,198,694	1,510,244	666,952

2016
Residential Service	236,991	618,095	290,205	675,797	789,026	238,806	2,659,656	864,851	1,105,301	453,385
Commercial & Industrial	163,099	113,219	115,030	381,686	427,126	233,845	1,218,614	275,161	455,282	205,428
Other	11,632	174	8,428	6,909	4,445	2,561	266,644	115,668	8,245	47,517

Total MWh Sales	411,721	731,488	413,663	1,064,392	1,220,597	475,211	4,144,914	1,255,679	1,568,828	706,330

2015
Residential Service	236,206	617,022	290,100	672,224	764,836	241,077	2,497,093	862,037	1,080,014	456,495
Commercial & Industrial	166,949	111,139	117,416	379,203	415,726	236,840	1,199,301	265,690	446,645	206,451
Other	7,385	182	6,064	6,803	4,185	2,599	215,802	101,538	8,168	40,172

Total MWh Sales	410,540	728,343	413,580	1,058,230	1,184,746	480,515	3,912,197	1,229,265	1,534,827	703,118

	Middle Georgia	Mitchell	Ocmulgee	Oconee	Okefenoke	Planters	Rayle	Satilla	Sawnee	Slash Pine
2017
Residential Service	71,249	283,533	122,811	140,821	467,470	213,615	186,864	700,359	2,211,477	106,134
Commercial & Industrial	41,838	78,844	49,331	115,294	59,222	26,706	61,647	318,399	1,003,193	63,379
Other	21,316	70,189	8,549	5,465	16,582	22,221	—	34,418	161,278	3,500

Total MWh Sales	134,403	432,566	180,691	261,580	543,274	262,543	248,511	1,053,176	3,375,948	173,013

2016
Residential Service	76,012	299,487	129,811	149,572	472,568	220,918	198,992	731,312	2,357,371	110,157
Commercial & Industrial	41,397	82,618	50,613	112,356	65,630	28,508	61,525	316,483	1,022,125	63,841
Other	35,696	91,969	13,887	7,513	17,175	30,914	—	44,225	159,175	4,664

Total MWh Sales	153,105	474,074	194,311	269,441	555,373	280,341	260,517	1,092,020	3,538,670	178,661

2015
Residential Service	76,263	305,598	130,012	147,315	460,763	222,474	198,557	733,089	2,238,195	108,359
Commercial & Industrial	39,201	80,198	48,431	123,809	67,150	36,128	60,663	314,173	987,819	60,694
Other	25,061	54,736	9,166	5,823	17,323	29,130	—	39,059	144,994	4,167

Total MWh Sales	140,525	440,532	187,609	276,947	545,236	287,732	259,221	1,086,321	3,371,008	173,220

Table 3 (continued)

	Excelsior	Flint	Grady	GreyStone	Habersham	Hart	Irwin	Jackson	Jefferson	Little Ocmulgee
2017
Residential Service	300,791	1,157,198	235,483	1,636,365	389,221	355,448	129,568	2,883,533	412,559	122,162
Commercial & Industrial	67,486	601,128	33,290	1,014,581	92,456	190,696	32,697	2,014,145	112,056	51,164
Other	3,977	47,044	18,351	15,178	10,108	624	25,916	294,638	18,604	6,394

Total MWh Sales	372,254	1,805,370	287,124	2,666,125	491,785	546,768	188,181	5,192,316	543,219	179,721

2016
Residential Service	313,624	1,132,435	244,882	1,723,973	398,313	379,577	137,525	3,057,123	435,266	129,698
Commercial & Industrial	68,150	570,627	40,307	1,041,053	100,788	199,265	32,888	2,019,347	116,502	51,479
Other	6,658	60,486	20,059	15,431	142	896	36,815	301,831	25,503	9,371

Total MWh Sales	388,433	1,763,548	305,248	2,780,456	499,243	579,739	207,228	5,378,301	577,270	190,548

2015
Residential Service	313,283	1,137,647	248,546	1,679,776	396,144	376,226	138,706	2,990,406	430,272	129,613
Commercial & Industrial	66,037	561,059	37,007	1,000,149	98,339	195,092	30,345	1,980,615	114,277	50,394
Other	5,422	50,094	19,274	15,935	142	659	23,956	297,802	19,444	6,602

Total MWh Sales	384,742	1,748,800	304,826	2,695,860	494,625	571,978	193,007	5,268,823	563,992	186,608

	Snapping Shoals	Southern Rivers	Sumter	Three Notch	Tri- County	Upson	Walton	Washington		MEMBER TOTAL
2017
Residential Service	1,376,773	258,258	219,955	141,542	255,630	107,716	1,693,836	178,472		23,821,280
Commercial & Industrial	475,406	51,672	92,711	28,492	97,103	15,911	674,333	177,466		11,195,246
Other	17,849	5,117	31,841	44,192	—	3,821	73,943	5,430		1,392,808

Total MWh Sales	1,870,028	315,047	344,507	214,225	352,733	127,448	2,442,111	361,368		36,409,335

2016
Residential Service	1,464,509	270,249	233,402	149,662	270,347	110,627	1,807,421	189,321		25,126,266
Commercial & Industrial	490,814	52,507	96,296	28,816	98,769	15,025	691,274	178,917		11,326,407
Other	17,696	5,496	54,826	54,118	—	3,175	74,541	7,837		1,572,321

Total MWh Sales	1,973,019	328,252	384,524	232,596	369,116	128,828	2,573,236	376,074		38,024,995

2015
Residential Service	1,441,067	268,728	237,956	151,885	269,897	109,837	1,762,173	188,662		24,608,555
Commercial & Industrial	485,842	52,107	94,091	28,288	93,682	15,394	679,995	155,806		11,102,144
Other	17,457	5,153	35,465	48,266	—	3,204	72,994	5,536		1,349,761

Total MWh Sales	1,944,366	325,988	367,512	228,439	363,578	128,436	2,515,162	350,004		37,060,460

FINANCIAL AND STATISTICAL INFORMATION FOR THE
38 MEMBERS OF OGLETHORPE POWER CORPORATION

Table 4
ANNUAL REVENUES BY CONSUMER CLASS OF EACH MEMBER

	Altamaha	Amicalola	Canoochee	Carroll	Central Georgia	Coastal	Cobb	Colquitt	Coweta- Fayette	Diverse
2017
Residential Service	$31,461,457	$68,442,415	$35,940,832	$77,588,814	$73,652,564	$33,327,307	$281,638,519	$88,179,161	$114,740,389	$57,371,191
Commercial & Industrial	16,699,065	13,891,377	10,668,684	29,357,826	31,599,258	14,629,110	114,276,077	25,094,485	41,787,305	19,714,963
Other	1,094,529	35,016	915,897	846,824	705,964	8,542,982	24,121,882	9,630,952	1,852,285	4,873,068

Total Electric Sales	$49,255,051	$82,368,808	$47,525,413	$107,793,464	$105,957,786	$56,499,399	$420,036,478	$122,904,598	$158,379,979	$81,959,222
Other Operating Revenue	591,100	6,893,271	9,923,402	3,649,001	5,090,391	790,820	9,699,827	3,272,451	2,146,980	2,922,513

Total Operating Revenue	$49,846,151	$89,262,079	$57,448,815	$111,442,465	$111,048,177	$57,290,219	$429,736,305	$126,177,049	$160,526,959	$84,881,735

2016
Residential Service	$30,958,333	$70,028,534	$35,373,046	$81,197,960	$74,170,396	$32,487,341	$278,532,728	$92,644,189	$112,820,614	$57,261,743
Commercial & Industrial	15,268,045	13,879,170	10,891,747	29,976,829	31,226,411	21,053,564	109,039,993	25,581,695	39,101,234	19,828,798
Other	1,224,082	35,038	1,140,795	911,026	691,249	423,990	23,531,795	12,213,333	1,825,194	5,342,585

Total Electric Sales	$47,450,460	$83,942,742	$47,405,588	$112,085,815	$106,088,056	$53,964,895	$411,104,516	$130,439,217	$153,747,042	$82,433,126
Other Operating Revenue	880,646	6,020,136	5,264,779	2,692,930	1,822,934	813,154	9,804,513	3,269,944	565,736	2,991,272

Total Operating Revenue	$48,331,106	$89,962,878	$52,670,367	$114,778,745	$107,910,990	$54,778,049	$420,909,029	$133,709,161	$154,312,778	$85,424,398

2015
Residential Service	$32,196,751	$69,001,762	$36,523,032	$82,406,067	$71,689,332	$32,468,578	$262,049,222	$94,816,410	$109,191,713	$55,155,404
Commercial & Industrial	16,066,596	13,579,957	12,077,067	30,712,460	30,364,125	21,504,713	107,645,599	25,445,708	37,899,922	19,302,657
Other	859,510	36,323	900,641	920,987	666,496	410,007	23,894,885	11,061,525	1,811,618	4,359,735

Total Electric Sales	$49,122,857	$82,618,042	$49,500,740	$114,039,514	$102,719,953	$54,383,298	$393,589,706	$131,323,643	$148,903,253	$78,817,796
Other Operating Revenue	652,842	7,619,926	5,651,223	1,578,138	(4,293,776)	860,203	8,483,677	3,353,925	3,711,361	2,813,700

Total Operating Revenue	$49,775,699	$90,237,968	$55,151,963	$115,617,652	$98,426,177	$55,243,501	$402,073,383	$134,677,568	$152,614,614	$81,631,496

	Middle Georgia	Mitchell	Ocmulgee	Oconee	Okefenoke	Planters	Rayle	Satilla	Sawnee	Slash Pine
2017
Residential Service	$9,290,686	$40,066,499	$15,392,419	$17,659,610	$59,043,533	$27,456,940	$26,369,391	$81,964,318	$242,447,445	$13,125,701
Commercial & Industrial	5,590,869	9,421,356	4,655,332	9,952,367	7,313,627	3,024,342	8,384,951	21,944,192	95,847,815	6,509,174
Other	3,451,519	9,686,497	1,297,207	616,220	1,948,620	3,188,293	—	4,678,431	16,751,901	503,573

Total Electric Sales	$18,333,074	$59,174,352	$21,344,958	$28,228,197	$68,305,780	$33,669,575	$34,754,342	$108,586,941	$355,047,161	$20,138,448
Other Operating Revenue	234,296	2,348,934	680,691	570,648	836,958	1,428,024	897,011	3,408,907	824,646	397,617

Total Operating Revenue	$18,567,370	$61,523,286	$22,025,649	$28,798,845	$69,142,738	$35,097,599	$35,651,353	$111,995,848	$355,871,807	$20,536,065

2016
Residential Service	$8,830,905	$39,614,593	$16,008,987	$17,886,546	$55,202,780	$27,915,779	$27,437,783	$80,045,227	$227,418,469	$13,562,351
Commercial & Industrial	4,988,061	9,280,037	4,653,765	9,575,089	7,566,017	3,182,477	8,230,523	21,663,457	88,467,240	6,546,204
Other	4,706,794	11,896,922	1,836,741	748,826	1,856,106	4,133,939	—	5,298,045	16,074,643	597,713

Total Electric Sales	$18,525,760	$60,791,552	$22,499,493	$28,210,461	$64,624,903	$35,232,195	$35,668,306	$107,006,729	$331,960,352	$20,706,268
Other Operating Revenue	337,320	1,814,738	710,567	643,587	873,016	963,695	816,794	3,428,325	(2,453,365)	408,669

Total Operating Revenue	$18,863,080	$62,606,290	$23,210,060	$28,854,048	$65,497,919	$36,195,890	$36,485,100	$110,435,054	$329,506,987	$21,114,937

2015
Residential Service	$9,078,769	$38,560,102	$16,295,275	$18,910,485	$54,163,242	$27,960,080	$27,508,014	$82,334,700	$220,443,140	$13,393,965
Commercial & Industrial	4,971,242	8,688,564	4,470,042	10,403,884	7,637,491	3,586,588	8,133,675	21,892,478	87,234,713	6,242,828
Other	3,637,374	9,529,568	1,359,137	665,606	1,896,767	3,909,166	—	4,886,931	15,423,984	561,895

Total Electric Sales	$17,687,385	$56,778,234	$22,124,454	$29,979,975	$63,697,500	$35,455,834	$35,641,689	$109,114,109	$323,101,837	$20,198,688
Other Operating Revenue	212,976	4,335,471	681,956	700,083	945,069	354,946	612,604	10,274,344	(9,241,872)	718,783

Total Operating Revenue	$17,900,361	$61,113,705	$22,806,410	$30,680,058	$64,642,569	$35,810,780	$36,254,293	$119,388,453	$313,859,965	$20,917,471

Table 4 (continued)

	Excelsior	Flint	Grady	GreyStone	Habersham	Hart	Irwin	Jackson	Jefferson	Little Ocmulgee
2017
Residential Service	$31,043,522	$140,217,382	$33,116,818	$163,092,978	$51,356,267	$46,029,491	$18,694,502	$300,601,232	$52,796,484	$16,251,109
Commercial & Industrial	7,002,487	60,606,004	3,946,290	88,058,528	11,088,696	22,968,437	3,912,295	179,244,105	11,516,183	4,811,396
Other	704,204	5,310,183	2,704,773	2,605,514	873,844	67,481	4,180,678	32,730,706	2,703,846	950,708

Total Electric Sales	$38,750,213	$206,133,569	$39,767,881	$253,757,020	$63,318,807	$69,065,409	$26,787,475	$512,576,043	$67,016,513	$22,013,213
Other Operating Revenue	289,013	3,924,470	1,294,390	7,598,377	2,225,599	3,347,412	631,365	12,580,349	3,339,268	970,730

Total Operating Revenue	$39,039,226	$210,058,039	$41,062,271	$261,355,397	$65,544,406	$72,412,821	$27,418,840	$525,156,392	$70,355,781	$22,983,943

2016
Residential Service	$30,784,012	$132,950,816	$32,381,702	$171,369,454	$52,381,468	$48,237,626	$17,567,853	$313,051,507	$53,699,904	$17,072,599
Commercial & Industrial	6,717,516	55,835,859	4,262,264	89,148,981	11,682,900	23,745,144	3,453,888	176,118,520	11,755,140	4,781,771
Other	882,233	6,113,025	2,712,988	2,580,526	10,949	91,829	4,873,550	32,751,099	3,310,740	1,279,698

Total Electric Sales	$38,383,761	$194,899,700	$39,356,954	$263,098,961	$64,075,317	$72,074,599	$25,895,291	$521,921,126	$68,765,784	$23,134,068
Other Operating Revenue	(417,438)	9,704,708	1,321,474	3,045,635	(667,104)	(5,507)	163,758	8,056,021	2,506,470	508,981

Total Operating Revenue	$37,966,323	$204,604,408	$40,678,428	$266,144,596	$63,408,213	$72,069,092	$26,059,049	$529,977,147	$71,272,254	$23,643,049

2015
Residential Service	$30,105,705	$128,146,837	$32,952,721	$176,599,344	$52,432,075	$47,652,426	$18,309,567	$304,831,300	$53,425,345	$17,027,947
Commercial & Industrial	6,512,623	52,482,194	4,043,560	94,121,440	11,599,413	23,149,653	3,290,051	174,527,822	11,776,999	4,631,479
Other	644,041	4,977,333	2,629,128	2,586,513	10,949	70,145	3,077,481	31,707,178	2,545,974	953,154

Total Electric Sales	$37,262,369	$185,606,364	$39,625,409	$273,307,297	$64,042,437	$70,872,224	$24,677,099	$511,066,300	$67,748,318	$22,612,580
Other Operating Revenue	(100,648)	11,131,817	1,359,650	8,126,152	2,981,224	3,842,691	447,982	11,402,952	4,980,001	1,974,969

Total Operating Revenue	$37,161,721	$196,738,181	$40,985,059	$281,433,449	$67,023,661	$74,714,915	$25,125,081	$522,469,252	$72,728,319	$24,587,549

	Snapping Shoals	Southern Rivers	Sumter	Three Notch	Tri- County	Upson	Walton	Washington		MEMBER TOTAL
2017
Residential Service	$135,383,653	$32,750,660	$28,549,744	$19,539,046	$31,540,619	$12,179,381	$191,643,993	$21,976,425		$2,721,922,497
Commercial & Industrial	37,176,511	5,482,849	12,490,830	4,194,576	9,041,106	1,208,075	66,432,264	13,874,957		1,033,417,764
Other	3,209,309	474,009	4,739,433	7,724,973	—	473,873	9,293,331	677,677		174,166,202

Total Electric Sales	$175,769,473	$38,707,518	$45,780,007	$31,458,595	$40,581,725	$13,861,329	$267,369,588	$36,529,059		$3,929,506,463
Other Operating Revenue	8,816,449	941,178	1,094,569	705,420	1,144,414	718,399	7,610,452	856,518		114,695,860

Total Operating Revenue	$184,585,922	$39,648,696	$46,874,576	$32,164,015	$41,726,139	$14,579,728	$274,980,040	$37,385,577		$4,044,202,323

2016
Residential Service	$141,323,532	$33,262,210	$29,345,457	$20,294,865	$31,313,436	$12,439,737	$196,079,667	$22,607,410		$2,735,561,559
Commercial & Industrial	37,711,307	5,301,424	12,524,578	4,040,747	8,608,100	1,718,615	65,490,333	13,492,204		1,016,389,647
Other	3,133,313	459,491	6,995,594	9,020,759	—	383,253	9,138,731	848,875		179,075,469

Total Electric Sales	$182,168,152	$39,023,125	$48,865,629	$33,356,371	$39,921,536	$14,541,605	$270,708,731	$36,948,489		$3,931,026,675
Other Operating Revenue	565,518	1,130,484	(1,339,245)	740,161	1,136,016	375,815	(12,051,370)	967,255		57,411,022

Total Operating Revenue	$182,733,670	$40,153,609	$47,526,384	$34,096,532	$41,057,552	$14,917,420	$258,657,361	$37,915,744		$3,988,437,697

2015
Residential Service	$138,503,926	$33,073,727	$29,271,388	$20,087,367	$30,194,999	$12,217,150	$185,324,965	$22,426,298		$2,686,729,130
Commercial & Industrial	37,479,806	5,270,797	12,003,531	3,828,707	8,139,095	1,733,974	62,877,997	12,423,468		1,007,752,918
Other	3,081,315	424,619	4,851,143	8,044,632	—	382,965	8,887,304	619,102		162,285,131

Total Electric Sales	$179,065,047	$38,769,143	$46,126,062	$31,960,706	$38,334,094	$14,334,089	$257,090,266	$35,468,868		$3,856,767,179
Other Operating Revenue	(10,786,844)	1,060,162	2,213,617	752,409	1,093,822	382,748	(9,878,844)	803,679		71,813,118

Total Operating Revenue	$168,278,203	$39,829,305	$48,339,679	$32,713,115	$39,427,916	$14,716,837	$247,211,422	$36,272,547		$3,928,580,297

FINANCIAL AND STATISTICAL INFORMATION FOR THE
38 MEMBERS OF OGLETHORPE POWER CORPORATION

Table 5
SUMMARY OF OPERATING RESULTS OF EACH MEMBER

	Altamaha	Amicalola	Canoochee	Carroll	Central Georgia	Coastal	Cobb	Colquitt	Coweta- Fayette	Diverse
2017
Operating Revenue & Patronage Capital	$49,846,151	$89,262,079	$57,448,815	$111,442,466	$111,048,177	$57,290,219	$429,736,305	$126,177,049	$160,526,957	$84,881,735
Depreciation and Amortization	3,549,751	6,129,901	4,782,723	8,532,019	6,727,316	3,364,713	28,481,542	8,929,227	10,250,389	8,777,717
Other Operating Expenses	44,003,675	79,314,560	48,285,368	90,944,113	97,891,980	48,536,510	371,854,308	109,075,602	139,835,245	70,838,803

Electric Operating Margin	$2,292,725	$3,817,618	$4,380,724	$11,966,334	$6,428,881	$5,388,996	$29,400,455	$8,172,220	$10,441,323	$5,265,215
Other Income	1,521,697	3,012,007	1,512,767	2,801,946	4,181,705	832,899	13,589,460	1,882,824	4,171,691	1,518,118

Gross Operating Margin	$3,814,422	$6,829,625	$5,893,491	$14,768,280	$10,610,586	$6,221,895	$42,989,915	$10,055,044	$14,613,014	$6,783,333

Interest on Long-term Debt	1,675,858	2,961,706	2,659,692	4,694,703	5,172,208	2,412,967	21,632,775	4,508,577	6,343,664	5,214,871
Other Deductions	55,944	115,357	2,905	75,660	97,979	89,751	847,824	—	259,831	13,744

Net Margins	$2,082,620	$3,752,562	$3,230,894	$9,997,917	$5,340,399	$3,719,177	$20,509,316	$5,546,467	$8,009,519	$1,554,718

2016
Operating Revenue & Patronage Capital	$48,331,108	$89,962,878	$52,670,367	$114,778,745	$107,910,990	$54,778,049	$420,909,029	$133,709,161	$154,312,779	$85,424,398
Depreciation and Amortization	3,587,794	6,014,238	4,536,869	8,298,109	6,339,398	3,166,082	30,714,221	8,588,371	9,860,531	8,016,152
Other Operating Expenses	42,249,280	80,543,524	43,911,363	88,476,549	97,506,918	46,820,385	360,857,532	111,726,700	130,434,231	73,370,890

Electric Operating Margin	$2,494,034	$3,405,116	$4,222,135	$18,004,087	$4,064,674	$4,791,582	$29,337,276	$13,394,090	$14,018,017	$4,037,356
Other Income	1,243,682	3,064,304	1,495,718	2,481,537	3,794,148	911,965	31,049,236	2,178,349	6,206,311	1,745,530

Gross Operating Margin	$3,737,716	$6,469,420	$5,717,853	$20,485,624	$7,858,822	$5,703,547	$60,386,512	$15,572,439	$20,224,328	$5,782,886

Interest on Long-term Debt	1,384,536	3,070,959	2,666,637	5,060,283	5,118,818	2,454,039	21,922,157	4,498,144	6,292,704	4,914,545
Other Deductions	38,216	7,623	1,025	(423)	29,329	42,519	803,713	—	134,468	74,879

Net Margins	$2,314,964	$3,390,838	$3,050,191	$15,425,764	$2,710,675	$3,206,989	$37,660,642	$11,074,295	$13,797,156	$793,462

2015
Operating Revenue & Patronage Capital	$49,775,698	$90,237,968	$55,151,963	$115,617,653	$98,426,177	$55,243,501	$402,073,383	$134,677,568	$152,614,614	$81,631,496
Depreciation and Amortization	3,277,791	5,988,572	4,116,095	7,903,199	6,106,847	2,996,636	33,046,849	8,293,731	9,534,698	7,568,627
Other Operating Expenses	44,946,221	80,713,982	45,849,011	93,154,067	85,439,158	47,697,814	327,145,545	117,631,489	130,788,228	66,363,242

Electric Operating Margin	$1,551,686	$3,535,414	$5,186,857	$14,560,387	$6,880,172	$4,549,051	$41,880,989	$8,752,348	$12,291,688	$7,699,627
Other Income	2,314,655	3,027,298	1,181,367	2,553,340	3,218,714	834,371	24,646,594	1,936,548	6,524,856	1,395,727

Gross Operating Margin	$3,866,341	$6,562,712	$6,368,224	$17,113,727	$10,098,886	$5,383,422	$66,527,583	$10,688,896	$18,816,544	$9,095,354

Interest on Long-term Debt	1,304,988	3,043,040	2,668,480	5,391,017	5,519,923	2,334,398	23,519,110	4,478,996	6,543,836	4,533,426
Other Deductions	28,701	8,524	11,244	298,895	9,261	50,421	748,298	—	137,950	26,094

Net Margins	$2,532,652	$3,511,148	$3,688,500	$11,423,815	$4,569,702	$2,998,603	$42,260,175	$6,209,900	$12,134,758	$4,535,834

	Middle Georgia	Mitchell	Ocmulgee	Oconee	Okefenoke	Planters	Rayle	Satilla	Sawnee	Slash Pine
2017
Operating Revenue & Patronage Capital	$18,567,370	$61,523,286	$22,025,649	$28,798,845	$69,142,738	$35,097,600	$35,651,353	$111,995,845	$355,871,804	$20,536,064
Depreciation and Amortization	1,561,639	4,139,327	1,498,690	2,159,017	5,105,000	2,284,931	2,919,398	7,070,450	20,378,496	1,025,712
Other Operating Expenses	16,377,742	52,784,541	18,021,758	24,243,327	58,538,882	30,558,141	29,000,327	94,075,957	307,237,646	18,455,761

Electric Operating Margin	$627,989	$4,599,418	$2,505,201	$2,396,501	$5,498,856	$2,254,528	$3,731,628	$10,849,438	$28,255,662	$1,054,591
Other Income	392,887	1,591,401	903,849	788,940	1,056,264	1,655,028	1,201,936	3,193,567	8,244,323	456,744

Gross Operating Margin	$1,020,876	$6,190,819	$3,409,050	$3,185,441	$6,555,120	$3,909,556	$4,933,564	$14,043,005	$36,499,985	$1,511,335

Interest on Long-term Debt	906,063	2,255,475	1,074,345	1,684,911	3,322,962	1,401,202	1,852,459	3,861,343	11,739,856	728,087
Other Deductions	98,210	217,921	14,908	38,397	79,123	4,992	20,639	345,604	24,357	26,194

Net Margins	$16,603	$3,717,423	$2,319,797	$1,462,133	$3,153,035	$2,503,362	$3,060,466	$9,836,058	$24,735,772	$757,054

2016
Operating Revenue & Patronage Capital	$18,863,080	$62,606,290	$23,210,060	$28,854,048	$65,497,920	$36,195,892	$36,485,100	$110,435,051	$329,506,987	$21,114,937
Depreciation and Amortization	1,527,108	3,978,408	1,458,713	2,100,425	4,931,428	2,199,869	2,922,927	6,637,847	17,607,272	963,278
Other Operating Expenses	15,262,925	53,412,146	18,316,141	24,266,264	56,302,414	31,201,744	30,761,618	92,557,988	291,281,214	18,401,501

Electric Operating Margin	$2,073,047	$5,215,736	$3,435,206	$2,487,359	$4,264,078	$2,794,279	$2,800,555	$11,239,216	$20,618,501	$1,750,158
Other Income	431,903	1,524,202	652,996	828,050	1,433,668	1,570,897	1,177,362	3,102,001	7,393,607	584,315

Gross Operating Margin	$2,504,950	$6,739,938	$4,088,202	$3,315,409	$5,697,746	$4,365,176	$3,977,917	$14,341,217	$28,012,108	$2,334,473

Interest on Long-term Debt	965,322	2,395,207	1,064,336	1,783,692	3,181,579	1,468,492	1,915,985	3,645,694	11,515,024	747,798
Other Deductions	61,245	505,795	14,975	(1,478)	10,324	9,155	6,364	207,618	334,774	531,835

Net Margins	$1,478,383	$3,838,936	$3,008,891	$1,533,195	$2,505,843	$2,887,529	$2,055,568	$10,487,905	$16,162,310	$1,054,840

2015
Operating Revenue & Patronage Capital	$17,900,361	$61,113,705	$22,806,410	$30,680,058	$64,642,569	$35,810,783	$36,254,293	$119,388,451	$313,859,965	$20,917,470
Depreciation and Amortization	1,453,788	3,982,279	1,427,503	2,213,587	4,789,362	2,078,641	2,854,467	6,225,553	16,853,235	923,647
Other Operating Expenses	14,455,981	53,996,637	17,840,487	24,991,213	54,782,131	31,088,303	30,820,479	102,527,147	280,537,035	18,865,414

Electric Operating Margin	$1,990,592	$3,134,789	$3,538,420	$3,475,258	$5,071,076	$2,643,839	$2,579,347	$10,635,751	$16,469,695	$1,128,409
Other Income	434,539	1,316,873	527,158	839,783	1,215,146	1,413,642	1,108,244	2,934,801	6,550,989	361,720

Gross Operating Margin	$2,425,131	$4,451,662	$4,065,578	$4,315,041	$6,286,222	$4,057,481	$3,687,591	$13,570,552	$23,020,684	$1,490,129

Interest on Long-term Debt	1,016,189	2,158,739	1,003,753	1,888,422	3,338,339	1,449,910	2,244,503	3,318,225	11,103,452	667,599
Other Deductions	53,853	185,842	14,086	(8,060)	161,976	30,665	39,650	190,537	51,252	14,127

Net Margins	$1,355,089	$2,107,081	$3,047,739	$2,434,679	$2,785,907	$2,576,906	$1,403,438	$10,061,790	$11,865,980	$808,403

Table 5 (continued)

	Excelsior	Flint	Grady	GreyStone	Habersham	Hart	Irwin		Jackson	Jefferson	Little Ocmulgee
2017
Operating Revenue & Patronage Capital	$37,410,715	$210,058,039	$41,062,272	$261,355,397	$65,544,405	$72,412,820		$27,418,839	$525,156,392	$70,355,781	$22,983,943
Depreciation and Amortization	2,655,111	13,753,895	3,270,635	16,843,168	5,210,858	5,072,500		2,928,272	33,926,080	5,230,040	1,721,623
Other Operating Expenses	32,864,452	184,463,056	35,618,949	223,709,717	55,014,088	62,606,498		21,530,151	454,060,868	60,713,754	19,297,814

Electric Operating Margin	$1,891,152	$11,841,088	$2,172,688	$20,802,512	$5,319,459	$4,733,822		$2,960,416	$37,169,444	$4,411,987	$1,964,506
Other Income	1,416,323	2,938,396	2,578,342	7,248,837	1,631,170	3,096,511		615,560	23,530,136	2,545,539	303,453

Gross Operating Margin	$3,307,475	$14,779,484	$4,751,030	$28,051,349	$6,950,629	$7,830,333		$3,575,976	$60,699,580	$6,957,526	$2,267,959

Interest on Long-term Debt	1,276,987	7,414,031	1,395,239	9,971,018	2,720,215	2,717,882		1,863,899	21,711,655	3,211,720	1,200,000
Other Deductions	—	515,090	215,695	37,555	106,957	9,635		125,894	10,000	16,496	—

Net Margins	$2,030,488	$6,850,363	$3,140,096	$18,042,776	$4,123,457	$5,102,816		$1,586,183	$38,977,925	$3,729,310	$1,067,959

2016
Operating Revenue & Patronage Capital	$37,966,323	$204,604,407	$40,678,428	$266,144,595	$63,408,213	$72,069,091		$26,059,049	$529,977,147	$71,272,257	$23,643,049
Depreciation and Amortization	2,663,301	13,285,069	3,166,197	16,105,650	4,897,732	4,989,728		2,800,256	32,400,183	4,975,953	1,681,107
Other Operating Expenses	33,340,350	179,745,875	35,997,524	222,901,809	54,846,703	62,716,682		20,693,613	458,907,428	61,142,045	20,058,129

Electric Operating Margin	$1,962,672	$11,573,463	$1,514,707	$27,137,136	$3,663,778	$4,362,681		$2,565,180	$38,669,536	$5,154,259	$1,903,813
Other Income	1,286,678	3,295,296	1,996,178	4,174,895	2,530,446	3,065,778		742,823	20,194,663	2,479,031	287,871

Gross Operating Margin	$3,249,350	$14,868,759	$3,510,885	$31,312,031	$6,194,224	$7,428,459		$3,308,003	$58,864,199	$7,633,290	$2,191,684

Interest on Long-term Debt	1,328,785	7,492,336	1,065,406	10,029,716	2,847,770	2,978,131		2,007,445	22,377,637	3,277,716	1,200,000
Other Deductions	—	407,764	332,182	—	74,935	7,369		50,162	10,000	15,258	—

Net Margins	$1,920,565	$6,968,659	$2,113,297	$21,282,315	$3,271,519	$4,442,959		$1,250,396	$36,476,562	$4,340,316	$991,684

2015
Operating Revenue & Patronage Capital	$37,161,720	$196,738,181	$40,985,059	$281,433,449	$67,023,662	$74,714,915		$25,125,082	$522,469,251	$72,728,318	$24,587,550
Depreciation and Amortization	2,672,578	12,311,567	3,050,106	15,432,392	5,554,472	4,880,898		2,715,656	31,021,193	4,741,433	1,545,452
Other Operating Expenses	32,507,941	173,920,578	36,605,270	234,840,699	56,148,779	64,451,692		19,895,636	460,166,925	62,735,258	20,129,545

Electric Operating Margin	$1,981,201	$10,506,036	$1,329,683	$31,160,358	$5,320,411	$5,382,325		$2,513,790	$31,281,133	$5,251,627	$2,912,553
Other Income	1,290,076	2,680,519	1,863,620	4,789,814	1,115,940	3,056,144		630,377	19,005,216	2,362,515	633,933

Gross Operating Margin	$3,271,277	$13,186,555	$3,193,303	$35,950,172	$6,436,351	$8,438,469		$3,144,167	$50,286,349	$7,614,142	$3,546,486

Interest on Long-term Debt	1,380,623	7,597,541	1,052,377	11,110,492	2,864,141	3,250,080		1,987,368	22,354,752	3,231,016	1,182,000
Other Deductions	—	287,635	214,853	—	33,341	10,961		80,156	293	13,151	—

Net Margins	$1,890,654	$5,301,379	$1,926,073	$24,839,680	$3,538,869	$5,177,428		$1,076,643	$27,931,304	$4,369,975	$2,364,486

	Snapping Shoals	Southern Rivers	Sumter	Three Notch	Tri- County	Upson	Walton		Washington		MEMBER TOTAL
2017
Operating Revenue & Patronage Capital	$184,585,922	$39,648,695	$46,874,576	$32,164,014	$41,726,139	$14,579,728		$274,980,040	$37,385,576		$4,042,573,800
Depreciation and Amortization	10,173,388	2,664,453	3,495,490	2,225,498	3,762,410	867,204		14,006,007	2,467,265		267,941,855
Other Operating Expenses	169,715,873	34,257,212	39,890,080	27,573,690	33,262,975	12,493,483		254,478,333	32,791,133		3,504,216,372

Electric Operating Margin	$4,696,661	$2,727,030	$3,489,006	$2,364,826	$4,700,754	$1,219,041		$6,495,700	$2,127,178		$270,415,573
Other Income	3,351,546	1,036,749	1,665,693	1,762,285	1,547,919	791,602		9,150,546	1,196,220		120,916,880

Gross Operating Margin	$8,048,207	$3,763,779	$5,154,699	$4,127,111	$6,248,673	$2,010,643		$15,646,246	$3,323,398		$391,332,453

Interest on Long-term Debt	4,181,631	1,805,767	2,661,473	1,331,887	3,235,864	557,232		4,988,083	1,382,384		159,730,691
Other Deductions	126,848	—	29,653	96,367	49,050	18,203		159,951	—		3,946,734

Net Margins	$3,739,728	$1,958,012	$2,463,573	$2,698,857	$2,963,759	$1,435,208		$10,498,212	$1,941,014		$227,655,028

2016
Operating Revenue & Patronage Capital	$182,733,670	$40,153,609	$47,526,384	$34,096,533	$41,057,553	$14,917,420		$258,657,361	$37,915,744		$3,988,437,702
Depreciation and Amortization	10,551,288	2,552,198	3,396,484	2,126,904	3,610,662	843,355		13,576,645	2,374,522		259,446,274
Other Operating Expenses	167,414,061	33,302,262	41,305,446	27,638,271	33,770,701	12,591,366		247,742,733	32,318,820		3,454,095,145

Electric Operating Margin	$4,768,321	$4,299,149	$2,824,454	$4,331,358	$3,676,190	$1,482,699	–$	2,662,017	$3,222,402		$274,896,283
Other Income	3,008,302	852,267	1,546,246	1,483,235	1,548,117	598,281		11,193,759	783,027		133,936,674

Gross Operating Margin	$7,776,623	$5,151,416	$4,370,700	$5,814,593	$5,224,307	$2,080,980		$8,531,742	$4,005,429		$408,832,957

Interest on Long-term Debt	4,179,862	1,816,752	2,574,443	1,248,160	3,260,381	664,468		4,563,129	1,309,390		160,287,478
Other Deductions	121,660	—	15,633	101,217	14,368	15,312		220,739	3,377		4,201,932

Net Margins	$3,475,101	$3,334,664	$1,780,624	$4,465,216	$1,949,558	$1,401,200		$3,747,874	$2,692,662		$244,343,547

2015
Operating Revenue & Patronage Capital	$168,278,202	$39,829,305	$48,339,678	$32,713,115	$39,427,916	$14,716,838		$247,211,422	$36,272,547		$3,928,580,296
Depreciation and Amortization	9,249,850	2,462,712	3,155,952	2,000,692	3,564,555	839,040		13,093,007	2,310,449		252,237,111
Other Operating Expenses	153,446,149	32,684,271	40,842,726	29,044,157	32,206,503	12,023,366		227,459,845	31,087,946		3,389,830,870

Electric Operating Margin	$5,582,203	$4,682,322	$4,341,000	$1,668,266	$3,656,858	$1,854,432		$6,658,570	$2,874,152		$286,512,315
Other Income	2,352,471	814,938	1,594,794	1,539,509	1,450,727	564,041		10,710,485	1,073,131		121,864,615

Gross Operating Margin	$7,934,674	$5,497,260	$5,935,794	$3,207,775	$5,107,585	$2,418,473		$17,369,055	$3,947,283		$408,376,930

Interest on Long-term Debt	4,419,534	1,890,802	2,621,055	1,295,880	3,301,179	649,554		4,717,791	1,362,736		163,795,266
Other Deductions	99,275	—	124,580	71,462	11,839	9,393		185,125	6,455		3,201,835

Net Margins	$3,415,865	$3,606,458	$3,190,159	$1,840,433	$1,794,567	$1,759,526		$12,466,139	$2,578,092		$241,379,829

FINANCIAL AND STATISTICAL INFORMATION FOR THE
38 MEMBERS OF OGLETHORPE POWER CORPORATION

Table 6
CONDENSED BALANCE SHEET INFORMATION OF EACH MEMBER
(as of December 31)

	Altamaha	Amicalola	Canoochee	Carroll	Central Georgia	Coastal	Cobb	Colquitt	Coweta- Fayette	Diverse
2017
ASSETS
Total Utility Plant (1)	$121,986,655	$204,766,617	$145,155,214	$267,281,107	$232,311,988	$107,534,708	$925,146,501	$284,661,260	$348,310,104	$231,613,058
Depreciation	32,710,948	77,580,095	39,665,692	81,063,141	52,638,659	24,049,233	304,465,347	82,215,898	117,614,387	75,117,407

Net Plant	89,275,707	127,186,522	105,489,522	186,217,966	179,673,329	83,485,475	620,681,154	202,445,362	230,695,717	156,495,651
Other Assets	42,492,096	33,264,913	27,759,774	73,552,539	59,933,142	26,065,989	293,550,578	65,116,877	95,293,577	28,694,441

Total Assets	$131,767,803	$160,451,435	$133,249,296	$259,770,505	$239,606,471	$109,551,464	$914,231,732	$267,562,239	$325,989,294	$185,190,092

EQUITY & LIABILITIES
Equity	$72,529,613	$76,904,712	$61,416,406	$119,208,053	$83,144,158	$37,611,805	$333,552,091	$115,923,627	$146,075,458	$65,123,874
Long-term Debt	46,034,194	42,723,419	48,981,686	109,252,392	125,396,174	62,763,673	394,716,000	109,053,408	138,426,443	99,407,505
Other Liabilities	13,203,996	40,823,304	22,851,204	31,310,060	31,066,139	9,175,986	185,963,641	42,585,204	41,487,393	20,658,713

Total Equity and Liabilities	$131,767,803	$160,451,435	$133,249,296	$259,770,505	$239,606,471	$109,551,464	$914,231,732	$267,562,239	$325,989,294	$185,190,092

2016
ASSETS
Total Utility Plant (1)	$116,887,982	$199,578,232	$141,200,743	$259,779,061	$222,677,383	$102,686,763	$899,465,793	$271,798,230	$335,464,801	$218,572,002
Depreciation	33,016,311	74,431,211	37,225,948	76,983,567	56,119,627	22,038,717	292,642,084	75,611,498	111,376,858	72,696,434

Net Plant	83,871,671	125,147,021	103,974,795	182,795,494	166,557,756	80,648,046	606,823,709	196,186,732	224,087,943	145,875,568
Other Assets	34,356,602	26,324,731	26,259,726	64,208,596	52,053,896	23,448,899	294,961,958	68,965,352	90,317,816	32,220,726

Total Assets	$118,228,273	$151,471,752	$130,234,521	$247,004,090	$218,611,652	$104,096,945	$901,785,667	$265,152,084	$314,405,759	$178,096,294

EQUITY & LIABILITIES
Equity	$70,050,595	$69,675,396	$58,897,511	$114,282,511	$80,169,701	$34,370,542	$328,794,253	$116,523,267	$141,521,837	$62,517,237
Long-term Debt	35,703,257	46,807,577	48,390,347	103,092,112	107,986,717	59,621,485	379,841,939	107,315,003	141,540,795	94,516,508
Other Liabilities	12,474,421	34,988,779	22,946,663	29,629,467	30,455,234	10,104,918	193,149,475	41,313,814	31,343,127	21,062,549

Total Equity and Liabilities	$118,228,273	$151,471,752	$130,234,521	$247,004,090	$218,611,652	$104,096,945	$901,785,667	$265,152,084	$314,405,759	$178,096,294

2015
ASSETS
Total Utility Plant (1)	$108,211,182	$195,871,801	$139,328,429	$254,248,386	$212,046,814	$97,832,351	$868,452,791	$260,437,995	$322,509,592	$206,869,660
Depreciation	32,036,794	71,287,679	38,799,071	74,388,923	54,476,052	20,076,606	275,656,606	69,209,749	104,901,181	69,127,413

Net Plant	76,174,388	124,584,122	100,529,358	179,859,463	157,570,762	77,755,745	592,796,185	191,228,246	217,608,411	137,742,247
Other Assets	33,353,331	24,254,388	24,430,074	52,556,240	52,506,300	20,727,081	286,097,998	61,419,915	86,265,257	26,397,794

Total Assets	$109,527,719	$148,838,510	$124,959,432	$232,415,703	$210,077,062	$98,482,826	$878,894,183	$252,648,161	$303,873,668	$164,140,041

EQUITY & LIABILITIES
Equity	$68,439,945	$70,672,685	$56,814,917	$102,371,332	$79,768,764	$31,647,564	$296,019,709	$108,629,383	$131,278,844	$62,283,273
Long-term Debt	30,407,767	45,826,066	46,373,076	102,698,833	103,193,564	56,182,081	406,883,601	102,739,407	146,404,819	82,307,066
Other Liabilities	10,680,007	32,339,759	21,771,439	27,345,538	27,114,734	10,653,181	175,990,873	41,279,371	26,190,005	19,549,702

Total Equity and Liabilities	$109,527,719	$148,838,510	$124,959,432	$232,415,703	$210,077,062	$98,482,826	$878,894,183	$252,648,161	$303,873,668	$164,140,041

	Middle Georgia	Mitchell	Ocmulgee	Oconee	Okefenoke	Planters	Rayle	Satilla	Sawnee	Slash Pine
2017
ASSETS
Total Utility Plant (1)	$51,685,836	$159,546,602	$59,502,690	$76,501,643	$182,071,005	$78,024,646	$98,166,954	$222,399,689	$601,692,492	$41,351,029
Depreciation	11,096,394	35,067,001	19,769,454	21,644,152	59,994,893	23,097,000	32,600,653	47,185,053	124,073,178	9,678,393

Net Plant	40,589,442	124,479,601	39,733,236	54,857,491	122,076,112	54,927,646	65,566,301	175,214,636	477,619,314	31,672,636
Other Assets	9,356,585	36,693,382	13,172,003	20,179,678	32,020,457	22,909,327	19,191,749	69,687,049	197,734,942	10,026,386

Total Assets	$49,946,027	$161,172,983	$52,905,239	$75,037,169	$154,096,569	$77,836,973	$84,758,050	$244,901,685	$675,354,256	$41,699,022

EQUITY & LIABILITIES
Equity	$20,599,995	$83,048,553	$30,141,867	$29,082,988	$57,219,649	$40,004,491	$28,094,269	$109,093,008	$248,429,609	$16,953,678
Long-term Debt	23,226,703	46,954,072	12,594,633	33,614,964	82,598,371	28,805,820	45,823,423	86,529,927	239,182,731	17,165,856
Other Liabilities	6,119,329	31,170,358	10,168,739	12,339,217	14,278,549	9,026,662	10,840,358	49,278,750	187,741,916	7,579,488

Total Equity and Liabilities	$49,946,027	$161,172,983	$52,905,239	$75,037,169	$154,096,569	$77,836,973	$84,758,050	$244,901,685	$675,354,256	$41,699,022

2016
ASSETS
Total Utility Plant (1)	$50,011,791	$153,546,710	$57,861,719	$74,415,126	$177,176,190	$73,429,647	$101,106,377	$211,387,530	$582,591,035	$39,422,247
Depreciation	10,492,694	32,362,850	18,478,513	20,122,436	58,423,912	21,755,093	37,045,832	47,254,621	124,694,775	9,474,135

Net Plant	39,519,097	121,183,860	39,383,206	54,292,690	118,752,278	51,674,554	64,060,545	164,132,909	457,896,260	29,948,112
Other Assets	9,044,633	29,553,334	12,482,712	18,710,811	30,396,477	23,447,284	20,217,606	67,621,737	180,714,471	9,900,818

Total Assets	$48,563,730	$150,737,194	$51,865,918	$73,003,501	$149,148,755	$75,121,838	$84,278,151	$231,754,646	$638,610,731	$39,848,930

EQUITY & LIABILITIES
Equity	$20,587,238	$78,017,256	$29,400,532	$27,908,591	$55,223,702	$38,454,660	$25,272,678	$103,090,545	$223,275,365	$16,317,552
Long-term Debt	24,592,803	49,229,802	13,662,027	35,363,208	73,646,245	29,257,226	47,137,432	74,426,148	237,635,913	16,745,146
Other Liabilities	3,383,689	23,490,136	8,803,359	9,731,702	20,278,808	7,409,952	11,868,041	54,237,953	177,699,453	6,786,232

Total Equity and Liabilities	$48,563,730	$150,737,194	$51,865,918	$73,003,501	$149,148,755	$75,121,838	$84,278,151	$231,754,646	$638,610,731	$39,848,930

2015
ASSETS
Total Utility Plant (1)	$48,365,652	$149,361,471	$56,956,649	$71,743,477	$169,875,505	$71,254,368	$99,191,640	$197,200,111	$557,274,337	$36,949,872
Depreciation	9,654,052	30,849,790	17,571,020	19,559,688	54,513,007	21,096,833	35,680,101	44,447,864	125,995,744	9,885,712

Net Plant	38,711,600	118,511,681	39,385,629	52,183,789	115,362,498	50,157,535	63,511,539	152,752,247	431,278,593	27,064,160
Other Assets	8,456,395	29,942,618	11,142,207	20,560,915	32,206,264	21,068,964	18,677,479	65,530,930	164,242,937	10,037,369

Total Assets	$47,167,995	$148,454,299	$50,527,836	$72,744,704	$147,568,762	$71,226,499	$82,189,018	$218,283,177	$595,521,530	$37,101,529

EQUITY & LIABILITIES
Equity	$19,116,234	$74,862,408	$26,705,719	$26,760,710	$54,042,637	$36,406,639	$24,065,509	$92,847,849	$217,328,233	$15,189,806
Long-term Debt	23,738,548	51,610,396	15,813,166	37,090,232	78,781,607	26,199,558	47,788,289	79,406,416	200,431,435	14,598,827
Other Liabilities	4,313,213	21,981,495	8,008,951	8,893,762	14,744,518	8,620,302	10,335,220	46,028,912	177,761,862	7,312,896

Total Equity and Liabilities	$47,167,995	$148,454,299	$50,527,836	$72,744,704	$147,568,762	$71,226,499	$82,189,018	$218,283,177	$595,521,530	$37,101,529

Footnotes:

(1)
Including construction work in progress.

Table 6 (continued)

	Excelsior	Flint	Grady	GreyStone	Habersham	Hart	Irwin	Jackson	Jefferson	Little Ocmulgee
2017
ASSETS
Total Utility Plant (1)	$84,195,112	$429,275,970	$109,453,621	$490,513,864	$165,511,882	$176,806,830	$96,706,779	$1,036,646,922	$174,403,299	$64,468,329
Depreciation	21,774,307	139,176,877	25,716,622	120,099,453	70,123,757	61,118,168	31,878,721	317,934,051	48,868,852	16,135,976

Net Plant	62,420,805	290,099,093	83,736,999	370,414,411	95,388,125	115,688,662	64,828,058	718,712,871	125,534,447	48,332,353
Other Assets	29,352,428	70,394,073	30,599,778	169,956,770	36,494,219	60,471,680	14,210,275	313,701,047	41,642,117	10,080,682

Total Assets	$91,773,233	$360,493,166	$114,336,777	$540,371,181	$131,882,344	$176,160,342	$79,038,333	$1,032,413,918	$167,176,564	$58,413,035

EQUITY & LIABILITIES
Equity	$53,509,316	$141,687,971	$51,514,156	$248,546,220	$50,099,302	$84,475,160	$26,121,119	$445,196,671	$72,935,438	$21,159,818
Long-term Debt	24,751,032	154,591,682	42,319,848	235,413,942	50,679,952	63,291,939	44,911,931	439,166,335	67,162,824	29,294,775
Other Liabilities	13,512,885	64,213,513	20,502,773	56,411,019	31,103,090	28,393,243	8,005,283	148,050,912	27,078,302	7,958,442

Total Equity and Liabilities	$91,773,233	$360,493,166	$114,336,777	$540,371,181	$131,882,344	$176,160,342	$79,038,333	$1,032,413,918	$167,176,564	$58,413,035

2016
ASSETS
Total Utility Plant (1)	$81,296,895	$414,072,822	$105,420,967	$481,647,378	$151,611,979	$173,677,433	$91,967,491	$1,001,876,377	$168,141,715	$62,101,244
Depreciation	19,647,767	129,063,060	25,110,194	117,074,891	69,853,141	58,709,419	30,374,063	299,821,608	46,165,076	15,062,881

Net Plant	61,649,128	285,009,762	80,310,773	364,572,487	81,758,838	114,968,014	61,593,428	702,054,769	121,976,639	47,038,363
Other Assets	25,537,646	50,967,964	26,919,089	174,123,574	37,090,079	63,851,326	13,887,852	289,192,197	40,719,150	9,339,965

Total Assets	$87,186,774	$335,977,726	$107,229,862	$538,696,061	$118,848,917	$178,819,340	$75,481,280	$991,246,966	$162,695,789	$56,378,328

EQUITY & LIABILITIES
Equity	$51,472,163	$125,426,179	$48,649,542	$240,854,076	$47,920,800	$81,912,199	$24,716,678	$415,105,510	$71,507,302	$20,755,254
Long-term Debt	24,017,061	154,147,200	44,293,579	235,766,161	50,670,705	67,917,145	45,791,271	432,409,420	64,622,924	28,185,182
Other Liabilities	11,697,550	56,404,347	14,286,741	62,075,824	20,257,412	28,989,996	4,973,331	143,732,036	26,565,563	7,437,892

Total Equity and Liabilities	$87,186,774	$335,977,726	$107,229,862	$538,696,061	$118,848,917	$178,819,340	$75,481,280	$991,246,966	$162,695,789	$56,378,328

2015
ASSETS
Total Utility Plant (1)	$76,839,975	$402,765,279	$101,072,731	$474,062,237	$147,554,615	$169,046,039	$87,766,947	$954,175,421	$161,746,599	$60,021,714
Depreciation	19,534,214	121,216,858	23,762,138	116,131,236	66,199,099	55,448,144	27,736,860	283,846,331	43,767,798	14,071,472

Net Plant	57,305,761	281,548,421	77,310,593	357,931,001	81,355,516	113,597,895	60,030,087	670,329,090	117,978,801	45,950,242
Other Assets	27,331,782	46,167,138	26,831,137	136,606,460	39,251,188	66,396,284	13,021,749	286,301,788	46,701,934	9,129,373

Total Assets	$84,637,543	$327,715,559	$104,141,730	$494,537,461	$120,606,704	$179,994,179	$73,051,836	$956,630,878	$164,680,735	$55,079,615

EQUITY & LIABILITIES
Equity	$49,546,182	$121,451,109	$46,718,290	$229,073,302	$46,401,281	$73,668,225	$23,626,885	$386,013,187	$69,164,700	$19,941,307
Long-term Debt	24,938,950	150,261,390	36,445,911	210,381,135	57,127,393	77,127,290	42,880,694	437,827,873	68,079,214	28,296,864
Other Liabilities	10,152,411	56,003,060	20,977,529	55,083,024	17,078,030	29,198,664	6,544,257	132,789,818	27,436,821	6,841,444

Total Equity and Liabilities	$84,637,543	$327,715,559	$104,141,730	$494,537,461	$120,606,704	$179,994,179	$73,051,836	$956,630,878	$164,680,735	$55,079,615

	Snapping Shoals	Southern Rivers	Sumter	Three Notch	Tri- County	Upson	Walton	Washington		MEMBER TOTAL
2017
ASSETS
Total Utility Plant (1)	$288,241,357	$85,284,124	$123,682,559	$78,817,757	$123,550,863	$28,823,411	$437,823,987	$86,923,943		$8,520,840,407
Depreciation	115,827,914	26,669,344	30,705,644	24,588,530	26,851,360	10,820,037	161,678,003	28,041,536		2,549,336,130

Net Plant	172,413,443	58,614,780	92,976,915	54,229,227	96,699,503	18,003,374	276,145,984	58,882,407		5,971,504,277
Other Assets	86,680,577	24,154,578	30,782,956	24,666,660	20,983,419	17,050,442	216,132,124	24,645,240		2,398,694,549

Total Assets	$259,094,020	$82,769,358	$123,759,871	$78,895,887	$117,682,922	$35,053,816	$492,278,108	$83,527,647		$8,370,198,826

EQUITY & LIABILITIES
Equity	$91,111,796	$33,960,481	$61,763,490	$36,662,830	$43,840,527	$21,538,932	$162,244,957	$43,542,725		$3,464,068,813
Long-term Debt	74,868,059	33,739,874	50,863,002	34,974,804	64,101,759	9,823,869	127,211,126	33,323,450		3,373,741,597
Other Liabilities	93,114,165	15,069,003	11,133,379	7,258,253	9,740,636	3,691,015	202,822,025	6,661,472		1,532,388,416

Total Equity and Liabilities	$259,094,020	$82,769,358	$123,759,871	$78,895,887	$117,682,922	$35,053,816	$492,278,108	$83,527,647		$8,370,198,826

2016
ASSETS
Total Utility Plant (1)	$278,428,287	$82,365,496	$120,472,895	$75,693,222	$119,413,703	$28,137,300	$420,931,179	$84,083,969		$8,230,399,714
Depreciation	107,919,809	24,840,200	29,991,933	23,145,118	25,366,352	10,745,368	152,663,080	26,978,758		2,444,779,834

Net Plant	170,508,478	57,525,296	90,480,962	52,548,104	94,047,351	17,391,932	268,268,099	57,105,211		5,785,619,880
Other Assets	85,135,652	24,506,451	33,478,197	22,761,221	18,891,070	19,190,436	221,040,713	23,581,930		2,295,422,697

Total Assets	$255,644,130	$82,031,747	$123,959,159	$75,309,325	$112,938,421	$36,582,368	$489,308,812	$80,687,141		$8,081,042,577

EQUITY & LIABILITIES
Equity	$91,190,979	$30,943,419	$57,408,393	$34,098,201	$41,528,818	$20,544,051	$172,597,491	$42,556,722		$3,313,538,746
Long-term Debt	74,086,815	36,302,229	54,773,991	33,593,830	60,326,021	11,830,719	132,727,502	31,773,341		3,309,746,786
Other Liabilities	90,366,336	14,786,099	11,776,775	7,617,294	11,083,582	4,207,598	183,983,819	6,357,078		1,457,757,045

Total Equity and Liabilities	$255,644,130	$82,031,747	$123,959,159	$75,309,325	$112,938,421	$36,582,368	$489,308,812	$80,687,141		$8,081,042,577

2015
ASSETS
Total Utility Plant (1)	$269,985,323	$79,291,427	$116,390,519	$72,440,786	$115,297,161	$27,584,294	$407,130,448	$81,829,451		$7,928,983,049
Depreciation	100,266,601	23,312,471	27,968,604	21,517,454	24,120,767	10,340,326	143,124,877	27,428,006		2,329,007,141

Net Plant	169,718,722	55,978,956	88,421,915	50,923,332	91,176,394	17,243,968	264,005,571	54,401,445		5,599,975,908
Other Assets	77,225,605	25,946,543	27,386,843	21,318,733	17,274,460	19,757,775	178,348,766	23,152,549		2,138,024,563

Total Assets	$246,944,327	$81,925,499	$115,808,758	$72,242,065	$108,450,854	$37,001,743	$442,354,337	$77,553,994		$7,738,000,471

EQUITY & LIABILITIES
Equity	$91,492,858	$27,703,663	$56,417,310	$30,074,061	$40,182,197	$18,679,445	$195,660,271	$40,816,301		$3,161,882,734
Long-term Debt	74,671,996	39,332,511	49,413,550	35,341,572	60,198,526	13,425,366	109,918,438	30,818,553		3,244,961,980
Other Liabilities	80,779,473	14,889,325	9,977,898	6,826,432	8,070,131	4,896,932	136,775,628	5,919,140		1,331,155,757

Total Equity and Liabilities	$246,944,327	$81,925,499	$115,808,758	$72,242,065	$108,450,854	$37,001,743	$442,354,337	$77,553,994		$7,738,000,471

Footnotes:

(1)
Including construction work in progress.

Offer to Exchange

$500,000,000

Registered
5.05% First Mortgage Bonds
Series 2018A due 2048

for any and all

Unregistered
5.05% First Mortgage Bonds,
Series 2018A due 2048

PROSPECTUS
                        , 2019

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to exchange only the exchange bonds offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

Georgia Statute

        Section 46-3-306 of the Official Code of Georgia Annotated which governs indemnification of our officers and directors provides as follows:

        46-3-306. Indemnification of officers, directors, employees, and agents; insurance.

        (a)   As used in this Code section, the term "the electric membership corporation" shall include, in addition to the surviving or new electric membership corporation, any merging or consolidating electric membership corporation, including any merging or consolidating electric membership corporation of a merging or consolidating electric membership corporation, absorbed in a merger or consolidation so that any person who is or was a director, officer, employee, or agent of such merging or consolidating electric membership corporation, or is or was serving at the request of such merging or consolidating electric membership corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under this Code section with respect to the resulting or surviving electric membership corporation as he would if he had served the resulting or surviving electric membership corporation in the same capacity, provided that no indemnification under subsections (b) and (c) of this Code section which are permitted by this subsection shall be mandatory under this subsection or any bylaw of the surviving or new electric membership corporation without the approval of such indemnification by the board of directors or members of the surviving or new electric membership corporation, in the manner provided in paragraphs (1) and (3) of subsection (e) of this Code section.

        (b)   An electric membership corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the electric membership corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the electric membership corporation, or is or was serving at the request of the electric membership corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the electric membership corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in a manner which he reasonably believed to be in or not opposed to the best interests of the electric membership corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        (c)   An electric membership corporation shall have the power to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action or suit by, or in the right of, the electric membership corporation to procure a judgment in its favor, by reason of the fact he is or was a director, officer, employee, or agent of the electric membership corporation or is or was serving at the request of the electric membership corporation as a director, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the electric membership corporation; except that no indemnification shall be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the electric membership corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        (d)   To the extent that a director, officer, employee, or agent of an electric membership corporation has been successful, on the merits or otherwise, in defense of any action, suit, or proceeding referred to in subsections (b) and (c) of this Code section or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection therewith.

        (e)   Any indemnification under subsections (b) and (c) of this Code section, unless ordered by a court, shall be made by the electric membership corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (b) and (c) of this Code section. Such determination shall be made:

          (1)   By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding;

          (2)   If such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

          (3)   By the affirmative vote of the members present and voting at the meeting at which such determination is made.

        (f)    Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the electric membership corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the electric membership corporation as authorized in this Code section.

        (g)   The indemnification and advancement of expenses provided by or granted pursuant to this Code section shall not be deemed exclusive of any other rights, in respect to indemnification or otherwise, to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, resolution, or agreement, either specifically or in general terms approved by the affirmative vote of a majority of the members entitled to vote thereon, taken at a meeting, the notice of which specified that such bylaw, resolution, or agreement would be placed before the members, both as to action by a director, officer, employee, or agent in his official capacity and as to action in another capacity while holding such office or position, except that no such other rights, in respect to indemnification or otherwise, may be provided or granted to a director, officer, employee, or agent pursuant to this subsection by an electric membership corporation with respect to the liabilities described in divisions (b)(3)(A)(i) through (b)(3)(A)(iii) of Code Section 46-3-321.

        (h)   An electric membership corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the electric membership corporation or who is or was serving at the request of the electric membership corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the electric membership corporation would have the power to indemnify him against such liability under this Code section.

        (i)    If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the members or by an insurance carrier pursuant to insurance maintained by the electric membership corporation, the electric membership corporation, not later than the next annual meeting of members, unless such meeting is held within three months from the date of such payment, and in any event, within 15 months from the date of such payment, shall send to its members who are entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation. Such statement shall be provided to the members in the manner provided in subsection (a) of Code Section 46-3-263 for giving notice of members' meetings.

        (j)    The indemnification and advancement of expenses provided by or granted pursuant to this Code section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. (Code 1933, § 34C-617, enacted by Ga. L. 1981, p. 1587, § 1; Ga. L. 1988, p. 1451, § 2; Ga. L. 1989, p. 14, § 46.)

Articles of Incorporation

        Our Restated Articles of Incorporation contain the following provision:

        Article VII. A director of the Corporation shall not be personally liable to the Corporation or its members for monetary damages for breach of duty of care or other duty as a director, except for liability:

  (i)
  For any appropriation, in violation of his duties, of any business opportunity of the Corporation;

  (ii)
  For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

  (iii)
  For any transaction from which the director derives an improper personal benefit.

        The liability of directors shall be deemed further limited or eliminated to the fullest extent permitted by changes in the law governing the Corporation. Any repeal or modification of the provisions of this Article VII shall not adversely affect the duty, liability, rights or protection of a director existing at the time of such repeal or modification."

Bylaws

        Our bylaws contain the following provisions relating to indemnification and insurance:

Article IX
Indemnification and Insurance

        Section 1.    Indemnification.

        The Corporation shall indemnify each person who is or was a Director, officer, employee or agent of the Corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted under Sections 46-3-306(b), (c) and (d) of the Georgia Electric Membership Corporation Act or any successor provisions of the laws of the State of Georgia. If any such indemnification is requested pursuant to Sections 46-3-306(b) or (c) of said Act or laws, the Board of Directors shall cause a determination to be made (unless a court has ordered the indemnification) in one of the manners prescribed in Section 46-3-306(e) of said Act or laws as to whether indemnification of the party requesting indemnification is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 46-3-306(b) or (c) of said Act or laws. Upon any such determination that such indemnification is proper, the Corporation shall make indemnification payments of liability, cost, payment or expense asserted against, or paid or incurred by, him in his capacity as such a director, officer, employee or agent to the maximum extent permitted by said Sections of said Act or laws. The indemnification obligation of the Corporation set forth herein shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which any party may be entitled under any other bylaw provision or resolution approved by the members pursuant to Section 46-3- 306(g) of said Act or laws.

        Section 2.    Insurance.

        The Corporation may purchase and maintain insurance at its expense, to protect itself and any Director, officer, employee or agent of the Corporation (including the heirs, executors, administrators or estate of any such person) against any liability, cost, payment or expense described in Section 1 of this Article IX, whether or not the Corporation would have the power to indemnify such person against such liability."

Insurance

        We maintain director and officer insurance policies which insure our present and former directors and officers against certain claims and liabilities asserted against them in their capacities or arising out of their status as our directors and officers.

Item 21.    Exhibits and Financial Statement Schedules

        (a)    Exhibits:    Exhibits marked with an asterisk (*) are hereby incorporated by reference to exhibits previously filed by the Registrant as indicated in parentheses following the description of the exhibit.

Number			Description
*3.1	(a)	—	Restated Articles of Incorporation of Oglethorpe, dated as of July 26, 1988. (Filed as Exhibit 3.1 to the Registrant's Form 10-K for the fiscal year ended December 31, 1988, File No. 33-7591.)

*3.1	(b)	—	Amendment to Articles of Incorporation of Oglethorpe, dated as of March 11, 1997. (Filed as Exhibit 3(i)(b) to the Registrant's Form 10-K for the fiscal year ended December 31, 1996, File No. 33-7591.)

*3.2		—	Bylaws of Oglethorpe, as amended and restated, as of December 6, 2016. (Filed as Exhibit 3.2 to the Registrant's Form 10-K for the fiscal year ended December 31, 2016, File No. 000-53908.)

*4.1		—	Tenth Amended and Restated Loan Contract, dated as of January 30, 2018, between Oglethorpe and the United States of America, together with two notes executed and delivered pursuant thereto. (Filed as Exhibit 4.1 to the Registrant's Form 10-K for the fiscal year ended December 31, 2017, File No. 333-192954.)

*4.2.1	(a)	—	Indenture, dated as of March 1, 1997, made by Oglethorpe to SunTrust Bank, Atlanta, as trustee. (Filed as Exhibit 4.8.1 to the Registrant's Form 10-K for the fiscal year ended December 31, 1996, File No. 33-7591.)

*4.2.1	(b)	—	First Supplemental Indenture, dated as of October 1, 1997, made by Oglethorpe to SunTrust Bank, Atlanta, as trustee, relating to the Series 1997B (Burke) Note. (Filed as Exhibit 4.8.1(b) to the Registrant's Form 10-Q for the quarterly period ended September 30, 1997, File No. 33-7591.)

*4.2.1	(c)	—	Second Supplemental Indenture, dated as of January 1, 1998, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 1997C (Burke) Note. (Filed as Exhibit 4.7.1(c) to the Registrant's Form 10-K for the fiscal year ended December 31, 1997, File No. 33-7591.)

*4.2.1	(d)	—	Third Supplemental Indenture, dated as of January 1, 1998, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 1997A (Monroe) Note. (Filed as Exhibit 4.7.1(d) to the Registrant's Form 10-K for the fiscal year December 31, 1997, File No. 33-7591.)

*4.2.1	(e)	—	Fourth Supplemental Indenture, dated as of March 1, 1998, made by Oglethorpe to SunTrust Bank, Atlanta, as trustee, relating to the Series 1998A (Burke) and 1998B (Burke) Notes. (Filed as Exhibit 4.7.1(e) to the Registrant's Form 10-K for the fiscal year ended December 31, 1998, File No. 33-7591.)

*4.2.1	(f)	—	Fifth Supplemental Indenture, dated as of April 1, 1998, made by Oglethorpe to SunTrust Bank, Atlanta, as trustee, relating to the Series 1998 CFC Note. (Filed as Exhibit 4.7.1(f) to the Registrant's Form 10-K for the fiscal year ended December 31, 1998, File No. 33-7591.)

Number			Description
*4.2.1	(g)	—	Sixth Supplemental Indenture, dated as of January 1, 1999, made by Oglethorpe to SunTrust Bank, Atlanta, as trustee, relating to the Series 1998C (Burke) Note. (Filed as Exhibit 4.7.1(g) to the Registrant's Form 10-K for the fiscal year ended December 31, 1998, File No. 33-7591.)

*4.2.1	(h)	—	Seventh Supplemental Indenture, dated as of January 1, 1999, made by Oglethorpe to SunTrust Bank, Atlanta, as trustee, relating to the Series 1998A (Monroe) Note. (Filed as Exhibit 4.7.1(h) to the Registrant's Form 10-K for the fiscal year ended December 31, 1998, File No. 33-7591.)

*4.2.1	(i)	—	Eighth Supplemental Indenture, dated as of November 1, 1999, made by Oglethorpe to SunTrust Bank, Atlanta, as trustee, relating to the Series 1999B (Burke) Note. (Filed as Exhibit 4.7.1(i) to the Registrant's Form 10-K for the fiscal year ended December 31, 1999, File No. 33-7591.)

*4.2.1	(j)	—	Ninth Supplemental Indenture, dated as of November 1, 1999, made by Oglethorpe to SunTrust Bank, Atlanta, as trustee, relating to the Series 1999B (Monroe) Note. (Filed as Exhibit 4.7.1(j) to the Registrant's Form 10-K for the fiscal year ended December 31, 1999, File No. 33-7591.)

*4.2.1	(k)	—	Tenth Supplemental Indenture, dated as of December 1, 1999, made by Oglethorpe to SunTrust Bank, Atlanta, as trustee, relating to the Series 1999 Lease Notes. (Filed as Exhibit 4.7.1(k) to the Registrant's Form 10-K for the fiscal year ended December 31, 1999, File No. 33-7591.)

*4.2.1	(l)	—	Eleventh Supplemental Indenture, dated as of January 1, 2000, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 1999A (Burke) Note. (Filed as Exhibit 4.7.1(l) to the Registrant's Form 10-K for the fiscal year ended December 31, 1999, File No. 33-7591.)

*4.2.1	(m)	—	Twelfth Supplemental Indenture, dated as of January 1, 2000, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 1999A (Monroe) Note. (Filed as Exhibit 4.7.1(m) to the Registrant's Form 10-K for the fiscal year ended December 31, 1999, File No. 33-7591.)

*4.2.1	(n)	—	Thirteenth Supplemental Indenture, dated as of January 1, 2001, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2000 (Burke) Note. (Filed as Exhibit 4.7.1(n) to the Registrant's Form 10-K for the fiscal year ended December 31, 2000, File No. 33-7591.)

*4.2.1	(o)	—	Fourteenth Supplemental Indenture, dated as of January 1, 2001, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2000 (Monroe) Note. (Filed as Exhibit 4.7.1(o) to the Registrant's Form 10-K for the fiscal year ended December 31, 2000, File No. 33-7591.)

*4.2.1	(p)	—	Fifteenth Supplemental Indenture, dated as of January 1, 2002, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2001 (Burke) Note. (Filed as Exhibit 4.7.1(p) to the Registrant's Form 10-K for the fiscal year ended December 31, 2001, File No. 33-7591.)

*4.2.1	(q)	—	Sixteenth Supplemental Indenture, dated as of January 1, 2002, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2001 (Monroe) Note. (Filed as Exhibit 4.7.1(q) to the Registrant's Form 10-K for the fiscal year ended December 31, 2001, File No. 33-7591.)

Number			Description
*4.2.1	(r)	—	Seventeenth Supplemental Indenture, dated as of October 1, 2002, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2002A (Burke) Note. (Filed as Exhibit 4.7.1(r) to the Registrant's Form 10-K for the fiscal year ended December 31, 2002, File No. 33-7591.)

*4.2.1	(s)	—	Eighteenth Supplemental Indenture, dated as of October 1, 2002, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2002B (Burke) Note. (Filed as Exhibit 4.7.1(s) to the Registrant's Form 10-K for the fiscal year ended December 31, 2002, File No. 33-7591.)

*4.2.1	(t)	—	Nineteenth Supplemental Indenture, dated as of January 1, 2003, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2002C (Burke) Note. (Filed as Exhibit 4.7.1(t) to the Registrant's Form 10-K for the fiscal year ended December 31, 2002, File No. 33-7591.)

*4.2.1	(u)	—	Twentieth Supplemental Indenture, dated as of January 1, 2003, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2002 (Monroe) Note. (Filed as Exhibit 4.7.1(u) to the Registrant's Form 10-K for the fiscal year ended December 31, 2002, File No. 33-7591.)

*4.2.1	(v)	—	Twenty-First Supplemental Indenture, dated as of January 1, 2003, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2002 (Appling) Note. (Filed as Exhibit 4.7.1(v) to the Registrant's Form 10-K for the fiscal year ended December 31, 2002, File No. 33-7591.)

*4.2.1	(w)	—	Twenty-Second Supplemental Indenture, dated as of March 1, 2003, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2003 (FFB M-8) Note and Series 2003 (RUS M-8) Reimbursement Note. (Filed as Exhibit 4.7.1(w) to the Registrant's Form 10-Q for the quarterly period ended September 30, 2003, File No. 33-7591.)

*4.2.1	(x)	—	Twenty-Third Supplemental Indenture, dated as of March 1, 2003, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2003 (FFB N-8) Note and Series 2003 (RUS N-8) Reimbursement Note. (Filed as Exhibit 4.7.1(x) to the Registrant's Form 10-Q for the quarterly period ended September 30, 2003, File No. 33-7591.)

*4.2.1	(y)	—	Twenty-Fourth Supplemental Indenture, dated as of December 1, 2003, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2003A (Appling) Note. (Filed as Exhibit 4.7.1(y) to the Registrant's Form 10-K for the fiscal year ended December 31, 2003, File No. 33-7591.)

*4.2.1	(z)	—	Twenty-Fifth Supplemental Indenture, dated as of December 1, 2003, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2003A (Burke) Note. (Filed as Exhibit 4.7.1(z) to the Registrant's Form 10-K for the fiscal year ended December 31, 2003, File No. 33-7591.)

*4.2.1	(aa)	—	Twenty-Sixth Supplemental Indenture, dated as of December 1, 2003, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2003B (Burke) Note. (Filed as Exhibit 4.7.1(aa) to the Registrant's Form 10-K for the fiscal year ended December 31, 2003, File No. 33-7591.)

Number			Description
*4.2.1	(bb)	—	Twenty-Seventh Supplemental Indenture, dated as of December 1, 2003, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2003A (Heard) Note. (Filed as Exhibit 4.7.1(bb) to the Registrant's Form 10-K for the fiscal year ended December 31, 2003, File No. 33-7591.)

*4.2.1	(cc)	—	Twenty-Eighth Supplemental Indenture, dated as of December 1, 2003, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2003A (Monroe) Note. (Filed as Exhibit 4.7.1(cc) to the Registrant's Form 10-K for the fiscal year ended December 31, 2003, File No. 33-7591.)

*4.2.1	(dd)	—	Twenty-Ninth Supplemental Indenture, dated as of December 1, 2004, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2004 (Burke) Note. (Filed as Exhibit 4.7.1(dd) to the Registrant's Form 10-K for the fiscal year ended December 31, 2004, File No. 33-7591.)

*4.2.1	(ee)	—	Thirtieth Supplemental Indenture, dated as of December 1, 2004, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2004 (Monroe) Note. (Filed as Exhibit 4.7.1(ee) to the Registrant's Form 10-K for the fiscal year ended December 31, 2004, File No. 33-7591.)

*4.2.1	(ff)	—	Thirty-First Supplemental Indenture, dated as of November 1, 2005, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2005 (Burke) Note. (Filed as Exhibit 4.7.1(ff) to the Registrant's Form 10-K for the fiscal year ended December 31, 2005, File No. 33-7591.)

*4.2.1	(gg)	—	Thirty-Second Supplemental Indenture, dated as of November 1, 2005, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2005 (Monroe) Note. (Filed as Exhibit 4.7.1(gg) to the Registrant's Form 10-K for the fiscal year ended December 31, 2005, File No. 33-7591.)

*4.2.1	(hh)	—	Thirty-Third Supplemental Indenture, dated as of May 1, 2006, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Series 2006 (FFB P-8) Note and Series 2006 (RUS P-8) Reimbursement Note. (Filed as Exhibit 4.7.1(hh) to the Registrant's Form 10-Q for the quarterly period ended June 30, 2006, File No. 33-7591.)

*4.2.1	(ii)	—	Thirty-Fourth Supplemental Indenture, dated as of September 22, 2006, made by Oglethorpe to SunTrust Bank, as trustee, relating to the Amendment of Section 9.9 of the Original Indenture. (Filed as Exhibit 4.7.1(ii) to the Registrant's Form 10-K for the fiscal year ended December 31, 2006, File No. 33-7591.)

*4.2.1	(jj)	—	Thirty-Fifth Supplemental Indenture, dated as of October 1, 2006, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Oglethorpe Power Corporation First Mortgage Bonds, Series 2006. (Filed as Exhibit 4.7.1(jj) to the Registrant's Form 10-K for the fiscal year ended December 31, 2006, File No. 33-7591.)

*4.2.1	(kk)	—	Thirty-Sixth Supplemental Indenture, dated as of October 1, 2006, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2006A (Burke) Note, Series 2006B-1 (Burke) Note, Series 2006B-2 (Burke) Note, Series 2006B-3 (Burke) Note, Series 2006B-4 (Burke) Note and Series 2006A (Monroe) Note. (Filed as Exhibit 4.7.1(kk) to the Registrant's Form 10-K for the fiscal year ended December 31, 2006, File No. 33-7591.)

Number			Description
*4.2.1	(ll)	—	Thirty-Seventh Supplemental Indenture, dated as of October 1, 2006, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2006C-1 (Burke) Note, Series 2006C-2 (Burke) Note and Series 2006B (Monroe) Note. (Filed as Exhibit 4.7.1(ll) to the Registrant's Form 10-K for the fiscal year ended December 31, 2006, File No. 33-7591.)

*4.2.1	(mm)	—	Thirty-Eighth Supplemental Indenture, dated as of May 1, 2007, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Amendments to the Retained Indebtedness Note. (Filed as Exhibit 4.7.1(mm) to the Registrant's Form 10-Q for the quarterly period ended June 30, 2007, File No. 33-7591.)

*4.2.1	(nn)	—	Thirty-Ninth Supplemental Indenture, dated as of July 1, 2007, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2007 (FFB R-8) Note and Series 2007 (RUS R-8) Reimbursement Note. (Filed as Exhibit 4.7.1(nn) to the Registrant's Form 10-Q for the quarterly period ended June 30, 2007, File No. 33-7591.)

*4.2.1	(oo)	—	Fortieth Supplemental Indenture, dated as of October 1, 2007, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Oglethorpe Power Corporation First Mortgage Bonds, Series 2007. (Filed as Exhibit 4.7.1(oo) to the Registrant's Form 10-Q for the quarterly period ended September 30, 2007, File No. 33-7591.)

*4.2.1	(pp)	—	Forty-First Supplemental Indenture, dated as of October 1, 2007, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2007A (Appling) Note, Series 2007B (Appling) Note, Series 2007A (Burke) Note, Series 2007B (Burke) Note, Series 2007C (Burke) Note, Series 2007D (Burke) Note, Series 2007E (Burke) Note, Series 2007F (Burke) Note and Series 2007A (Monroe) Note. (Filed as Exhibit 4.7.1(pp) to the Registrant's Form 10-Q for the quarterly period ended September 30, 2007, File No. 33-7591.)

*4.2.1	(qq)	—	Forty-Second Supplemental Indenture, dated as of February 5, 2008, made by Oglethorpe to U.S. Bank National Association, as trustee, providing for the Amendment of Section 1.1 of the Original Indenture. (Filed as Exhibit 4.7.1(qq) to the Registrant's Form 10-K for the fiscal year ended December 31, 2007, File No. 33-7591.)

*4.2.1	(rr)	—	Forty-Third Supplemental Indenture, dated as of August 1, 2008, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2008A (Burke) Note, Series 2008B (Burke) Note and Series 2008C (Burke) Note. (Filed as Exhibit 4.7.1(rr) to the Registrant's Form 10-K for the fiscal year ended December 31, 2008, File No. 33-7591.)

*4.2.1	(ss)	—	Forty-Fourth Supplemental Indenture, dated as of September 1, 2008, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2008 (FFB S-8) Note and Series 2008 (RUS S-8) Reimbursement Note. (Filed as Exhibit 4.7.1(ss) to the Registrant's Form 10-K for the fiscal year ended December 31, 2008, File No. 33-7591.)

Number			Description
*4.2.1	(tt)	—	Forty-Fifth Supplemental Indenture, dated as of December 1, 2008, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2008D (Burke) Note, Series 2008E (Burke) Note, Series 2008F (Burke) Note, Series 2008G (Burke) Note and Series 2008A (Monroe) Note. (Filed as Exhibit 4.7.1(tt) to the Registrant's Form 10-K for the fiscal year ended December 31, 2008, File No. 33-7591.)

*4.2.1	(uu)	—	Forty-Sixth Supplemental Indenture, dated as of February 1, 2009, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Oglethorpe Power Corporation First Mortgage Bonds, Series 2009 A. (Filed as Exhibit 4.7.1(uu) to the Registrant's Form 10-K for the fiscal year ended December 31, 2008, File No. 33-7591.)

*4.2.1	(vv)	—	Forty-Seventh Supplemental Indenture, dated as of February 19, 2009, made by Oglethorpe to U.S. Bank National Association, as trustee, providing for the Amendment of the Original Indenture. (Filed as Exhibit 4.7.1(vv) to the Registrant's Form 10-K for the fiscal year ended December 31, 2008, File No. 33-7591.)

*4.2.1	(ww)	—	Forty-Eighth Supplemental Indenture, dated as of August 1, 2009, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2009B CFC Note, Series 2009C CFC Note and Series 2009D CFC Project Note. (Filed as Exhibit 4.1 to the Registrant's Form 10-Q for the quarterly period ended June 30, 2009, File No. 333-159338.)

*4.2.1	(xx)	—	Forty-Ninth Supplemental Indenture, dated as of November 1, 2009, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Oglethorpe Power Corporation First Mortgage Bonds, Series 2009 B. (Filed as Exhibit 4.1 to the Registrant's Form 10-Q for the quarter ended September 30, 2009, File No. 333-159338.)

*4.2.1	(yy)	—	Fiftieth Supplemental Indenture, dated as of November 30, 2009, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2009A Line of Credit Notes. (Filed as Exhibit 4.7.1 (yy) to the Registrant's Form 10-K for the fiscal year ended December 31, 2009, File No. 000-53908.)

*4.2.1	(zz)	—	Fifty-First Supplemental Indenture, dated as of December 1, 2009, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2009A (Heard) Note, Series 2009A (Monroe) Note and Series 2009B (Monroe) Note. (Filed as Exhibit 4.7.1 (zz) to the Registrant's Form 10-K for the fiscal year ended December 31, 2009, File No. 000-53908.)

*4.2.1	(aaa)	—	Fifty-Second Supplemental Indenture, dated as of December 30, 2009, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the First Mortgage Bond, Series 2009 CoBank (Clean Renewable Energy Bond). (Filed as Exhibit 4.7.1 (aaa) to the Registrant's Form 10-K for the fiscal year ended December 31, 2009, File No. 000-53908.)

Number			Description
*4.2.1	(bbb)	—	Fifty-Third Supplemental Indenture, dated as of March 1, 2010, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2010A (Burke) Note, Series 2010B (Burke) Note, Series 2010A (Monroe) Note, Series 2010A (Burke) Reimbursement Obligation, Series 2010B (Burke) Reimbursement Obligation and Series 2010A (Monroe) Reimbursement Obligation. (Filed as Exhibit 4.1 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2010, File No. 000-53908.)

*4.2.1	(ccc)	—	Fifty-Fourth Supplemental Indenture, dated as of May 21, 2010, made by Oglethorpe to U.S. Bank National Association, as trustee, confirming the lien of the Indenture with respect to certain After-Acquired Property (relating to the Hawk Road and Hartwell Energy Facilities). (Filed as Exhibit 4.1 to the Registrant's Form 10-Q for the quarterly period ended June 30, 2010, File No. 000-53908.)

*4.2.1	(ddd)	—	Fifty-Fifth Supplemental Indenture, dated as of August 1, 2010, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2010 (FFB V-8) Note and Series 2010 (RUS V-8) Reimbursement Note. (Filed as Exhibit 4.2 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2010, File No. 000-53908.)

*4.2.1	(eee)	—	Fifty-Sixth Supplemental Indenture, dated as of November 1, 2010, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Oglethorpe Power Corporation First Mortgage Bonds, Series 2010 A. (Filed as Exhibit 4.2 to the Registrant's Form 8-K filed on November 8, 2010, File No. 000-53908.)

*4.2.1	(fff)	—	Fifty-Seventh Supplemental Indenture, dated as of December 1, 2010, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2010A CFC Note. (Filed as Exhibit 4.8.1(fff) to the Registrant's Form S-3 Registration Statement, File No. 333-171342.)

*4.2.1	(ggg)	—	Fifty-Eighth Supplemental Indenture, dated as of December 1, 2010, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Agreement Modifying Future Advance Promissory Note. (Filed as Exhibit 4.8.1(ggg) to the Registrant's Form S-3 Registration Statement, File No. 333-171342.)

*4.2.1	(hhh)	—	Fifty-Ninth Supplemental Indenture, dated as of March 1, 2011, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2011A (Appling) Note, Series 2011A (Burke) Note and Series 2011A (Monroe) Note. (Filed as Exhibit 4.2 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2011, File No. 000-53908.)

*4.2.1	(iii)	—	Sixtieth Supplemental Indenture, dated as of April 1, 2011, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2011 (FFB W-8) Note, Series 2011 (RUS W-8) Reimbursement Note, Series 2011 (FFB X-8) Note, and Series 2011 (RUS X-8) Reimbursement Note. (Filed as Exhibit 4.3 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2011, File No. 000-53908.)

*4.2.1	(jjj)	—	Sixty-First Supplemental Indenture, dated as of August 1, 2011, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Oglethorpe Power Corporation First Mortgage Bonds, Series 2011A. (filed as Exhibit 4.2 to the Registrant's Form 8-K filed on August 17, 2011, File No. 000-53908.)

Number			Description
*4.2.1	(kkk)	—	Sixty-Second Supplemental Indenture, dated as of April 1, 2012, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2012A (Monroe) Note. (Filed as Exhibit 4.1 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2012, File No. 000-53908.)

*4.2.1	(lll)	—	Sixty-Third Supplemental Indenture, dated as of November 1, 2012, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to Oglethorpe Power Corporation First Mortgage Bonds, Series 2012A. (Filed as Exhibit 4.2 to the Registrant's Form 8-K filed on November 28, 2012, File No. 000-53908.)

*4.2.1	(mmm)	—	Sixty-Fourth Supplemental Indenture, dated as of April 1, 2013, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2013A (Appling) Note, Series 2013A (Burke) Note and Series 2013A (Monroe) Note. (Filed as Exhibit 4.2 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2013, File No. 000-53908.)

*4.2.1	(nnn)	—	Sixty-Fifth Supplemental Indenture, dated as of April 23, 2013, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2013 (FFB Y-8) Note, Series 2013 (RUS Y-8) Reimbursement Note, Series 2013 (FFB AA-8) Note, and Series 2013 (RUS AA-8) Reimbursement Note and amendments to the Indenture. (Filed as Exhibit 4.3 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2013, File No. 000-53908.)

*4.2.1	(ooo)	—	Deed to Secure Debt, Security Agreement and Sixty-Sixth Supplemental Indenture, dated as of April 25, 2013, made by Oglethorpe and Murray County Industrial Development Authority to U.S. Bank National Association, as trustee, relating to the consolidation of Murray I and II LLC. (Filed as Exhibit 4.4 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2013, File No. 000-53908.)

*4.2.1	(ppp)	—	Sixty-Seventh Supplemental Indenture, dated as of February 1, 2014, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to Future Advance Promissory Note No. 1, Reimbursement Note No. 1, Future Advance Promissory Note No. 2, Reimbursement Note No. 2 and amendments to the Indenture. (Filed as Exhibit 4.8 to the Registrant's Form 8-K filed on February 20, 2014, File No. 000-53908.)

*4.2.1	(qqq)	—	Sixty-Eighth Supplemental Indenture, dated as of June 1, 2014 made by Oglethorpe to U.S. Bank National Association, as trustee, relating to Oglethorpe Power Corporation First Mortgage Bonds, Series 2014A. (Filed as Exhibit 4.2 to the Registrant's Form 8-K filed on June 11, 2014, File No. 000-53908.)

*4.2.1	(rrr)	—	Sixty-Ninth Supplemental Indenture, dated as of September 2, 2014 made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2014 (FFB AB-8) Note and Series 2014 (RUS AB-8) Reimbursement Note. (Filed as Exhibit 4.2 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2014, File No. 000-53908.)

*4.2.1	(sss)	—	Seventieth Supplemental Indenture, dated as of May 27, 2015, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to Amendment of the Series 2011 (FFB W-8) Note. (Filed as Exhibit 4.1 to the Registrant's Form 10-Q for the quarterly period ended June 30, 2015, File No. 000-53908.)

Number			Description
*4.2.1	(ttt)	—	Seventy-First Supplemental Indenture, dated August 24, 2015, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the addition of property in Walton County, Georgia. (Filed as Exhibit 4.1 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2015, File No. 000-53908.)

*4.2.1	(uuu)	—	Seventy-Second Supplemental Indenture, dated as of April 1, 2016, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to Oglethorpe Power Corporation First Mortgage Bonds, Series 2016A. (Filed as Exhibit 4.2 to the Registrant's Form 8-K filed on April 19, 2016, File No. 000-53908).

*4.2.1	(vvv)	—	Seventy-Third Supplemental Indenture, dated as of July 26, 2017, made by Oglethorpe to U.S. Bank National Association, as trustee, confirming the lien of the Indenture with respect to certain agreements and licenses. (Filed as Exhibit 4.1 to the Registrant's Form 10-Q for the quarterly period ended June 30, 2017, File No. 333-192954.)

*4.2.1	(www)	—	Seventy-Fourth Supplemental Indenture, dated as of October 1, 2017, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2017A (Burke) Note, the Series 2017B (Burke) Note, the Series 2017A (Heard) Note and the Series 2017A (Monroe) Note. (Filed as Exhibit 4.1 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2017, File No. 333-192954.)

*4.2.1	(xxx)	—	Seventy-Fifth Supplemental Indenture, dated as of October 18, 2017, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Amendment of the Original Indenture. (Filed as Exhibit 4.2 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2017, File No. 333-192954.)

*4.2.1	(yyy)	—	Seventy-Sixth Supplemental Indenture, dated as of December 1, 2017, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2017C (Burke) Note, the Series 2017D (Burke) Note, the Series 2017E (Burke) Note and the Series 2017F (Burke) Note. (Filed as Exhibit 4.2.1(yyy) to the Registrant's Form 10-K for the fiscal year ended December 31, 2017, File No. 333-192954.)

*4.2.1	(zzz)	—	Seventy-Seventh Supplemental Indenture, dated as of January 30, 2018, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2018 (FFB AC-8) Note and Series 2018 (RUS AC-8) Reimbursement Note. (Filed as Exhibit 4.2.1(zzz) to the Registrant's Form 10-K for the fiscal year ended December 31, 2017, File No. 333-192954.)

*4.2.1	(aaaa)		Seventy-Eighth Supplemental Indenture, dated as of October 1, 2018, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to Oglethorpe Power Corporation First Mortgage Bonds, Series 2018A. (Filed as Exhibit 4.2 to the Registrant's Form 8-K filed on October 30, 2018. File No. 333-192954.)

*4.2.1	(bbbb)	—	Seventy-Ninth Supplemental Indenture, dated as of March 1, 2019, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Future Advance Promissory Note and Reimbursement Note. (Filed as Exhibit 4.6 to the Registrant's Form 8-K filed on March 27, 2019, File No. 333-192954.)

Number			Description
*4.2.2		—	Security Agreement, dated as of March 1, 1997, made by Oglethorpe to SunTrust Bank, Atlanta, as trustee. (Filed as Exhibit 4.8.2 to the Registrant's Form 10-K for the fiscal year ended December 31, 1996, File No. 33-7591.)

*4.3		—	Unsecured Indenture, dated as of December 22, 2010, by and between Oglethorpe and U.S. Bank National Association, as trustee. (Filed as Exhibit 4.1 to the Registrant's Form S-3 Registration Statement, File No. 333-171342.)

4.4.1	(1)	—	Loan Agreement, dated as of December 1, 2009, between the Development Authority of Monroe County and Oglethorpe relating to the Development Authority of Monroe County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Scherer Project), Series 2009A, and five other substantially identical (Variable Rate Bonds) loan agreements.

4.4.2	(1)	—	Note, dated December 10, 2009, from Oglethorpe to U.S. Bank National Association, as trustee, acting pursuant to a Trust Indenture, dated as of December 1, 2009, between the Development Authority of Monroe County and U.S. Bank National Association relating to the Development Authority of Monroe County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Scherer Project), Series 2009A, and five other substantially identical notes.

4.4.3	(1)	—	Trust Indenture, dated as of December 1, 2009, between the Development Authority of Monroe County and U.S. Bank National Association, as trustee, relating to the Development Authority of Monroe County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Scherer Project), Series 2009A, and five other substantially identical indentures.

4.5.1	(1)	—	Loan Agreement, dated as of April 1, 2013, between the Development Authority of Appling County and Oglethorpe relating to the Development Authority of Appling County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Hatch Project), Series 2013A, and two other substantially identical (Term Rate Bonds) loan agreements.

4.5.2	(1)	—	Note, dated April 23, 2013, from Oglethorpe to U.S. Bank National Association, as trustee, acting pursuant to a Trust Indenture, dated as of April 1, 2013, between the Development Authority of Appling County and U.S. Bank National Association relating to the Development Authority of Appling County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Hatch Project), Series 2013A, and two other substantially identical notes.

4.5.3	(1)	—	Trust Indenture, dated as of April 1, 2013, between the Development Authority of Appling County and U.S. Bank National Association, as trustee, relating to the Development Authority of Appling County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Hatch Project), Series 2013A, and two other substantially identical indentures.

4.6.1	(1)	—	Loan Agreement, dated as of October 1, 2017, between the Development Authority of Burke County and Oglethorpe relating to the Development Authority of Burke County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 2017A, and three other substantially identical (Indexed Put Rate Bonds) loan agreements.

Number			Description
4.6.2	(1)	—	Note, dated October 12, 2017, from Oglethorpe to U.S. Bank National Association, as trustee, acting pursuant to a Trust Indenture, dated as of October 1, 2017, between the Development Authority of Burke County and U.S. Bank National Association relating to the Development Authority of Burke County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 2017A, and three other substantially identical notes.

4.6.3	(1)	—	Trust Indenture, dated as of October 1, 2017, between the Development Authority of Burke County and U.S. Bank National Association, as trustee, relating to the Development Authority of Burke County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 2017A, and three other substantially identical indentures.

4.6.4	(1)	—	Bondholder's Agreement, dated as of October 1, 2017, by and between Oglethorpe and RBC Municipal Products, LLC, relating to the Development Authority of Burke County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 2017A, and three other substantially identical bondholder's agreements.

4.7.1	(1)	—	Loan Agreement, dated as of December 1, 2017, between the Development Authority of Burke County and Oglethorpe relating to the Development Authority of Burke County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 2017C, and three other substantially identical (Fixed Rate and Term Rate Bonds) loan agreements.

4.7.2	(1)	—	Note, dated December 28, 2017, from Oglethorpe to U.S. Bank National Association, as trustee, acting pursuant to a Trust Indenture, dated as of December 1, 2017, between the Development Authority of Burke County and U.S. Bank National Association relating to the Development Authority of Burke County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 2017C, and three other substantially identical notes.

4.7.3	(1)	—	Trust Indenture, dated as of December 1, 2017, between the Development Authority of Burke County and U.S. Bank National Association, as trustee, relating to the Development Authority of Burke County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 2017C, and three other substantially identical indentures.

4.8.1	(1)	—	Term Loan Agreement, dated as of August 1, 2009, between Oglethorpe and National Rural Utilities Cooperative Finance Corporation, relating to the Series 2009C Note.

4.8.2	(1)	—	First Amendment to Term Loan Agreement, dated as of December 20, 2013, by and between Oglethorpe and National Rural Utilities Cooperative Finance Corporation, relating to the Series 2009C Note.

4.8.3	(1)	—	Series 2009C CFC Note, dated August 11, 2009, in the original principal amount of $250,000,000, from Oglethorpe to National Rural Utilities Cooperative Finance Corporation.

4.9.1	(1)	—	Bond Purchase Agreement, dated as of December 30, 2009, between Oglethorpe and CoBank, ACB, relating to Oglethorpe Power Corporation (An Electric Membership Corporation) First Mortgage Bond, Series 2009 CoBank (Clean Renewable Energy Bond).

Number			Description
4.9.2	(1)	—	Oglethorpe Power Corporation (An Electric Membership Corporation) First Mortgage Bond, Series 2009 CoBank (Clean Renewable Energy Bond), dated December 30, 2009, from Oglethorpe to CoBank, ACB, in the original principal amount of $16,165,400.

*4.10.1		—	Note Purchase Agreement, dated February 20, 2014, between Oglethorpe, Federal Financing Bank and United States Department of Energy. (Filed as Exhibit 4.1 to the Registrant's Form 8-K filed on February 20, 2014, File No. 000-53908.)

*4.10.2		—	Future Advance Promissory Note No. 1, dated February 20, 2014, from Oglethorpe to Federal Financing Bank. (Filed as Exhibit 4.2 to the Registrant's Form 8-K filed on February 20, 2014, File No. 000-53908.)

*4.10.3		—	Future Advance Promissory Note No. 2, dated February 20, 2014, from Oglethorpe to Federal Financing Bank. (Filed as Exhibit 4.3 to the Registrant's Form 8-K filed on February 20, 2014, File No. 000-53908.)

*4.10.4		—	Note Purchase Agreement, dated as of March 22, 2019, between Oglethorpe, Federal Financing Bank and the United States Department of Energy. (Filed as Exhibit 4.1 to the Registrant's Form 8-K filed on March 27, 2019, File No. 333-192954.)

*4.10.5		—	Future Advance Promissory Note, dated March 22, 2019, from Oglethorpe to Federal Financing Bank. (Filed as Exhibit 4.2 to the Registrant's Form 8-K filed on March 27, 2019, File No. 333-192954.)

*4.10.6		—	Loan Guarantee Agreement, dated February 20, 2014, between Oglethorpe and the Department of Energy. (Filed as Exhibit 4.4 to the Registrant's Form 8-K filed on February 20, 2014, File No. 000-53908.)

*4.10.6	(a)	—	Amendment No. 1, dated as of June 4, 2015, to the Loan Guarantee Agreement between Oglethorpe and the Department of Energy. (Filed as Exhibit 4.2 to the Registrant's Form 10-Q for the quarterly period ended June 30, 2017, File No. 333-192954.)

*4.10.6	(b)	—	Amendment No. 2, dated as of March 9, 2016, to the Loan Guarantee Agreement between Oglethorpe and the Department of Energy. (Filed as Exhibit 4.3 to the Registrant's Form 10-Q for the quarterly period ended June 30, 2017, File No. 333-192954.)

*4.10.6	(c)	—	Amendment No. 3, dated as of July 27, 2017, to the Loan Guarantee Agreement between Oglethorpe and the Department of Energy. (Filed as Exhibit 4.1 to the Registrant's Form 8-K filed on July 28, 2017, File No. 333-192954.)

*4.10.6	(d)	—	Amendment No. 4, dated as of December 8, 2017, to the Loan Guarantee Agreement between Oglethorpe and the Department of Energy. (Filed as Exhibit 4.1 to the Registrant's Form 8-K filed on December 11, 2017, File No. 333-192954.)

*4.10.6	(e)	—	Amendment No. 5 and Waiver, dated as of March 7, 2019, to the Loan Guarantee Agreement between Oglethorpe and the Department of Energy. (Filed as Exhibit 4.1 to the Registrant's Form 8-K filed on March 13, 2019, File No. 333-192954.)

Number			Description
*4.10.6	(f)	—	Amended and Restated Loan Guarantee Agreement, dated as of March 22, 2019, between Oglethorpe and the United States Department of Energy, acting by and through the Secretary of Energy. (Filed as Exhibit 4.3 to the Registrant's Form 8-K filed on March 27, 2019, File No. 333-192954.)

*4.10.7		—	Reimbursement Note No. 1, dated February 20, 2014, issued by Oglethorpe to the Department of Energy. (Filed as Exhibit 4.5 to the Registrant's Form 8-K filed on February 20, 2014, File No. 000-53908.)

*4.10.8		—	Reimbursement Note No. 2, dated February 20, 2014, issued by Oglethorpe to the Department of Energy. (Filed as Exhibit 4.6 to the Registrant's Form 8-K filed on February 20, 2014, File No. 000-53908.)

*4.10.9		—	Reimbursement Note, dated March 22, 2019, issued by Oglethorpe to the Department of Energy. (Filed as Exhibit 4.4 to the Registrant's Form 8-K filed on March 27, 2019, File No. 333-192954.)

*4.11		—	Exchange and Registration Rights Agreement, dated October 30, 2018, by and between Oglethorpe and Goldman Sachs & Co. LLC, on behalf of itself and the other purchasers identified therein. (Filed as Exhibit 1.2 to the Registrant's Form 8-K filed on October 30, 2018, File No. 333-192954.)

5.1			Opinion of Eversheds Sutherland (US) LLP

*10.1.1	(a)	—	Participation Agreement No. 2 among Oglethorpe as Lessee, Wilmington Trust Company as Owner Trustee, The First National Bank of Atlanta as Indenture Trustee, Columbia Bank for Cooperatives as Loan Participant and Ford Motor Credit Company as Owner Participant, dated December 30, 1985, together with a schedule identifying three other substantially identical Participation Agreements. (Filed as Exhibit 10.1.1(b) to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

*10.1.1	(b)	—	Supplemental Participation Agreement No. 2. (Filed as Exhibit 10.1.1(a) to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

*10.1.1	(c)	—	Supplemental Participation Agreement No. 1, dated as of June 30, 1987, among Oglethorpe as Lessee, IBM Credit Financing Corporation as Owner Participant, Wilmington Trust Company and The Citizens and Southern National Bank as Owner Trustee, The First National Bank of Atlanta, as Indenture Trustee, and Columbia Bank for Cooperatives, as Loan Participant. (Filed as Exhibit 10.1.1(c) to the Registrant's Form 10-K for the fiscal year ended December 31, 1987, File No. 33-7591.)

*10.1.1	(d)	—	Second Supplemental Participation Agreement No. 2, dated as of December 17, 1997, among Oglethorpe as Lessee, DFO Partnership, as assignee of Ford Motor Credit Company, as Owner Participant, Wilmington Trust Company and NationsBank, N.A. as Owner Trustee, The Bank of New York Trust Company of Florida, N.A. as Indenture Trustee, CoBank, ACB as Loan Participant, OPC Scherer Funding Corporation, as Original Funding Corporation, OPC Scherer 1997 Funding Corporation A, as Funding Corporation, and SunTrust Bank, Atlanta, as Original Collateral Trust Trustee and Collateral Trust Trustee, with a schedule identifying three substantially identical Second Supplemental Participation Agreements and any material differences. (Filed as Exhibit 10.1.1(d) to Registrant's Form S-4 Registration Statement, File No. 333-4275.)

Number			Description
*10.1.2		—	General Warranty Deed and Bill of Sale No. 2 between Oglethorpe, Grantor, and Wilmington Trust Company and William J. Wade, as Owner Trustees under Trust Agreement No. 2, dated December 30, 1985, with Ford Motor Credit Company, Grantee, together with a schedule identifying three substantially identical General Warranty Deeds and Bills of Sale. (Filed as Exhibit 10.1.2 to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

*10.1.3		—	Amended and Restated Indenture of Trust, Deed to Secure Debt and Security Agreement No. 2, dated December 1, 1997, between Wilmington Trust Company and NationsBank, N.A. collectively as Owner Trustee, under Trust Agreement No. 2, dated December 30, 1985, with DFO Partnership, as assignee of Ford Motor Credit Company, and The Bank of New York Trust Company of Florida, N.A. as Indenture Trustee, with a schedule identifying three other substantially identical Amended and Restated Indentures of Trust, Deeds to Secure Debt and Security Agreements and any material differences. (Filed as Exhibit 4.4 to the Registrant's Form S-4 Registration Statement, File No. 333-42759.)

*10.1.4	(a)	—	Lease Agreement No. 2, dated December 30, 1985, between Wilmington Trust Company and William J. Wade, as Owner Trustees under Trust Agreement No. 2, dated December 30, 1985, with Ford Motor Credit Company, Lessor, and Oglethorpe, Lessee, with a schedule identifying three other substantially identical Lease Agreements. (Filed as Exhibit 4.5(b) to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

*10.1.4	(b)	—	First Supplement to Lease Agreement No. 2 (included as Exhibit B to the Supplemental Participation Agreement No. 2 listed as Exhibit 10.1.1(b)).

*10.1.4	(c)	—	First Supplement to Lease Agreement No. 1, dated as of June 30, 1987, between The Citizens and Southern National Bank as Owner Trustee under Trust Agreement No. 1 with IBM Credit Financing Corporation, as Lessor, and Oglethorpe, as Lessee. (Filed as Exhibit 4.5(c) to the Registrant's Form 10-K for the fiscal year ended December 31, 1987, File No. 33-7591.)

*10.1.4	(d)	—	Second Supplement to Lease Agreement No. 2, dated as of December 17, 1997, between NationsBank, N.A., acting through its agent, The Bank of New York, as an Owner Trustee under the Trust Agreement No. 2, dated December 30, 1985, among DFO Partnership, as assignee of Ford Motor Credit Company, as the Owner Participant, and the Original Trustee, as Lessor, and Oglethorpe, as Lessee, with a schedule identifying three other substantially identical Second Supplements to Lease Agreements and any material differences. (Filed as Exhibit 4.5(d) to the Registrant's Form S-4 Registration Statement, File No. 333-42759.)

*10.1.5	(a)	—	Supporting Assets Lease No. 2, dated December 30, 1985, between Oglethorpe, Lessor, and Wilmington Trust Company and William J. Wade, as Owner Trustees, under Trust Agreement No. 2, dated December 30, 1985, with Ford Motor Credit Company, Lessee, together with a schedule identifying three substantially identical Supporting Assets Leases. (Filed as Exhibit 10.1.3 to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

Number			Description
*10.1.5	(b)	—	First Amendment to Supporting Assets Lease No. 2, dated as of November 19, 1987, together with a schedule identifying three substantially identical First Amendments to Supporting Assets Leases. (Filed as Exhibit 10.1.3(a) to the Registrant's Form 10-K for the fiscal year ended December 31, 1987, File No. 33-7591.)

*10.1.5	(c)	—	Second Amendment to Supporting Assets Lease No. 2, dated as of October 3, 1989, together with a schedule identifying three substantially identical Second Amendments to Supporting Assets Leases. (Filed as Exhibit 10.1.3(c) to the Registrant's Form 10-Q for the quarterly period ended March 31, 1998, File No. 33-7591.)

*10.1.6	(a)	—	Supporting Assets Sublease No. 2, dated December 30, 1985, between Wilmington Trust Company and William J. Wade, as Owner Trustees under Trust Agreement No. 2, dated December 30, 1985, with Ford Motor Credit Company, Sublessor, and Oglethorpe, Sublessee, together with a schedule identifying three substantially identical Supporting Assets Subleases. (Filed as Exhibit 10.1.4 to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

*10.1.6	(b)	—	First Amendment to Supporting Assets Sublease No. 2, dated as of November 19, 1987, together with a schedule identifying three substantially identical First Amendments to Supporting Assets Subleases. (Filed as Exhibit 10.1.4(a) to the Registrant's Form 10-K for the fiscal year ended December 31, 1987, File No. 33-7591.)

*10.1.6	(c)	—	Second Amendment to Supporting Assets Sublease No. 2, dated as of October 3, 1989, together with a schedule identifying three substantially identical Second Amendments to Supporting Assets Subleases. (Filed as Exhibit 10.1.4(c) to the Registrant's Form 10-Q for the quarterly period ended March 31, 1998, File No. 33-7591.)

*10.1.7	(a)	—	Tax Indemnification Agreement No. 2, dated December 30, 1985, between Ford Motor Credit Company, Owner Participant, and Oglethorpe, Lessee, together with a schedule identifying three substantially identical Tax Indemnification Agreements. (Filed as Exhibit 10.1.5 to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

*10.1.7	(b)	—	Amendment No. 1 to the Tax Indemnification Agreement No. 2, dated December 17, 1997, between DFO Partnership, as assignee of Ford Motor Credit Company, as Owner Participant, and Oglethorpe, as Lessee, with a schedule identifying three substantially identical Amendments No. 1 to the Tax Indemnification Agreements and any material differences. (Filed as Exhibit 10.1.5(b) to the Registrant's Form S-4 Registration Statement, File No. 333-42759.)

*10.1.8		—	Assignment of Interest in Ownership Agreement and Operating Agreement No. 2, dated December 30, 1985, between Oglethorpe, Assignor, and Wilmington Trust Company and William J. Wade, as Owner Trustees under Trust Agreement No. 2, dated December 30, 1985, with Ford Motor Credit Company, Assignee, together with a schedule identifying three substantially identical Assignments of Interest in Ownership Agreement and Operating Agreement. (Filed as Exhibit 10.1.6 to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

Number			Description
*10.1.9	(a)	—	Consent, Amendment and Assumption No. 2, dated December 30, 1985, among Georgia Power Company and Oglethorpe and Municipal Electric Authority of Georgia and City of Dalton, Georgia and Gulf Power Company and Wilmington Trust Company and William J. Wade, as Owner Trustees under Trust Agreement No. 2, dated December 30, 1985, with Ford Motor Credit Company, together with a schedule identifying three substantially identical Consents, Amendments and Assumptions. (Filed as Exhibit 10.1.9 to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

*10.1.9	(b)	—	Amendment to Consent, Amendment and Assumption No. 2, dated as of August 16, 1993, among Oglethorpe, Georgia Power Company, Municipal Electric Authority of Georgia, City of Dalton, Georgia, Gulf Power Company, Jacksonville Electric Authority, Florida Power & Light Company and Wilmington Trust Company and NationsBank of Georgia, N.A., as Owner Trustees under Trust Agreement No. 2, dated December 30, 1985, with Ford Motor Credit Company, together with a schedule identifying three substantially identical Amendments to Consents, Amendments and Assumptions. (Filed as Exhibit 10.1.9(a) to the Registrant's Form 10-Q for the quarterly period ended September 30, 1993, File No. 33-7591.)

*10.2.1	(a)	—	Plant Robert W. Scherer Units Numbers One and Two Purchase and Ownership Participation Agreement among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia, dated as of May 15, 1980. (Filed as Exhibit 10.6.1 to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

*10.2.1	(b)	—	Amendment to Plant Robert W. Scherer Units Numbers One and Two Purchase and Ownership Participation Agreement among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia, dated as of December 30, 1985. (Filed as Exhibit 10.1.8 to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

*10.2.1	(c)	—	Amendment Number Two to the Plant Robert W. Scherer Units Numbers One and Two Purchase and Ownership Participation Agreement among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia, dated as of July 1, 1986. (Filed as Exhibit 10.6.1(a) to the Registrant's Form 10-K for the fiscal year ended December 31, 1987, File No. 33-7591.)

*10.2.1	(d)	—	Amendment Number Three to the Plant Robert W. Scherer Units Numbers One and Two Purchase and Ownership Participation Agreement among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia, dated as of August 1, 1988. (Filed as Exhibit 10.6.1(b) to the Registrant's Form 10-Q for the quarterly period ended September 30, 1993, File No. 33-7591.)

*10.2.1	(e)	—	Amendment Number Four to the Plant Robert W. Scherer Units Number One and Two Purchase and Ownership Participation Agreement among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia, dated as of December 31, 1990. (Filed as Exhibit 10.6.1(c) to the Registrant's Form 10-Q for the quarterly period ended September 30, 1993, File No. 33-7591.)

Number			Description
*10.2.2	(a)	—	Plant Robert W. Scherer Units Numbers One and Two Operating Agreement among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia, dated as of May 15, 1980. (Filed as Exhibit 10.6.2 to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

*10.2.2	(b)	—	Amendment to Plant Robert W. Scherer Units Numbers One and Two Operating Agreement among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia, dated as of December 30, 1985. (Filed as Exhibit 10.1.7 to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

*10.2.2	(c)	—	Amendment Number Two to the Plant Robert W. Scherer Units Numbers One and Two Operating Agreement among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia, dated as of December 31, 1990. (Filed as Exhibit 10.6.2(a) to the Registrant's Form 10-Q for the quarterly period ended September 30, 1993, File No. 33-7591.)

*10.2.3		—	Plant Scherer Managing Board Agreement among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia, City of Dalton, Georgia, Gulf Power Company, Florida Power & Light Company and Jacksonville Electric Authority, dated as of December 31, 1990. (Filed as Exhibit 10.6.3 to the Registrant's Form 10-Q for the quarterly period ended September 30, 1993, File No. 33-7591.)

*10.3.1	(a)	—	Alvin W. Vogtle Nuclear Units Numbers One and Two Purchase and Ownership Participation Agreement among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia, dated as of August 27, 1976. (Filed as Exhibit 10.7.1 to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

*10.3.1	(b)	—	Amendment Number One, dated January 18, 1977, to the Alvin W. Vogtle Nuclear Units Numbers One and Two Purchase and Ownership Participation Agreement among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia. (Filed as Exhibit 10.7.3 to the Registrant's Form 10-K for the fiscal year ended December 31, 1986, File No. 33-7591.)

*10.3.1	(c)	—	Amendment Number Two, dated February 24, 1977, to the Alvin W. Vogtle Nuclear Units Numbers One and Two Purchase and Ownership Participation Agreement among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia. (Filed as Exhibit 10.7.4 to the Registrant's Form 10-K for the fiscal year ended December 31, 1986, File No. 33-7591.)

*10.3.2		—	Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia, dated as of April 21, 2006. (Filed as Exhibit 10.4.4 to the Registrant's Form 8-K, filed April 27, 2006, File No. 33-7591.)

*10.3.2	(a)	—	Amendment No. 1 to Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement, dated as of April 8, 2008, by and among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia. (Filed as Exhibit 10.3.2(a) to the Registrant's Form 10-K for the fiscal year ended December 31, 2013, File No. 000-53908.)

Number			Description
*10.3.2	(b)	—	Agreement and Amendment No. 2 to Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement, dated as of February 20, 2014, by and among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia. (Filed as Exhibit 10.3.2(b) to the Registrant's Form 10-K for the fiscal year ended December 31, 2013, File No. 000-53908.)

*10.3.2	(c)	—	Amendment regarding Additional Participating Party Rights and Amendment No. 3 to Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement and Amendment No. 4 to Plant Vogtle Owners Agreement Authorizing Development, Construction, Licensing, and Operation of Additional Generating Units, dated as of November 2, 2017, by and among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia, MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, MEAG Power SPVP, LLC, and the City of Dalton, Georgia. (Filed as Exhibit 10.1 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2017, File No. 333-192954.)

*10.3.2	(d)	—	Global Amendments to Vogtle Additional Units Agreements, dated as of February 18, 2019, by and among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia, MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, MEAG Power SPVP, LLC, and the City of Dalton, Georgia. (Filed as Exhibit 10.1 to the Registrant's Form 8-K, filed February 20, 2019, File No. 333-192954.)

*10.3.2	(e)	—	Amended and Restated Owners Consent to Assignment and Direct Agreement and Amendment to Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement, dated as of March 22, 2019, by and among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia, MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, MEAG Power SPVP, LLC and the City of Dalton, Georgia. (Filed as Exhibit 10.1 to the Registrant's Form 8-K filed on March 27, 2019, File No. 333-192954.)

*10.3.3		—	Plant Alvin W. Vogtle Nuclear Units Amended and Restated Operating Agreement among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia, dated as of April 21, 2006. (Filed as Exhibit 10.4.3 to the Registrant's Form 8-K, filed April 27, 2006, File No. 33-7591.)

*10.3.3	(a)	—	Amendment No. 1 to Plant Alvin W. Vogtle Nuclear Units Amended and Restated Operating Agreement, dated as of April 8, 2008, among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia. (Filed as Exhibit 10.3.3(a) to the Registrant's Form 10-K for the fiscal year ended December 31, 2013, File No. 000-53908.)

*10.3.3	(b)	—	Agreement and Amendment No. 2 to Plant Alvin W. Vogtle Nuclear Units Amended and Restated Operating Agreement, dated as of February 20, 2014, among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia. (Filed as Exhibit 10.3.3(b) to the Registrant's Form 10-K for the fiscal year ended December 31, 2013, File No. 000-53908.)

Number			Description
10.3.4		—	Settlement Agreement dated as of June 9, 2017, by and among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia, The City of Dalton, Georgia, acting by and through its Board of Water, Light and Sinking Fund Commissioners, and Toshiba Corporation. (Incorporated by reference to Exhibit 10.1 of Georgia Power Company's Form 8-K dated June 16, 2017, filed with the SEC on June 16, 2017.)

10.3.4	(a)	—	Settlement Agreement Amendment No. 1 to Settlement Agreement, dated December 8, 2017, among Georgia Power, Oglethorpe, the Municipal Electric Authority of Georgia, MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, MEAG Power SPVP, LLC, the City of Dalton, Georgia, acting by and through its Board of Water, Light, and Sinking Fund Commissioners, doing business as Dalton Utilities and the Toshiba Corporation (Incorporated by reference to Exhibit 10.1 of Georgia Power Company's Form 8-K dated December 8, 2017, filed with the SEC on December 11, 2017.)

10.3.5	(2)	—	Amended and Restated Services Agreement, dated as of July 20, 2017, by and among Georgia Power Company, for itself and as agent for Oglethorpe, Municipal Electric Authority of Georgia, MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, MEAG Power SPVP, LLC and the City of Dalton, Georgia, acting by and through its Board of Water, Light and Sinking Fund Commissioners, and Westinghouse Electric Company LLC and WECTEC Global Project Services Inc. (Incorporated by reference to Exhibit 10(c)(9) of Georgia Power Company's Form 10-Q for the quarterly period ended June 30, 2017, filed with the SEC on August 2, 2017.)

10.3.6	(a)(2)	—	Construction Completion Agreement dated as of October 23, 2017, between Georgia Power Company, for itself and as agent for Oglethorpe, Municipal Electric Authority of Georgia, MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, MEAG Power SPVP, LLC and the City of Dalton, Georgia, acting by and through its Board of Water, Light and Sinking Fund Commissioners, and Bechtel Power Corporation. (Incorporated by reference to Exhibit 10(c)(8) of Georgia Power Company's Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 21, 2018.)

10.3.6	(b)(2)	—	Amendment No. 1 to Construction Completion Agreement dated as of October 12, 2018, between Georgia Power Company, for itself and as agent for Oglethorpe, Municipal Electric Authority of Georgia, MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, MEAG Power SPVP, LLC, and the City of Dalton, Georgia and Bechtel Power Corporation. (Incorporated by reference to Exhibit 10(c)(10) of Georgia Power Company's Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 20, 2019.)

*10.4.1		—	Plant Hal Wansley Purchase and Ownership Participation Agreement between Georgia Power Company and Oglethorpe, dated as of March 26, 1976. (Filed as Exhibit 10.8.1 to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

*10.4.2	(a)	—	Plant Hal Wansley Operating Agreement between Georgia Power Company and Oglethorpe, dated as of March 26, 1976. (Filed as Exhibit 10.8.2 to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

Number			Description
*10.4.2	(b)	—	Amendment to Plant Hal Wansley Operating Agreement, dated as of January 15, 1995, by and among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia. (Filed as Exhibit 10.5.2(a) to the Registrant's Form 10-Q for the quarterly period ended September 30, 1996, File No. 33-7591.)

*10.4.2	(c)	—	Second Amendment to Plant Hal Wansley Operating Agreement, dated as of October 31, 2016, by and among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia. (Filed as Exhibit 10.4.2(c) to the Registrant's Form 10-K for the fiscal year ended December 31, 2016, File No. 000-53908.)

*10.4.2	(d)	—	Third Amendment to Plant Hal Wansley Operating Agreement, dated as of April 15, 2018, by and among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia. (Filed as Exhibit 10.1 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2018. File No. 333-192954.)

*10.4.3		—	Plant Hal Wansley Combustion Turbine Agreement between Georgia Power Company and Oglethorpe, dated as of August 2, 1982 and Amendment No. 1, dated October 20, 1982. (Filed as Exhibit 10.18 to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

*10.5.1		—	Edwin I. Hatch Nuclear Plant Purchase and Ownership Participation Agreement between Georgia Power Company and Oglethorpe, dated as of January 6, 1975. (Filed as Exhibit 10.9.1 to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

*10.5.2		—	Edwin I. Hatch Nuclear Plant Operating Agreement between Georgia Power Company and Oglethorpe, dated as of January 6, 1975. (Filed as Exhibit 10.9.2 to the Registrant's Form S-1 Registration Statement, File No. 33-7591.)

*10.6.1		—	Rocky Mountain Pumped Storage Hydroelectric Project Ownership Participation Agreement, dated as of November 18, 1988, by and between Oglethorpe and Georgia Power Company. (Filed as Exhibit 10.22.1 to the Registrant's Form 10-K for the fiscal year ended December 31, 1988, File No. 33-7591.)

*10.6.2		—	Rocky Mountain Pumped Storage Hydroelectric Project Operating Agreement, dated as of November 18, 1988, by and between Oglethorpe and Georgia Power Company. (Filed as Exhibit 10.22.2 to the Registrant's Form 10-K for the fiscal year ended December 31, 1988, File No. 33-7591.)

*10.7.1		—	Amended and Restated Wholesale Power Contract, dated as of January 1, 2003, between Oglethorpe and Altamaha Electric Membership Corporation, together with a schedule identifying 36 other substantially identical Amended and Restated Wholesale Power Contracts. (Filed as Exhibit 10.31.1 to the Registrant's Form 10-Q for the quarterly period ended June 30, 2003, File No. 33-7591.)

*10.7.2		—	First Amendment to Amended and Restated Wholesale Power Contract, dated as of June 1, 2005, between Oglethorpe and Altamaha Electric Membership Corporation, together with a scheduling identifying 35 other substantially identical First Amendments. (Filed as Exhibit 10.8.2 to the Registrant's Form 10-Q for the quarterly period ended June 30, 2005, File No. 33-7591.)

Number			Description
*10.7.3		—	Amended and Restated Supplemental Agreement, dated as of January 1, 2003, by and among Oglethorpe, Altamaha Electric Membership Corporation and the United States of America, together with a schedule identifying 36 other substantially identical Amended and Restated Supplemental Agreements. (Filed as Exhibit 10.31.2 to the Registrant's Form 10-Q for the quarterly period ended June 30, 2003, File No. 33-7591.)

*10.7.4		—	Supplemental Agreement to the Amended and Restated Wholesale Power Contract, dated as of January 1, 1997, by and among Georgia Power Company, Oglethorpe and Altamaha Electric Membership Corporation, together with a schedule identifying 36 other substantially identical Supplemental Agreements. (Filed as Exhibit 10.8.3 to the Registrant's Form 10-K for the fiscal year ended December 31, 1996, File No. 33-7591.)

*10.7.5		—	Wholesale Power Contract, dated November 1, 2009, between Oglethorpe and Flint Electric Membership Corporation. (Filed as Exhibit 10.8.8 to the Registrant's Form 10-K for the fiscal year ended December 31, 2009, File No. 000-53908.)

*10.7.6		—	Supplemental Agreement to the Wholesale Power Contract, dated as of November 1, 2009, by and between Oglethorpe, Flint Electric Membership Corporation and the United States of America. (Filed as Exhibit 10.8.9 to the Registrant's Form 10-K for the fiscal year ended December 31, 2009, File No. 000-53908.)

*10.8		—	ITSA, Power Sale and Coordination Umbrella Agreement between Oglethorpe and Georgia Power Company, dated as of November 12, 1990. (Filed as Exhibit 10.28 to the Registrant's Form 8-K, filed January 4, 1991, File No. 33-7591.)

*10.9		—	Second Amended and Restated Nuclear Managing Board Agreement among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton, Georgia, dated as of April 21, 2006. (Filed as Exhibit 10.13(b) to the Registrant's Form 8-K, filed April 27, 2006, File No. 33-7591.)

*10.9	(a)	—	Amendment No. 1 to Second Amended and Restated Nuclear Managing Board Agreement, dated as of April 8, 2008, among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton. (Filed as Exhibit 10.9(a) to the Registrant's Form 10-K for the fiscal year ended December 31, 2013, File No. 000-53908.)

*10.9	(b)	—	Agreement and Amendment No. 2 to Second Amended and Restated Nuclear Managing Board Agreement, dated as of February 20, 2014, among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia, MEAG Power SPV J, LLC, MEAG Power SPV P, LLC, MEAG Power SPV M, LLC and City of Dalton. (Filed as Exhibit 10.9(b) to the Registrant's Form 10-K for the fiscal year ended December 31, 2013, File No. 000-53908.)

*10.10		—	Supplemental Agreement by and among Oglethorpe, Tri-County Electric Membership Corporation and Georgia Power Company, dated as of November 12, 1990, together with a schedule identifying 37 other substantially identical Supplemental Agreements. (Filed as Exhibit 10.30 to the Registrant's Form 8-K, filed January 4, 1991, File No. 33-7591.)

Number			Description
*10.11.1	(a)	—	Member Transmission Service Agreement, dated as of March 1, 1997, by and between Oglethorpe and Georgia Transmission Corporation (An Electric Membership Corporation). (Filed as Exhibit 10.33.1 to the Registrant's Form 10-K for the fiscal year ended December 31, 1996, File No. 33-7591.)

*10.11.1	(b)	—	Agreement to Extend the Term of the Member Transmission Service Agreement, dated as of August 2, 2006, by and between Oglethorpe and Georgia Transmission Corporation (An Electric Membership Corporation). (Filed as Exhibit 10.17.1(b) to the Registrant's Form 10-Q for the quarterly period ended June 30, 2006, File No. 33-7591.)

*10.11.2		—	Generation Services Agreement, dated as of March 1, 1997, by and between Oglethorpe and Georgia System Operations Corporation. (Filed as Exhibit 10.33.2 to the Registrant's Form 10-K for the fiscal year ended December 31, 1996, File No. 33-7591.)

*10.11.3		—	Operation Services Agreement, dated as of March 1, 1997, by and between Oglethorpe and Georgia System Operations Corporation. (Filed as Exhibit 10.33.3 to the Registrant's Form 10-K for the fiscal year ended December 31, 1996, File No. 33-7591.)

*10.12		—	Long Term Transaction Service Agreement Under Southern Companies' Federal Energy Regulatory Commission Electric Tariff Volume No. 4 Market-Based Rate Tariff, between Georgia Power Company and Oglethorpe, dated as of February 26, 1999. (Filed as Exhibit 10.27 to the Registrant's Form 10-Q for the quarterly period ended March 31, 1999, File No. 33-7591.)

*10.13		—	Credit Agreement, dated as of March 23, 2015, among Oglethorpe, as borrower, and the lenders identified therein, including National Rural Utilities Cooperative Finance Corporation, as administrative agent. (Filed as Exhibit 10.13 to the Registrant's Form 10-K for the fiscal year ended December 31, 2014, File No. 000-53908.)

*10.14	(a)(3)	—	Employment Agreement, dated as of October 11, 2013, between Oglethorpe and Michael L. Smith. (Filed as Exhibit 10.1 to the Registrant's Form 8-K filed October 16, 2013, File No. 000-53908.)

*10.14	(b)(3)	—	Amendment to Employment Agreement, dated March 21, 2016, between Oglethorpe and Michael L. Smith. (Filed as Exhibit 10.14(b) to the Registrant's Form 10-K for the fiscal year ended December 31, 2015, File No. 000-53908.)

*10.15	(3)	—	Second Amended and Restated Employment Agreement, dated as of September 26, 2018, between Oglethorpe and Michael W. Price. (Filed as Exhibit 10.15 to the Registrant's Form 10-K for the fiscal year ended December 31, 2018, File No. 333-192954.)

*10.16	(3)	—	Second Amended and Restated Employment Agreement, dated as of September 26, 2018, between Oglethorpe and Elizabeth B. Higgins. (Filed as Exhibit 10.16 to the Registrant's Form 10-K for the fiscal year ended December 31, 2018, File No. 333-192954.)

*10.17	(3)	—	Second Amended and Restated Employment Agreement, dated as of September 26, 2018, between Oglethorpe and William F. Ussery. (Filed as Exhibit 10.17 to the Registrant's Form 10-K for the fiscal year ended December 31, 2018, File No. 333-192954.)

Number		Description
12.1	—	Oglethorpe Computation of Margins for Interest Ratio and Equity Ratio.

14.1	—	Code of Conduct, available on our website, www.opc.com.

23.1	—	Consent of Ernst & Young LLP
23.2	—	Consent of Eversheds Sutherland (US) LLP (included in Exhibit 5.1 hereof)

24.1	—	Power of Attorney (included on signature page)

25.1	—	Form T-1 Statement of Eligibility of U.S. National Bank, as Trustee

99.1	—	Form Letter of Transmittal

99.2	—	Form Notice of Guaranteed Delivery

99.3	—	Form of Letters to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.4	—	Form of Letter to Clients

101	—	XBRL Interactive Data File.

(1)
Pursuant to 17 C.F.R. 229.601(b)(4)(iii), this document(s) is not filed herewith; however the registrant hereby agrees that such document(s) will be provided to the Commission upon request.

(2)
Confidential treatment has been requested for certain confidential portions of this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. In accordance with Rule 24b-2, these confidential portions have been omitted from this exhibit and filed separately with the SEC.

(3)
Indicates a management contract or compensatory arrangement required to be filed as an exhibit to this Report.

        (b)   Financial Statement Schedules:

        None applicable.

Item 22.    Undertakings

        (a)   the undersigned registrant hereby undertakes:

          (1)   to file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4)   that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

          (5)   that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (c)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (d)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucker, State of Georgia, on the 1st day of April, 2019.

OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)
By:	/s/ MICHAEL L. SMITH MICHAEL L. SMITH President and Chief Executive Officer

        Each person whose signature appears below constitutes and appoints Michael L. Smith and Elizabeth B. Higgins and each of them, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL L. SMITH MICHAEL L. SMITH	President and Chief Executive Officer (Principal Executive Officer)	April 1, 2019
/s/ ELIZABETH B. HIGGINS ELIZABETH B. HIGGINS	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 1, 2019
/s/ G. KENNETH WARREN, JR. G. KENNETH WARREN, JR.	Vice President, Controller (Chief Accounting Officer)	April 1, 2019
/s/ JIMMY G. BAILEY JIMMY G. BAILEY	Director	April 1, 2019
/s/ RANDY CRENSHAW RANDY CRENSHAW	Director	April 1, 2019

Signature	Title	Date

/s/ WM. RONALD DUFFEY WM. RONALD DUFFEY	Director	April 1, 2019
/s/ ERNEST A. JAKINS III ERNEST A. JAKINS III	Director	April 1, 2019
/s/ FRED MCWHORTER FRED MCWHORTER	Director	April 1, 2019
/s/ MARSHALL S. MILLWOOD MARSHALL S. MILLWOOD	Director	April 1, 2019
/s/ JEFFREY W. MURPHY JEFFREY W. MURPHY	Director	April 1, 2019
/s/ DANNY L. NICHOLS DANNY L. NICHOLS	Director	April 1, 2019
/s/ SAMMY G. SIMONTON SAMMY G. SIMONTON	Director	April 1, 2019
/s/ BOBBY C. SMITH, JR. BOBBY C. SMITH, JR.	Director	April 1, 2019
/s/ GEORGE L. WEAVER GEORGE L. WEAVER	Director	April 1, 2019
/s/ JAMES I. WHITE JAMES I. WHITE	Director	April 1, 2019